   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1997.



                                                      REGISTRATION NO. 333-36079

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4


                                AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                METROCALL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                             4812                            54-1215634
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                            ------------------------

                             6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            WILLIAM L. COLLINS, III
                            CHIEF EXECUTIVE OFFICER
                                METROCALL, INC.
                             6677 RICHMOND HIGHWAY
                           ALEXANDRIA, VIRGINIA 22306
                                 (703) 660-6677
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                With a copy to:


     GEORGE P. STAMAS, ESQ.               MARK A. SOLLS, ESQ.             JEFFREY A. CHAPMAN, ESQ.
   WILMER, CUTLER & PICKERING         VICE PRESIDENT AND GENERAL              MARK EARLY, ESQ.
       2445 M STREET, N.W.                      COUNSEL                    VINSON & ELKINS L.L.P.
     WASHINGTON, D.C. 20037                   PRONET INC.                 3700 TRAMMELL CROW CENTER
         (202) 663-6000                    6340 LBJ FREEWAY                   2001 ROSS AVENUE
                                          DALLAS, TEXAS 75340                DALLAS, TEXAS 75201
                                            (972) 687-2100                     (214) 220-7700


                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  As soon as practicable after
the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                                  PROPOSED
                                                                                  MAXIMUM
                                                               PROPOSED MAXIMUM  AGGREGATE      AMOUNT OF
             TITLE OF SECURITIES                AMOUNT TO BE    OFFERING PRICE    OFFERING    REGISTRATION
               TO BE REGISTERED                  REGISTERED      PER SHARE(1)     PRICE(1)       FEE(2)

------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.......   12,306,388         $6.18       $76,060,318         $
============================================================================================================



(1) Estimated pursuant to Rule 457(c) and Rule 457(f)(1) solely for the purpose of calculating the registration fee based on the average of the high and low prices per share of ProNet Inc. common stock, par value $.01 per share, on September 15, 1997 as reported on the Nasdaq Stock Market's National Market and consideration for the securities to be registered consisting of 13,673,765 shares of ProNet Inc. common stock.



(2) Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                [METROCALL LOGO]

                                METROCALL, INC.
                             6677 RICHMOND HIGHWAY
                              ALEXANDRIA, VA 22306

                                                               November   , 1997

Dear Stockholder:


     You are cordially invited to attend the Special Meeting of Stockholders of Metrocall, Inc. ("Metrocall") to be held on December 17, 1997 at the Ritz-Carlton, Pentagon City, 1250 South Hayes Street, Arlington, Virginia at 9:00 a.m., local time. You will be asked at this meeting to consider and vote upon (i) the Agreement and Plan of Merger dated as of August 8, 1997 (the "Merger Agreement") between Metrocall and ProNet Inc., a Delaware corporation ("ProNet"), (ii) an amendment (the "Charter Amendment") to the Amended and Restated Certificate of Incorporation of Metrocall to increase the number of authorized shares of Metrocall common stock, par value $.01 per share ("Metrocall Common Stock") by 20,000,000 shares, from 60,000,000 shares to 80,000,000 shares, (iii) an amendment (the "Option Plan Amendment") to Metrocall's 1996 Stock Option Plan to increase the number of shares of Metrocall Common Stock that may be issued thereunder by 2,000,000 shares from 2,000,000 shares to 4,000,000 shares and (iv) an amendment (the "ESPP Amendment") to Metrocall's Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Metrocall Common Stock that may be issued thereunder by 700,000 shares from 300,000 shares to 1,000,000 shares, to extend the term of the ESPP to December 31, 2007, to increase administrative flexibility, and to make certain other changes.


     The accompanying Joint Proxy Statement/Prospectus provides a detailed description of the Merger Agreement and information regarding other matters to be considered at the meeting. A copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Exhibit A.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Merger. We believe that the Merger is fair to Metrocall's stockholders, have unanimously approved the Merger Agreement and the Merger and recommend that you vote FOR approval and adoption of the Merger Agreement. We also recommend that you vote FOR the Charter Amendment, FOR the Option Plan Amendment and FOR the ESPP Amendment.

     Your vote on these matters is very important. The Merger and the Charter Amendment must be approved and adopted by a majority of the issued and outstanding shares of Metrocall Common Stock so a failure to vote is equivalent to a vote against the Merger. We urge you to review carefully the enclosed materials and to return your proxy promptly. Stockholders with questions regarding the Merger or other transactions or matters described herein may contact Shirley B. White, Assistant Secretary of Metrocall, at (703) 660-6677.

     Whether or not you plan to attend the meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

                                          Sincerely,

                                          /s/ Richard M. Johnston
                                          Richard M. Johnston
                                          Chairman of the Board

                                 [PRONET LOGO]

                                  PRONET INC.
                                6340 LBJ FREEWAY
                              DALLAS, TEXAS 75240


                                                            November      , 1997


To the Stockholders of ProNet Inc.:


     Enclosed are a Notice of Special Meeting of Stockholders, a Joint Proxy Statement and Prospectus ("Joint Proxy Statement/Prospectus"), and a Proxy for a Special Meeting of Stockholders (the "Meeting") of ProNet Inc., a Delaware corporation ("ProNet"), to be held on December 17, 1997, at 8:00 a.m., local time, at The Westin Hotel-Galleria, 13340 Dallas Parkway, Dallas, Texas. All holders of common stock, par value $.01 per share, of ProNet ("ProNet Common Stock") as of October 31, 1997, are entitled to notice of and to vote at the Meeting.



     At the Meeting you will be asked to consider and vote on the approval and adoption of that certain Agreement and Plan of Merger (the "Merger Agreement") dated August 8, 1997, pursuant to which ProNet will be merged (the "Merger") with and into Metrocall, Inc., a Delaware corporation ("Metrocall"). Under the terms of the Merger Agreement, holders of ProNet Common Stock each will receive shares of Metrocall common stock, par value $.01 per share ("Metrocall Common Stock"), in exchange for the shares of ProNet Common Stock they hold as of the effective time of the Merger. Pursuant to the terms of the Merger Agreement, each share of ProNet Common Stock shall be converted into the right to receive
0.90 of a share of Metrocall Common Stock, subject to adjustment in certain circumstances. Details of the proposal are set forth in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully.



     After careful consideration, the Board of Directors of ProNet has approved the Merger Agreement and the Merger and recommends that all stockholders vote in favor of the approval and adoption of the Merger Agreement.



     All stockholders are invited to attend the Meeting in person. The affirmative vote of the holders of a majority of the issued and outstanding shares of ProNet Common Stock will be necessary for the approval and adoption of the Merger Agreement.


     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. If you attend the Meeting in person you may, if you wish, vote personally on all matters brought before the Meeting even if you have previously returned your Proxy.
                                        Sincerely,

                                        [/s/ JACKIE R. KIMZEY]
                                        Jackie R. Kimzey
                                        Chairman of the Board and
                                        Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                 PLEASE READ, SIGN, DATE AND RETURN YOUR PROXY

                                [METROCALL LOGO]

                                METROCALL, INC.
                             6677 RICHMOND HIGHWAY
                              ALEXANDRIA, VA 22306
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 17, 1997


                            ------------------------

TO THE STOCKHOLDERS OF METROCALL, INC.:

     A Special Meeting of the stockholders of Metrocall, Inc. ("Metrocall") will be held at the Ritz-Carlton, Pentagon City, located at 1250 South Hayes Street, Arlington, Virginia, on December 17, 1997 at 9:00 a.m. local time to consider and act upon the following proposals:

          1. To approve and adopt an Agreement and Plan of Merger dated as of August 8, 1997 (the "Merger Agreement"), a copy of which is included as Exhibit A to the Joint Proxy Statement/Prospectus accompanying this Notice, pursuant to which (a) ProNet Inc., a Delaware corporation ("ProNet"), will be merged with and into Metrocall, and (b) each share of ProNet common stock, par value $.01 per share ("ProNet Common Stock"), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive (i) 0.90 of a newly issued share of Metrocall common stock, par value $.01 per share ("Metrocall Common Stock"), subject to adjustment in certain circumstances, plus (ii) cash in respect of fractional shares of Metrocall Common Stock, if any. The Merger must be approved and adopted by the holders of a majority of the issued and outstanding shares of Metrocall Common Stock.

          2. To approve and adopt an amendment (the "Charter Amendment") to the Amended and Restated Certificate of Incorporation of Metrocall to increase the authorized Metrocall Common Stock by 20,000,000 shares, from 60,000,000 shares to 80,000,000 shares. The Charter Amendment must be approved by the holders of a majority of the issued and outstanding shares of Metrocall Common Stock.

          3. To approve and adopt an amendment (the "Option Plan Amendment") to Metrocall's 1996 Stock Option Plan to increase the number of shares of Metrocall Common Stock that may be issued thereunder by 2,000,000 shares to 4,000,000 shares.


          4. To approve and adopt an amendment (the "ESPP Amendment") to Metrocall's Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Metrocall Common Stock that may be issued thereunder by 700,000 shares to 1,000,000 shares, to extend the term of the ESPP to December 31, 2007, to increase administrative flexibility, and to make certain other changes.


     Pursuant to Metrocall's Bylaws, the Board of Directors has fixed the close of business on October 20, 1997 as the record date for the Special Meeting. Only holders of Metrocall Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

                                       By Order of the Board of Directors
                                       /s/ Shirley B. White
                                       Shirley B. White
                                       Assistant Secretary
Alexandria, Virginia
November   , 1997

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                 [PRONET LOGO]


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


                        TO BE HELD ON DECEMBER 17, 1997


                            ------------------------

TO THE STOCKHOLDERS OF PRONET INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of ProNet Inc., a Delaware corporation ("ProNet"), will be held on December 17, 1997 at 8:00 a.m., local time, at the Westin Hotel-Galleria, 13340 Dallas Parkway, Dallas, Texas (the "ProNet Meeting") to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 8, 1997, between ProNet and Metrocall, Inc., a Delaware corporation ("Metrocall"), providing for the merger (the "Merger") of ProNet with and into Metrocall, with Metrocall being the surviving entity and pursuant to which each outstanding share of common stock, par value $.01 per share, of ProNet ("ProNet Common Stock") will be converted into the right to receive 0.90 of a share of Metrocall's common stock, par value $.01 per share ("Metrocall Common Stock"), subject to adjustment in certain circumstances, plus cash in respect of fractional shares of Metrocall Common Stock, if any. A copy of the Merger Agreement is attached as Exhibit A to the accompanying Joint Proxy Statement/Prospectus.



     Only holders of record of ProNet Common Stock at the close of business on October 31, 1997 are entitled to notice of and to vote at the ProNet Meeting and any adjournments or postponements thereof. The affirmative vote of the holders of a majority of the issued and outstanding shares of ProNet Common Stock is required for the approval and adoption of the Merger Agreement. The list of ProNet stockholders entitled to vote at the ProNet Meeting will be available for examination for ten days prior to the ProNet Meeting at the offices of ProNet, 6340 LBJ Freeway, Dallas, Texas 75240.


     All stockholders are cordially invited to attend the ProNet Meeting. To ensure your representation at the ProNet Meeting, however, you are urged to mark, sign and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the ProNet Meeting. No postage is required if mailed in the United States. Any ProNet stockholder attending the ProNet Meeting may vote in person even if that stockholder has returned a proxy card.


                                          By Order of the Board of Directors


                                          /s/ Mark A. Solls

                                          Mark A. Solls
                                          Secretary


November   , 1997


TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

              PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

                                METROCALL, INC.

                     PROXY STATEMENT FOR SPECIAL MEETING OF
                   STOCKHOLDERS TO BE HELD DECEMBER 17, 1997
         AND PROSPECTUS REGARDING THE ISSUANCE OF 12,306,388 SHARES OF
                             METROCALL COMMON STOCK
                            ------------------------

                                  PRONET INC.

                     PROXY STATEMENT FOR SPECIAL MEETING OF

                   STOCKHOLDERS TO BE HELD DECEMBER 17, 1997

                            ------------------------


     This Joint Proxy Statement/Prospectus is being furnished to the stockholders of Metrocall, Inc., a Delaware corporation ("Metrocall"), and to the stockholders of ProNet Inc., a Delaware corporation ("ProNet"), and relates to the Special Meeting of Stockholders of Metrocall (the "Metrocall Meeting") to be held on December 17, 1997 and the Special Meeting of Stockholders of ProNet (the "ProNet Meeting") to be held on December 17, 1997 (collectively, the "Stockholders Meetings"). At the Stockholders Meetings, stockholders of Metrocall and of ProNet, respectively, will be asked to consider and act upon the Agreement and Plan of Merger dated as of August 8, 1997 between Metrocall and ProNet (the "Merger Agreement"), a copy of which is attached hereto as Exhibit A. In addition, stockholders of Metrocall will be asked to vote to approve and adopt (i) an amendment (the "Charter Amendment") to the Amended and Restated Certificate of Incorporation of Metrocall increasing the number of authorized shares of Metrocall common stock, par value $.01 per share ("Metrocall Common Stock"), by 20,000,000 shares, from 60,000,000 shares to 80,000,000 shares, (ii) an amendment (the "Option Plan Amendment") to Metrocall's 1996 Stock Option Plan to increase the number of shares of Metrocall Common Stock that may be issued thereunder by 2,000,000 shares and (iii) an amendment (the "ESPP Amendment") to Metrocall's Employee Stock Purchase Plan to increase the number of shares of Metrocall Common Stock that may be issued thereunder by 700,000 shares and to make certain other changes.



     Pursuant to the Merger Agreement, (i) ProNet will be merged with and into Metrocall (the "Merger") and (ii) each share of ProNet common stock, par value $.01 per share ("ProNet Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive (A) that number of newly issued shares of Metrocall Common Stock equal to the Conversion Ratio plus (B) cash in respect of fractional shares of Metrocall Common Stock, if any. The Conversion Ratio is 0.90 of a share of Metrocall Common Stock for each share of ProNet Common Stock, subject to adjustment if certain liabilities of ProNet exceed certain targets, if annualized operating cash flow (earnings before interest, taxes, depreciation and amortization) of ProNet is less or more than certain targets, and if ProNet's new pager inventory falls below certain targets. The Conversion Ratio will not be adjusted based on changes in the market price of Metrocall Common Stock, and changes in the value of Metrocall Common Stock will therefore change the value of the consideration that ProNet stockholders will receive in the Merger. In addition, because the trading price of Metrocall Common Stock will fluctuate and because the Conversion Ratio adjustments, if any, will be calculated after the Stockholders Meetings, the exact Conversion Ratio and the value of the Metrocall Common Stock to be received in the Merger will not be known at the time the stockholders of Metrocall and ProNet vote on the Merger Agreement. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Number of Shares to be Issued; Conversion Ratio Adjustments."



     Pursuant to an Option Agreement dated August 8, 1997, as amended (the "Option Agreement"), ProNet has granted Metrocall the option to purchase up to 2,450,000 shares of ProNet Common Stock (representing approximately 19.4% of the issued and outstanding ProNet Common Stock) at an exercise price of $5.40 per share, subject to certain limitations. The option is exercisable in certain circumstances involving ProNet's withdrawal of its recommendation of the Merger Agreement or the Merger or acceptance of an alternative acquisition offer. Pursuant to the terms of a Stockholders Voting Agreement dated August 8, 1997, certain stockholders of Metrocall have agreed to vote their shares of Metrocall Common Stock (which constitute approximately 32% of the issued and outstanding shares as of the record date for the Metrocall Meeting) in favor of the Merger Agreement and the Charter Amendment.


     Holders of ProNet Common Stock and Metrocall Common Stock will not be entitled to appraisal rights in connection with the Merger.


     The closing sale prices of Metrocall Common Stock and ProNet Common Stock on October 24, 1997 were $6.5625 and $5.375, respectively.

                            ------------------------


     THE BOARDS OF DIRECTORS OF METROCALL AND PRONET RECOMMEND THAT STOCKHOLDERS OF THEIR RESPECTIVE COMPANIES VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF METROCALL ALSO RECOMMENDS THAT STOCKHOLDERS OF METROCALL VOTE FOR APPROVAL OF THE CHARTER AMENDMENT, THE OPTION PLAN AMENDMENT AND THE ESPP AMENDMENT.

                            ------------------------

 THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


     SEE "RISK FACTORS," BEGINNING ON PAGE 15, FOR INFORMATION THAT SHOULD BE CONSIDERED REGARDING THE SECURITIES OFFERED HEREBY.

                            ------------------------


     This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to the stockholders of Metrocall and ProNet on or about November 10, 1997.



    The date of this Joint Proxy Statement/Prospectus is November 10, 1997.

                             AVAILABLE INFORMATION

     ProNet and Metrocall are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Such reports, proxy statements and other information filed with the Commission are also available at the Commission's site on the World Wide Web located at http://www.sec.gov. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials and other information concerning Metrocall and ProNet can be inspected at the National Association of Securities Dealers, Inc., 1801 K Street, N.W., Washington, D.C. 20006.

     Metrocall has filed with the Commission, under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with respect to the securities offered hereby. This Joint Proxy Statement/ Prospectus also constitutes the Prospectus of Metrocall filed as part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. After the Merger, registration of the ProNet Common Stock under the Exchange Act will be terminated.

     All information contained in this Joint Proxy Statement/Prospectus with respect to Metrocall has been furnished by Metrocall and all information herein with respect to ProNet has been furnished by ProNet. Each of Metrocall and ProNet has represented and warranted to the other party in the Merger Agreement that none of such information contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances in which it was made, in order to make such information not misleading.
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PRONET OR METROCALL. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY METROCALL COMMON STOCK OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF METROCALL COMMON STOCK HEREUNDER SHALL UNDER ANY CIRCUMSTANCES BE DEEMED TO IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF METROCALL OR PRONET OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission by Metrocall (File No. 0-21924) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

          1. Metrocall's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, filed with the Commission on May 8, 1997;

          2. Metrocall's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997;

          3. Metrocall's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as amended, filed with the Commission on August 22, 1997;


          4. Metrocall's Current Reports on Form 8-K, as amended, filed with the Commission on October 1, 1996, January 27, 1997, July 16, 1997, August 12, 1997, September 8, 1997, October 8, 1997 and October 23, 1997, respectively; and


          5. Metrocall's Proxy Statement for the Annual Meeting of Stockholders held on May 7, 1997, filed with the Commission on April 18, 1997.

     The following documents filed with the Commission by ProNet (File No. 0-16029) pursuant to the Exchange Act are incorporated by reference in this Joint Proxy Statement/Prospectus:

          1. ProNet's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 28, 1997, as amended by amendment filed with the Commission on May 1, 1997;

          2. ProNet's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 15, 1997;

          3. ProNet's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 12, 1997; and

          4. ProNet's Current Report on Form 8-K, filed with the Commission on July 2, 1997.


     All documents subsequently filed by Metrocall or ProNet pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the later to occur of the Metrocall Meeting and the ProNet Meeting shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.


     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. METROCALL AND PRONET HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, ON WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). DOCUMENTS RELATING TO METROCALL ARE AVAILABLE ON WRITTEN OR ORAL REQUEST DIRECTED TO METROCALL, INC., 6677 RICHMOND HIGHWAY, ALEXANDRIA, VIRGINIA 22306, ATTENTION: SHIRLEY B. WHITE, ASSISTANT SECRETARY (TELEPHONE
NUMBER: (703) 660-6677). DOCUMENTS RELATING TO PRONET ARE AVAILABLE ON WRITTEN OR ORAL REQUEST DIRECTED TO PRONET INC., 6340 LBJ FREEWAY, DALLAS, TEXAS 75240,
ATTENTION: MARK A. SOLLS, SECRETARY (TELEPHONE NUMBER: (972) 687-2000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY NOVEMBER 30, 1997.

                               TABLE OF CONTENTS


                                                                                     PAGE NO.
                                                                                     --------
SUMMARY............................................................................       1
  The Companies....................................................................       1
  The Stockholders' Meetings.......................................................       2
  The Merger.......................................................................       3
  Regulatory Approvals.............................................................       8
  Market Prices and Dividends......................................................       9
  Summary Historical Consolidated Financial Data...................................      10
  Other Proposals to be Presented at the Metrocall Meeting.........................      14
RISK FACTORS.......................................................................      15
THE MEETINGS.......................................................................      21
  Date, Time and Place of Meetings.................................................      21
  Purpose of the Meetings..........................................................      22
  Record Date and Outstanding Shares...............................................      22
  Voting and Revocation of Proxies.................................................      22
  Vote Required for Approval.......................................................      22
  Solicitation of Proxies..........................................................      23
  Other Matters....................................................................      23
  Appraisal Rights.................................................................      24
THE MERGER AND RELATED TRANSACTIONS................................................      24
  General Description of the Merger................................................      24
  Background of the Merger.........................................................      24
  History of the Negotiations......................................................      25
  Recommendation of the Board of Directors of Metrocall............................      26
  Metrocall's Reasons for the Merger...............................................      27
  Opinion of Financial Advisor to Metrocall........................................      28
  Recommendation of the Board of Directors of ProNet...............................      31
  ProNet's Reasons for the Merger..................................................      31
  Opinion of Financial Advisor to ProNet...........................................      32
  Interests of Certain Persons in the Merger.......................................      36
  Option Agreement.................................................................      37
  Stockholders Agreement...........................................................      38
  Certain Federal Income Tax Consequences..........................................      39
  Accounting Treatment.............................................................      40
  Government and Regulatory Approvals..............................................      40
  Restrictions on Resales by Affiliates............................................      42
THE MERGER AGREEMENT AND TERMS OF THE MERGER.......................................      42
  Effective Time of the Merger.....................................................      42
  Manner and Basis of Converting Shares............................................      42
  Certificate of Incorporation and Bylaws of the Surviving Corporation.............      42
  Number of Shares to be Issued; Conversion Ratio Adjustments......................      43
  Treatment of Stock Options.......................................................      44
  Indemnification..................................................................      44
  Representations and Warranties...................................................      45
  Conduct of Business Pending the Merger...........................................      45
  Response to Other Offers.........................................................      47
  Conditions to the Merger.........................................................      47

                                                                                     PAGE NO.
                                                                                     --------
  Termination......................................................................      49
  Termination Fees.................................................................      50
  Amendment........................................................................      50
DESCRIPTION OF METROCALL CAPITAL STOCK.............................................      51
  Common Stock.....................................................................      51
  Series A Preferred Stock.........................................................      53
  Series B Preferred Stock.........................................................      54
  Warrants.........................................................................      55
  Indexed Variable Common Rights...................................................      55
COMPARATIVE RIGHTS OF METROCALL STOCKHOLDERS AND PRONET STOCKHOLDERS...............      55
MANAGEMENT OF THE SURVIVING CORPORATION............................................      64
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..................................      67
RECENT DEVELOPMENTS REGARDING METROCALL............................................      73
RECENT DEVELOPMENTS REGARDING PRONET...............................................      74
AMENDMENT OF METROCALL CHARTER TO INCREASE THE NUMBER OF AUTHORIZED METROCALL
  SHARES...........................................................................      75
AMENDMENT TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER METROCALL'S
  1996 STOCK OPTION PLAN...........................................................      76
AMENDMENT TO METROCALL'S EMPLOYEE STOCK PURCHASE PLAN..............................      80
OTHER MATTERS......................................................................      82
LEGAL MATTERS......................................................................      82
EXPERTS............................................................................      83
Exhibit A -- Agreement and Plan of Merger dated as of August 8, 1997 between
             Metrocall, Inc. and ProNet Inc.
Exhibit B -- Opinion of Morgan Stanley & Co. Incorporated dated August 8, 1997.
Exhibit C -- Opinion of Salomon Brothers Inc dated August 5, 1997.
Exhibit D -- Proposed Amendment to Metrocall, Inc. Amended and Restated Certificate
             of Incorporation.
Exhibit E -- Proposed Amendment to the Metrocall, Inc. 1996 Stock Option Plan.
Exhibit F -- Metrocall, Inc. Amended Employee Stock Purchase Plan.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/ Prospectus and/or in the exhibits attached hereto, and in the documents incorporated herein by reference. Certain capitalized terms used and not defined in this summary are defined elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Joint Proxy Statement/ Prospectus and the exhibits attached hereto and in the documents incorporated herein by reference. STOCKHOLDERS OF METROCALL AND PRONET ARE URGED TO REVIEW CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/ PROSPECTUS, INCLUDING THE EXHIBITS ATTACHED HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, BEFORE VOTING ON THE MATTERS DISCUSSED HEREIN.


                                 THE COMPANIES

METROCALL


     Metrocall had 2,332,006 pagers in service at June 30, 1997, and is the fifth largest paging company in the United States, providing local, regional and nationwide paging and other wireless messaging services. Metrocall currently operates regional and nationwide paging networks throughout the United States and has historically concentrated its selling efforts in five operating regions:
(i) the Northeast (Massachusetts through Delaware); (ii) the Mid-Atlantic (Maryland and the Washington, D.C. metropolitan area); (iii) the Southeast (including Virginia, the Carolinas, Georgia, Florida, Alabama, Louisiana, Mississippi and Tennessee); (iv) the Southwest (primarily Texas); and (v) the West (California, Nevada and Arizona). Through the Metrocall Nationwide Wireless Network, Metrocall provides paging services in all 50 states and approximately 1,000 U.S. cities, which include the top 100 Standard Metropolitan Statistical Areas.



     On July 1, 1997, Metrocall acquired substantially all the assets of Page America Group, Inc. and its subsidiaries ("Page America"), which added approximately 200,000 subscribers (the "Page America Acquisition"). On a combined basis, Metrocall services a total subscriber base consisting of more than 2.5 million units in service. On August 8, 1997, Metrocall entered into the Merger Agreement with ProNet. Under that agreement, ProNet will, subject to satisfaction of the terms and conditions of that agreement, merge into Metrocall (the "Merger"). The Surviving Corporation is expected to be the second largest paging company in the United States with over 4 million subscribers on a pro forma basis. On October 21, 1997, Metrocall completed the sale of $200 million in 9 3/4% senior subordinated notes due 2007 (the "Note Offering"), the net proceeds of which were used to repay outstanding bank debt.


     Metrocall was organized as a Delaware corporation in October 1982. Metrocall Common Stock is traded on the Nasdaq Stock Market (the "NSM") under the symbol "MCLL." Metrocall's principal executive offices are located at 6677 Richmond Highway, Alexandria, Virginia 22306 and its telephone number is (703) 660-6677. Unless the context otherwise requires, all references to Metrocall shall mean Metrocall prior to consummation of the Merger.

PRONET

     ProNet is one of the largest providers of wireless messaging services in the United States. Since 1994, ProNet has migrated its business focus from servicing primarily the healthcare industry to broader commercial and retail markets. Since March 1, 1994, ProNet has completed 22 acquisitions and increased its subscriber base from 132,284 pagers in service to 1,385,354 pagers in service at June 30, 1997.


     ProNet has focused its business development around five geographic regions serviced by communication "Super Centers" located in Charlotte, Chicago, Houston, New York and Stockton, California. This geographically concentrated operating strategy has allowed ProNet to develop regional critical mass and selectively access markets which feature the size, growth rates, demographic groups, types of businesses and competitive dynamics that indicate significant potential demand for ProNet's current and future products and services. In addition, by developing a heavy concentration of subscribers in each geographic region, ProNet has maintained one of the lowest cost operating structures in the paging industry.

     ProNet was incorporated in Delaware in 1982. ProNet Common Stock is traded on the NSM under the symbol "PNET." ProNet's principal executive office is located at 6340 LBJ Freeway, Dallas, Texas 75240 and its telephone number is
(972) 687-2000.


SURVIVING CORPORATION

     Unless otherwise stated, all references to the "Surviving Corporation" shall mean Metrocall after consummation of the Merger.

                           THE STOCKHOLDERS' MEETINGS

METROCALL


     The Metrocall Meeting will be held on December 17, 1997 at 9:00 a.m., eastern time, at the Ritz-Carlton, Pentagon City located at 1250 South Hayes Street, Arlington, Virginia. Only holders of record of shares of Metrocall Common Stock at the close of business on October 20, 1997 (the "Metrocall Record Date") are entitled to notice of and to vote at the Metrocall Meeting.



     At the Metrocall Meeting, stockholders will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, which provides for the merger of ProNet with and into Metrocall, (ii) the Charter Amendment, which provides for the increase in the number of authorized shares of Metrocall Common Stock by 20,000,000 shares, from 60,000,000 shares to 80,000,000 shares,
(iii) the Option Plan Amendment, which provides for the increase in the number of shares of Metrocall Common Stock that may be issued under Metrocall's 1996 Stock Option Plan by 2,000,000 shares, and (iv) the ESPP Amendment, which provides for the increase in the number of shares of Metrocall Common Stock that may be issued under the Employee Stock Purchase Plan by 700,000 shares to extend the term of the ESPP to December 31, 2007, to increase administrative flexibility, and to make certain other changes.



     Each of the Merger Agreement and the Charter Amendment will be approved and adopted if the holders of a majority of outstanding shares of Metrocall Common Stock entitled to vote thereon vote in favor of the Merger Agreement and the Charter Amendment, respectively. The Option Plan Amendment and the ESPP Amendment will be approved if the votes cast in favor of the Option Plan Amendment and the ESPP Amendment, respectively, exceed the votes opposing such actions. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be treated as votes cast against the Merger Agreement and the Charter Amendment, but will not be counted for purposes of the Option Plan Amendment or the ESPP Amendment. Broker non-votes will be equivalent to votes cast against the Merger Agreement and the Charter Amendment, but will not be counted for purposes of the Option Plan Amendment or the ESPP Amendment. On the Metrocall Record Date, there were approximately 29,112,998 shares of Metrocall Common Stock outstanding and entitled to vote, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Metrocall Meeting. Of such shares, 9,402,969 shares (approximately 32% of the shares entitled to vote at the Metrocall Meeting) were held by persons who have agreed to vote in favor of the Merger Agreement pursuant to the terms of the Stockholders Voting Agreement dated August 8, 1997 (the "Stockholders Agreement"). See "THE MERGER AND RELATED
TRANSACTIONS -- Stockholders Agreement."


PRONET


     The ProNet Meeting will be held on December 17, 1997 at 8:00 a.m., central time, at The Westin Hotel-Galleria, 13340 Dallas Parkway, Dallas, Texas. Only holders of record of shares of ProNet Common Stock at the close of business on October 31, 1997 (the "ProNet Record Date") are entitled to notice of and to vote at the ProNet Meeting.

     At the ProNet Meeting, stockholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, which provides for the merger of ProNet with and into Metrocall. If the Merger Agreement is approved, subject to certain adjustments, each outstanding share of ProNet Common Stock will be converted into the right to receive 0.90 of a newly issued share of Metrocall Common Stock. Fractional shares of Metrocall Common Stock will not be issued in connection with the Merger. A holder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of the closing price of a share of Metrocall Common Stock on the trading day immediately prior to the Merger multiplied by the fraction of a share to which such holder would otherwise be entitled.



     The affirmative vote of the holders of a majority of the issued and outstanding shares of ProNet Common Stock is required to approve and adopt the Merger Agreement. Each share of ProNet Common Stock is entitled to one vote on each matter to be acted upon or which may properly come before the ProNet Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will be equivalent to votes cast against the Merger Agreement.


                                   THE MERGER

GENERAL


     Upon consummation of the Merger, ProNet will be merged with and into Metrocall. Each share of ProNet Common Stock outstanding immediately prior to consummation of the Merger will be converted, without any action on the part of the holder thereof, into the right to receive that number of shares of Metrocall Common Stock equal to the Conversion Ratio. The Conversion Ratio is 0.90 of a share of Metrocall Common Stock for each share of ProNet Common Stock, subject to adjustment if certain liabilities of ProNet exceed certain targets, if annualized operating cash flow (earnings before interest, taxes, depreciation and amortization) of ProNet is less or more than certain targets, and if new pager inventory of ProNet falls below certain targets. Fractional shares of Metrocall Common Stock will not be issued in connection with the Merger. A holder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of the closing price of a share of Metrocall Common Stock on the trading day immediately prior to the Merger multiplied by the fraction of a share to which such holder would otherwise be entitled.



     Based upon the capitalization of Metrocall and ProNet as of the ProNet Record Date, the stockholders of ProNet immediately prior to consummation of the Merger (other than Metrocall and its subsidiaries) are expected to receive Metrocall Common Stock in the Merger representing approximately 30% of the outstanding voting power of the Surviving Corporation upon consummation of the Merger.


     The shares of Metrocall Common Stock held by existing Metrocall stockholders prior to the Merger will remain unchanged by the Merger.


     At the Effective Time, all shares of ProNet Common Stock will no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of ProNet Common Stock will cease to have any rights with respect thereto, except the right to receive the number of whole shares of Metrocall Common Stock to be issued in exchange therefor upon the surrender of such certificate and cash in lieu of any fraction of a share of Metrocall Common Stock otherwise issuable to such holder. After the Effective Time, the exchange agent will deliver a letter of transmittal and instructions to all holders of record of ProNet Common Stock for use in exchanging their ProNet Common Stock certificates for Metrocall Common Stock certificates.


     HOLDERS OF PRONET COMMON STOCK SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

NUMBER OF SHARES TO BE ISSUED; CONVERSION RATIO ADJUSTMENTS


     The Conversion Ratio is 0.90 of a share of Metrocall Common Stock for each share of ProNet Common Stock, subject to the adjustments described below. Accordingly, subject to the adjustments described below, Metrocall will issue 12,306,388 shares of Metrocall Common Stock as consideration for an aggregate of 13,673,765 shares of ProNet Common Stock that are presently issued and outstanding or which ProNet has agreed to issue. The number of shares of Metrocall Common Stock issuable in the Merger is subject to the following adjustments. In the event of any such adjustments, the Conversion Ratio would be adjusted to equal the number of shares of Metrocall Common Stock to be issued based on the adjustments, divided by 13,673,765.



     The Conversion Ratio will not be not adjusted based on changes in the market price of Metrocall Common Stock, and the Merger Agreement contains no provisions for termination in the event that the trading price of the Metrocall Common Stock exceeds or falls below any particular level. Changes in the value of Metrocall Common Stock will therefore change the value of the consideration that ProNet stockholders will receive in the Merger. In addition, because the trading price of Metrocall Common Stock will fluctuate and because the Conversion Ratio adjustments, if any, will be calculated after the Stockholders Meetings, the exact Conversion Ratio and the number of shares and value of the Metrocall Common Stock to be received in the Merger will not be known at the time Metrocall and ProNet stockholders vote on the Merger Agreement. The Merger is presently expected to be consummated within two weeks after the Stockholders Meetings. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Number of Shares to be Issued; Conversion Ratio Adjustments." PRIOR TO THE STOCKHOLDERS MEETINGS, METROCALL AND PRONET STOCKHOLDERS MAY OBTAIN A CURRENT ESTIMATE OF THE CONVERSION RATIO AND THE NUMBER OF SHARES OF METROCALL COMMON STOCK INTO WHICH THEIR SHARES OF PRONET COMMON STOCK WOULD BE CONVERTED, BY CALLING
1-800-          .



     Liabilities Adjustment. If the sum of ProNet's aggregate indebtedness and its working capital surplus or deficit ("Relevant Net Liabilities") at the end of the calendar month prior to closing ("Measurement Date") exceeds a specified target, the number of shares of Metrocall Common Stock to be issued in the Merger will be reduced by the excess, divided by $4.875 (the "Liabilities Adjustment"). The following table shows pro forma adjustments to the Conversion Ratio based on the Liabilities Adjustment, assuming the levels of Relevant Net Liabilities set forth below, and that the Effective Time occurs in December 1997.



ASSUMED RELEVANT         TARGET             SHARE        CONVERSION
NET LIABILITIES      NET LIABILITIES      ADJUSTMENT       RATIO
----------------     ---------------     ------------    ----------
   (MILLIONS)          (MILLIONS)         (DECREASE)
     $180.0              $ 184.2              --            .9000
     $184.2              $ 184.2              --            .9000
     $190.0              $ 184.2          (1,189,743)       .8130



     At September 30, 1997, Relevant Net Liabilities were $       million.



     Operating Cash Flow Adjustment. If ProNet's annualized operating cash flow (earnings before interest, taxes, depreciation and amortization, as defined in the Merger Agreement) ("Annualized Cash Flow") is greater than 110% or less than 90% of target cash flow as provided in Annex B to the Merger Agreement, the number of shares of Metrocall Common Stock to be issued in the Merger will be increased or decreased, whichever is applicable, by a number equal to eight times the excess over 110% or shortfall below 90%, divided by $4.875 (the "Operating Cash Flow Adjustment"). Target cash flow for this purpose is defined to mean annualized operating cash flow for the period beginning on July 1, 1997 and ending on the Measurement Date. The following table shows pro forma adjustments to the Conversion Ratio based on the Operating Cash Flow

Adjustment, assuming the levels of Annualized Cash Flow set forth below, and that the Effective Time occurs in December 1997.



ASSUMED ANNUALIZED      TARGET              SHARE            CONVERSION
    CASH FLOW          CASH FLOW         ADJUSTMENT            RATIO
------------------     ---------     -------------------     ----------
    (MILLIONS)         (MILLIONS)    INCREASE (DECREASE)
      $ 28.0            $31.488            (556,636)            .8593
      $ 30.0            $31.488            --                   .9000
      $ 33.0            $31.488            --                   .9000
      $ 35.0            $31.488             596,021             .9436



     Based on ProNet's operating results through          , 1997, Annualized
Cash Flow would be $       million.



     New Pager Inventory Adjustment. If ProNet's new pager inventory ("New Pager Inventory") at the Measurement Date is less than 50,000 units (45,000 of which must be Motorola pagers), the number of shares of Metrocall Common Stock to be issued in the Merger will be reduced by the number of new pagers in inventory below 50,000 (or the number of Motorola pagers below 45,000, if that number is greater) times $50.00, divided by $4.875 (the "New Pager Inventory Adjustment"). The following table shows the adjustments to the Conversion Ratio based on the New Pager Inventory Adjustment, assuming the levels of New Pager Inventory set forth below, and that the Effective Time occurs in December 1997.



                                                SHARE
                                              ADJUSTMENT
   ASSUMED NEW              REQUIRED          ----------     CONVERSION
 PAGER INVENTORY        PAGER INVENTORY                        RATIO
------------------     ------------------     (DECREASE)     ----------
60,000                 50,000                     --            .9000
  50,000
     (Motorola)        45,000 (Motorola)
45,000                 50,000                   (51,282)        .8962
  45,000
     (Motorola)        45,000 (Motorola)
50,000                 50,000                   (51,282)        .8962
  40,000
     (Motorola)        45,000 (Motorola)



     At September 30, 1997, New Pager Inventory was        , of which
were Motorola pagers.



     The Merger Agreement contains no floor or ceiling on the adjustments to the Conversion Ratio. However, Metrocall has the right not to close and/or to terminate the Merger Agreement, if Annualized Cash Flow is less than 80% of the targeted Annualized Cash Flow.



     On the basis of ProNet's operating results as of September 30, 1997, ProNet management currently does not expect that any adjustment to the Conversion Ratio will be required under the Merger Agreement. However, each of these criteria for adjustments to the Conversion Ratio may be affected, perhaps materially, by circumstances beyond ProNet's control. There can be no assurance that (i) ProNet will meet targets for Relevant Net Liabilities, Annualized Cash Flow or New Pager Inventory at the Measurement Date or (ii) that any adjustments to the Conversion Ratio will not be material.



RECOMMENDATIONS OF THE BOARDS OF DIRECTORS


     The Board of Directors of Metrocall unanimously has approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, Metrocall and its stockholders. The Board of Directors of Metrocall has unanimously recommended that the stockholders of Metrocall vote FOR the approval and adoption of the Merger Agreement.


     The Board of Directors of ProNet unanimously has approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, ProNet and its stockholders. The Board of Directors of ProNet has unanimously recommended that the stockholders of ProNet vote FOR the approval and adoption of the Merger Agreement.

REASONS FOR THE MERGER

     In reaching the determination that the Merger Agreement and the transactions contemplated thereby are in the best interests of Metrocall and its stockholders and ProNet and its stockholders, respectively, the Boards of Directors of Metrocall and ProNet considered the factors set forth under "THE MERGER AND RELATED TRANSACTIONS -- Metrocall's Reasons for the Merger" and
"-- ProNet's Reasons for the Merger."

RISKS ASSOCIATED WITH THE MERGER


     Stockholders of Metrocall and ProNet should consider certain risks associated with the merger of ProNet with and into Metrocall. For instance, Metrocall currently has a substantial amount of indebtedness, has sustained net losses for the past three years and has experienced fluctuation in the price of the shares of Metrocall Common Stock. Metrocall and ProNet are subject to pending litigation. Certain members of ProNet's Board of Directors and management have interests related to the Merger other than as ProNet stockholders. The Merger will require the integration of each company's operations, networks and administrative functions. Once integrated, the Surviving Corporation will rely upon key personnel, will confront competition and technological change and will be susceptible to changes in the regulatory environment and to subscriber turnover. See "RISK FACTORS."


METROCALL'S FINANCIAL ADVISOR


     Metrocall retained the investment banking firm of Morgan Stanley & Co. Incorporated ("Morgan Stanley") to render an opinion as to the fairness, from a financial point of view, to Metrocall of the Conversion Ratio pursuant to the Merger Agreement. Morgan Stanley has delivered to Metrocall's Board of Directors a written opinion, dated August 8, 1997, to the effect that, as of such date and based upon and subject to certain matters stated therein, the Conversion Ratio pursuant to the Merger Agreement is fair from a financial point of view to Metrocall. See "THE MERGER AND RELATED TRANSACTIONS -- Opinion of Financial Advisor to Metrocall." A copy of Morgan Stanley's opinion is attached hereto as Exhibit B.


PRONET'S FINANCIAL ADVISOR

     ProNet retained Salomon Brothers Inc ("Salomon Brothers") to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of shares of ProNet Common Stock in the Merger. Salomon Brothers has delivered to the ProNet Board of Directors a written opinion dated August 5, 1997, to the effect that, as of such date and based upon and subject to certain matters stated therein, the consideration to be received by holders of shares of ProNet Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. A copy of Salomon Brothers' opinion is attached hereto as Exhibit C.

PROHIBITION ON CERTAIN ACTIVITIES

     The Merger Agreement generally provides that, prior to the Effective Time, ProNet and Metrocall each will conduct its business in the ordinary course and each will be subject to certain limitations, as discussed in this Joint Proxy Statement/Prospectus in "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Conduct of Business Pending the Merger." In particular, ProNet has agreed that it will not solicit, encourage or participate in certain transactions except with respect to an offer which meets certain conditions set forth in the Merger Agreement. In addition, Metrocall is precluded from exercising control over ProNet and its facilities prior to receipt of Federal Communications Commission ("FCC") approval.

CONDITIONS TO CONSUMMATION OF THE MERGER


     The respective obligations of each party to effect the Merger are subject to satisfaction or waiver of certain conditions set forth in the Merger Agreement including, among others, (i) approval and adoption of the Merger Agreement by the stockholders of Metrocall and ProNet, (ii) the absence of any legal bar to consummation of the Merger, (iii) listing of the shares of Metrocall Common Stock issuable pursuant to the

Merger Agreement on the NSM, (iv) receipt of FCC and other governmental approvals, (v) the continued accuracy of the representations and warranties made by each party in the Merger Agreement, and (vi) the absence of any material adverse change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of either party since the date of the Merger Agreement, with certain permitted exceptions. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Conditions to the Merger."


TERMINATION

     The Merger Agreement may be terminated prior to the Effective Time, whether before or after stockholder approval, by the mutual written consent of Metrocall and ProNet. The Merger Agreement may also be terminated prior to the Effective Time, whether before or after stockholder approval, by either Metrocall or ProNet upon the occurrence of certain events.


     If the Merger Agreement is terminated by ProNet or Metrocall as a result of ProNet's Board of Directors acceptance of another proposal related to the acquisition of ProNet (an "Acquisition Proposal") or withdrawal of its recommendation of the Merger Agreement, or as a result of ProNet's stockholders failure to approve the Merger Agreement, ProNet will immediately pay to Metrocall a termination fee of $4 million. Metrocall will pay ProNet a termination fee of $4 million if Metrocall's stockholders fail to approve the Merger Agreement or the Charter Amendment. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Termination."


OPTION AGREEMENT

     Metrocall and ProNet entered into an Option Agreement dated as of August 8, 1997 (the "Option Agreement"), in which ProNet granted Metrocall an irrevocable option to purchase up to 2,450,000 shares of ProNet Common Stock, subject to certain adjustments, at a price of $5.40 per share (the "Option"). Metrocall may exercise the Option upon the occurrence of any of the following "Trigger Events": (i) ProNet's termination of the Merger Agreement because its Board of Directors has accepted an Acquisition Proposal; (ii) Metrocall's termination of the Merger Agreement because ProNet's Board of Directors has accepted an Acquisition Proposal or has withdrawn its recommendation of the Merger; or (iii) ProNet's acceptance of an Acquisition Proposal within six months after the stockholders of ProNet disapprove the Merger Agreement. The Option will terminate upon the earliest to occur of consummation of the Merger, termination of the Merger Agreement for reasons other than a Trigger Event, or one year after occurrence of a Trigger Event, subject to extension in certain circumstances but no later than two years after a Trigger Event. See "THE MERGER AND RELATED TRANSACTIONS -- Option Agreement."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of ProNet's Board of Directors with respect to the Merger, stockholders should be aware that certain members of the Board of Directors and management of ProNet have certain interests in the Merger that are in addition to the interests of stockholders of ProNet generally. Certain of such persons have entered into non-competition and other agreements that will become effective upon consummation of the Merger and/or may be appointed to the Board of Directors of Metrocall following the Merger. See "THE MERGER AND RELATED TRANSACTIONS -- Interests of Certain Persons in the Merger."

BOARD OF DIRECTORS OF THE SURVIVING CORPORATION


     After the Merger, the Board of Directors of the Surviving Corporation will consist of 14 members, of whom 11 will be current Metrocall directors and three will be current ProNet directors. See "MANAGEMENT OF THE SURVIVING CORPORATION."

MANAGEMENT OF THE SURVIVING CORPORATION

     The executive officers of Metrocall will be the executive officers of the Surviving Corporation. See "MANAGEMENT OF THE SURVIVING CORPORATION."

ACCOUNTING TREATMENT

     The Merger will be accounted for by Metrocall under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the Surviving Corporation will not include income (or loss) of ProNet prior to the Effective Time. See "THE MERGER AND RELATED TRANSACTIONS -- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The obligations of Metrocall and ProNet to consummate the Merger are conditioned on the receipt of opinions of their respective counsel, Wilmer, Cutler & Pickering and Vinson & Elkins L.L.P., to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If so treated, no gain or loss will be recognized by ProNet stockholders upon the receipt of Metrocall Common Stock in exchange for ProNet Common Stock, except with respect to cash received in lieu of a fractional interest in Metrocall Common Stock. See "THE MERGER AND RELATED
TRANSACTIONS -- Certain Federal Income Tax Consequences." ProNet stockholders are urged to consult their own tax advisors.


APPRAISAL RIGHTS

     Holders of ProNet Common Stock and Metrocall Common Stock are not entitled to appraisal rights in connection with the Merger. See "THE
MEETINGS -- Appraisal Rights."

FLUCTUATION IN MARKET PRICE


     The value realized by ProNet stockholders in the Merger and the value assigned to intangible assets recorded in the purchase accounting for the Surviving Corporation will depend upon the market price of the Metrocall Common Stock, which is subject to fluctuation. The value realized by ProNet stockholders in the Merger also will depend on possible Conversion Ratio adjustments based on results determined after the Stockholders Meetings. The closing sale price of Metrocall Common Stock at October 24, 1997 was $6.5625. See "Market Prices and Dividends" below. There can be no assurance that the recent market prices of Metrocall Common Stock will be maintained until or after the consummation of the Merger.


COMPARISON OF STOCKHOLDERS' RIGHTS


     See "COMPARATIVE RIGHTS OF METROCALL STOCKHOLDERS AND PRONET STOCKHOLDERS" for a summary of the material differences between the rights of holders of Metrocall Common Stock and ProNet Common Stock.


                              REGULATORY APPROVALS


     ProNet and the operating subsidiaries of ProNet and Metrocall are licensed by the FCC to provide paging services in the respective geographic areas in which they have operations. The Communications Act of 1934 (the "Communications Act") requires prior FCC approval for the transfer of actual or legal control of companies holding FCC authorizations. Metrocall has filed applications seeking FCC approval to take control of ProNet and its operating subsidiaries. Some of those applications have been granted by the FCC. There can be no assurance that the FCC will grant the remaining approvals or that, if granted, such FCC approvals will be on a timely basis or on terms and conditions acceptable to Metrocall, or that any such approval will not be subject to administrative or judicial review.

                          MARKET PRICES AND DIVIDENDS

     Metrocall Common Stock and ProNet Common Stock are traded on the NSM. The following table sets forth, for the calendar periods indicated, the high and low closing sales prices of Metrocall Common Stock and ProNet Common Stock on the NSM.


                                                           METROCALL                  PRONET
                                                         COMMON STOCK              COMMON STOCK
                                                         -------------      --------------------------
                          1995                           HIGH      LOW         HIGH            LOW
                                                         ----      ---        -----            ---
      First Quarter..................................    $18       $14 1/2   $19            $13 7/8
      Second Quarter.................................     18 3/8    17        22 1/8         17 3/4
      Third Quarter..................................     29        18        32 1/8         20 1/4
      Fourth Quarter.................................     28 1/4    19 1/2    30 3/16        23 3/4
    1996
      First Quarter..................................    $21 1/4   $16 1/2   $29            $20 7/8
      Second Quarter.................................     21 3/4    10        33 1/2         10 3/8
      Third Quarter..................................     11         6 1/4    12 3/4          6 1/16
      Fourth Quarter.................................      7 1/8     3 13/16   8 15/16        4 1/4
    1997
      First Quarter..................................    $ 7 1/2   $ 4 1/8   $ 6 1/4        $ 3 3/8
      Second Quarter.................................      5  5/8    3 3/4     4 1/2          2 1/2
      Third Quarter..................................      7 9/16    4 13/16   6 3/8          4
      Fourth Quarter (through October 24, 1997)......      7 3/8     6 1/2     6 1/2          5 3/8



     On August 8, 1997, the last full trading day for Metrocall Common Stock and ProNet Common Stock prior to the public announcement of the execution of the Merger Agreement, the reported closing sale prices of Metrocall Common Stock and ProNet Common Stock, as reported by the NSM, were $6 and $6 per share, respectively. On August 4, 1997, the last full trading day before ProNet publicly announced that it was in negotiations regarding a potential strategic business combination, the reported closing sale price of ProNet Common Stock was $5.4375 per share. The closing sale prices of Metrocall Common Stock and ProNet Common Stock, as reported by the NSM, on October 24, 1997 were $6.5625 and $5.375 per share, respectively. At the ProNet Record Date, there were
approximately      stockholders of record of ProNet Common Stock. At the
Metrocall Record Date, there were approximately 639 stockholders of record of Metrocall Common Stock. Because the market price of Metrocall Common Stock is subject to fluctuation, the market value of the shares of Metrocall Common Stock that holders of ProNet Common Stock will receive in the Merger may increase or decrease prior to the Merger. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE METROCALL COMMON STOCK AND THE PRONET COMMON STOCK.



     Neither Metrocall nor ProNet has paid any cash dividends on its common stock (except for distributions by Metrocall prior to its initial public offering), and the Board of Directors of each of Metrocall and ProNet currently does not anticipate paying cash dividends in the foreseeable future on shares of their respective common stock. Following the Merger, any future payment of dividends will be at the discretion of the Surviving Corporation's Board of Directors and will depend upon the financial condition and capital requirements of the Surviving Corporation as well as other factors that the Surviving Corporation's Board of Directors may deem relevant. In addition, certain covenants in Metrocall's bank credit agreement, indentures governing certain indebtedness of Metrocall and ProNet, and Metrocall's Series A Convertible Preferred Stock restrict in certain circumstances the payment of dividends by Metrocall.

                                METROCALL, INC.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
            (IN THOUSANDS, EXCEPT UNIT, PER UNIT AND PER SHARE DATA)

                                                                      YEAR ENDED DECEMBER 31,                        SIX MONTHS
                                                     ----------------------------------------------------------    ENDED JUNE 30,
                                                       1992        1993      1994(1)       1995       1996(1)           1997
                                                     --------    --------    --------    --------    ----------    --------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Service, rent and maintenance revenues............   $ 30,996    $ 33,111    $ 49,716    $ 92,160    $  124,029      $  118,537
Product sales.....................................      4,196       4,549       8,139      18,699        25,928          18,513
                                                     --------    --------    --------    --------    ----------      ----------
        Total revenues............................     35,192      37,660      57,855     110,859       149,957         137,050
Net book value of products sold...................     (3,439)     (4,130)     (6,962)    (15,527)      (21,633)        (13,682)
                                                     --------    --------    --------    --------    ----------      ----------
                                                       31,753      33,530      50,893      95,332       128,324         123,368
Operating expenses:
Service, rent and maintenance.....................      8,342       9,559      14,014      27,258        38,347          35,440
Selling, general and administrative(2)............     12,341      17,879      20,727      42,353        57,226          54,749
Depreciation and amortization.....................      6,594       6,525      13,829      31,504        58,196          43,549
                                                     --------    --------    --------    --------    ----------      ----------
Income (loss) from operations.....................      4,476        (433)      2,323      (5,783)      (25,445)        (10,370)
Interest and other (expense) income(3)............      1,212          77         161         314          (607)             60
Interest expense..................................     (2,631)     (1,331)     (3,726)    (12,533)      (20,424)        (15,907)
                                                     --------    --------    --------    --------    ----------      ----------
Income (loss) before income tax benefit
  (provision) and extraordinary item..............      3,057      (1,687)     (1,242)    (18,002)      (46,476)        (26,217)
Income tax benefit (provision)....................        (69)        (59)        152         595         1,021           2,165
                                                     --------    --------    --------    --------    ----------      ----------
Income (loss) before extraordinary item...........      2,988      (1,746)     (1,090)    (17,407)      (45,455)        (24,052)
Extraordinary item(3).............................         --        (439)     (1,309)     (2,695)       (3,675)             --
                                                     --------    --------    --------    --------    ----------      ----------
  Net income (loss)...............................      2,988      (2,185)     (2,399)    (20,102)      (49,130)        (24,052)
Preferred dividends...............................         --          --          --          --          (780)         (3,169)
                                                     --------    --------    --------    --------    ----------      ----------
  Income (loss) attributable to common
    stockholders..................................   $  2,988    $ (2,185)   $ (2,399)   $(20,102)   $  (49,910)     $  (27,221)
                                                     ========    ========    ========    ========    ==========      ==========
Loss per share attributable to common
  stockholders:
  Loss per share before extraordinary item
    attributable to common stockholders...........                           $  (0.14)   $  (1.49)   $    (2.84)     $    (1.09)
  Extraordinary item, net of income tax benefit...                              (0.16)      (0.23)        (0.23)             --
                                                                             --------    --------    ----------      ----------
  Loss per share attributable to common
    stockholders..................................                           $  (0.30)   $  (1.72)   $    (3.07)     $    (1.09)
                                                                             ========    ========    ==========      ==========
OPERATING AND OTHER DATA:
Units in service (end of period)..................    201,397     247,716     755,546     944,013     2,142,351       2,332,006
EBITDA(4).........................................   $ 11,070    $ 10,923    $ 16,152    $ 27,771       $32,751      $   33,179
EBITDA margin(5)..................................       34.9%       32.6%       31.7%       29.1%         25.5%           26.9%
Net cash provided by operating activities.........   $  8,858    $ 10,929    $ 11,796    $ 14,000    $   15,608      $   14,298
Net cash provided by (used in) investing
  activities......................................   $ 26,127    $(13,598)   $(19,227)   $(44,528)   $ (327,904)     $  (23,974)
Net cash (used in) provided by financing
  activities......................................   $(34,167)   $  1,983    $  9,190    $151,329    $  199,639      $   19,508
ARPU(6)...........................................   $  13.10    $  12.29    $  10.53    $   9.15    $     8.01      $     8.36
Average monthly operating expense per unit(7).....   $   8.74    $   8.39    $   7.36    $   6.71    $     6.28      $     6.50
Units in service per employee (end of period).....        730         716       1,007       1,047         1,086           1,132
Capital expenditures(8)...........................   $  3,918    $ 13,561    $ 19,091    $ 44,058    $   62,110      $   32,501

                                                                            DECEMBER 31,                              JUNE 30,
                                                       1992        1993        1994        1995         1996            1997
                                                     --------    --------    --------    --------    ----------      ----------
CONSOLIDATED BALANCE SHEET DATA:
Working capital (deficit).........................   $    531    $ (1,603)   $ (5,277)   $116,009    $   (7,267)     $    5,825
Cash and cash equivalents.........................      1,700       1,014       2,773     123,574        10,917          20,749
Total assets......................................     26,180      33,857     200,580     340,614       651,468         646,728
Total long-term debt..............................     31,143      12,102     104,846     154,055       327,792         349,253
Total stockholders' equity (deficit)..............    (11,374)     13,729      68,136     155,238       166,298         141,918

---------------
(1) 1994 and 1996 include the results of operations of acquired companies from their respective acquisition dates (see Note 3 to consolidated financial statements as of and for the year ended December 31, 1996).
(2) Includes the impact of one-time, non-recurring charges for the forgiveness of certain stockholder notes receivable of approximately $4.8 million in 1993, and for severance and other compensation costs incurred as part of a management reorganization charge of approximately $2.0 million in 1995.

(3) In 1993, 1994 and 1995 Metrocall refinanced balances outstanding under its then existing credit facilities. As a result of this refinancing Metrocall recorded extraordinary items of $439,000, $1.3 million and $2.7 million, respectively, representing charges to expense unamortized deferred financing costs and other costs, net of any income tax benefits, related to those credit facilities. In 1996, Metrocall recorded an extraordinary item for costs of approximately $3.7 million paid to purchase the A+ Network 11 7/8% senior subordinated notes outstanding. Additionally, Metrocall incurred breakage fees of approximately $1.7 million associated with the termination of two interest rate swap agreements in 1995. Costs associated with this termination have been included in interest and other (expense) income in the 1995 statement of operations.


(4) EBITDA (earnings before interest, taxes, depreciation and amortization, and certain one-time charges), while not a measure under generally accepted accounting principles ("GAAP"), is a standard measure of financial performance in the paging industry; EBITDA should not be considered in isolation or as an alternative to net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of performance under GAAP. EBITDA is, however, an approximation of the primary financial measure by which Metrocall's covenants are calculated under its credit facility and the indentures governing certain indebtedness of Metrocall. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" for discussion of significant capital requirements and commitments. EBITDA excludes non-recurring charges for the forgiveness of certain stockholder notes receivable of approximately $4.8 million in 1993, and approximately $2.0 million incurred as part of a management reorganization charge in 1995.


(5) EBITDA margin is calculated by dividing (a) EBITDA by (b) total revenues less the net book value of products sold.

(6) ARPU (average monthly paging revenue per unit) is calculated by dividing (a) service, rent and maintenance revenues for the period by (b) the average number of units in service for the period. ARPU calculation excludes revenues derived from non-paging services such as telemessaging, long distance and cellular telephone.
(7) Average monthly operating expense per unit is calculated by dividing (a) total recurring operating expenses before depreciation and amortization for the period by (b) the average number of units in service for the period. For this calculation, operating expenses exclude non-recurring charges for the forgiveness of certain stockholder notes receivable of approximately $4.8 million in 1993, and approximately $2.0 million incurred as a part of a management reorganization charge in 1995.
(8) Excludes acquisitions but includes leased pager costs.

                                  PRONET INC.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
            (IN THOUSANDS, EXCEPT UNIT, PER UNIT AND PER SHARE DATA)

                                                                                                                     SIX MONTHS
                                                                                                                   ENDED JUNE 30,
                                                            1992       1993       1994       1995        1996           1997
                                                          --------   --------   --------   --------   ----------   --------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Service, rent and maintenance revenues(1).............. $ 16,845   $ 19,234   $ 33,079   $ 56,108   $   87,239     $   48,562
  Product sales(2).......................................    1,855      2,040      6,639     10,036       15,817         10,430
                                                          --------   --------   --------   --------   ----------   --------------
    Total revenues.......................................   18,700     21,274     39,718     66,144      103,056         58,992
  Net book value of products sold........................   (1,072)      (956)    (6,644)    (9,421)     (13,244)        (7,183)
                                                          --------   --------   --------   --------   ----------   --------------
                                                            17,628     20,318     33,074     56,723       89,812         51,809
  Operating expenses:
  Service, rent and maintenance..........................    4,708      5,102      9,185     14,396       25,924         15,351
  Selling, general and administrative....................    6,996      7,828     12,126     23,935       39,090         21,571
  Depreciation and amortization..........................    4,077      4,656      8,574     18,662       40,624         33,117
  Nonrecurring charges...................................       --         --         --         --        8,809          6,550
                                                          --------   --------   --------   --------   ----------   --------------
  Income (loss) from operations..........................    1,847      2,732      3,189       (270)     (24,635)       (24,780)
  Interest and other income..............................      217         43        173      1,291          285            137
  Interest expense.......................................     (310)      (292)    (1,774)    (8,640)     (15,370)        (8,756)
                                                          --------   --------   --------   --------   ----------   --------------
  Income (loss) before income tax provision..............    1,754      2,483      1,588     (7,619)     (39,720)       (33,399)
  Income tax provision...................................       --       (909)      (895)       (78)        (323)          (167)
                                                          --------   --------   --------   --------   ----------   --------------
  Net income (loss)...................................... $  1,754   $  1,574   $    693   $ (7,697)  $  (40,043)    $  (33,566)
                                                          ========   ========   ========   ========    =========   ==============
OPERATING AND OTHER DATA:
  Units in service (end of period).......................  114,356    130,000    353,830    856,302    1,270,954      1,385,354
  EBITDA(3).............................................. $  5,911   $  7,388   $ 11,763   $ 18,392   $   24,798     $   14,887
  EBITDA margin(4).......................................       34%        36%        36%        32%          28%            29%
  Net cash provided by operating activities(5)........... $  6,720   $  7,144   $ 11,952   $ 12,470   $      160     $   13,502
  Net cash provided by (used in) investing activities....   (5,399)    (6,071)   (45,373)   (89,006)    (142,493)       (33,523)
  Net cash provided by (used in) financing activities....   (1,559)      (674)    33,557     86,024      134,465         21,552
  ARPU -- Paging(6)......................................    10.48      10.23       8.51       6.57         6.17           5.61
  ARPU -- Tracking(7)....................................    14.75      15.90      16.52      15.90        18.42          18.80
  Average monthly operating expense per unit(8)..........     7.80       7.91       5.08       4.78         4.68           4.45
  Units in service per employee (end of period)(9).......      880      1,000      1,325      1,619        1,648          1,708
  Capital expenditures(10)............................... $  2,315   $  2,565   $  2,811   $  9,773   $   14,534     $    3,562

CONSOLIDATED BALANCE SHEET DATA:
  Working capital (deficit).............................. $  1,130   $    812   $ (3,119)  $  3,242   $   (1,927)    $  (11,392)
  Cash and cash equivalents..............................      131        530        666     10,154        2,286          3,817
  Total assets...........................................   28,128     30,296     73,273    186,969      311,716        307,191
  Total long-term debt...................................    3,460      3,903      9,500     99,319      148,691        170,226
  Total stockholders' equity.............................   19,803     20,359     50,235     49,556      133,649        101,267

---------------
 (1) Service, rent and maintenance revenues consist of fixed monthly, quarterly, annual and bi-annual service and leasing fees.
 (2) Product sales include pager and paging equipment sales and other security systems' income.

 (3) EBITDA is earnings before interest and other income, income taxes, depreciation and amortization and nonrecurring charges. Interest and other income consist primarily of interest expense. EBITDA does not represent cash flows as defined by generally accepted accounting principles and does not necessarily indicate that cash flows are sufficient to fund all of ProNet's cash needs. EBITDA should not be considered in isolation or as a substitute for net income (loss), cash from operating activities or other measures of liquidity determined in accordance with generally accepted accounting principles. EBITDA excludes nonrecurring charges of approximately $8.8 million in 1996 and $6.6 million in 1997.

 (4) Calculated by dividing EBITDA by the remainder of total revenues less net book value of products sold for the period presented.
 (5) Cash flow from operating activities is derived from the statement of cash flows and differs from EBITDA (as defined above) primarily due to interest expense and changes in working capital.
 (6) ARPU -- Paging (average revenue per paging unit) is calculated by dividing paging systems average monthly service revenues for the last quarter of the period by the average number of pagers in service at the beginning of such quarter.
 (7) ARPU -- Tracking (average revenue per tracking unit) is calculated by dividing security systems' service revenues for the last month in the period by the number of tracking units in service at the beginning of such month.
 (8) Calculated by dividing the sum of the cost of pager lease and access fees and selling, general and administrative expenses for the last month in the period by the number of pagers in service at the beginning of such month.
 (9) Calculated by dividing pagers in service at the end of each period by the number of employees at the end of the period presented. This calculation excludes employees directly related to the security systems' business.
(10) Excludes acquisition and leased pager costs.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA


     The following summary unaudited pro forma condensed combined statements of operations data of Metrocall for the year ended December 31, 1996 give effect to Metrocall's 1996 acquisitions including Parkway Paging, Inc. ("Parkway"), O.R. Estman, Inc. and Dana Paging, Inc. (collectively, "Satellite") and A+ Network, Inc. ("A+ Network") as if each transaction had occurred on January 1, 1996 under the heading "Pro Forma Metrocall." The unaudited pro forma condensed combined statements of operations data for the year ended December 31, 1996 and for the six months ended June 30, 1997 also give effect to the Page America Acquisition and the Note Offering under the heading "Pro Forma Metrocall, Page America and Note Offering" and to the Page America Acquisition, the Note Offering and the Merger under the heading "Pro Forma Metrocall, Page America, Note Offering and ProNet" as if those transactions had occurred on January 1, 1996.



     The unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall, Page America and Note Offering" gives effect to the Page America Acquisition and the Note Offering as if each had occurred on June 30, 1997. The unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall, Page America, Note Offering and ProNet" gives effect to the Page America Acquisition, the Note Offering and the Merger as if each had occurred on June 30, 1997.



     This information should be read in conjunction with the unaudited Pro Forma Condensed Combined Financial Data and the notes thereto included herein (see "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS"), the financial statements of Parkway, Satellite, A+ Network, Network Paging Corporation and Page America incorporated by reference herein and the Metrocall Consolidated Financial Statements and the ProNet Consolidated Financial Statements included herewith. The unaudited pro forma condensed combined financial data do not purport to represent what the Surviving Corporation's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Surviving Corporation's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management of Metrocall believes are reasonable. In the opinion of management of Metrocall, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined financial data.

                      FOR THE YEAR ENDED DECEMBER 31, 1996
         (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND UNITS IN SERVICE)
                                  (UNAUDITED)


                                                                                           PRO FORMA            PRO FORMA
                                                                                          METROCALL,           METROCALL,
                                                                                         PAGE AMERICA         PAGE AMERICA,
                                                                       PRO FORMA           AND NOTE           NOTE OFFERING
                                                                       METROCALL           OFFERING            AND PRONET
                                                                       ----------    ---------------------    -------------
CONDENSED COMBINED STATEMENTS OF OPERATIONS DATA:
  Total revenues....................................................   $  247,886         $   269,870          $   372,926
  Operating expenses................................................      264,120             288,383              407,455
  Loss from operations..............................................      (46,821)            (50,384)             (79,644)
  Interest and other income (expense), net..........................      (30,573)            (50,024)             (65,109)
  Benefit for income taxes..........................................        5,614               5,614               10,654
  Net loss..........................................................      (71,780)            (94,794)            (134,099)
  Net loss per share................................................   $    (2.87)        $     (3.28)         $     (3.26)
  Weighted average common shares outstanding........................       24,978              28,975               41,281

OTHER DATA:
  Units in service (end of period)..................................    2,142,351           2,347,351            3,618,305
  EBITDA(1).........................................................   $   53,879         $    59,003          $    83,801


                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
         (IN THOUSANDS, EXCEPT FOR PER SHARE DATA AND UNITS IN SERVICE)
                                  (UNAUDITED)


                                                                                          PRO FORMA              PRO FORMA
                                                                                         METROCALL,             METROCALL,
                                                                                        PAGE AMERICA           PAGE AMERICA,
                                                                                          AND NOTE             NOTE OFFERING
                                                                     METROCALL            OFFERING              AND PRONET
                                                                    ------------    ---------------------    -----------------
CONDENSED COMBINED STATEMENTS OF OPERATIONS DATA:
  Total revenues.................................................    $  137,050          $   146,377            $   205,369
  Operating expenses.............................................       133,738              144,789                223,691
  Loss from operations...........................................       (10,370)             (12,519)               (39,612)
  Interest and other income (expense), net.......................       (15,847)             (19,311)               (27,930)
  Benefit for income taxes.......................................         2,165                2,139                  4,654
  Net loss.......................................................       (24,052)             (29,691)               (62,888)
  Net loss per share.............................................    $    (0.96)         $     (1.03)           $     (1.53)
  Weighted average common shares outstanding.....................        24,978               28,975                 41,281
OTHER DATA:
  Units in service (end of period)...............................     2,332,006            2,530,631              3,915,985
  EBITDA(1)......................................................    $   33,179          $    34,597            $    49,484
CONDENSED COMBINED BALANCE SHEET DATA (AS OF JUNE 30, 1997):
  Working capital (deficit)......................................    $    5,825          $     3,612            $   (13,564)
  Total assets...................................................       646,728              717,734              1,095,110
  Long-term obligations, net of current portion(2)...............       348,288              381,288                551,514
  Total stockholders' equity(3)..................................       141,918              161,954                251,175


---------------

(1) EBITDA (earnings before interest, taxes, depreciation and amortization), while not a measure under GAAP, is a standard measure of financial performance in the paging industry; EBITDA should not be considered in isolation or as an alternative to net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of performance under GAAP. Pro forma EBITDA excludes certain nonrecurring charges related to Satellite and A+ Network of $0.4 million for the year ended December 31, 1996. Pro forma EBITDA excludes certain nonrecurring charges related to ProNet of approximately $8.8 million and $6.6 million for the year ended December 31, 1996 and six months ended June 30, 1997, respectively.



(2) During August and October 1997, Metrocall increased borrowings outstanding under its credit facility by a total of $28.0 million to fund working capital requirements.



(3) The pro forma stockholders' equity assumes a per share price of $4.8125 for Metrocall Common Stock as of the closing date of the Page America Acquisition and $7.25 per share for the Merger. See "Pro Forma Condensed

    Combined Financial Statements."

                      COMPARATIVE UNAUDITED PER SHARE DATA


     The following table sets forth certain pro forma per share data of Metrocall and combined unaudited pro forma per share data after giving effect to the Page America Acquisition, the Note Offering and the Merger. This information should be read in conjunction with the Pro Forma Condensed Combined Financial Statements and the notes thereto, the Metrocall Consolidated Financial Statements and the ProNet Consolidated Financial Statements included herewith. The unaudited pro forma per share data do not purport to represent what the Surviving Corporation's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Surviving Corporation's results of operations or financial position for any future period or date.



                                                                                                PRO FORMA
                                                                             PRO FORMA         METROCALL,
                                                                            METROCALL,        PAGE AMERICA,
                                                          PRO FORMA       PAGE AMERICA(2)     NOTE OFFERING
                                                         METROCALL(1)    AND NOTE OFFERING    AND PRONET(3)
                                                         ------------    -----------------    -------------
Loss per share attributable to common stockholders:
  Year ended December 31, 1996........................      $(2.87)           $ (3.28)           $ (3.26)
  Six months ended June 30, 1997......................       (0.96)             (1.03)             (1.53)
Book value per share on June 30, 1997.................        5.66               5.59               6.09


---------------
(1) Reflects the acquisitions of Parkway, Satellite, and A+ Network by Metrocall as though each had occurred on January 1, 1996.


(2) Reflects the Page America Acquisition as though it had occurred on January 1, 1996.


(3) Reflects the Merger as though it had occurred on January 1, 1996.

            OTHER PROPOSALS TO BE PRESENTED AT THE METROCALL MEETING


     In addition to approving and adopting of the Merger Agreement, the Metrocall stockholders are also being asked to consider and vote upon the Charter Amendment to increase the number of authorized shares of Metrocall Common Stock by 20,000,000 shares, from 60,000,000 shares to 80,000,000 shares. See "AMENDMENT OF METROCALL CHARTER TO INCREASE THE NUMBER OF AUTHORIZED METROCALL SHARES." The Metrocall stockholders are also being asked to consider and vote on the Option Plan Amendment to increase the number of shares of Metrocall Common Stock that may be issued under Metrocall's 1996 Stock Option Plan by 2,000,000 shares. See "AMENDMENT TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER METROCALL'S 1996 STOCK OPTION PLAN." Finally, the Metrocall stockholders are being asked to consider and vote on the ESPP Amendment to increase the number of shares of Metrocall Common Stock that may be issued under Metrocall's Employee Stock Purchase Plan by 700,000 shares and to make certain other changes. See "AMENDMENT TO METROCALL'S EMPLOYEE STOCK PURCHASE PLAN."

                                  RISK FACTORS

     The following are certain risk factors that should be carefully considered by Metrocall and ProNet stockholders in evaluating the Merger in addition to the other information described elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus.

SUBSTANTIAL INDEBTEDNESS OF METROCALL


     At October 24, 1997, Metrocall had outstanding approximately $410.3 million in indebtedness consisting of bank loans, senior subordinated notes, mortgage indebtedness and capital leases. On October 21, 1997, Metrocall completed the sale of $200 million in 9 3/4% Senior Subordinated Notes due 2007 pursuant to the Note Offering. The net proceeds of the Note Offering were used to repay outstanding indebtedness under Metrocall's senior secured credit facility (the "Metrocall Credit Facility"). After the Note Offering, the maximum principal amount available under the Metrocall Credit Facility, subject to certain limitations, was $300 million (of which $50.9 million was drawn as of October 24, 1997, and is included in the outstanding indebtedness described above). Pursuant to the Merger, Metrocall will assume $100 million principal amount of ProNet's 11 7/8% Senior Subordinated Notes due 2005 (the "ProNet Senior Subordinated Notes") and will refinance ProNet's existing secured bank debt, of which approximately $72.3 million was outstanding on September 30, 1997, with borrowings under the Metrocall Credit Facility.



     Metrocall also has issued and outstanding $39.9 million stated value of its Series A Convertible Preferred Stock (the "Series A Preferred Stock"), the terms of which require Metrocall to pay dividends, in cash or additional shares of Series A Preferred Stock, at a rate of 14% per year. Metrocall is required to redeem all outstanding shares of Series A Preferred Stock (including dividend shares) in November 2008 unless the holders have previously converted such shares to Metrocall Common Stock. As part of the consideration for the Page America Acquisition, Metrocall issued 1,500 shares of Series B Junior Convertible Preferred Stock (the "Series B Preferred Stock"). Each share of Series B Preferred Stock has a stated value of $10,000 per share. The Series B Preferred Stock carries a dividend of 14% of the stated value per share, payable semi-annually in cash or in additional shares of Series B Preferred Stock, at Metrocall's option. The Series B Preferred Stock must be redeemed in July 2009 for an amount equal to its stated value, plus accrued and unpaid dividends. Metrocall also expects to incur additional indebtedness (in the form of draws on the Metrocall Credit Facility or otherwise) to meet working capital needs, in connection with future acquisitions, or for other purposes. However, the ability to incur additional indebtedness (including draws on the Metrocall Credit Facility) is subject to certain limitations in the agreements relating to existing indebtedness, the terms of the Series A Preferred Stock and Series B Preferred Stock and the terms of the indenture governing the ProNet Senior Subordinated Notes (the "ProNet Indenture").



     Metrocall would be able to incur approximately $40 million of additional indebtedness based on its operating results through June 30, 1997 and estimated cash balances on hand and after giving pro forma effect to the Page America Acquisition, the Note Offering and the Merger.



     This substantial indebtedness, along with the net losses and working capital deficits sustained by Metrocall in recent periods, will have certain adverse consequences for Metrocall, including the following: (i) the ability of Metrocall to obtain additional financing for working capital, capital expenditures, debt service requirements or other purposes may be impaired; (ii) a substantial portion of Metrocall's cash flow from operations will be required to be dedicated to the payment of Metrocall's interest expense; (iii) indebtedness under the Metrocall Credit Facility bears interest at floating rates, which will cause Metrocall to be vulnerable to increases in interest rates; (iv) Metrocall may be more highly leveraged than companies with which it competes, which may place it at a competitive disadvantage; and (v) Metrocall may be more vulnerable in the event of a downturn in its business or in general economic conditions. See "-- History of Losses from Operations."



     Metrocall has required, and will continue to require, substantial capital in connection with the further development and expansion of its operations. Historically, Metrocall has funded its capital requirements by debt financing and the sale of capital stock. Metrocall expects its capital expenditures for 1997 and 1998 will be approximately $70 million and $80 million (after giving effect to the Merger), respectively. Metrocall believes that borrowings under the Metrocall Credit Facility and cash flow from operations will be sufficient to fund Metrocall planned capital expenditures and working capital and debt service requirements. Metrocall may require additional financing for future acquisitions and for further expansion of its paging operations. See "-- Growth Strategy."



     The ability of Metrocall to meet its debt service and other obligations (including compliance with financial covenants) will be dependent upon the future performance of Metrocall and its cash flow from operations, which will be subject to financial, business and other factors, certain of which are beyond its control, such as prevailing economic conditions. If the Merger is consummated, Metrocall's total indebtedness and debt service requirements will be substantially increased and Metrocall will be subject to significant financial restrictions and limitations. The successful implementation of Metrocall's strategy is necessary for Metrocall to meet its debt service requirements. No assurance can be given that, in the event Metrocall were to require additional financing, such additional financing would be available on terms permitted by agreements relating to existing indebtedness or otherwise satisfactory to Metrocall. Moreover, there can be no assurance that Metrocall will be able to generate sufficient cash flow from operating activities to meet its debt service obligations and working capital requirements. Furthermore, if Metrocall is unable to satisfy any of the covenants under the Metrocall Credit Facility, including financial covenants, Metrocall will be unable to borrow under such facility to fund planned capital expenditures, its ongoing operations and other permissible uses. Failure to obtain such financing could result in delays or abandonment of some or all of Metrocall's plans, which could limit the ability of Metrocall to meet its debt service obligations and could have an adverse effect on its business.



HISTORY OF LOSSES FROM OPERATIONS



     Metrocall sustained losses from operations of $5.8 million and $25.4 million for the years ended December 31, 1995 and 1996, respectively, and $10.4 million for the six months ended June 30, 1997. No assurance can be given that Metrocall will achieve profitability. In addition, at June 30, 1997, Metrocall's accumulated stockholders' deficit was approximately $124.0 million. Metrocall's business requires substantial funds for capital expenditures and acquisitions that result in significant depreciation and amortization charges. Accordingly, losses from operations are expected to continue to be incurred in the future. On a pro forma basis, after giving effect to the Page America Acquisition, the Note Offering and the Merger, Metrocall's losses from operations would have been $79.6 million and $39.6 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. See "Pro Forma Condensed Combined Financial Statements."



RISKS ASSOCIATED WITH ACQUISITIONS; CHALLENGES OF BUSINESS INTEGRATION



     Metrocall recently has completed several acquisitions and is subject to risks that the paging systems acquired, including assets acquired in the Page America Acquisition and to be acquired in the Merger, will not perform as expected and that the returns from such systems will not support indebtedness assumed or incurred to acquire, or the capital expenditures needed to develop, such assets. Metrocall's recent acquisitions, and the Merger and any additional acquisitions, if completed, will require integration of each company's development, administrative, finance, sales and marketing organizations, as well as the integration of each company's communication networks and the coordination of its sales efforts. Further, each company's customers will need to be reassured that their paging services will continue uninterrupted. The diversion of management attention and any difficulties encountered in the integration process could have an adverse impact on the revenue and operating results of Metrocall. Additionally, attempts to achieve economies of scale through cost cutting and lay-offs of existing personnel may, at least in the short term, have an adverse impact upon Metrocall.



     Metrocall believes that a key benefit to be realized from the Merger will be the integration of paging service coverage, which will allow Metrocall to provide paging services in new markets. The integration of acquired systems with existing operations entails considerable expenses in advance of anticipated revenues and may cause substantial fluctuations in Metrocall's operating results. This may involve, among other things, integration of technical, sales, marketing, billing, accounting, quality control, management, personnel, payroll, regulatory compliance and other systems and operating hardware and software systems, some of which may be incompatible with Metrocall's existing systems. In addition, telecommunications providers generally experience higher customer and employee turnover rates during and after an acquisition. Metrocall is in the process of integrating the operations of the Page America Acquisition and expects that, if the Merger is consummated, the integration of ProNet will not be completed until the end of 1998. There can be no assurance that Metrocall will be able to integrate such acquisitions successfully. If Metrocall is not successful in integrating such paging service coverage, the business of Metrocall will be adversely affected.



GROWTH STRATEGY



     Historically, Metrocall has grown substantially through acquisitions. Metrocall intends to pursue future acquisition opportunities; however, no assurance can be given that Metrocall will identify, finance and purchase additional suitable acquisitions on acceptable terms, or that future acquisitions, if completed, will be successful. Metrocall will likely incur additional debt to finance any additional acquisitions. Metrocall intends to pursue internal growth through expansion of its paging operations. Metrocall's internal growth will depend, in part, upon its ability to attract and retain skilled employees, its increasing reliance on strategic alliances and the ability of Metrocall's officers and key employees to maintain effective quality controls, manage successfully rapid growth and implement appropriate management information systems and controls. If Metrocall were unable to attract and retain skilled employees, rely upon its strategic alliances, maintain effective quality controls, manage successfully rapid growth and/or implement appropriate systems and controls, Metrocall's operations could be adversely affected.



POSSIBLE IMPACT OF COMPETITION AND TECHNOLOGICAL CHANGE



     The Surviving Corporation will face competition from other paging companies in all markets in which it will operate. The wireless communications industry is highly competitive, with price being the primary means of differentiation among providers of numeric messaging services (which account for the substantial majority of the current revenues of both Metrocall and ProNet), particularly in the reseller market (which accounts for a majority of ProNet's revenues and an increasing portion of Metrocall's revenues). Paging companies also compete on the basis of coverage area, enhanced services, transmission quality, system reliability and customer service. Some of the Surviving Corporation's competitors and potential competitors, which include regional and national paging companies, have substantially greater financial, personnel, technical, marketing and other resources than those of the Surviving Corporation. In addition, other entities offering wireless two-way communications technology, including cellular telephone, specialized mobile radio services and personal communication services ("PCS"), also compete with the paging services that the Surviving Corporation will provide. There can be no assurance that additional competitors will not enter markets served by the Surviving Corporation or that the Surviving Corporation will be able to compete successfully. In this regard, certain long distance telephone carriers and regional Bell operating companies are marketing paging services jointly with other telecommunications services.



     Future technological advances in the wireless communications industry could create new services or products competitive with the paging and wireless messaging services provided or to be provided by the Surviving Corporation. Recent and proposed regulatory changes by the FCC are aimed at encouraging such new services and products. In particular, in 1994, the FCC began auctioning licenses for PCS. The FCC's rules also provide for the private use of PCS spectrum on an unlicensed basis. There are two types of PCS: narrowband and broadband. Narrowband PCS provides enhanced or advanced paging and messaging capabilities, such as "acknowledgment paging" or "talk-back" paging. Broadband PCS offers two-way voice communications and messaging services. Broadband PCS competes with cellular telephone services and enhanced specialized mobile radio services, as well as with conventional paging services. Several PCS systems are currently operational. Additionally, other existing or prospective radio services have the potential to compete with the Surviving Corporation. For example, the FCC has authorized non-geostationary mobile satellite service systems in several frequency bands, and has initiated proceedings to consider making additional licenses in some of those bands available. Licensees in those satellite services (some of whom have already launched satellites) are permitted to offer signaling and other mobile services that could compete with terrestrial paging companies. A recent FCC decision will allow land mobile licensees in the 220-222 MHz band to offer commercial paging services. The FCC has also initiated a rule-making proceeding proposing to allow Multiple Address Systems, a fixed microwave service in various 900 MHz frequency bands, to offer mobile services. Any of these services may compete directly or indirectly with the Surviving Corporation.



     Moreover, changes in technology could lower the cost of competitive services and products to a level at which the Surviving Corporation's services and products would become less competitive or at which the Surviving Corporation would be required to reduce the prices of its services and products. There can be no assurance that the Surviving Corporation will be able to develop or introduce new services and products to remain competitive or that the Surviving Corporation will not be adversely affected in the event of such technological developments.



     Technological change also may affect the value of the pagers owned by the Surviving Corporation and leased to its subscribers. If the Surviving Corporation's subscribers requested more technologically advanced pagers, the Surviving Corporation could incur additional inventory costs and capital expenditures if it were required to replace pagers leased to its subscribers within a short period of time.


PENDING LITIGATION

     Metrocall/Source One. In April 1996, Metrocall entered into an agreement to purchase certain of the assets of Source One Wireless, Inc. ("Source One") and placed $1 million cash in escrow. On June 26, 1996, Metrocall advised Source One that Source One had failed to meet certain conditions to completion of the transaction and terminated the agreement. On September 20, 1996, Source One filed an action in the Circuit Court of Cook County, Illinois claiming that Metrocall had breached the agreement and seeking specific performance of the purchase agreement or unspecified damages in excess of $80 million. Metrocall removed the action to the United States District Court for the Northern District of Illinois. Metrocall intends to vigorously defend the claims in this action and believes it has meritorious defenses to this action. Metrocall has denied the claim and asserted affirmative defenses and counterclaims based on misrepresentations and breaches of contract by Source One. The matter is now in discovery, which is scheduled to be completed by the end of October 1997; trial is not expected before January 1998.


     ProNet Securities Litigation. ProNet and certain of its officers and directors are defendants in seven separate actions alleging various violations of federal and state securities laws (the "ProNet Securities Litigation"). These actions collectively assert claims on behalf of all persons who purchased shares of ProNet Common Stock in ProNet's public offering of 4,000,000 shares that commenced on May 31, 1996 and all persons who purchased shares of ProNet Common Stock in the open market during an alleged class period.



     ProNet entered into an agreement effective as of May 14, 1997 to settle the ProNet Securities Litigation. ProNet, its insurance carriers and its former underwriters will pay $8.25 million to settle all claims against ProNet, its officers and directors, and the underwriters. ProNet has agreed to pay $1.7 million of this amount. In addition, ProNet will issue one million shares of ProNet Common Stock to the class. ProNet will also pay $2 million to the class if, within two years from final approval of the settlement, the Merger is completed or ProNet engages in another merger or similar transaction which results in "change of control" of ProNet. The proposed settlement is subject to court approval.



     On September 24, 1997, the United States District Court for the Northern District of Texas preliminarily approved the proposed settlement. The Court set a hearing on the parties' joint motion for entry of a final judgment approving the settlement for November 19, 1997.



     Class Action Suit. On August 13, 1997, ProNet and certain of its directors were named in a class action complaint filed in the Court of Chancery for the State of Delaware in and for New Castle County. The case is styled, Jerry Krim
v. ProNet Inc., et al, C.A. No. 15873. In this action, the plaintiff alleges that ProNet stockholders will receive inadequate consideration in the Merger. The plaintiffs further allege various breaches by the director defendants in connection with the Merger. The defendants view the complaint as meritless and on September 5, 1997 filed a motion to dismiss plaintiff's complaint. That motion is pending before the Court.

SUBSCRIBER TURNOVER


     The results of operations of paging service providers, such as Metrocall and ProNet, can be significantly affected by subscriber cancellations and by subscribers who switch their service to other carriers. To realize net growth in subscribers, disconnected subscribers must be replaced and new subscribers must be added. The sales and marketing costs associated with attracting new subscribers are substantial relative to the costs of providing service to existing customers. Because the Surviving Corporation's business will be characterized by high fixed costs, disconnections directly and adversely will affect the Surviving Corporation's results of operations. An increase in its subscriber cancellation rate may adversely affect the Surviving Corporation's results of operations.


POTENTIAL FOR CHANGE IN REGULATORY ENVIRONMENT

     The Surviving Corporation's paging operations will be subject to regulation by the FCC and, to a lesser extent, by various state regulatory agencies. There can be no assurance that those agencies will not adopt regulations or take actions that would have a material adverse effect on the business of the Surviving Corporation. Changes in regulation of the Surviving Corporation's paging business or the allocation of radio spectrum for services that compete with the Surviving Corporation's business could adversely affect the Surviving Corporation's results of operations. For example, the FCC has adopted rules under which it will issue paging licenses on a wide-area basis by competitive bidding (i.e., auctions). Although Metrocall believes that these rule changes may simplify the Surviving Corporation's regulatory compliance burdens, particularly regarding adding or relocating transmitter sites, those rule changes may also increase the Surviving Corporation's costs of obtaining paging licenses.

RELIANCE ON KEY PERSONNEL

     Metrocall is dependent on the efforts and abilities of a number of its current key management, sales, support and technical personnel, including William L. Collins, III, Steven D. Jacoby and Vincent D. Kelly. The success of the Surviving Corporation will depend to a large extent on its ability to retain and continue to attract key employees. The loss of certain of these employees or the Surviving Corporation's inability to retain or attract key employees in the future could have an adverse effect on the Surviving Corporation's operations. Metrocall has employment contracts with each of the individuals named above. ProNet's executive management will not continue with the Surviving Corporation. See "MANAGEMENT OF THE SURVIVING CORPORATION."

NO ANTICIPATED STOCKHOLDER DISTRIBUTIONS


     It is not anticipated that the Surviving Corporation will pay cash dividends in the foreseeable future. Certain covenants in the Metrocall Credit Facility, in Metrocall's indentures, and in the ProNet Indenture will limit the payment of cash dividends on capital stock, and the Metrocall Credit Facility and the terms of the Series A Preferred Stock and Series B Preferred Stock prohibit the payment of cash dividends on Metrocall Common Stock. See "DESCRIPTION OF METROCALL CAPITAL STOCK."


POSSIBLE VOLATILITY OF STOCK PRICE; SHARES ELIGIBLE FOR FUTURE SALE

     The value realized by ProNet stockholders in the Merger and the value assigned to intangible assets recorded in the purchase accounting for the Surviving Corporation will depend upon the market price of Metrocall Common Stock, which is subject to fluctuation. Since the Metrocall Common Stock became publicly traded in July 1993, the closing price has ranged from a low of $3.75 per share to a high of $29 per share. On June 30, 1997, the closing price of Metrocall Common Stock was $4.50, which was less than the book value per share on June 30, 1997 of approximately $5.66. The market price of Metrocall Common Stock may be volatile due to, among other things, technological innovations affecting the paging industry, Metrocall's acquisition strategy and the shares being registered pursuant to this and other registration statements.

     In addition, the value to be realized by ProNet stockholders in the Merger is subject to the risk that the number of shares of Metrocall Common Stock to be issued in the Merger, and therefore the Conversion Ratio, will change based on possible purchase price adjustments. Because the Conversion Ratio adjustments, if any, will be calculated after the Stockholders Meetings, the exact Conversion Ratio and the number of shares and value of the Metrocall Common Stock to be received will not be known at the time Metrocall and ProNet stockholders vote on the Merger. The Merger is presently expected to be consummated within two weeks after the Meetings. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Number of Shares to be Issued; Conversion Ratio Adjustments."



     In addition to the shares of Metrocall Common Stock being registered pursuant to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, Metrocall currently has filed registration statements with respect to approximately 23.5 million shares of Metrocall Common Stock held by certain stockholders of Metrocall, including 2.9 million shares of Metrocall Common Stock issuable upon the exercise of warrants held by the holders of Metrocall's Series A Preferred Stock. In addition, the Series A Preferred Stock and Series B Preferred Stock are convertible in certain circumstances into shares of Metrocall Common Stock based on the market price of the Metrocall Common Stock at the time of conversion, and the holders have the right to require Metrocall to register the Metrocall Common Stock for resale. Metrocall also is obligated to register shares of Metrocall Common Stock acquired by certain affiliates of A+ Network in the merger of Metrocall with A+ Network. Furthermore, in connection with that merger, Metrocall also issued indexed variable common rights ("VCRs") which, in certain circumstances, could require Metrocall to issue additional shares of Metrocall Common Stock. There can be no assurance that sales of these shares would not have an adverse effect on the market price of the Metrocall Common Stock.



ANTI-TAKEOVER AND OTHER PROVISIONS



     Metrocall's Amended and Restated Certificate of Incorporation, as amended (the "Metrocall Certificate"), and Metrocall's Fifth Amended and Restated Bylaws (the "Metrocall Bylaws") include provisions that could operate to delay, defer or prevent a change of control of the Surviving Corporation. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Metrocall first to negotiate with the Board of Directors of Metrocall. In addition, each of the Metrocall Credit Facility, Metrocall's indentures, the ProNet Indenture and the terms of the Series A Preferred Stock and Series B Preferred Stock include certain covenants limiting the ability of Metrocall to engage in certain mergers and consolidations or transactions involving a change of control of Metrocall.


     The Metrocall Certificate authorizes the Board of Directors, when considering a tender offer, merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders. In addition, the Metrocall Certificate generally prohibits Metrocall from purchasing any shares of Metrocall's stock from any person, entity or group that beneficially owns 5% or more of Metrocall's stock at a price exceeding the average closing price for the 20 business days prior to the purchase date, unless a majority of Metrocall's disinterested stockholders approve the transaction, or as may be necessary to protect Metrocall's regulatory licenses.


     Metrocall is, and the Surviving Corporation will be, subject to Section 203 ("Section 203") of the Delaware General Corporation Law (the "DGCL"). Under
Section 203, a corporation may not engage in a business combination with a person who owns (or within three years prior did own) 15% or more of the corporation's outstanding voting stock (an "interested stockholder") for a period of three years after the date such person became an interested stockholder, unless (i) prior to such date the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized by the affirmative vote of holders of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

POTENTIAL CONFLICTS OF INTEREST


     Certain members of the Board of Directors of ProNet and senior management of ProNet have interests in the transactions contemplated under the Merger Agreement other than as stockholders of ProNet. Certain of such persons have entered into non-competition and other agreements with Metrocall that will become effective upon consummation of the Merger and/or are to be appointed to the Metrocall Board of Directors effective as of the Effective Time. The Boards of Directors of Metrocall and ProNet were aware of these potential conflicts at the time of their approval of the Merger Agreement. A summary of these potential conflicts of interest and certain agreements between Metrocall and ProNet and certain members of their respective Boards of Directors and senior management is provided in "THE MERGER AND RELATED TRANSACTIONS -- Interests of Certain Persons in the Merger."


INTANGIBLE ASSETS


     At June 30, 1997, Metrocall's total assets of approximately $646.7 million included net intangible assets of approximately $440.4 million. Intangible assets include FCC licenses and certificates, customer lists, debt financing costs, goodwill and certain other intangibles. Metrocall's intangible assets, net of accumulated amortization, have increased significantly since June 30, 1997 primarily as a result of the Page America Acquisition. Metrocall will record, for financial reporting purposes, additional intangible assets in connection with the Merger. Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be addressed. Impairment is measured by comparing the book value to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. Metrocall's estimates of anticipated gross revenues, the remaining estimated lives of tangible and intangible assets, or both, could be reduced significantly in the future due to changes in technology, regulation, available financing or competitive pressures in any of Metrocall's individual markets. As a result, the carrying amount of long-lived assets and intangible assets including goodwill could be reduced materially in the future.


FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Joint Proxy Statement/Prospectus including, without limitation, the statements of Metrocall's, ProNet's or the Surviving Corporation's future financial results, financial position, business strategy, budgets, projected costs and plans and objectives of management are forward-looking statements. Although ProNet and Metrocall believe their respective expectations are based upon reasonable assumptions, no assurance can be given that actual results may not differ materially from those in the forward looking statements. In addition, when used in this Joint Proxy Statement/Prospectus, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements as a result of the risk factors set forth above and the matters set forth in this Joint Proxy Statement/Prospectus generally. For a more detailed discussion of the factors which could cause actual results to vary from those disclosed in forward-looking statements, reference is made to the factors discussed above and to the cautionary language contained in each company's periodic reports that are incorporated herein by reference. Neither Metrocall, ProNet nor the Surviving Corporation undertakes any obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                  THE MEETINGS

DATE, TIME AND PLACE OF MEETINGS


     The Metrocall Meeting will be held at 9:00 a.m., eastern time, on December 17, 1997, at the Ritz-Carlton, Pentagon City, 1250 South Hayes Street, Arlington, Virginia. The ProNet Meeting will be held at

8:00 a.m., central time, on December 17, 1997 at The Westin Hotel-Galleria, 13340 Dallas Parkway, Dallas, Texas.


PURPOSE OF THE MEETINGS


     The purpose of the Metrocall Meeting is to consider and act upon the following proposals: (i) to approve and adopt the Merger Agreement; (ii) to approve and adopt the Charter Amendment, which increases the authorized shares of Metrocall Common Stock by 20,000,000 shares, from 60,000,000 shares to 80,000,000 shares; (iii) to approve and adopt the Option Plan Amendment, which increases the number of shares that may be issued under Metrocall's 1996 Stock Option Plan by 2,000,000 shares; and (iv) to approve and adopt the ESPP Amendment, which increases the number of shares that may be issued under Metrocall's Employee Stock Purchase Plan by 700,000 shares and makes certain other changes.


     The sole purpose of the ProNet Meeting is to consider and act upon the proposal to approve and adopt the Merger Agreement.

RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of Metrocall Common Stock and holders of record of ProNet Common Stock at the close of business on the Metrocall Record Date and the ProNet Record Date, respectively, are entitled to notice of, and to vote at, the Metrocall Meeting and the ProNet Meeting, respectively.


     On the Metrocall Record Date, there were approximately 639 holders of record of Metrocall Common Stock and 29,112,998 shares of Metrocall Common Stock issued and outstanding. Each share of Metrocall Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.


     On the ProNet Record Date, there were approximately      holders of record
of ProNet Common Stock and             shares of ProNet Common Stock issued and
outstanding. Each share of ProNet Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.

VOTING AND REVOCATION OF PROXIES


     All proxies that are properly executed and returned to Metrocall or ProNet, as the case may be, prior to commencement of voting at the applicable Stockholders Meeting will be voted at the applicable Stockholders Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. All executed but unmarked Metrocall and ProNet proxies will be voted FOR approval and adoption of the Merger Agreement and, in the case of Metrocall, FOR approval and adoption of the Charter Amendment, FOR approval and adoption of the Option Plan Amendment and FOR approval and adoption of the ESPP Amendment. Any proxy may be revoked by any stockholder who attends his or her applicable Stockholders Meeting and gives notice of his or her intention to vote in person without compliance with any other formalities. In addition, any Metrocall or ProNet stockholder may revoke a proxy at any time before it is voted by executing and delivering a subsequent proxy or by delivering a written notice to the Secretary of Metrocall or ProNet, as applicable, stating that the proxy is revoked. At each Stockholders Meeting, stockholder votes will be tabulated by persons appointed by the respective Boards of Directors to act as inspectors of election.


     The managements of Metrocall and ProNet do not know of any matters other than those set forth herein that may come before the Stockholders Meetings. If any other matters are properly presented to either Stockholders Meeting for action, it is intended that the persons named in the applicable form of proxy will vote in accordance with their best judgment on such matters.

VOTE REQUIRED FOR APPROVAL


     Metrocall. The presence, in person or by proxy, of at least a majority of the shares of Metrocall Common Stock outstanding on the Metrocall Record Date (29,112,998 shares) is necessary to constitute a quorum at the Metrocall Meeting. The affirmative vote of the stockholders of a majority of shares of Metrocall Common Stock outstanding and entitled to vote at the Metrocall Meeting is necessary to approve and adopt each of the Merger Agreement and the Charter Amendment. The Option Plan Amendment and the ESPP

Amendment will be approved if the votes cast in favor of the Option Plan Amendment and the ESPP Amendment, respectively, exceed the votes opposing such actions. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be treated as votes cast against the Merger Agreement and the Charter Amendment, but will not be counted for purposes of the Option Plan Amendment or the ESPP Amendment. Broker non-votes will be equivalent to votes cast against the Merger Agreement and the Charter Amendment, but will not be counted for purposes of the Option Plan Amendment or the ESPP Amendment.


     On the Metrocall Record Date, directors and executive officers, and their affiliates, of Metrocall exercised voting control over an aggregate of 9,761,413 shares of the outstanding Metrocall Common Stock (approximately 33.5% of the shares entitled to vote at the Metrocall Meeting). All directors and executive officers, and their affiliates, of Metrocall owning shares of Metrocall Common Stock have indicated their intention to vote their shares for approval of the Merger Agreement, the Charter Amendment, the Option Plan Amendment and the ESPP Amendment.


     Pursuant to the terms of the Stockholders Agreement, certain stockholders of Metrocall have agreed to vote certain of their shares of Metrocall Common Stock (which constitute approximately 32% of the issued and outstanding shares as of the date of the Stockholders Agreement) in favor of the Merger and the Charter Amendment.


     ProNet. The presence, in person or by proxy, of at least a majority of the shares of ProNet Common Stock outstanding on the ProNet Record Date ( shares) is necessary to constitute a quorum at the ProNet Meeting. The affirmative vote of the stockholders of a majority of the shares of ProNet Common Stock issued and outstanding on the ProNet Record Date is necessary to approve and adopt the Merger Agreement. Each share of ProNet Common Stock is entitled to one vote. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the ProNet Meeting, but will be equivalent to votes cast against the Merger Agreement.



     On the ProNet Record Date, ProNet's directors and executive officers and
their affiliates exercised voting control over an aggregate of      shares of
the outstanding ProNet Common Stock (approximately      % of the shares entitled
to vote at the ProNet Meeting). All such directors, executive officers and affiliates owning shares of ProNet Common Stock have indicated their intention to vote their shares for approval of the Merger Agreement and the Merger. See "THE MERGER AND RELATED TRANSACTIONS -- Background of the Merger."


SOLICITATION OF PROXIES


     The expense of printing this Joint Proxy Statement/Prospectus and the proxies solicited hereby, and any registration or filing fees incurred in connection with the Registration Statement, this Joint Proxy Statement/Prospectus and certain other filings, will be split equally by Metrocall and ProNet; provided, however, that the filing fee for the Registration Statement will be borne by Metrocall. In addition to the use of the mails, proxies may be solicited by officers and directors and employees of Metrocall or ProNet, without additional remuneration, by personal interviews, telephone, facsimile or otherwise. Metrocall and ProNet may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of shares of Metrocall Common Stock or ProNet Common Stock, as the case may be, and will provide reimbursement for the cost of forwarding the material in accordance with customary charges. Metrocall and ProNet have
retained [                     ] at an estimated cost of $[       ], plus
reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals.


OTHER MATTERS

     At the date of this Joint Proxy Statement/Prospectus, the respective Boards of Directors of Metrocall and ProNet do not know of any business to be presented at their respective meetings other than as set forth in the notices accompanying this Joint Proxy Statement/Prospectus. If any other matter should properly come before either of the Stockholders Meetings, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

APPRAISAL RIGHTS


     Under the DGCL, stockholders of Metrocall and ProNet are not entitled to dissenters' rights of appraisal in connection with the Merger.


                      THE MERGER AND RELATED TRANSACTIONS

GENERAL DESCRIPTION OF THE MERGER


     Upon the terms and subject to the conditions contained in the Merger Agreement, including the requisite votes of the stockholders of Metrocall and ProNet in accordance with the relevant provisions of the DGCL and receipt of FCC approval, ProNet will be merged with and into Metrocall and Metrocall will be the Surviving Corporation. At the Effective Time, each outstanding share of ProNet Common Stock (other than shares of ProNet Common Stock held by Metrocall or any of its subsidiaries, which will be canceled) will be converted into the right to receive that number of shares of Metrocall Common Stock equal to the Conversion Ratio. Fractional shares of Metrocall Common Stock will not be issued in connection with the Merger. A holder otherwise entitled to a fractional share will be paid cash in lieu of such fractional share in an amount equal to the product of the closing price of a share of Metrocall Common Stock on the trading day immediately prior to the closing of the Merger multiplied by the fraction of a share to which such holder would otherwise be entitled. The Conversion Ratio represents the basic conversion ratio of 0.90 of a share of Metrocall Common Stock for each share of ProNet Common Stock, subject to adjustment if certain liabilities of ProNet exceed certain targets, if annualized operating cash flow (earnings before interest, taxes, depreciation and amortization) of ProNet is less or more than certain targets, and if new pager inventory of ProNet falls below certain targets. See "THE MERGER AGREEMENT AND TERMS OF THE
MERGER -- Number of Shares to be Issued; Conversion Ratio Adjustments" for a description of such adjustments and "DESCRIPTION OF METROCALL COMMON STOCK" for a description of the Metrocall Common Stock. Pursuant to the Option Agreement dated August 8, 1997 between Metrocall and ProNet, ProNet has granted Metrocall an irrevocable option to purchase up to 2,450,000 shares of ProNet Common Stock at a price of $5.40 per share. The option is only exercisable upon the occurrence of certain events, and the number of shares issuable upon the exercise of the option and the exercise price are subject to certain adjustments. See "-- Option Agreement" for a description of the option.


BACKGROUND OF THE MERGER


     In early 1996, Metrocall adopted a three-phase consolidation strategy. These phases were designed to increase the size and operating scale of Metrocall's operations and to provide a basis as a long term provider of wireless messaging products and services. Phase I consisted of a series of acquisitions of smaller, less-capitalized or privately-owned paging businesses designed both to enter new strategic and geographic markets and to fold in existing operations providing operating scale and efficiency. This phase was implemented through the acquisitions of the assets of Parkway, Satellite, and Page America, each of which was announced and closed in 1996, except for the Page America Acquisition, which closed in July 1997. Approximately 440,000 subscribers were added through these acquisitions. Phase II consisted of the acquisition of a major regional paging company to increase Metrocall's subscriber base to over 2 million. This phase was implemented through the merger with A+ Network, and acquisition of its approximately 660,000 subscribers, in November 1996. Phase III contemplated a major national acquisition which, when combined with internal growth, would broaden Metrocall's subscriber base to over 3 million. With the closing of the Page America Acquisition in July 1997, Metrocall essentially completed the first two phases of this plan. In conjunction with this plan, Metrocall had identified ProNet as a possible strategic combination partner.


     In 1993, ProNet management recognized that its operating expertise, combined with its presence in major metropolitan markets, presented an opportunity to capitalize on the growing demand for pagers among business users and the population at large. ProNet management articulated a three-phase growth plan to position ProNet as a leading provider of paging services. In the first phase, ProNet (i) identified its Super Center locations, (ii) targeted acquisitions that could be executed in a cost-effective manner to create a critical mass in each region and (iii) obtained debt and equity capital to fund the expansion of its operations. In the second phase of the growth plan, ProNet
(i) completed the construction of its Super Center facilities, (ii) integrated its acquisitions into its Super Center operations and (iii) emphasized internal growth of its increased subscriber base. As a part of the third phase of the growth plan, ProNet acquired a nationwide paging license from Motorola, Inc. and explored larger acquisitions, including its abandoned merger with Teletouch Communications, Inc. In June 1996, market prices for publicly traded paging services companies began a substantial decline which continued into 1997. As a result of this decline, ProNet and other paging companies have been unable to raise additional capital to fund further growth. In this environment and because ProNet management believes that consolidation in the paging industry is continuing, ProNet management began to explore the potential for a strategic business combination with another large paging services company. ProNet management had discussions with several large paging companies during the period from February 1997 to late June 1997. None of these discussions resulted in a proposal that was acceptable to ProNet.

HISTORY OF THE NEGOTIATIONS

     On two separate occasions in 1993 and 1995, Metrocall and ProNet engaged in preliminary discussions regarding a possible combination of the two companies. In each case, these discussions were abandoned prior to the parties' reaching agreement as to the structure or terms of any such combination.

     The discussions that eventually resulted in the execution of the Merger Agreement began in early May 1997. At an industry conference in Florida, William
L. Collins, III, Metrocall's President, Chief Executive Officer and Vice Chairman of the Board, and Jackie R. Kimzey, ProNet's Chairman of the Board and Chief Executive Officer, briefly discussed the strategic potential of a combination of Metrocall and ProNet. Neither Mr. Collins nor Mr. Kimzey proposed specific terms for such a combination but they agreed to continue the discussions.


     The parties scheduled meetings in late May 1997 at Metrocall's offices in Alexandria, Virginia to exchange financial and other information regarding the two companies. The meetings were held on May 28 and 29 and were attended on Metrocall's behalf by Mr. Collins, Vincent D. Kelly, Metrocall's Chief Financial Officer, Treasurer and Executive Vice President, and Steven D. Jacoby, Metrocall's Executive Vice President and Chief Operating Officer, and on ProNet's behalf by Mr. Kimzey and David J. Vucina, ProNet's President and Chief Operating Officer. In connection with these meetings, the parties entered into a confidentiality agreement dated as of May 30, 1997.



     Also on May 28, prior to the meeting in Virginia, Messrs. Kimzey and Vucina, together with Jan E. Gaulding, ProNet's Senior Vice President, Chief Financial Officer and Treasurer, and Mark A. Solls, ProNet's Vice President, General Counsel and Secretary, met with ProNet's Board of Directors to advise them of the discussions with Metrocall. Because this meeting preceded the first substantive discussions with Metrocall, no specific issues regarding the Merger were addressed.


     On June 2, 1997, Messrs. Collins and Kimzey met at Metrocall's offices in Alexandria, Virginia to discuss the objectives of the possible combination and to explore alternatives for structuring the combination.


     During June 1997, Metrocall and ProNet and their respective legal and financial advisors conducted legal and financial due diligence investigations.


     On June 23 and 24, in connection with the companies' due diligence investigations, certain members of Metrocall and ProNet management, including Messrs. Kelly and Solls and Ms. Gaulding, and their respective financial and legal advisors met in Washington, D.C. to discuss the companies' recent operating results, the status of the ProNet Securities Litigation, the companies' other pending litigation and other related issues.

     On June 28, the ProNet Board of Directors met to discuss the status of the negotiations. This meeting was attended by Messrs. Kimzey and Vucina and Mr. Solls and Ms. Gaulding. Representatives of Salomon Brothers and Vinson & Elkins L.L.P., ProNet's legal advisors, were also present. At the meeting, the ProNet Board of Directors was informed that, although specific economic terms had not been proposed, management expected that certain members of management would be asked to enter into non-competition agreements. The

ProNet Board of Directors was also advised of its fiduciary duties in considering and entering into a transaction such as the Merger.


     On July 9, 1997, the parties met in Washington, D.C. Metrocall, represented by Mr. Kelly, and representatives of Morgan Stanley and Toronto-Dominion Securities (USA), Inc., proposed terms for a stock for stock direct merger of ProNet with Metrocall. ProNet, represented by Messrs. Kimzey, Vucina and Solls and Ms. Gaulding and representatives of Solomon Brothers, informed the Metrocall representatives that the proposed exchange ratio and certain other proposed terms were unacceptable.

     On July 17, Messrs. Collins and Kimzey discussed the status of the negotiations on the telephone and agreed to meet the following week.


     On July 24, the parties reconvened at the offices of Salomon Brothers in New York City and resumed discussions regarding the principal terms and structure of the proposed combination. At this meeting, the parties tentatively agreed upon a ratio of 0.90 of a share of Metrocall Common Stock for each share of ProNet Common Stock, subject to negotiations of other material terms of the transaction, including adjustments to the conversion ratio. Metrocall indicated that its willingness to enter into the Merger Agreement would be conditioned on its receiving an option to purchase up to 19.4% of the issued and outstanding ProNet Common Stock in the event ProNet accepted an Acquisition Proposal. ProNet indicated that its agreement would be conditioned on stockholders representing a substantial block of Metrocall Common Stock agreeing to vote in favor of the Merger Agreement. The parties agreed to resume the negotiations the following week.



     On July 29 and July 30, senior management of both companies and their respective financial and legal advisors met in Washington, D.C. to further negotiate the principal terms of the Merger Agreement, the Stockholders Agreement and the Option Agreement.



     In a series of conference calls from August 4 through August 8, senior management of both companies and their respective financial and legal advisors finalized the terms of the Merger Agreement, the Stockholders Agreement and the Option Agreement. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER" and
"-- Stockholders Agreement" and "-- Option Agreement."



     On August 5, a special meeting of ProNet's Board of Directors was convened for the purpose of considering the approval and adoption of the Merger Agreement. At this special meeting representatives of Salomon Brothers presented their fairness opinion to ProNet's Board of Directors and the ProNet Board of Directors approved and adopted the Merger Agreement, Option Agreement and Stockholders Agreement and authorized ProNet's executive officers to execute and deliver such agreements.



     At a meeting on August 6, 1997, Metrocall's Board of Directors authorized management to execute and deliver the Merger Agreement, Option Agreement and Stockholders Agreement, subject to approval by Metrocall bank lenders and satisfactory resolution of other open issues. The parties executed definitive agreements during the evening of August 8, 1997. The agreements were announced on August 11, 1997.


     On August 13, ProNet and certain of its directors were named as defendants in a class action lawsuit relating to the Merger. See "RISK FACTORS -- Pending Litigation."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF METROCALL


     The Board of Directors of Metrocall has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, Metrocall and its stockholders. The Board of Directors of Metrocall has unanimously recommended that the stockholders of Metrocall vote FOR the approval and adoption of the Merger Agreement.

METROCALL'S REASONS FOR THE MERGER

     In reaching its determination that the Merger Agreement and the transactions contemplated thereby, are fair to and in the best interests of Metrocall and its stockholders, the Metrocall Board considered a number of factors, which factors taken together support such determination, including without limitation the following:

          1. The knowledge of the Metrocall Board of Directors of the business, operations, properties, assets, financial condition and operating results of Metrocall.

          2. The terms of the Merger Agreement, the Option Agreement and the Stockholders Agreement, including the consideration in the Merger, the provisions for adjustment of the Conversion Ratio, and other terms in light of the likelihood that the Merger would be completed.

          3. The review by the Metrocall Board of Directors of recent transactions involving companies with comparable businesses and the trading prices of the shares of such companies that are publicly traded.

          4. Recent trading prices of Metrocall Common Stock and ProNet Common Stock.

          5. Certain financial data of Metrocall and ProNet, including revenues, cash flow, leverage and capital structure, and Metrocall management's assessment of the operating performance and prospects of both companies.

          6. The opinion of Morgan Stanley to the effect that, as of August 8, 1997 and based upon and subject to certain matters stated therein, the Conversion Ratio pursuant to the Merger Agreement is fair from a financial point of view to Metrocall.

          7. The fact that the markets currently covered by ProNet and Metrocall are complementary and the Surviving Corporation will have a significant subscriber base with a strong market presence in the Southwest region.

          8. The operational synergies that the Board of Directors of Metrocall believes the Surviving Corporation will realize in development, administration, marketing and sales, including the ability to realize savings by locating ProNet's nationwide frequency within Metrocall's already existing nationwide paging network, and elimination of redundant back office and corporate functions.

          9. Certain business factors relating to ProNet, including its personnel, FCC licenses, technical strengths and marketing distribution channels.

          10. The difficulties that may be encountered in merging the two companies' organizations, managements, technology and facilities as well as the potential loss of revenue that might result in the short term due to uncertainty among customers and employees caused by the Merger.

          11. Metrocall management's view that the Merger would increase its investor base and market capitalization, thereby increasing liquidity.

          12. Pending and potential litigation matters involving ProNet.

     The foregoing discussion of the information and factors considered by the Metrocall Board of Directors is not meant to be exhaustive, but is believed to include the material factors considered by the Metrocall Board of Directors. In reaching its determination, the Metrocall Board of Directors took the various factors into account collectively and the Metrocall Board of Directors did not perform a factor-by-factor analysis, nor did the Metrocall Board of Directors consider whether any individual factor was, on balance, positive or negative. In addition, different members of the Metrocall Board of Directors may have weighed such factors differently and considered other factors.

     THE METROCALL BOARD OF DIRECTORS RECOMMENDS THAT METROCALL STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO METROCALL

     Morgan Stanley was engaged by Metrocall to act as a financial advisor to the Metrocall Board of Directors in connection with the Merger. At the August 6, 1997 meeting of the Metrocall Board of Directors, Morgan Stanley delivered its oral opinion to the Metrocall Board of Directors that, as of such date and subject to certain considerations identified to the Metrocall Board of Directors, the Conversion Ratio pursuant to the Merger Agreement was fair from a financial point of view to Metrocall. Morgan Stanley confirmed its oral opinion in a written opinion dated August 8, 1997 (the "Morgan Stanley Opinion").

     A COPY OF THE MORGAN STANLEY OPINION WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IS ATTACHED HERETO AS EXHIBIT B. METROCALL STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. REFERENCES TO THE MORGAN STANLEY OPINION HEREIN AND THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH BELOW ARE QUALIFIED BY EXHIBIT B, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE MORGAN STANLEY OPINION IS DIRECTED TO THE METROCALL BOARD OF DIRECTORS AND THE FAIRNESS OF THE CONVERSION RATIO PURSUANT TO THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW TO METROCALL, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY METROCALL STOCKHOLDER AS TO HOW TO VOTE AT THE METROCALL MEETING.

     In arriving at its opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Metrocall and ProNet, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Metrocall and ProNet prepared by the managements of Metrocall and ProNet, respectively; (iii) analyzed certain financial projections concerning Metrocall and ProNet prepared by the managements of Metrocall and ProNet, respectively; (iv) discussed the past and current operations and financial condition and the prospects of Metrocall and ProNet with the managements of Metrocall and ProNet, respectively;
(v) discussed with Metrocall and ProNet managements their views regarding the estimates of the business, financial and operational benefits arising from the Merger; (vi) analyzed the pro forma impact of the Merger on Metrocall's consolidated capitalization and financial ratios; (vii) reviewed the reported prices and trading activity of Metrocall Common Stock and ProNet Common Stock;
(viii) compared the financial performance of Metrocall and ProNet and the prices and trading activity of the Metrocall Common Stock and ProNet Common Stock with that of certain other comparable publicly-traded companies and their securities;
(ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (x) participated in discussions and negotiations among representatives of ProNet and Metrocall and their financial and legal advisors; (xi) reviewed the Merger Agreement and certain related documents; (xii) participated in discussions with Metrocall's accountants regarding certain aspects of the accounting practices and policies of ProNet; and (xiii) considered such other factors and performed such other analyses as Morgan Stanley deemed appropriate.


     In connection with its review, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for purposes of the Morgan Stanley Opinion. With respect to the financial projections, including estimates of the business, financial and operating benefits expected to result from the Merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future competitive, operating and regulatory environments and related financial performance of Metrocall and ProNet, respectively. Furthermore, Morgan Stanley assumed no responsibility for conducting a physical inspection of the properties or facilities of Metrocall or ProNet or for making or obtaining any independent valuation or appraisal of the assets or liabilities of Metrocall or ProNet, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley assumed, with the consent of the Metrocall Board, that the transaction described in the Merger Agreement would be consummated on the terms set forth therein without waiver of any condition thereof. Morgan Stanley noted that the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. The Morgan Stanley opinion is necessarily based on economic, market and other conditions as in effect on, and any information and agreements made available to it as of, the date thereof.

     In conjunction with the August 6, 1997 meeting of the Metrocall Board of Directors, Morgan Stanley reviewed with the members of the Metrocall Board of Directors certain analyses performed by Morgan Stanley in connection with the Morgan Stanley Opinion. The summary set forth below does not purport to be a complete description of the Morgan Stanley Opinion or Morgan Stanley's analysis related thereto.


     Implied Transaction Valuation. Morgan Stanley reviewed the implied transaction valuation. The total number of Metrocall Shares to be issued, based on ProNet shares outstanding of approximately 13.674 million (pro forma for the issuance of 1.0 million shares to settle the ProNet Securities Litigation) was approximately 12.3 million. The value of the shares to be issued, based on Morgan Stanley's estimate of Metrocall's unaffected trading price of $5.375 as of the close of trading on August 1, 1997 and the Conversion Ratio of 0.9, was approximately $66 million. In addition, Metrocall will assume ProNet debt of approximately $180 million. The pro forma ProNet stockholders' ownership of Metrocall, based on Metrocall's shares outstanding after the Merger of approximately 41.453 million, was 30%. Morgan Stanley noted that the implied ProNet valuation was as follows: equity value, $66 million and asset value, $232 million.


     Precedent Transaction Analysis. Using publicly available information, Morgan Stanley reviewed and analyzed selected acquisition transactions involving other companies in the paging industry that it deemed relevant.

     No transaction utilized as a comparison in the precedent transaction analysis is identical to the Merger in both timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of ProNet and other factors that would affect the acquisition value of the companies to which it is being compared. In evaluating precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial, and other matters, many of which are beyond the control of ProNet, such as the impact of competition on ProNet and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of ProNet or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not itself a meaningful method of using comparable transaction data.


     Premium to Unaffected Market Price. Morgan Stanley presented an analysis of the acquisition premium paid in selected paging transactions in relation to the unaffected market price of certain acquired public companies. The transactions reviewed by Morgan Stanley included the following, which are listed by acquiror/ target: (i) Metrocall/ProNet; (ii) Metrocall/Page America; (iii) Arch/USA Mobile; and (iv) Metrocall/ A+ Network. The Morgan Stanley analysis yielded the following premiums to unaffected market price for each of the above referenced transactions: Metrocall/ProNet, 3%; Metrocall/Page America, 20%; Metrocall/ A+ Network, 36%; and Arch/USA Mobile, 19%.


     Contribution Analysis. Morgan Stanley presented an analysis of the relative contribution of ProNet and Metrocall to the Surviving Corporation based on certain statistics. Among the information considered in the analysis were run rate EBITDA for the second quarter of 1997 and full year 1997 EBITDA estimates. The relative EBITDA contributions of ProNet and Metrocall on a run rate EBITDA for the second quarter of 1997 basis and a full year basis were used to derive an implied exchange ratio. This analysis does not give effect to potential cost savings and revenue enhancement opportunities from the merger. The range of exchange ratios implied by EBITDA contribution is 0.80 to 0.95.

     ProNet Discounted Cash Flow Analysis. Morgan Stanley performed a five-year discontinued cash flow analysis of ProNet based upon the internal projections of the management of ProNet, as well as discussions with Metrocall and ProNet management regarding the business of ProNet. In conducting the discounted cash flow analysis, Morgan Stanley assumed discount rates of 12% to 13%, and year 2001 EBITDA multiples of 8.0x to 9.0x, with and without giving effect to synergies. The assumed discount rates were chosen based upon an analysis of the weighted average cost of capital of ProNet and certain comparable companies. The range of exit multiples used reflected different assumptions regarding the growth and profitability prospects of ProNet beyond the year 2001. Unleveraged after-tax cash flows were calculated as the after-tax operating earnings of ProNet plus projected depreciation and amortization, plus (or minus) net changes in non-cash working capital, minus projected capital expenditures, Morgan Stanley added to the present value of the cash flows the terminal value of ProNet in 2001, discounted back at the same rates. Based on the aforementioned projections and assumptions, the discounted cash flow analysis yielded a range of midpoint per share values of approximately $4.70 to $7.00 per share of ProNet Common Stock.

     ProNet Stock Trading Comparison. Morgan Stanley compared the historical trading prices of the ProNet Common Stock to a composite of paging stocks (consisting of Paging Network, Inc. ("PageNet"), Arch Communications Group, Inc. ("Arch"), PageMart, Inc. ("PageMart"), and Mobile Telecommunications Technologies Corp. ("MTel")) and the study showed that for much of the period, ProNet Common Stock traded at a discount to such composite. Another study showed that the ProNet Common Stock had, for the most part, traded at a discount to Metrocall Common Stock.

     Comparable Paging Company Trading Analysis. Morgan Stanley analyzed the trading performance of ProNet, Metrocall and companies in the paging sector (the "Comparable Public Companies"). The companies analyzed were: PageNet, Arch, PageMart and MTel. The Comparable Public Companies were selected based on general business, operating and financial characteristics representative of companies in the paging industry. Historical financial information used in connection with the ratios provided below with respect to the Comparable Public Companies is as of the most recent financial statements publicly available for each company. Market information used in calculating the financial ratios below is as of August 1, 1997

     Morgan Stanley analyzed the relative performance and value for ProNet by comparing certain market trading statistics for ProNet with the Comparable Public Companies. Among the market trading information considered in the analysis were aggregate value to run rate EBITDA and aggregate value to run rate sales for the second quarter of 1997. The ratio of aggregate value to run rate EBITDA for the second quarter of 1997 and aggregate value to run rate sales for the Comparable Public Companies ranged from 7.1x to 8.5x and 1.8x to 3.0x, respectively.

     Using the financial information provided by management of ProNet and Metrocall, Morgan Stanley derived an implied aggregate value of Metrocall's proposed acquisition of ProNet of 7.7x run rate 1997 EBITDA for the second quarter of 1997 and 2.0x run rate 1997 sales for the second quarter of 1997, respectively. In addition, Morgan Stanley noted that Metrocall traded at 8.4x run rate EBITDA for the second quarter of 1997 and 2.3x run rate sales for the second quarter of 1997.

     No company utilized in the Comparable Public Companies analysis as a comparison is identical to ProNet or Metrocall. In evaluating the Comparable Public Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ProNet or Metrocall, such as the impact of competition on the business of ProNet or Metrocall and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of ProNet, Metrocall, the industry or financial markets in general. Mathematical analysis (such as determining the average or median) is not, in the opinion of Morgan Stanley, in itself a meaningful method of using comparable company data.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting for any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of ProNet or Metrocall.


     In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ProNet or Metrocall. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the Conversion Ratio pursuant to the Merger Agreement from a financial point of view to Metrocall and was provided to the

Metrocall Board of Directors in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which ProNet or Metrocall might actually be sold. In addition, as described above, Morgan Stanley's opinion and presentation to the Metrocall Board of Directors was one of many factors taken into consideration by the Metrocall Board of Directors in making its determination to approve the Merger. Consequently, the Morgan Stanley analysis described above should not be viewed as determinative of the opinion of the Metrocall Board of Directors with respect to the value of ProNet and Metrocall or whether such Board would have been willing to agree to a different consideration. The Conversion Ratio pursuant to the Merger Agreement was determined through negotiations between Metrocall and ProNet and was approved by the Metrocall Board of Directors.



     The Metrocall Board of Directors retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley is a full-service securities firm engaged in trading and brokerage activities, as well as providing investment banking, financing and financial advisory services. In the ordinary course of its trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in securities or senior loans of ProNet or Metrocall. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services to Metrocall and have received fees for the rendering of these services.



     Pursuant to a letter agreement dated as of June 16, 1997, Metrocall has agreed to pay Morgan Stanley a fee of 1% of the aggregate value of the merger in consideration for its services upon consummation of the transaction. In addition to the foregoing compensation, Metrocall has agreed to reimburse Morgan Stanley for its expenses, including fees and expenses of its counsel, and to indemnify Morgan Stanley for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.


RECOMMENDATION OF THE BOARD OF DIRECTORS OF PRONET


     The Board of Directors of ProNet approved and adopted the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, ProNet and its stockholders. The Board of Directors of ProNet has recommended that the stockholders of ProNet vote FOR the approval of the Merger Agreement.


PRONET'S REASONS FOR THE MERGER


     The ProNet Board of Directors believes that the terms of the Merger Agreement and the transactions contemplated thereby are in the best interests of ProNet and its stockholders. Accordingly, the ProNet Board of Directors has unanimously approved the Merger Agreement and recommends approval of the Merger Agreement by the stockholders of ProNet. In reaching its determination, the ProNet Board consulted with ProNet management, as well as its legal counsel, and its financial advisor, Salomon Brothers, and considered a number of factors including without limitation the following:


          1. The knowledge of the ProNet Board of Directors of ProNet's business, operations, properties, assets, financial condition and results of operations.

          2. The ability of ProNet stockholders to benefit, through continued ownership of Metrocall Common Stock, from the enhanced prospects of the combined companies.

          3. The effect on stockholder value of ProNet continuing as a stand-alone entity compared to its combining with Metrocall, particularly
     (i) the belief of the ProNet Board of Directors that consolidation within the paging industry was continuing and that companies that did not participate in such consolidation would risk having to compete against larger and better capitalized companies and, therefore, would have difficulty executing their strategies and (ii) the effect that limitations on available capital would have on ProNet's long-term growth strategy, operations and financial performance and the belief that the combined company would have greater access to the capital markets, would be better able to pursue its long-term growth strategy and could better withstand competition in its markets.

          4. The results of the contacts and discussions between ProNet and various third parties, including that none of such contacts and discussions had resulted in a proposal regarding a strategic combination as attractive as the Merger (see "-- Background of the Merger") and the belief of the ProNet's executive officers that the Merger offered the best alternative available to ProNet and its stockholders.

          5. ProNet management's expectation that ProNet stockholders would benefit from the Surviving Corporation's ability to take advantage of various synergies to increase revenues and cash flow of the Surviving Corporation such as economies of scale with respect to personnel and facilities, management information systems and capital expenditures.


          6. The financial and other analyses presented by Salomon Brothers, including the opinion of Salomon Brothers delivered to the ProNet Board of Directors.



          7. Based on recent historical stock prices for ProNet Common Stock and Metrocall Common Stock, the per share consideration to be received by the ProNet stockholders represented a premium over recent prices for ProNet Common Stock.


          8. The financial and other terms of the Merger Agreement, including that the Merger would generally be tax-free to the ProNet stockholders (see "-- Certain Federal Income Tax Consequences"), the ability of ProNet to terminate the Merger Agreement in connection with a superior Acquisition Proposal and the limitation on the potential economic return to Metrocall pursuant to the Option Agreement.

          9. Three current members of the ProNet Board of Directors would become members of the Metrocall Board of Directors to participate in the strategy and direction of the Surviving Corporation.


     ProNet's Board of Directors also considered, among other factors, (i) the risk that the benefits sought in the Merger would not be obtained, (ii) the risk that the Merger would not be consummated, (iii) the effect of the public announcement of the Merger on ProNet's customer relations, operating results and ability to retain employees, and the trading price of ProNet Common Stock, (iv) the substantial management time and effort that will be required to consummate the Merger and integrate the operations of the two companies, and (v) other risks described herein under "RISK FACTORS". In the judgment of the ProNet Board of Directors, the potential benefits of the Merger substantially outweighed the risks inherent in the Merger.


     The foregoing discussion of the information and factors considered by the ProNet Board of Directors is not intended to be exhaustive but includes the material factors discussed by the ProNet Board of Directors. In reaching its determination to approve and recommend the Merger, the ProNet Board of Directors did not assign any relative or specific weights to the foregoing factors and individual directors may have given differing weights to different factors. The ProNet Board of Directors is, however, unanimous in its recommendation that ProNet stockholders approve the Merger Agreement.

     THE PRONET BOARD OF DIRECTORS RECOMMENDS THAT PRONET STOCKHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT.

OPINION OF FINANCIAL ADVISOR TO PRONET

     ProNet retained Salomon Brothers to act as its financial advisor in connection with the Merger. On August 5, 1997, Salomon Brothers rendered its opinion to the ProNet Board of Directors to the effect that, based upon and subject to certain assumptions, factors and limitations set forth in such written opinion as described below, as of such date, the consideration to be received by the holders of ProNet Common Stock in the Merger is fair, from a financial point of view, to such holders.

     THE FULL TEXT OF SALOMON BROTHERS' OPINION DATED AUGUST 5, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED BY SALOMON BROTHERS, IS ATTACHED AS EXHIBIT C TO THIS JOINT PROXY
STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON BROTHERS' OPINION

DELIVERED TO THE PRONET BOARD OF DIRECTORS WAS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF PRONET COMMON STOCK, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PRONET STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PRONET MEETING. THE SUMMARY OF THE SALOMON BROTHERS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. PRONET STOCKHOLDERS ARE URGED TO READ THE ENTIRE OPINION CAREFULLY.

     In connection with rendering its opinion, Salomon Brothers reviewed and analyzed, among other things: (i) the Merger Agreement and the exhibits thereto (including the Option Agreement); (ii) certain publicly available information concerning ProNet; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of ProNet; (iv) certain publicly available information concerning the trading of, and the trading market for, the ProNet Common Stock; (v) certain publicly available information concerning Metrocall; (vi) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Metrocall; (vii) certain publicly available information concerning the trading of, and the trading market for, the Metrocall Common Stock; (viii) certain publicly available information with respect to certain other companies that Salomon Brothers believed to be comparable to ProNet or Metrocall and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon Brothers considered relevant to its inquiry. Salomon Brothers also conducted discussions with certain officers and employees of Metrocall and ProNet and with the independent accountants of Metrocall to discuss the foregoing as well as other matters that Salomon Brothers believed relevant to its inquiry.

     In its review and analysis and in arriving at its opinion, Salomon Brothers assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by Metrocall and ProNet or publicly available and neither attempted independently to verify nor assumed responsibility for verifying any of such information. Salomon Brothers did not conduct any physical inspection of any of the properties or facilities of Metrocall or ProNet, nor did it make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to the financial projections of Metrocall and ProNet, Salomon Brothers assumed that they were consistent with the best currently available estimates and judgments of the management of Metrocall and ProNet, respectively, and Salomon Brothers expressed no view with respect to such financial projections.

     In conducting its analysis and in arriving at its opinion, Salomon Brothers considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Metrocall and ProNet;
(ii) the business prospects of Metrocall and ProNet; (iii) the historical and current market for Metrocall Common Stock, for ProNet Common Stock and for the equity securities of certain other companies that Salomon Brothers believed to be comparable to Metrocall or ProNet; and (iv) the nature and terms of certain other transactions that Salomon Brothers believed to be relevant. Salomon Brothers also took into account its assessment of general economic, market and financial conditions and its knowledge of the paging industry as well as its experience in connection with similar transactions and securities valuation generally.

     Salomon Brothers' opinion was necessarily based upon conditions as they existed and could be evaluated on the date of its opinion and it assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of its opinion. Salomon Brothers' opinion was limited to the fairness, from a financial point of view, of the consideration to be received by the holders of ProNet Common Stock in the Merger and did not address ProNet's underlying business decision to effect the Merger or constitute a recommendation to any holder of ProNet Common Stock as to how such holder should vote with respect to the Merger. Set forth below is a brief summary of the material financial analyses which Salomon Brothers provided to the ProNet Board of Directors at its August 5, 1997 meeting in connection with its opinion and does not purport to be a complete description of analyses performed by Salomon Brothers. As described above, Salomon Brothers' opinion and presentation to the ProNet Board of Directors were among many factors taken into consideration by the ProNet Board of Directors in making its decision to approve the

Merger Agreement. The following quantitative information, to the extent it is based on market data, is based on such data as it existed at August 1, 1997, and is not necessarily indicative of current market conditions.

SUMMARY OF ANALYSIS


     Historical Conversion Ratio Analysis. Salomon Brothers also reviewed the average daily closing price of Metrocall Common Stock and ProNet Common Stock during the one, three and six month periods ending on June 20, 1997 (the trading day immediately preceding the date of the first formal meeting between ProNet and Metrocall and their respective financial advisors at which the proposed Merger was discussed) and August 1, 1997 and the implied historical exchange ratios obtained by dividing the average price per share of ProNet Common Stock by the average price per share of Metrocall Common Stock (the "Historical Conversion Ratio") for each such period. Salomon Brothers calculated that the Historical Conversion Ratio ranged from a high of 0.81 to a low of 0.75 for the periods ended June 20, 1997, and ranged from a high of 0.87 to a low of 0.79 for the periods ended August 1, 1997. The Conversion Ratio is 0.90 subject to adjustment in certain circumstances.



     Contribution Analysis. Salomon Brothers calculated the relative contribution by ProNet to the pro forma combined company resulting from the Merger with respect to various financial statistics, including earnings before interest, taxes, depreciation and amortization ("EBITDA") (based upon projections provided by ProNet and Metrocall, as well as investment banking analysts), market capitalization and firm value (defined as equity value plus debt and certain other liabilities, and less cash). This analysis showed that, not taking into account synergies and efficiencies potentially realizable from the transaction, ProNet would contribute between 29.8% and 30.4% of estimated 1997 EBITDA (depending upon the particular estimates used for purposes of the analysis), between 24.4% and 29.8% of estimated 1998 EBITDA, 29.0% of market capitalization (based on closing share prices at August 1, 1997) and 29.6% of firm value. By comparison, based on the Conversion Ratio, ProNet stockholders would hold 29.7% of the pro forma equity (not including shares issuable upon exercise of stock options) of the Surviving Corporation upon consummation of the Merger. Salomon Brothers also noted that the managements of ProNet and Metrocall expected to realize substantial synergies from the Merger and that, as Metrocall stockholders, ProNet stockholders would receive a portion of such benefits.


     Premium Analysis. Salomon Brothers noted that at assumed trading prices for the Metrocall Common Stock of $5.00, $5.38 (the closing price on August 1,
1997) and $6.00, the Conversion Ratio would represent a premium (discount) to
(i) the closing price of the ProNet Common Stock at June 20, 1997 of 14.3%, 22.9% and 37.1%, respectively, (ii) the closing price of the ProNet Common Stock at August 1, 1997 of (4.0%), 3.2% and 15.2%, respectively, (iii) the high closing price for the 52 weeks ended June 20, 1997 of (64.7%), (62.1%) and (57.6%), (iv) the high closing price for the 52 weeks ended August 1, 1997 of (49.7%), (45.9%) and (39.6%), and (v) the low closing price for the 52 weeks ended June 20, 1997 and August 1, 1997 of 80.0%, 93.5% and 116.0%.

     Public Comparables Trading Analysis. Salomon Brothers compared selected financial data of Metrocall with certain financial data from publicly traded paging network companies considered by Salomon Brothers to be comparable to ProNet and Metrocall, specifically American Paging, Arch and PageNet (collectively, the "Comparable Companies"). Among other things, Salomon Brothers computed, as of August 1, 1997, the multiples of (i) latest twelve months ("LTM") EBITDA, (ii) latest quarterly annualized EBITDA, (iii) 1997 estimated EBITDA (based on investment banking analyst estimates) and (iv) 1998 estimated EBITDA (based on investment banking analyst estimates) represented by the firm value of ProNet and Metrocall, and compared them to the corresponding multiples represented by the firm values of the Comparable Companies. Based on this analysis, Salomon Brothers established for the Comparable Companies (i) a range of multiples of firm value to LTM EBITDA of 9.0 to 9.6 with a median of 9.3,
(ii) a range of multiples of firm value to latest quarterly annualized EBITDA of
8.8 to 9.7 with a median of 9.2, (iii) a range of multiples of firm value to 1997 estimated EBITDA of 8.2 to 8.9 with a median of 8.4, and (iv) a range of multiples of firm value to 1998 estimated EBITDA of 6.4 to 7.4 with a median of
6.8. For ProNet and Metrocall, Salomon Brothers determined that (i) the multiples of firm value to LTM EBITDA were 8.8 and 9.4, respectively, (ii) the multiples of firm value to latest quarterly annualized EBITDA were 8.1 and 8.7, respectively, (iii) the multiples of firm value to 1997 estimated EBITDA were
7.9 and 8.5, respectively, and (iv) the multiples of firm value to 1998 estimated EBITDA were 6.5 and 7.1, respectively. On the basis of this analysis, Salomon Brothers derived a range of per share reference values for the ProNet Common Stock and the Metrocall Common Stock, which was used to obtain a range of reference values for the Conversion Ratio of 0.83 to 0.85 (based on data as of August 1, 1997) and 0.82 to 0.85 (based on data as of June 20, 1997). Salomon Brothers believed that the Conversion Ratio of 0.90 was consistent with the reference ranges obtained through its analysis.

     Precedent Transactions Analysis. Salomon Brothers reviewed for informational purposes four selected merger and acquisition transactions in 1995 and 1996 involving paging network companies with more than 500,000 subscribers (the "Larger Precedent Transactions"), as well as 23 selected merger and acquisition transactions involving smaller concerns (the "Smaller Precedent Transactions"). For the Larger Precedent Transactions, among which the Merger would have been classified, the multiple of the firm value reflected by the transaction price to EBITDA ranged from 10.0 to 13.4. For the Smaller Precedent Transactions, the multiples of the transaction price to EBITDA ranged from 6.0 to 28.5. Salomon Brothers noted, however, that this analysis would not likely provide meaningful information because, in general, all of the precedent transactions occurred prior to the difficulties recently experienced in the paging network industry.

     Discounted Cash Flow Analysis. Salomon Brothers also conducted a discounted cash flow analysis of ProNet and Metrocall using estimates of future cash flows of the companies. Salomon Brothers used discount rates ranging from 15% to 17% and terminal value EBITDA multiples of 7.0 to 8.0, which in each case were determined by Salomon Brothers using its experience and judgment. In one case, Salomon Brothers used projections for ProNet provided by ProNet's management and projections for Metrocall provided by Metrocall's management to derive a range of per share reference values for the ProNet Common Stock and the Metrocall Common Stock. The reference values for the Conversion Ratio determined on the basis of the resulting range of per share values for the ProNet Common Stock and the Metrocall Common Stock ranged from 1.00 to 1.13. In a second case, Salomon Brothers performed the analysis using projections for ProNet and Metrocall provided only by Metrocall's management. On the basis of this analysis, Salomon Brothers obtained a range of reference values for the Conversion Ratio of 0.72 to 0.77. Salomon Brothers believed that the Conversion Ratio of 0.90 was consistent with the reference ranges obtained through its analysis.

     General. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Salomon Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Salomon Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. Salomon Brothers did not quantify the effect of each factor upon their valuation. In its analyses Salomon Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, some of which are beyond the control of Metrocall and ProNet. Any estimates contained in Salomon Brothers' analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. No company or transaction used in the above analyses as a comparison is directly comparable to Metrocall or ProNet or the Merger. The analyses performed were prepared solely as part of Salomon Brothers' analysis of the fairness of the consideration to be received in the Merger by the holders of ProNet Common Stock in connection with the delivery by Salomon Brothers' opinion. Because such analyses are inherently subject to uncertainty, none of ProNet, the ProNet Board of Directors or management, Salomon Brothers or any other person assumes responsibility if future events do not conform to judgments reflected in the opinion of Salomon Brothers.

     Engagement of Salomon Brothers. Salomon Brothers was retained by ProNet based on its experience and expertise as financial advisor in connection with mergers and acquisitions. Salomon Brothers is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Brothers regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and for other purposes.


     ProNet paid Salomon Brothers a fee of $250,000 upon the execution of the Merger Agreement. ProNet also agreed to pay Salomon Brothers an additional fee in an amount equal to 0.75% of the Aggregate Consideration (as defined) in connection with the Merger, such fee being payable upon consummation of the Merger. ProNet has also agreed to reimburse Salomon Brothers for its reasonable out-of-pocket expenses and to indemnify Salomon Brothers and certain related persons against certain liabilities, including liabilities under the federal securities laws.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Certain members of the Board of Directors of ProNet and senior management of ProNet have interests in the transactions contemplated under the Merger Agreement that present certain potential conflicts of interest. The Boards of Directors of Metrocall and ProNet were aware of these potential conflicts at the time of their consideration of the Merger. A summary of these potential conflicts of interest and certain agreements between Metrocall and certain members of ProNet's Board of Directors and senior management is provided below.



     Metrocall Board Seats. Pursuant to the Merger Agreement, at the Effective Time, Metrocall will increase the size of its board from 11 to 14 directors. The three vacancies will be filled by existing ProNet directors, Max D. Hopper, Jackie R. Kimzey and Edward E. Jungerman.



     Non-Competition Agreements. Pursuant to Noncompetition Agreements, each of Jackie R. Kimzey and David J. Vucina has agreed, in exchange for payments totaling, in the aggregate, $421,800 and $317,400, respectively, over a three-year period following the Effective Time, to refrain from competing in the business of narrowband one-way or two-way paging services, soliciting employees of the Surviving Corporation, interfering with any customer, supplier or other business relationship of the Surviving Corporation, or disclosing confidential information about ProNet. The obligation not to compete will continue for three years from the Effective Time, and the nondisclosure obligation will continue indefinitely. Pursuant to the Noncompetition Agreements, Messrs. Kimzey and Vucina have agreed to resign voluntarily under their employment agreements with ProNet, effective as of the Effective Time.


     Existing Employment Arrangements. Metrocall has agreed to pay each of Jackie R. Kimzey and David J. Vucina $800,000 and $700,000, respectively, in full satisfaction of ProNet's obligations under the "Change of Control" provisions of their Employment Agreements dated May 18, 1994. In addition, Metrocall has agreed to pay each of Jan E. Gaulding, Mark A. Solls and Jeffery
A. Owens $228,988, $227,588, and $201,043, respectively, in full satisfaction of ProNet's obligations under each of their Change of Control Agreements. Ms. Gaulding's and Mr. Owens' Change of Control Agreements were each entered into effective as of May 18, 1994. Mr. Solls' Change of Control Agreement was entered into effective January 17, 1995. Ms. Gaulding and Messrs. Solls and Owens have each agreed to resign voluntarily as of the Effective Time.


     ProNet Options. Each outstanding option (a "ProNet Option") to purchase ProNet Common Stock granted pursuant to ProNet's 1987 Stock Option Plan, 1995 Long-Term Incentive Plan and Non-employee Director Stock Option Plan (collectively, the "ProNet Option Plans") that has not vested prior to the Effective Time will become fully exercisable and vested as of the Effective Time. ProNet has agreed to use its reasonable best efforts to cause each optionee to agree to the replacement of those options, effective as of the Effective Time, with options under Metrocall's 1996 Stock Option Plan to purchase such number of shares of Metrocall Common Stock equal to the number of shares of ProNet Common Stock subject to such ProNet Option immediately prior to the Effective Time multiplied by the Conversion Ratio, with the exercise price equal to the exercise price for such ProNet Option immediately prior to the Effective Time divided by the Conversion Ratio. All ProNet Options held by ProNet directors, by employees whose employment is involuntarily terminated without cause within six months after the closing date, or by certain other employees as agreed by Metrocall, will be exercisable until the earlier of (i) the fourth anniversary of the closing date and (ii) the date on which such ProNet Options would otherwise have expired if such person had remained a director or employee of ProNet. Currently exercisable ProNet options may be exercised and the shares of ProNet Common Stock received thereby may be exchanged in the Merger.



     The following table sets forth, as of October 31, 1997 with respect to the directors and executive officers of ProNet, assuming a Conversion Ratio of 0.90 of a share of Metrocall Common Stock per share of ProNet Common Stock, (i) the number of shares of Metrocall Common Stock for which the ProNet Options held by such director or officer will be exercisable and (ii) the average exercise price per share of Metrocall Common Stock:



                                                     SHARES OF METROCALL COMMON STOCK       EXERCISE PRICE
                      NAME                                  SUBJECT TO OPTIONS                PER SHARE
------------------------------------------------   ------------------------------------    ----------------
Harvey B. Cash..................................                   18,000                      $   6.67
                                                                    2,250                          6.25
Jan E. Gaulding.................................                  122,400                          6.67
                                                                    9,000                          6.39
Max Hopper......................................                    9,000                          3.33
Edward E. Jungerman.............................                   18,000                          6.67
                                                                    2,250                          6.25
Jackie R. Kimzey................................                  175,500                          6.67
                                                                   45,000                          6.39
Joseph Y. Lacik.................................                   18,000                          5.97
Tim Moore.......................................                   18,000                          3.89
                                                                   12,523                          4.72
George Platt....................................                    9,000                          3.33
Jeffery A. Owens................................                  102,150                          6.67
                                                                    5,400                          6.39
                                                                    9,000                          5.97
Mark A. Solls...................................                   49,500                          6.67
David J. Vucina.................................                  180,900                          6.67
                                                                   36,000                          6.39
                                                                    2,250                          5.97


     Directors' and Officers' Insurance and Indemnification. Metrocall has agreed to indemnify ProNet's directors, officers, employees and agents against all claims based on such persons' positions with ProNet or the Merger Agreement or any of the transactions contemplated thereby. In addition, Metrocall has agreed to use its reasonable best efforts to maintain ProNet's existing directors' and officers' liability insurance policy for at least six years after the Effective Time.


     Management Incentive Plan. The Merger Agreement permits incentive payments to management of ProNet in the event that operating cash flow for the fourth quarter of 1997 exceeds $8 million. Subject to satisfaction of certain criteria, such incentive payments will equal 25% of operating cash flow in excess of $8 million.


OPTION AGREEMENT


     Pursuant to the Option Agreement, ProNet has granted Metrocall an irrevocable option to purchase up to 2,450,000 shares of ProNet Common Stock (equal to approximately 19.4% of the issued and outstanding ProNet Common Stock) at a price of $5.40 per share (the "Option") subject to certain conditions and limitations described below. Metrocall may exercise the Option only upon the occurrence of one of the following "Trigger Events": (i) ProNet's termination of the Merger Agreement as a result of ProNet's Board of Directors' acceptance of an Acquisition Proposal; (ii) Metrocall's termination of the Merger Agreement because ProNet's Board of Directors has accepted an Acquisition Proposal or withdrawn its recommendation of the Merger; or (iii) ProNet's acceptance of an Acquisition Proposal within six months after the stockholders of ProNet disapprove the Merger. Metrocall may exercise the option for cash or through a cashless exercise. The Option will terminate upon the earliest to occur of consummation of the Merger, termination of the Merger Agreement in circumstances other than upon a Trigger Event, or one year after occurrence of a Trigger Event, subject to extension in certain circumstances but in no event later than two years after a Trigger Event.


     The Option may not be exercised for a number of shares of ProNet Common Stock that would, as of the date of exercise, result in Metrocall receiving a "Notional Total Return" (as defined) of more than 9.9% of the "Total Equity Value" (as defined) of ProNet as of such date. For purposes of the Option Agreement, "Notional Total Return" means the sum of (i) the $4 million termination fee payable by ProNet to Metrocall under the terms of the Merger Agreement plus (ii) the net cash that Metrocall would receive if it had sold the shares for which the Option is exercised at the "Current Equity Value" (as defined) of the ProNet Common Stock on the exercise date minus the exercise price for such shares. The "Total Equity Value" of ProNet means (i) the Current Equity Value times the number of issued and outstanding shares of ProNet Common Stock plus the number of shares of ProNet Common Stock that ProNet has agreed to issue; plus (ii) the Current Equity Value times any additional shares of ProNet Common Stock that are issuable pursuant to any rights to acquire ProNet Common Stock, minus the exercise price for such rights; plus (iii) the fair value of any other equity securities issued by ProNet or its subsidiaries; plus (iv) the amount of ProNet's liabilities in excess of certain targets specified in the Merger Agreement. The "Current Equity Value" means the greater of the current market price of ProNet Common Stock or the consideration per share offered in any pending Acquisition Proposal for ProNet.



     Metrocall has agreed in the Option Agreement that, during the period beginning on August 8, 1997 and ending on the earlier of August 8, 1998 and consummation of an Acquisition Proposal, (i) Metrocall will not (a) solicit proxies with respect to the ProNet Common Stock or be a "participant" in an "election contest" or "solicitation" (as such terms are used in Regulation 14A under the Exchange Act) with respect to ProNet Common Stock, (b) form, join or in any way participate in a Group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of ProNet Common Stock, (c) in any manner acquire, agree to acquire or make any proposal to acquire, any securities of, equity interest in, or any material property of, ProNet or any of ProNet's subsidiaries (other than pursuant to the Option Agreement or the Merger Agreement) provided that Metrocall is not prohibited from offering to buy shares of ProNet Common Stock in the event that a third party submits an Acquisition Proposal that is not approved or endorsed by ProNet's Board of Directors, and such party thereafter commences a tender offer or share exchange offer that constitutes an Acquisition Proposal, (d) seek to control the management, Board of Directors or policies of ProNet, or (e) advise, assist or encourage any other person in connection with the foregoing; and (ii) any shares of ProNet Common Stock acquired pursuant to the Option will be voted pro rata with the ProNet Common Stock voted by all other stockholders of ProNet (excluding Metrocall and its affiliates) with respect to all matters presented to the stockholders of ProNet for approval. During this time period, Metrocall may tender or exchange shares subject to the Option pursuant to an Acquisition Proposal.



STOCKHOLDERS AGREEMENT



     Contemporaneously with the execution of the Merger Agreement, ProNet entered into the Stockholders Agreement with Ronald V. Aprahamian; Harry L. Brock, Jr.; Suzanne S. Brock; William L. Collins, III; Francis A. Martin, III; Ray Russenberger; Elliot H. Singer; UBS Capital LLC; Wilmington Securities, Inc.; and certain trusts for the benefit of members of the family of Harry L. Hillman and Elsie Hilliard Hillman (the "Principal Stockholders"). The shares subject to the Stockholders Agreement aggregate 9,405,969 shares, representing approximately 32% of the outstanding shares of Metrocall Common Stock on the date of the Merger Agreement.



     Pursuant to the Stockholders Agreement, each Principal Stockholder agreed during the term of the Stockholders Agreement to vote all shares of Metrocall Common Stock owned by such stockholder in favor of (i) approval of the Merger Agreement and (ii) the Charter Amendment. Pursuant to the Stockholders Agreement, each Principal Stockholder has granted ProNet an irrevocable proxy to vote each Principal

Stockholder's shares in accordance with the obligations of each Principal Stockholder under the Stockholders Agreement.

     The Stockholders Agreement restricts the Principal Stockholders' ability to transfer or encumber the shares of Metrocall Common Stock subject to the Stockholders Agreement, subject to exceptions for a portion of the shares owned by certain Principal Stockholders.

     The Stockholders Agreement will terminate on the earliest of (i) the consummation of the Merger, (ii) the agreement of the parties to the Stockholders Agreement to terminate the Stockholders Agreement, (iii) termination of the Merger Agreement pursuant to its terms, and (iv) March 31, 1998.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain Federal income tax consequences of the Merger to holders of ProNet Common Stock, ProNet and Metrocall. The discussion does not address all aspects of Federal income taxation that may be relevant to particular ProNet stockholders and may not be applicable to stockholders who are not citizens or residents of the United States. This discussion may not apply to certain classes of taxpayers, including, without limitation, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who will acquire their Metrocall Common Stock pursuant to the exercise or termination of employee stock options or otherwise as compensation, or persons who will hold their Metrocall Common Stock in a hedging transaction or as part of a straddle or conversion transaction. Also, the discussion does not address the effect of any applicable foreign, state, local or other tax laws. This discussion assumes that ProNet stockholders hold their ProNet Common Stock as capital assets within the meaning of Section 1221 of the Code. EACH PRONET STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

     The Merger Agreement provides that it is the intention of the parties that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code. As a condition to the consummation of the Merger, the Merger Agreement provides that each of Metrocall and ProNet will receive an opinion of its respective counsel to the effect that the Merger will be treated as a tax-free reorganization under Section 368(a) of the Code. However, no Internal Revenue Service ("IRS") ruling is being obtained concerning the tax effects of the Merger. Except where otherwise indicated, the following summary assumes that the Merger will qualify as a tax-free reorganization.

     If the Merger is a tax-free reorganization, no gain or loss will be recognized by Metrocall or ProNet, and no gain or loss will be recognized by a ProNet stockholder upon the exchange of shares of ProNet Common Stock for shares of Metrocall Common Stock, except that a ProNet stockholder who receives cash proceeds in lieu of a fractional share interest in Metrocall Common Stock will recognize gain or loss equal to the difference between the cash received and the tax basis allocated to the fractional share interest.

     The receipt of cash in lieu of a fractional share of Metrocall Common Stock in the Merger will be treated as if the fractional share had been distributed to such holder and then redeemed by the Surviving Corporation in exchange for the cash distributed in lieu of the fractional share.

     A stockholder's basis in the Metrocall Common Stock received in the Merger will be equal to the stockholder's basis in the shares of ProNet Common Stock exchanged in the Merger, reduced by any tax basis allocable to a fractional share interest for which cash is received.

     A stockholder's holding period for the Metrocall Common Stock received in the Merger will include the period during which the shares of ProNet Common Stock exchanged therefor were held.

     Except in the case of a stockholder who owns more than a minimal interest in Metrocall after the Merger, the gain or loss from receipt of cash in lieu of a fractional share of Metrocall Common Stock will be capital gain or loss. For certain noncorporate taxpayers (including individuals), the rate of taxation of capital gains will depend upon (i) the taxpayer's holding period in the capital asset (with the preferential rates available for capital assets held more than 12 months or 18 months) and (ii) the taxpayer's marginal tax rate for ordinary income. Taxpayers should consult their tax advisors with respect to applicable rates and holding periods, and netting rules for offsetting capital losses against capital gains. If a stockholder holds more than a minimal interest in Metrocall after the Merger, the receipt of cash in lieu of a fractional share of Metrocall Common Stock may be dividend income or proceeds from the sale of a capital asset depending on the applicability of Code
Section 302. Stockholders are urged to consult their tax advisors to determine whether they should be considered as holding a minimal interest for this purpose and, if not, the proper characterization of cash received in the Merger.

  Consequences if No Tax-Free Reorganization

     Metrocall and ProNet will receive opinions from their respective legal counsel regarding the tax treatment of the Merger. However, Metrocall and ProNet do not intend to seek a ruling from the IRS concerning the Federal income tax consequences of the Merger. No assurance can be given that the IRS will not challenge the qualification of the Merger as a tax-free reorganization. If such a challenge were sustained by a court, each stockholder at the time of the Merger would recognize capital gain or loss measured by the difference between the fair market value of all the consideration received in the Merger and the stockholder's basis in the ProNet Shares exchanged in the Merger. Each stockholder's holding period in any share of Metrocall Common Stock received in the Merger would begin on the date of the Merger. The basis of the Metrocall Common Stock received in the Merger would be the fair market value on the date of the Merger.

ACCOUNTING TREATMENT

     The Merger will be accounted for by Metrocall under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the Surviving Corporation will not include income (or loss) of ProNet prior to the Effective Time of the Merger.

GOVERNMENT AND REGULATORY APPROVALS


     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") and the rules promulgated thereunder by the Federal Trade Commission ("FTC"), the Merger may not be consummated unless certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice ("Antitrust Division") and certain waiting period requirements have been satisfied. ProNet and Metrocall each filed on September 9, 1997 and September 8, 1997 (as supplemented on September 9, 1997), respectively, with the Antitrust Division and the FTC a Premerger Notification and Report Form in connection with the Merger. The waiting period for the Merger terminated on October 9, 1997.



     FCC Approval. The construction, modification, operation, ownership and acquisition of paging systems are subject to regulation by the FCC under the Communications Act. The FCC has promulgated rules and regulations governing, among other things, applications to construct and operate paging systems within specified geographic areas, applications to transfer control of or assign paging licenses, and technical and operational standards for the operation of paging systems (such as construction deadlines, maximum power and antenna height, and coordination with adjacent co-channel users). The present regulatory structure governing paging companies is subject to revision in light of changes to the Communications Act, FCC rule changes (some of which are subject to pending petitions for reconsideration), and pending FCC proposals that, if adopted, may increase competition for subscribers to wireless communication services, increase competition for access to certain underlying services and facilities (such as telephone numbers) necessary for ProNet and Metrocall to conduct their business, and impose competitive bidding rules for mutually exclusive paging applications.


     The respective operating subsidiaries of ProNet and Metrocall are licensed by the FCC to provide paging services in the respective geographic areas in which they have operations. The Communications Act requires prior FCC approval for the transfer of actual or legal control of companies holding FCC authorizations. The Communications Act requires that the FCC find that the proposed acquisition or transfer would serve the public interest, convenience and necessity as a prerequisite to granting its approval. The FCC may also require that Metrocall or a transferee demonstrate that it possesses the requisite legal and technical qualifications to operate the licensed facilities in order for the transfer to be approved.


     The Merger Agreement provides that (pending completion of the Merger) Metrocall shall not assume, either directly or indirectly, de jure control (50% or more of the votes) or de facto control (control in practical effect) of ProNet without the prior consent of the FCC. The prior approval of the FCC must be obtained to consummate the Merger. Metrocall has filed applications seeking FCC approval to consummate the Merger. All applications necessary to effectuate the Merger that are required by the Communications Act to be placed on Public Notice, have been accepted for filing by FCC Public Notices as of September 16, 1997. The Communications Act provides for a thirty-day protest period from the date an application is accepted for filing; if an application passes that thirty-day period without being protested, it is generally granted in a matter of a few weeks. All protest periods for the transfer applications have ended, and several of the applications have been granted. Metrocall expects that the remaining applications will be processed promptly; however, there can be no guarantees that the FCC will be able to complete processing the remaining applications in a timely manner. In the event of a challenge or reconsideration request by an adverse party, the termination date established in the Merger Agreement may not allow time for regulatory approvals to be received, or if received, for the approvals to become final. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Termination."



     Under the Communications Act, the amount of capital stock that aliens or their representatives may own or vote in an FCC-licensed company is generally limited to 20% of such a company or 25% of the parent company of an FCC-licensed company. Metrocall believes that it and ProNet currently meet this requirement. Should this restriction ever be found to be violated, the FCC may revoke or refuse to grant or renew a license, or refuse to approve the transfer of control of such license.



     State Regulatory Approval. In addition to regulation by the FCC, certain states historically imposed various regulations on the common carrier paging operations of Metrocall and ProNet. Historically, regulation in some states required Metrocall and ProNet to obtain certain certificates of public convenience and necessity before constructing, modifying or expanding paging facilities or offering or abandoning paging services. Rates, terms and conditions under which Metrocall or ProNet provided service, or any changes to those rates, have also been subject to state regulation. However, under the federal Budget Reconciliation Act of 1993 (the "Budget Act"), states generally are preempted from exercising rate and entry regulation of carriers such as Metrocall and ProNet which are deemed to be providing Commercial Mobile Radio Service ("CMRS"). States may, however, petition the FCC for authority to continue to regulate CMRS rates, which petitions are to be evaluated by the FCC applying the statutory criteria set forth in the Budget Act. In May 1995, the FCC rejected such petitions by New York, Louisiana, Hawaii, Arizona, Ohio, California and Connecticut. The FCC has denied all State requests for continued authority to regulate CMRS rates. The State of Connecticut appealed the FCC's decision to the U.S. Court of Appeals for the Second Circuit, which affirmed the FCC's decision in early 1996.



     Some states regulating paging services have required the prior approval of transactions that result in the assignment or transfer of control of a certificated paging carrier, notwithstanding federal preemption. It is possible that one or more states may continue to assert a right to review and approve the Merger. In such event, Metrocall may choose to challenge such assertion, seek to obtain such approval or take such other or further actions as it deems necessary or advisable at the time. If any state were to claim a right to approve the Merger, there can be no assurance that any challenge to override or overturn that claim would be successful or that any approval, if sought, would be granted or, if granted, would be on a timely basis or on terms and conditions acceptable to Metrocall and ProNet.

RESTRICTIONS ON RESALES BY AFFILIATES

     The Metrocall Common Stock issuable in the Merger has been registered under the Securities Act, but this registration does not cover resales by stockholders of ProNet who are deemed to control or be under common control with ProNet ("Affiliates"). Affiliates of ProNet may not sell their shares of Metrocall Common Stock acquired in the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, or in compliance with the resale provisions of Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

                  THE MERGER AGREEMENT AND TERMS OF THE MERGER

     The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is included as Exhibit A and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. All stockholders are urged to read the Merger Agreement in its entirety. Capitalized terms used herein and not otherwise defined have the same meaning as in the Merger Agreement.

EFFECTIVE TIME OF THE MERGER


     The Merger Agreement provides that, subject to the terms and conditions thereof and the satisfaction or waiver of the other conditions to the Merger, including FCC approval, and in accordance with the DGCL, ProNet will be merged with and into Metrocall, the separate existence of ProNet will cease, and Metrocall will continue its existence as the Surviving Corporation. The Effective Time of the Merger will be the date and time of the filing of a certificate of merger with respect to the Merger or other appropriate documents with the Secretary of State of the State of Delaware.


MANNER AND BASIS OF CONVERTING SHARES


     In the Merger, each outstanding share of ProNet Common Stock will be converted into the right to receive that number of shares of Metrocall Common Stock equal to the Conversion Ratio. The Conversion Ratio represents a basic conversion ratio of 0.90 share of Metrocall Common Stock for each share of ProNet Common Stock, subject to adjustment if certain liabilities of ProNet exceed certain targets, if operating cash flow (earnings before interest, taxes, depreciation and amortization) of ProNet is less or more than certain targets, and if new pager inventory of ProNet falls below certain targets. See "-- Number of Shares to be Issued; Conversion Ratio Adjustments."



     The Surviving Corporation will not issue fractional shares of Metrocall Common Stock. In lieu of any fractional shares of Metrocall Common Stock, the holder of a share of ProNet Common Stock converted in the Merger will be entitled to receive a cash payment determined by multiplying (i) the closing price of a share of Metrocall Common Stock on the NSM on the trading day prior to the Closing by (ii) the fraction of a share of Metrocall Common Stock to which such holder would be entitled.



CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION



     The Merger Agreement provides that the Metrocall Certificate and Metrocall By-Laws will become the Certificate of Incorporation and By-Laws of the Surviving Corporation. In addition, under the Merger Agreement the directors of Metrocall plus three former ProNet directors will be the directors of the Surviving Corporation upon consummation of the Merger and the officers of Metrocall immediately prior to the Effective Time will become the officers of the Surviving Corporation upon consummation of the Merger for such term as is provided in the Metrocall By-Laws. See "MANAGEMENT OF THE SURVIVING CORPORATION."

NUMBER OF SHARES TO BE ISSUED; CONVERSION RATIO ADJUSTMENTS


     The Conversion Ratio is 0.90 share of Metrocall Common Stock for each share of ProNet Common Stock, subject to the Liabilities Adjustment, the Operating Cash Flow Adjustment and the New Pager Inventory Adjustment. Accordingly, based on the Conversion Ratio of 0.90, Metrocall would issue 12,306,388 shares of Metrocall Common Stock as consideration for an aggregate of 13,673,765 shares of ProNet Common Stock that are presently issued and outstanding or which ProNet has agreed to issue. The number of shares of Metrocall Common Stock issuable in the Merger is subject to the following adjustments. In the event of any such adjustments, the Conversion Ratio would be adjusted to equal the number of shares of Metrocall Common Stock to be issued based on the adjustments, divided by 13,673,765.



     The Conversion Ratio will not be not adjusted based on changes in the market price of Metrocall Common Stock, and the Merger Agreement contains no provisions for termination in the event that the trading price of the Metrocall Common Stock exceeds or falls below any particular level. Changes in the value of Metrocall Common Stock will change the value of the consideration that ProNet holders will receive in the Merger. In addition, because the trading price of Metrocall Common Stock will fluctuate and because the Conversion Ratio adjustments, if any, will be calculated after the Stockholders Meetings, the exact Conversion Ratio and the number of shares and value of the Metrocall Common Stock to be received in the Merger will not be known at the time the Metrocall and ProNet stockholders vote on the Merger. The Merger is presently expected to be consummated within two weeks after the Meetings. PRIOR TO THE MEETING, STOCKHOLDERS MAY OBTAIN A CURRENT ESTIMATE OF THE CONVERSION RATIO AND THE NUMBER OF SHARES OF METROCALL COMMON STOCK INTO WHICH THEIR PRONET COMMON
STOCK WOULD BE CONVERTED, BY CALLING 1-800-          .


  Liabilities Adjustment


     If the sum of ProNet's Relevant Net Liabilities at the Measurement Date exceeds a specified target, the number of shares of Metrocall Common Stock to be issued in the Merger will be reduced by the excess, divided by $4.875. The target net liabilities range from $183.2 million on October 31, 1997 to $185.2
million on February 28, 1998. Relevant Net Liabilities were $     million on
September 30, 1997.


  Operating Cash Flow Adjustment


     If ProNet's Annualized Cash Flow is greater than 110% or less than 90% of target cash flow, the number of shares of Metrocall Common Stock to be issued in the Merger will be increased or decreased, whichever is applicable, by a number equal to eight times the excess over 110% or shortfall below 90%, divided by $4.875. Target cash flow for this purpose is defined to mean operating cash flow for the period beginning on July 1, 1997 and ending on the Measurement Date. The annualized target cash flow amounts range from $31.2 million for the period ended September 30, 1997 to $31.83 million for the period ended February 28, 1998. For purposes of calculating operating cash flow, the following items are excluded from expenses: (1) costs associated with employee terminations not to exceed $239,000; (2) verified costs of deconstructing ProNet's nationwide network, not to exceed $2,500 per site; and (3) if approved by Metrocall, expenditures expected to result in a future benefit for the Surviving
Corporation. ProNet's Annualized Cash Flow at           , 1997, was $     .


  New Pager Inventory Adjustment


     If ProNet's New Pager Inventory at the Measurement Date is less than 50,000 units (45,000 of which must be Motorola pagers), the number of shares of Metrocall Common Stock to be issued in the Merger will be reduced by the number of new pagers in inventory below 50,000 (or the number of Motorola pagers below 45,000, if that number is greater) times $50.00, divided by $4.875. At
          , 1997, ProNet's New Pager Inventory was           (          of which
were Motorola pagers).



     On the basis of ProNet's operating results as of September 30, 1997, ProNet management currently does not expect that any adjustment to the Conversion Ratio will be required under the Merger Agreement. However, each of these criteria for adjustments to the Conversion Ratio may be affected, perhaps materially, by circumstances beyond ProNet's control. There can be no assurance that (i) ProNet will meet targets for

Relevant Net Liabilities, Annualized Cash Flow or New Pager Inventory at the Measurement Date or (ii) that any adjustments to the Conversion Ratio will not be material.


  Financial Statement Review


     Pursuant to the Merger Agreement, ProNet is obligated to deliver to Metrocall (i) audited consolidated financial statements for the fiscal period beginning January 1, 1997 and ending September 30, 1997, and (ii) monthly financial statements for each calendar month after September 30, 1997, certified as true and correct by the Chief Financial Officer of ProNet. Also pursuant to the Merger Agreement, ProNet will cause Ernst & Young LLP to perform review procedures in accordance with Statement on Auditing Standards Number 71 for months including and after November 1997, and Metrocall is entitled to perform such investigations as it reasonably deems necessary to confirm whether ProNet's calculation of Annualized Cash Flow or Relevant Net Liabilities are correct. In the event of a dispute regarding the correct amount of Annualized Cash Flow or Relevant Net Liabilities, Metrocall and ProNet will submit the matter to the Washington, D.C. office of KPMG Peat Marwick LLP, which will determine the correct amount within ten business days and which conclusion will be binding on the parties.


TREATMENT OF STOCK OPTIONS


     Each outstanding ProNet Option granted pursuant to the ProNet Option Plans that has not vested prior to the Effective Time will become fully exercisable and vested as of the Effective Time. ProNet has agreed to use its reasonable best efforts to cause each optionee to agree to the replacement of those options, effective as of the Effective Time, with options under Metrocall's 1996 Stock Option Plan to purchase such number of shares of Metrocall Common Stock equal to the number of shares of ProNet Common Stock subject to such ProNet Option immediately prior to the Effective Time multiplied by the Conversion Ratio, with the exercise price equal to the exercise price for such ProNet Option immediately prior to the Effective Time divided by the Conversion Ratio. All ProNet Options held by any ProNet director, by employees whose employment is involuntarily terminated without cause within six months after the Closing Date, or by certain other employees as agreed by Metrocall, will be exercisable until the earlier of (i) the fourth anniversary of the Closing Date and (ii) the date on which such ProNet Options would otherwise have expired if such person had remained a director or employee of ProNet. The Surviving Corporation will notify ProNet option holders regarding their rights under ProNet Options as soon as practicable after the Effective Time. Currently exercisable ProNet Options may be exercised and the shares of ProNet Common Stock received thereby exchanged in the Merger.


INDEMNIFICATION


     The Merger Agreement provides that Metrocall shall, from and after the Effective Time, to the fullest extent permitted by the DGCL, ProNet's Certificate of Incorporation, ProNet's Bylaws or indemnification agreements in effect on the date of the Merger Agreement, including provisions relating to advancement of expenses incurred in the defense of any action or suit, indemnify, defend and hold harmless all persons who are on the date of the Merger Agreement, or have been at any time prior to the date of the Merger Agreement, or who become prior to the Effective Time, an officer, director, employee or agent of ProNet or its subsidiaries, or who are or were serving at the request of ProNet or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, trust, limited liability company or other business enterprise against all losses, claims, damages, liabilities, costs and expenses, judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened claims, proceedings or investigations that are based upon or arise out of such person's service as a director, officer, employee or agent of ProNet or any subsidiaries or the Merger Agreement or any transactions contemplated thereby.


     The Merger Agreement also provides for the preservation of all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of the employees, agents, directors or officers of ProNet and its subsidiaries under their respective charters or by-laws, under indemnification agreements or otherwise, for six years after the Effective Time, and for the

Surviving Corporation to use all reasonable efforts to maintain directors' and officers' liability insurance maintained by ProNet (or substantially similar coverage) for six years after the Effective Time.

REPRESENTATIONS AND WARRANTIES


     In the Merger Agreement, each of ProNet and Metrocall has made certain other representations and warranties to the other regarding, among other things:
(i) their respective organization, subsidiaries and capitalization; (ii) their respective authority to enter into and perform their respective obligations under the Merger Agreement and authorization of the transactions contemplated by the Merger Agreement; (iii) the compliance of the transactions contemplated by the Merger Agreement with their respective Certificates of Incorporation and By-laws, certain agreements and applicable laws; (iv) the accuracy and completeness of their respective Exchange Act filings with the Commission, including this Joint Proxy Statement/Prospectus; (v) the absence of undisclosed liabilities; (vi) the absence of material adverse changes in the condition, results of operations, business and assets of each such party and their respective subsidiaries, taken as a whole, since December 31, 1996; (vii) litigation; (viii) transactions with their respective affiliates; (ix) environmental matters; (x) employee benefit plans and contracts; (xi) taxes; and
(xii) brokers' fees. The representations and warranties contained in the Merger Agreement do not survive beyond the Effective Time.


CONDUCT OF BUSINESS PENDING THE MERGER


     Conduct of Business by ProNet. The Merger Agreement provides that, prior to the Effective Time, except (x) as otherwise contemplated therein or in the Option Agreement, or (y) as agreed in writing by Metrocall, (i) the business of ProNet and its subsidiaries shall be conducted only in, and ProNet and its subsidiaries will not take any action except in, the ordinary and usual course of business and consistent with past practice, and ProNet and its subsidiaries will use all reasonable efforts, consistent with past practice, to maintain and preserve their respective business organizations, assets, employees and advantageous business relationships; (ii) ProNet will not, directly or indirectly, (A) sell, transfer or pledge or agree to sell, transfer or pledge any shares of ProNet Common Stock, preferred stock or capital stock of any of its subsidiaries beneficially owned by it, or (B) split, combine or reclassify the outstanding shares of ProNet Common Stock, or any outstanding capital stock of any of the subsidiaries of ProNet; (iii) neither ProNet nor any of its subsidiaries will (A) amend its organizational documents, (B) issue, grant, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of ProNet or its subsidiaries or any other ownership interests (including but not limited to stock appreciation rights or phantom stock), other than shares of ProNet Common Stock reserved for issuance on the date of the Merger Agreement pursuant to the exercise of ProNet Options outstanding on the date of the Merger Agreement, (C) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets individually or in the aggregate for consideration in excess of $125,000 per fiscal quarter, other than in the ordinary and usual course of business and consistent with past practice, (D) incur any indebtedness other than borrowings under existing agreements or modify the terms of any indebtedness, (E) incur any liability, other than borrowings permitted by clause
(D) above of money under existing agreements or incurrence of other liabilities in the ordinary and usual course of business and consistent with past practice, or (F) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; (iv) neither ProNet nor any of its subsidiaries will terminate certain specified agreements, amend or modify certain specified agreements in any material respect or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice; (v) ProNet will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (vi) each of ProNet and its subsidiaries shall maintain in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring it with respect to its respective business and properties, in such amount and against such losses and risk as is usually carried by persons engaged in the same or similar business; (vii) neither ProNet nor any of its subsidiaries will (A) except for or on behalf of subsidiaries, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (B) make any loans, advances or capital contributions to, or investments in, any other person (other than to subsidiaries of ProNet pursuant to ProNet's written obligations on the date of the Merger

Agreement), other than in the ordinary course of business and consistent with past practice, or (C) enter into any commitment or transaction with respect to any of the foregoing; (viii) neither ProNet nor any of its subsidiaries will change any of the accounting methods used by it unless required by generally accepted accounting principles; (ix) neither ProNet nor any of its subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of ProNet or any of its subsidiaries (other than the Merger); (x) neither ProNet nor any of its subsidiaries will acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division of any such entity; (xi) neither ProNet nor any of its subsidiaries will (A) increase the compensation or fringe benefits of any of its directors, officers or employees, provided, that ProNet may increase the compensation of employees of ProNet or its subsidiaries who are not officers or directors of ProNet and whose annual compensation as of the date of the Merger Agreement is less than $50,000, if such increases are made in the ordinary course of business and consistent with past practice, and provided that ProNet will promptly advise Metrocall of any increases of compensation of its employees, (B) grant any severance or termination pay not currently required to be paid under existing severance plans or agreements to any present or former director, office or employee of ProNet or any of its subsidiaries, (C) enter into or modify any employment, consulting or severance agreement with any present or former director, officer or employee of ProNet or any of its subsidiaries, (D) or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of ProNet;
(xii) neither ProNet nor any of its subsidiaries will make any material tax election or settle or compromise any material federal, state, local or foreign tax liability except for settlements that would not have a material adverse effect on ProNet and its subsidiaries, taken as a whole; (xiii) neither ProNet nor any of its subsidiaries will settle or compromise any pending or threatened suit, action or claim, which settlement or compromise is material to ProNet and its subsidiaries, taken as a whole, or which relates to the transactions contemplated by the Merger Agreement; (xiv) neither ProNet nor any of its subsidiaries will pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (A) reflected or reserved against in the financial statements of ProNet, (B) incurred in the ordinary course of business and consistent with past practice, or (C) incurred in a manner not otherwise prohibited under the Merger Agreement;
(xv) ProNet shall not effect a registration under the Securities Act with respect to Shares held by any person and entity, other than the registration of Shares pursuant to registration rights agreements in effect on the date of the Merger Agreement or pursuant to the Option Agreement; and (xvi) neither ProNet nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.


     Conduct of Business by Metrocall. The Merger Agreement also provides that, prior to the Effective Time, except (x) as contemplated by the Merger Agreement or the Option Agreement, or (y) as agreed in writing by ProNet, (i) the business of Metrocall and its subsidiaries will be conducted only in, and Metrocall and its subsidiaries will not take any action except in, the ordinary and usual course of business and consistent with past practice, and Metrocall and its subsidiaries will use all reasonable efforts, consistent with past practice, to maintain and preserve their business organizations, assets, employees and advantageous business relations; (ii) Metrocall will not (A) amend its certificate of incorporation or by-laws, provided that Metrocall's Board will submit a resolution to approve the Charter Amendment for a vote of the stockholders at a stockholders meeting, and if the Charter Amendment is approved at that meeting, Metrocall will so amend its certificate of incorporation, or
(B) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock, provided, that Metrocall may redeem its Series A Preferred Stock and Series B Preferred Stock in accordance with the respective terms of such stock; (iii) Metrocall will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock except for dividends on the Series A Preferred Stock and the Series B Preferred Stock payable in shares of such series in accordance with the respective terms of such stock; (iv) Metrocall will not, directly or indirectly, split, combine or reclassify the outstanding Metrocall Common Stock; (v) with the exception of the existing liens in favor of Metrocall's bank lenders, neither Metrocall nor any of its subsidiaries will issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of Metrocall or its subsidiaries, other than (A) issuances of Metrocall Common Stock reserved for issuance on the date of the Merger Agreement upon exercise of certain options outstanding on the date of the Merger Agreement, (B) issuances by Metrocall of Metrocall Common Stock upon conversion of the Series A Preferred Stock or Series B Preferred Stock in accordance with the respective terms of such stock, (C) issuances of Series A Preferred Stock or Series B Preferred Stock as dividends in accordance with the respective terms of such stock, (D) issuance by Metrocall of Metrocall Common Stock or other Metrocall securities for the fair market value thereof, provided, that the issuance of Metrocall Common Stock pursuant to an acquisition agreement with a third party on terms negotiated on an arms' length basis or the issuance of other securities convertible into Metrocall Common Stock to an unaffiliated third party on terms negotiated on an arms' length basis shall be deemed for purposes hereof the issuance of Metrocall Common Stock at the fair market value of such Metrocall Common Stock, and (E) the granting (and issuance of shares upon exercise) of options pursuant to Metrocall's director and employee stock option plans as in effect on the date of the Merger Agreement with an exercise price equal to the fair market value of the Metrocall Common Stock on the date of grant; (vi) Metrocall will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Metrocall or any subsidiary; (vii) Metrocall will use its reasonable best efforts to maintain the listing of Metrocall Common Stock on the NSM; and (viii) neither Metrocall nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

RESPONSE TO OTHER OFFERS

     Pursuant to the Merger Agreement, ProNet and its affiliates are required to immediately cease all existing discussions or negotiations, if any, with any parties (other than Metrocall) conducted with respect to any proposal relating to an Acquisition Proposal.

     The Merger Agreement provides that ProNet may furnish information and access (in each case only in response to a request made after the date of the Merger Agreement which was not encouraged, solicited or initiated by ProNet or its affiliates) pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such party concerning any Acquisition Proposal, but only if (i) such party has submitted a written proposal to the Board of Directors of ProNet relating to any such transaction involving economic consideration per share of ProNet Common Stock that ProNet's Board of Directors reasonably believes is economically superior to the consideration to be paid pursuant to the Merger Agreement and which does not include or contemplate any condition relating to the obtaining of funds for such Acquisition Proposal, and (ii) ProNet's Board of Directors has made a Fiduciary Determination (as defined below). ProNet must provide Metrocall notice of and copies or summaries of all written or oral Acquisition Proposals and keep Metrocall advised of all such Acquisition Proposals.


     Except as permitted by the Merger Agreement, neither ProNet nor any of its affiliates will, directly or indirectly, encourage or solicit submission of any inquiries, proposals or offers by, participate in or initiate any discussions or negotiations with disclose any information about ProNet or its subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with any third party in connection with any Acquisition Proposal. In addition, the Board of Directors of ProNet will not recommend that the stockholders of ProNet tender their shares of ProNet Common Stock in connection with any tender offer unless ProNet's Board of Directors makes a Fiduciary Determination.


     ProNet will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement unless its Board of Directors makes a Fiduciary Determination.


     A "Fiduciary Determination" means the directors constituting a majority of all directors of ProNet then in office reasonably determine in good faith, based upon the advice of ProNet's outside counsel, that the taking of action or the failure to take action (or to withdraw or modify any recommendation) is required to properly discharge such directors' fiduciary duties to stockholders of ProNet under the DGCL.

CONDITIONS TO THE MERGER


     Under the Merger Agreement, the respective obligations of Metrocall and ProNet to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following conditions: (i) the Merger Agreement and, in the case of Metrocall, the Charter Amendment, has been approved and adopted by the stockholders of ProNet and Metrocall; (ii) no statute, rule, order, decree or regulation has been enacted or promulgated by any foreign or domestic governmental entity which prohibits the consummation of the Merger and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Merger have been obtained and are in effect at the Effective Time, except where the failure to have obtained any such order or approval would not have a material adverse effect on the Surviving Corporation and its subsidiaries, taken as a whole, after the Effective Time; (iii) there is no order or injunction of a foreign or domestic court or other governmental authority in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; (iv) a final order permitting the Merger to be consummated has been received from the FCC, and orders permitting the Merger to be consummated have been received from any requisite state governmental authorities; (v) the expiration or early termination of any waiting period under the HSR Act has occurred; and (vi) the Registration Statement has been declared effective and no stop order is in effect with respect thereto.



     The obligation of ProNet to effect the Merger is subject to the satisfaction on or prior to the Closing Date of the following additional conditions: (i) Metrocall has performed and complied in all material respects with all of its obligations and agreements under the Merger Agreement; (ii) the representations and warranties of Metrocall contained in the Merger Agreement were true and correct in all material respects at the time when made and are true and correct in all material respects on the Closing Date, except for representations made as of a certain date; (iii) except for the transactions contemplated by the Merger Agreement, and except for matters which affect generally the economy or the industry in which Metrocall and its subsidiaries are engaged, as of the Closing Date, there has not occurred any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of Metrocall or its subsidiaries which has had a material adverse effect on Metrocall and its subsidiaries, taken as a whole; (iv) receipt by ProNet of a certificate from Metrocall attesting to compliance with the conditions set forth in clauses (i),
(ii) and (iii) above; (v) receipt by ProNet of the opinion of Metrocall's legal counsel with respect to the due authorization and issuance of Metrocall Common Stock to be issued in the Merger; (vi) the Metrocall Common Stock to be issued in the Merger has been admitted for quotation on the NSM; and (vii) receipt by ProNet of the opinion from its legal counsel to the effect that the Merger will be treated as a tax-free reorganization within the meaning of section 368(a) of the Code.



     The obligation of Metrocall to effect the Merger is subject to the satisfaction on or prior to the Closing Date of the following additional conditions: (i) ProNet has performed or complied in all material respects with all of its obligations and agreements under the Merger Agreement; (ii) the representations and warranties of ProNet contained in the Merger Agreement were true and correct in all material respects at the time when made and are true and correct in all material respects on the Closing Date, except for representations made as of a certain date; (iii) except for the transactions contemplated by the Merger Agreement and the Option Agreement, and except for matters which affect generally the economy or the industry in which ProNet and its subsidiaries are engaged, as of the Closing Date, there has not occurred any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of ProNet or its subsidiaries which has had a material adverse effect on ProNet and its subsidiaries, taken as a whole; (iv) receipt by Metrocall of a certificate from ProNet attesting to compliance with the conditions set forth in clauses (i),
(ii) and (iii) above; (v) Metrocall has received audited consolidated financial statements for the fiscal period beginning January 1, 1997 and ended September 30, 1997, and monthly financial statements for each calendar month after September 30, 1997, certified as true and correct by the Chief Financial Officer of ProNet; for months including and after November 1997, Ernst & Young has performed SAS 71 review procedures with respect to monthly financial statements for each calendar month after September 30, 1997; Metrocall has had the opportunity to perform such investigations as it has reasonably deemed necessary to confirm whether ProNet's calculation of Annualized Cash Flow (as defined in the Merger Agreement) or Relevant Net Liabilities (as defined in the Merger Agreement) were correct; ProNet has represented that the foregoing financial statements were prepared from, and are in accordance with, the books and records of ProNet and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and present fairly the consolidated financial position and the consolidated results of operations and cash flows of ProNet and its consolidated subsidiaries as at the dates thereof or for the periods presented therein; (vi) (A) the settlement of the ProNet Plaintiffs' Litigation has not been modified in any material respect, (B) such settlement has been approved by final order of all courts having jurisdiction thereof and
(C) the time for any appeals of such orders has expired, or any appeals thereof that have been or may be taken could not reasonably result in a material adverse effect to ProNet and its subsidiaries, taken as a whole; plaintiffs representing no more than 90,000 ProNet Shares have opted out of the ProNet Plaintiffs' Settlement; (vii) the settlement of the litigation brought against ProNet by certain underwriters has been consummated in accordance with the terms of a letter between counsel for ProNet and counsel for the underwriters; (viii) annualized operating cash flow was at least 80% of target cash flow for the Measurement Date prior to the Closing Date; and (ix) Metrocall has received a written opinion from its legal counsel to the effect that the Merger will be treated as a tax-free reorganization within the meaning of section 368(a) of the Code.

TERMINATION


     The Merger Agreement provides that it may be terminated prior to the Effective Time, whether before or after stockholder approval, by the mutual written consent of Metrocall and ProNet. The Merger Agreement may also be terminated prior to the Effective Time, whether before or after stockholder approval, by either ProNet or Metrocall (i) if any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or (ii) if the Merger has not occurred by March 31, 1998, and the failure of the terminating party to fulfill any obligation under the Merger Agreement in any material respect was not the proximate cause or did not result in the failure of the Merger to occur by March 31, 1998.



     The Merger Agreement may also be terminated prior to the Effective Time, whether before or after stockholder approval, by ProNet (i) if (A) there has been a breach by Metrocall of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on Metrocall and its subsidiaries, taken as a whole, or
(B) Metrocall or any of its subsidiaries has failed to perform and comply in any material respect with Metrocall's obligations and agreements under the Merger Agreement or the Option Agreement (and such failure has not been cured within the 30-day cure period provided for in the Merger Agreement); (ii) if the Merger Agreement and the Charter Amendment have not been approved and adopted by the requisite vote of the holders of the capital stock of Metrocall; or (iii) if (A) pursuant to a Fiduciary Determination, the Board of Directors of ProNet has resolved to accept an Acquisition Proposal, (B) ProNet has paid Metrocall a termination fee equal to $4 million in cash, and (C) ProNet is otherwise in compliance with its obligations under the non-solicitation provisions of the Merger Agreement.



     The Merger Agreement may also be terminated prior to the Effective Time, whether before or after stockholder approval, by Metrocall (i) if (A) there has been a breach by ProNet of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a material adverse effect on ProNet and its subsidiaries, taken as a whole, or (B) ProNet or any of its subsidiaries has failed to perform and comply in any material respect with ProNet's obligations and agreements under the Merger Agreement (and such failure has not been cured within the 30-day cure period provided for in the Merger Agreement); (ii) if the Merger Agreement has not been adopted by the requisite vote of the holders of the capital stock of ProNet;
(iii) if the Board of Directors of ProNet (A) has withdrawn or modified or changed, in any manner adverse to Metrocall, its approval or recommendation of the Merger Agreement or the Merger or (B) has failed to recommend against an Acquisition Proposal involving a tender offer or has failed to reject any other Acquisition Proposal within ten business days after receipt by the Board of Directors of ProNet of such proposal, or ProNet has executed an agreement in principle (or similar agreement) or definitive agreement relating to an Acquisition Proposal (or the Board of Directors of ProNet has resolved to do any of the foregoing); or (iv) annualized operating cash flow determined as of any two Measurement Dates is less than 80% of target cash flow for such Measurement Dates.

TERMINATION FEES

     The Merger Agreement provides that if it is terminated by ProNet because the Merger Agreement and the Charter Amendment have not been approved and adopted by the requisite vote of the holders of capital stock of Metrocall, then Metrocall will immediately pay to ProNet a termination fee equal to $4 million in cash.


     The Merger Agreement also provides that if it is terminated (i) by ProNet because its Board of Directors has resolved to accept an Acquisition Proposal pursuant to a Fiduciary Determination, and ProNet has otherwise been in compliance with its obligations under the non-solicitation provisions of the Merger Agreement or (ii) by Metrocall because the Merger Agreement was not approved and adopted by the requisite vote of the holders of capital stock of ProNet, or because ProNet's Board of Directors (A) has withdrawn or modified or changed, in any manner adverse to Metrocall, its approval or recommendation of the Merger Agreement or the Merger, or (B) has failed to recommend against an Acquisition Proposal involving a tender offer or failed to reject any other Acquisition Proposal within ten business days after receipt by the Board of Directors of ProNet of such proposal or ProNet has executed an agreement in principle (or similar agreement) or definitive agreement relating to an Acquisition Proposal (or the Board of Directors of ProNet has resolved to do any of the foregoing), then ProNet will immediately pay to Metrocall a termination fee equal to $4 million in cash. In addition, termination of the Merger Agreement as described in (i) or (ii) constitutes a "Trigger Event" under the Option Agreement, entitling Metrocall to exercise the Option. See "THE MERGER AND RELATED TRANSACTIONS -- Option Agreement."


AMENDMENT

     The Merger Agreement provides that it may be amended, whether before or after any vote of the stockholders of ProNet and Metrocall, except that after the approval of the Merger Agreement by the stockholders of ProNet and Metrocall, no such amendment may be made which by law requires further approval of stockholders without obtaining such further approval.

                     DESCRIPTION OF METROCALL CAPITAL STOCK


     The authorized capital stock of Metrocall consists of 60,000,000 shares of Metrocall Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Metrocall Preferred Stock"), of which 810,000 shares have been designated as Series A Preferred Stock and 9,000 shares have been designated Series B Preferred Stock. As of the Metrocall Record Date, there were 29,112,998 shares of Metrocall Common Stock, 170,772 shares of Series A Preferred Stock and 1,500 shares of Series B Preferred Stock outstanding. In addition, warrants to purchase 2,915,254 shares of Metrocall Common Stock (the "Warrants") were issued and outstanding as of the Metrocall Record Date.


COMMON STOCK

     The holders of Metrocall Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders of Metrocall. Holders of Metrocall Common Stock have no cumulative voting rights and, except as described below, no preemptive, subscription, redemption, sinking fund or conversion rights. Subject to preferences that may be applicable to any then outstanding Metrocall Preferred Stock, holders of Metrocall Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Metrocall, holders of the Metrocall Common Stock will be entitled to share ratably in all interests remaining after payment of liabilities and the liquidation preference of any then outstanding Metrocall Preferred Stock.


     The Metrocall Certificate authorizes Metrocall's Board of Directors to issue, from time to time and without further stockholder action, one or more series of Metrocall Preferred Stock, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors has authorized the Series A Preferred Stock and the Series B Preferred Stock. Because of its broad discretion with respect to the creation and issuance of additional shares of Metrocall Preferred Stock without stockholder approval, Metrocall's Board of Directors could adversely affect the voting power of the holders of Metrocall Common Stock and, by issuing shares of Metrocall Preferred Stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Metrocall.



     Under the Communications Act not more than 20% of Metrocall's capital stock may be owned of record directly by other than United States citizens or entities. Metrocall must comply with the 20% limitation only insofar as it applies for or holds FCC licenses. The 20% limitation applies to Metrocall in connection with the Merger because, pursuant to the Merger, ProNet, an FCC license holder, will merge directly into Metrocall. The Metrocall Certificate authorizes its Board of Directors to redeem any of Metrocall's outstanding capital stock to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency. Such stock may be redeemed at the lesser of (i) fair market value or (ii) such holder's purchase price (if the stock was purchased within one year of such redemption). Other than redemption where necessary to protect Metrocall's regulatory licenses, there are no redemption or sinking fund provisions applicable to the Metrocall Common Stock.


     The Metrocall Certificate provides that all actions taken by Metrocall stockholders must be taken at an annual or special meeting of stockholders or by unanimous written consent. The Metrocall By-laws provide that special meetings of the stockholders may be called only by a majority of the members of the Board of Directors, the Chairman or the holders of not less than 35% of the voting stock of Metrocall. Stockholders are required to comply with certain advance notice provisions with respect to any nominations of candidates for election to Metrocall's Board of Directors or other proposals submitted for stockholder vote. The Metrocall Certificate and the Metrocall By-laws contain certain provisions requiring the affirmative vote of the holders of at least two-thirds of the Metrocall Common Stock to amend certain provisions of the Metrocall Certificate and the Metrocall By-laws.

     The Metrocall Certificate provides for the division of the members of the Board of Directors elected by holders of Metrocall Common Stock into three classes of directors serving staggered three-year terms. The authorized number of directors may be changed only by resolution of the Board of Directors, and directors may not be removed without cause.

     Provisions of the Metrocall Certificate and the Metrocall By-laws could operate to delay, defer or prevent a change of control in the event of certain transactions such as a tender offer, merger or sale or transfer of substantially all of Metrocall's assets. These provisions, as described below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Metrocall first to negotiate with Metrocall. Metrocall believes that the benefits of increased protection of Metrocall's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Metrocall outweigh the disadvantages of discouraging such proposal because, among other things, negotiating with respect to such proposals could result in an improvement of their terms.


     Metrocall is subject to the provisions of Section 203. Under Section 203, a resident domestic corporation may not engage in a business combination with an interested stockholder for a period of three years after the date such person became an interested stockholder, unless (i) prior to such date the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by (x) persons who are directors and officers and (y) employee stock plans, in certain instances), or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including certain mergers, consolidations, asset sales, transfers and other transactions resulting in a beneficial interest to the interested stockholder. "Interested stockholder" means a person who owns (or within three years prior, did own) 15% of more of the corporation's outstanding voting stock, and the affiliates and associates of such person.



     The Metrocall Certificate authorizes Metrocall's Board of Directors, when considering a tender offer, merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders, including, but not limited to, (i) a comparison of the proposed consideration to be received by the stockholders in relation to the then current market price of the capital stock, the estimated current value of Metrocall in a freely negotiated transaction and the estimated future value of Metrocall as an independent entity, and (ii) the impact of such a transaction on the subscribers, suppliers and employees of Metrocall, and its effect on the communities in which Metrocall operates.


     The Metrocall Certificate prohibits Metrocall from purchasing any shares of Metrocall's stock from any person, entity or group that beneficially owns five percent or more of Metrocall's stock at a price exceeding the average closing price for the 20 business days prior to the purchase date, unless a majority of Metrocall's disinterested stockholders approve the transaction, or as may be necessary to protect Metrocall's regulatory licenses. This restriction on purchases by Metrocall does not apply to any offer to purchase shares of a class of Metrocall's stock which is made on the same terms and conditions to all holders of that class of stock, to any purchase of stock owned by such a five-percent stockholder occurring more than two years after such stockholder's last acquisition of Metrocall's stock, to any purchase of Metrocall's stock in accordance with the terms of any stock option or employee benefit plan or to any purchase at prevailing market prices pursuant to a stock purchase program.

     Metrocall's Board of Directors has approved and recommended that the stockholders approve the Charter Amendment, which provides for an amendment to the Metrocall Certificate increasing the number of shares of Metrocall Common Stock to 80,000,000 shares. The Charter Amendment will be submitted to the stockholders for approval in connection with the Merger.

SERIES A PREFERRED STOCK

     The following summary of the designations, rights and preferences of the Series A Preferred Stock sets forth the material terms of the Series A Preferred Stock, but is not a complete description of its terms. This summary is qualified in its entirety by reference to the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights (the "Series A Certificate of Designation") of the Series A Preferred Stock, which is filed as an exhibit to documents incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

     Each share of Series A Preferred Stock has a stated value of $250 per share. Each share has a liquidation preference over shares of Metrocall Common Stock equal to the stated value plus accrued and unpaid dividends to the date of liquidation. The Series A Preferred Stock carries a dividend of 14% of the stated value per year, payable semi-annually in cash or in additional shares of Series A Preferred Stock, at Metrocall's option. Upon the occurrence of a "Triggering Event" and so long as the Triggering Event continues, the dividend rate increases to 16% per year. "Triggering Events" include, among other things,
(i) Metrocall's issuing or incurring indebtedness or equity securities senior with respect to payment of dividends or distributions on liquidation or redemption to the Series A Preferred Stock in violation of limitations set forth in the Series A Certificate of Designation, and (ii) default on the payment of indebtedness of Metrocall in an amount of $5,000,000 or more.

     Holders of Series A Preferred Stock have the right, beginning on November 15, 2001, to convert their Series A Preferred Stock (including shares issued as dividends) into shares of Metrocall Common Stock based on the market price of Metrocall Common Stock at the time of conversion. Series A Preferred Stock may, at the option of holders, be converted sooner upon a change of control of Metrocall, as defined in the Series A Certificate of Designation. The Series A Preferred Stock must be redeemed on November 15, 2008 for an amount equal to the stated value plus accrued and unpaid dividends.


     The Series A Preferred Stock may also be redeemed by Metrocall in whole or in part (subject to certain minimums) beginning November 15, 1999. Prior to then, the Series A Preferred Stock may be redeemed by Metrocall in whole in connection with a sale of Metrocall (as described in the Series A Certificate of Designation) unless the holders have exercised their rights to convert to Metrocall Common Stock in connection with the transaction. The redemption price prior to November 15, 2001, is equal to the stated value of the shares of Series A Preferred Stock, plus accrued and unpaid dividends, and a redemption premium. The redemption premium to be received by a holder for its shares would be calculated as the excess, if any, of the amount that would provide a specified internal rate of return on the holder's purchase price of $250 per unit for the shares of Series A Preferred Stock and Warrants it initially acquired, over (i) the stated value of shares received as dividends in respect of the shares originally issued (including dividends on such dividends) plus (ii) except for redemptions prior to November 15, 1997, the excess of the then-current market price of Metrocall Common Stock over the exercise price of the shares of Metrocall Common Stock represented by the Warrants issued in conjunction with the shares of Series A Preferred Stock originally issued. The applicable internal rates of return are 20% for redemptions on and after November 15, 2000 and before November 15, 2001; 25% for redemptions on and after November 15, 1999 and before November 15, 2000; and 30% for redemptions before November 15, 1999 except that, for redemptions prior to November 15, 1997, the redemption premium will be calculated so that holders receive a rate of return of 30% as though the shares were held through November 15, 1997 without including the excess of the market price of Metrocall Common Stock over the exercise under the Warrants in calculating the redemption premium. After November 15, 2001, the Series A Preferred Stock may be redeemed for the stated value of $250 per share, plus accrued and unpaid dividends, without premium. Metrocall may not exercise its redemption right between November 15, 2001, and January 15, 2002 or with respect to any shares as to which the holders have delivered a notice of conversion into Metrocall Common Stock.



     Holders of the Series A Preferred Stock have the right to elect two directors of Metrocall. One such director is to be chosen by one of the initial three purchasers of the Series A Preferred Stock (or subsequent holders of a majority of shares initially issued to such purchaser) and the other is to be chosen by the other two initial purchasers (or subsequent holders of a majority of shares initially issued to such purchasers). If a

Triggering Event has occurred and is continuing, the holders of Series A Preferred Stock shall have the right to elect an additional number of directors so that such directors shall constitute no less than 40% of the members of the Board of Directors. Metrocall also is required to obtain approval of holders of not less than 75% of the issued and outstanding Series A Preferred Stock before undertaking: (i) any changes in the Metrocall Certificate and Bylaws that adversely affect the rights of holders of the Series A Preferred Stock, (ii) a liquidation, winding up or dissolution of Metrocall or the purchase of shares of capital stock of Metrocall from holders of over 5% of the issued and outstanding voting securities of Metrocall, (iii) any payment of dividends or redemption on Metrocall Common Stock; or (iv) issuance of any additional shares of Series A Preferred Stock (except in payment of dividends) or any shares of capital stock having preferences on liquidation or dividends that are equal to the Series A Preferred Stock. Metrocall is also required to obtain approval of holders of not less than a majority of the issued and outstanding Series A Preferred Stock before undertaking: (i) any acquisition involving consideration having a value equal to or greater than 50% of the market capitalization of Metrocall at the time of such acquisition, or (ii) any sale of Metrocall unless Metrocall redeems the Series A Preferred Stock as described above.


     Metrocall has agreed to register under the Securities Act the resale of shares that may be obtained upon conversion of Series A Preferred Stock. The obligation to register does not arise until the shares may be converted, and Metrocall is required to use its best efforts to maintain the effectiveness of the registration until such time as all the shares of Metrocall Common Stock acquired upon conversion of the Series A Preferred Stock either have been transferred pursuant to the registration or are eligible to be sold pursuant to Rule 144 under the Securities Act without regard to any restrictions pursuant to Rule 144(k) thereunder.


SERIES B PREFERRED STOCK

     The following summary of the designations, rights and preferences of the Series B Preferred Stock sets forth the material terms of the Series B Preferred Stock, but is not a complete description of its terms. This summary is qualified in its entirety by reference to the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights (the "Series B Certificate of Designation") of the Series B Preferred Stock, which is filed as an exhibit to documents incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

     Each share of Series B Preferred Stock has a Stated Value of $10,000 per share. Each share has a liquidation preference equal to its Stated Value, which is junior to the Series A Preferred Stock but senior to shares of Metrocall Common Stock. The Series B Preferred Stock carries a dividend of 14% of the Stated Value per year, payable semi-annually in cash or in additional shares of Series B Preferred Stock, at Metrocall's option.

     Beginning on each of September 1, 1997, December 1, 1997, March 1, 1998 and June 1, 1998, the holders of Series B Preferred Stock have the right to convert up to 25% of the number of Series B Preferred Stock initially issued (plus shares of Series B Preferred Stock issued as dividends on such shares, and as dividends on such dividends) into that number of shares of Common Stock equal to the Stated Value divided by the average of the closing price of the Metrocall Common Stock for the 10 trading days prior to each conversion date. The conversion price will be subject to adjustment based on stock splits, stock dividends, issuance of securities below current market price and other events.


     The Series B Preferred Stock must be redeemed on the twelfth anniversary of its initial issuance for an amount equal to the Stated Value, plus accrued and unpaid dividends. The Series B Preferred Stock may also be redeemed by Metrocall in whole or in part at any time for an amount equal to the Stated Value of the shares to be redeemed plus accrued and unpaid dividends. If Metrocall elects to redeem Series B Preferred Stock, the holders thereof will have the right to convert any Series B Preferred Stock which was then convertible into Metrocall Common Stock within 15 business days after receipt of notice of redemption.


     Metrocall is required to obtain the approval of holders of a majority of the issued and outstanding Series B Preferred Stock before undertaking: (i) any changes in the Metrocall Certificate and By-Laws that adversely affect the rights of the holders of Series B Preferred Stock; and (ii) any changes in the Series B Certificate of Designation. The Series B Preferred Stock also contains restrictions on the ability of Metrocall to incur any debt or issue securities (other than the Series A Preferred Stock) which are senior to the Series B Preferred Stock.

WARRANTS


     Metrocall has issued 159,600 Warrants to purchase Metrocall Common Stock. Each Warrant represents the right of the holder to purchase 18.266 shares of Metrocall Common Stock, or an aggregate of approximately 2.9 million shares. The exercise price per share is $7.40. The Warrants contain certain provisions for adjustment in the exercise price in the event that, in a private transaction, Metrocall issues Metrocall Common Stock for a price that is less than 80% of the then-current Warrant exercise price, or options, warrants, or other securities convertible into or exchangeable for Metrocall Common Stock with an exercise price which is less than the then-current exercise price of the Warrants. In addition, the Warrants contain certain customary anti-dilution provisions requiring adjustment in the exercise price and the number of shares for which the Warrants are exercisable in certain circumstances. The Warrants expire November 15, 2001. Metrocall has registered under the Securities Act the resale of shares that may be obtained upon exercise of the Warrants.


INDEXED VARIABLE COMMON RIGHTS


     Approximately 8.1 million VCRs are outstanding. Each VCR represents the right to receive payment of up to $5 in Metrocall Common Stock or cash, at Metrocall's option, if the trading price of Metrocall shares at November 15, 1997, is less than a target price initially set at $21.10. The target price will be indexed downward, but not above, the initial target price of $21.10, based on changes in the average trading prices of Arch Communications Group, Inc., Mobile Media Communications, Inc., and ProNet since the announcement of Metrocall's merger with A+ Network. If changes in the index cause the target price to fall below a floor price of $16.10 (which is not indexed), the VCR payment will be zero regardless of the price at which shares of Metrocall Common Stock are trading. As of September 19, 1997, the target price was below $16.10, and no payment on the VCRs would be made if they had expired on that date. Metrocall has the right to extend the maturity date of the VCRs for an additional year, in which event the target price and the amount of the potential VCR payment would increase.


                  COMPARATIVE RIGHTS OF METROCALL STOCKHOLDERS
                            AND PRONET STOCKHOLDERS

     If the Merger is approved, ProNet stockholders, whose rights are currently governed by the DGCL, the Restated Certificate of Incorporation of ProNet and the Restated Bylaws of ProNet (the "ProNet Certificate" and "ProNet Bylaws," respectively), will become stockholders of Metrocall, a Delaware corporation. Accordingly, immediately after the consummation of the Merger, their rights will be governed by the DGCL, the Metrocall Certificate, and the Metrocall Bylaws.

     Certain differences in stockholder rights arise from differences in the ProNet Certificate and the ProNet Bylaws and the Metrocall Certificate and the Metrocall Bylaws. The following discussion is a summary of the significant differences in stockholder rights, but is not intended to be a complete statement of all differences and is qualified in its entirety by reference to the respective corporate documents of ProNet and Metrocall.

AUTHORIZED CAPITAL STOCK

     Metrocall. The authorized capital stock of Metrocall currently consists of 60,000,000 shares of Metrocall Common Stock, and 1,000,000 shares of the Metrocall Preferred Stock, of which 810,000 shares have been designated as Series A Preferred Stock and 9,000 shares have been designated as Series B Preferred Stock. All shares of Metrocall Common Stock are entitled to one vote per share. See "DESCRIPTION OF METROCALL CAPITAL STOCK -- Common Stock." Pursuant to this Joint Proxy Statement/Prospectus, Metrocall is seeking stockholder approval for the Charter Amendment, which will increase the number of authorized shares of Metrocall Common Stock to 80,000,000 shares.

     ProNet. The authorized capital stock of ProNet currently consists of 20,000,000 shares of ProNet Common Stock and 5,000,000 shares of preferred stock, par value $1.00 per share (the "ProNet Preferred Stock"), of which 150,000 shares have been designated Series A Junior Participating Preferred Stock ("ProNet Series A Preferred Stock"). No shares of ProNet Preferred Stock are currently outstanding. All shares of ProNet Common Stock are entitled to one vote per share.


PREFERRED STOCK


     Metrocall. For a description of the Metrocall Preferred Stock, see "DESCRIPTION OF METROCALL CAPITAL STOCK -- Series A Preferred Stock; -- Series B Preferred Stock." The terms of the Metrocall Preferred Stock that may be issued after the date of this Joint Proxy Statement/Prospectus, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters, are determined by the Metrocall Board of Directors.



     ProNet. The ProNet Certificate authorizes the issuance of 5,000,000 shares of ProNet Preferred Stock. 150,000 shares of ProNet Preferred Stock have been designated as ProNet Series A Preferred Stock in connection with the adoption of ProNet's Rights Agreement. See "-- Stockholder Rights Plan." Currently, no such shares are outstanding. The terms of any other series of ProNet Preferred Stock, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters, are determined by the ProNet Board of Directors.


PREEMPTIVE RIGHTS

     Under the DGCL, security holders of a corporation have only such preemptive rights as may be provided in the corporation's certificate of incorporation. Neither the Metrocall Certificate nor the ProNet Certificate grants any such preemptive rights to security holders.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

     Delaware Law. Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents must be signed and delivered to the corporation within sixty days after the earliest date such consent is delivered to the corporation.


     The Metrocall Certificate and the ProNet Certificate do not deny or limit the ability of their respective stockholders to act by written consent.



VOTING REQUIREMENTS AND QUORUM FOR STOCKHOLDER MEETINGS



     Delaware Law. Under the DGCL, a majority of the issued and outstanding shares of stock entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, unless the certificate of incorporation or bylaws specifies a different percentage, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. Under the DGCL, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless the DGCL, the certificate of incorporation or the bylaws specify a different voting requirement.


     Metrocall. The Metrocall Bylaws provide that, except as otherwise provided by the DGCL or by the Metrocall Certificate, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, and, who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast for the action exceed the votes cast against the action, unless the Metrocall Certificate or the DGCL requires a greater number of affirmative votes.

     ProNet. The ProNet Bylaws provide that, except as otherwise provided in the ProNet Certificate, the holders of a majority of the shares entitled to vote at a meeting and represented in person or by proxy, shall constitute a quorum at such meeting. The ProNet Bylaws further state that if a quorum is present, the vote by a majority of the shares entitled to vote, shall be the act of the stockholders meeting unless the ProNet Certificate or the DGCL requires a higher percentage of affirmative votes.


BUSINESS CONDUCTED AT STOCKHOLDER MEETINGS; PROPOSALS


     Metrocall. The Metrocall Bylaws provide that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Metrocall Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Metrocall Board of Directors or (e) otherwise properly brought before the meeting by a stockholder.



     For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of Metrocall. To be timely, a stockholder's notice must be received at the principal executive offices of Metrocall no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by Metrocall. If there has been no such prior public disclosure, then to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Metrocall not less than sixty days nor more than ninety days prior to the annual meeting; provided, however, that in the event that less than seventy days' notice of the date of an annual meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address, as they appear on Metrocall's books, of the stockholder proposing such business,
(iii) the class and number of shares of Metrocall which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) the same information required by clauses (ii), (iii) and (iv) above with respect to any other stockholder that, to the knowledge of the stockholder proposing such business, supports such proposal. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter of business was not properly brought before the meeting in accordance with the Metrocall Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.



     ProNet. The ProNet Bylaws provide that at an annual meeting or special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the ProNet Board of Directors or (ii) by any stockholder of ProNet entitled to vote at such annual or special meeting who complies with certain notice procedures. For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of ProNet. To be timely, a stockholder's notice must be received at the principal executive offices of ProNet not less than sixty days prior to the meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the meeting is given to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made. Such stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the annual or special meeting; (ii) the name and address, as they appear on ProNet's books, of such stockholder; (iii) the class and number of shares of ProNet that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. The chairman of an annual or special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the ProNet Bylaws and so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions, a stockholder seeking to have a proposal included in the corporation's proxy statement shall comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or its successor provision).

RIGHTS OF STOCKHOLDERS TO CALL SPECIAL MEETINGS

     Delaware Law. The DGCL provides that special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws.


     Metrocall. Pursuant to the Metrocall Bylaws, special meetings of stockholders of Metrocall may be called by (a) the chairman, (b) a majority of directors in office, whether or not a quorum, or (c) stockholders holding not less than 85% of the total number of votes of the then outstanding shares of stock of Metrocall entitled to vote generally in the election of directors. Business transacted at any special meeting of stockholders is limited to the purposes stated in the notice.



     ProNet. Pursuant to the ProNet Bylaws, special meetings of the stockholders of ProNet may be called by (a) the Chief Executive Officer, (b) the President, or (c) the ProNet Board of Directors.


BOARD OF DIRECTORS

     Delaware Law. Under the DGCL, the minimum number of directors is one. The DGCL permits the board of directors to change the authorized number or the range of directors by amendment to the bylaws, unless the directors are not authorized in the certificate of incorporation to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only upon approval of such change by the stockholders. The DGCL permits, but does not require, a classified board of directors, with staggered terms under which one-half to one-third of the directors elected by a class of voting stock are elected for terms of two or three years, respectively.


     Metrocall. The Metrocall Bylaws provide for a variable number of directors of between three and eleven, with the number currently fixed by the Metrocall Board of Directors at eleven. Nine members of the Metrocall Board of Directors are elected by the holders of Metrocall Common Stock and are divided into three classes, with the three-year term of each class expiring in a different year. The holders of Series A Preferred Stock are entitled to elect two members and in certain circumstances may be entitled to elect additional members. See "DESCRIPTION OF METROCALL CAPITAL STOCK -- Series A Preferred Stock." Pursuant to the Merger Agreement, the number of Metrocall directors will be increased to fourteen, with one director added to each class elected by the Metrocall Common Stock, and the Metrocall Bylaws will be correspondingly amended. Neither the Metrocall Certificate nor the Metrocall Bylaws set forth specific qualification requirements for directors.


     ProNet. The ProNet Certificate provides that the number of directors of ProNet will be determined by the ProNet Board of Directors. The size of the ProNet Board of Directors is currently set at six members. The members of the ProNet Board of Directors are not divided into classes and hold office until a director's successor is elected and qualified. Neither the ProNet Certificate nor the ProNet Bylaws set forth specific requirements regarding the qualification or number of directors.

NOMINATION AND ELECTION OF DIRECTORS

     Metrocall. The Metrocall Bylaws provide that, except as otherwise provided in the Metrocall Bylaws, directors elected by the holders of Metrocall Common Stock are elected only by stockholders at an annual meeting of stockholders and by a plurality of the votes cast by the shares entitled to vote in the election (provided a quorum exists). The Metrocall Bylaws provide that, except as otherwise provided in the Metrocall Bylaws, nominations of persons for election by the holders of Metrocall Common Stock to the Metrocall Board of Directors may be made by the Metrocall Board of Directors, or by any stockholder of Metrocall entitled to vote for the election of directors at the annual meeting who complies with the notice procedures set forth in the Metrocall Bylaws. Nominations by stockholders shall be made pursuant to timely notice in writing to the secretary of Metrocall. To be timely, a stockholder's notice shall be received at the principal executive offices of Metrocall no later than the date designated for receipt of stockholders' proposals in a prior public disclosure made by Metrocall. If there has been no such prior public disclosure, then to be timely, a stockholder's nomination must be delivered to or mailed and received at the principal executive offices of Metrocall not less than sixty days nor more than ninety days prior to the annual meeting; provided, however, that in the event that less than seventy days' notice of the date of the meeting is given to stockholders or prior public disclosure of the date of the meeting is made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Metrocall which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving notice (i) the name and address, as they appear on Metrocall's books, of the stockholder proposing such nomination, and (ii) the class and number of shares of Metrocall which are beneficially owned by the stockholder. No person shall be eligible for election as a director of Metrocall unless nominated in accordance with the procedures set forth in the Metrocall Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the annual meeting that a nomination was not made in accordance with the Metrocall Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.


     ProNet. The ProNet Bylaws provide that the directors shall be elected at the annual meeting of the stockholders, except as otherwise provided in the ProNet Bylaws, and shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting which are entitled to vote on the election of directors.

REMOVAL OF DIRECTORS

     Delaware Law. The DGCL allows any director or the entire board of directors to be removed, with or without cause, by the vote of holders of a majority of the shares entitled to vote. A director of a corporation with a classified board of directors, however, can be removed only for cause, unless the certificate of incorporation provides otherwise.


     The DGCL provides that unless otherwise provided in the certificate of incorporation or bylaws, vacancies, including those due to removal without cause, and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum, or by a sole remaining director. In addition, if, at the time of filling any vacancy of newly created directorship the directors then in office constitute less than a majority of the whole board, the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the shares outstanding at the time and entitled to vote, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Such elections are to be conducted in accordance with the procedures provided by the DGCL for holding stockholder meetings.


     Metrocall. Pursuant to the Metrocall Certificate, directors of Metrocall may be removed from office at any time, but only for cause at a special meeting called for such purpose and only upon the affirmative vote of 66 2/3% of the total number of votes of the then outstanding shares of stock of Metrocall entitled to vote generally in the election of directors.

     The Metrocall Bylaws provide that, except as otherwise provided therein, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled, for the unexpired term, by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.


     ProNet. Pursuant to the ProNet Bylaws, at any meeting of stockholders called expressly for the purpose of removing a director, a director of ProNet maybe removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote in an election of directors.


     The ProNet Bylaws provide that any vacancy occurring in the ProNet Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors.

INDEMNIFICATION AND LIMITATIONS ON MANAGEMENT'S LIABILITY


     Delaware Law. Under the DGCL, a corporation has the power to indemnify any agent against expenses, judgments, fines and settlements incurred in a proceeding, other than an action by or in the right of the corporation, if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, had no reason to believe the conduct of the person was unlawful. In the case of an action by or in the right of the corporation, the corporation has the power to indemnify any agent against expenses incurred in defending or settling the action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made when a person is adjudged liable to the corporation, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine. The DGCL requires that to the extent an agent of a corporation is successful on the merits or otherwise in defense of any third-party or derivative proceeding, or in defense of any claim, or matter therein, the corporation must indemnify the agent against expenses incurred in connection therewith.


     Under the DGCL, a corporation may adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision may not eliminate or limit director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

     Metrocall. The Metrocall Certificate contains a provision mirroring the DGCL provisions described above.

     ProNet. The ProNet Certificate and ProNet Bylaws provide that ProNet will indemnify its directors, officers and employees to the fullest extent permitted by law.


     ProNet has entered into indemnity agreements with certain directors and executive officers, providing for indemnification and advancement of expenses. The indemnity agreements provide for certain limitations on indemnification including the limitations under the DGCL stated above.


AMENDMENT OF CERTIFICATE OF INCORPORATION; AMENDMENT OF BYLAWS

     Delaware Law. Under the DGCL, an amendment to a corporation's certificate of incorporation requires the approval of the board of directors and the approval of a majority of the outstanding stock of each class entitled to vote thereon. Under the DGCL, the holders of the outstanding shares of a class are entitled to vote as a class on a proposed amendment that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Under the

DGCL, a provision in a corporation's certificate of incorporation requiring a super-majority vote of the board of directors or stockholders may be amended only by such super-majority vote. Under the DGCL, an amendment to a corporation's bylaws requires the approval of the stockholders entitled to vote. The certificate of incorporation may confer the power to amend the bylaws upon the board of directors, but the stockholders may not be divested of their power to amend the bylaws.



     Metrocall. The Metrocall Certificate provides that, to amend the Metrocall Certificate in certain respects, the affirmative vote of 66 2/3% of the total number of votes of the then outstanding shares of capital stock of Metrocall entitled to vote generally in the election of directors, voting together as a single class, is required. In addition, the approval of 75% of all outstanding shares of Series A Preferred Stock and a majority of all outstanding shares of Series B Preferred Stock are required to amend the Metrocall Certificate in certain respects.


     The Metrocall Certificate provides that the Metrocall Board of Directors is authorized and empowered to adopt, amend and repeal the Metrocall Bylaws, subject to the right of the stockholders entitled to vote to amend or repeal the Metrocall Bylaws adopted by the Metrocall Board of Directors and, in particular, subject to the approval of 75% of all outstanding shares of Series A Preferred Stock and a majority of all outstanding shares of Series B Preferred Stock for adoption, amendment or repeal of certain Metrocall Bylaws. See "DESCRIPTION OF METROCALL CAPITAL STOCK -- Series A Preferred Stock; -- Series B Preferred Stock." As set forth in the Metrocall Bylaws, for the Metrocall Board to adopt, amend or repeal the Metrocall Bylaws, such action requires the affirmative vote of at least a majority of the directors then in office. If stockholders are entitled to vote to amend or repeal the Metrocall Bylaws, the affirmative vote of 66 2/3% of the total number of votes of the then outstanding shares of capital stock of Metrocall entitled to vote generally in the election of directors, shall be required for the amendment or repeal of the Metrocall Bylaws by the stockholders of Metrocall.

     ProNet. The ProNet Certificate does not provide for its amendment. Thus, the general provisions of the DGCL apply. To amend the ProNet Bylaws, the ProNet Certificate grants the ProNet Board of Directors the authority to amend or repeal the ProNet Bylaws by the affirmative vote of a majority of the ProNet Board of Directors at any regular or special meeting of the ProNet Board of Directors, subject to repeal or change at any regular or special meeting of stockholders at which a quorum is present by the affirmative vote of not less than a majority of the shares entitled to vote at such meeting and present or represented thereat, voting together as a single class, provided notice of the proposed repeal or change is contained in the notice of such meeting of stockholders.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Delaware Law. The DGCL permits a corporation to declare and pay dividends out of surplus (defined as net assets minus capital) or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Dividends out of net profits may not be paid when the capital of the corporation following the declaration and payment of the dividend is less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.


     Metrocall. The Metrocall Certificate does not contain any restrictions on the payment of dividends. However, the Series A Preferred Stock prohibits payment of dividends to holders of Metrocall Common Stock (other than dividends consisting of Metrocall Common Stock or rights with respect to Metrocall Common Stock) without the consent of the holders of such stock. Preferred Stock and the Series B Preferred Stock. See "DESCRIPTION OF METROCALL CAPITAL STOCK -- Series A Preferred Stock;" "DESCRIPTION OF METROCALL CAPITAL STOCK -- Series B Preferred Stock."


     ProNet. The ProNet Certificate does not contain any restrictions on the payment of dividends.

CHANGE OF CONTROL


     The DGCL and the Metrocall Certificate contain provisions (described under "RISK FACTORS -- Anti-Takeover and Other Provisions" and "DESCRIPTION OF METROCALL CAPITAL STOCK -- Common Stock") that could operate to delay, defer or prevent a change of control of the Surviving Corporation including Delaware's business combination statute, provisions in the Metrocall Certificate permitting the Metrocall Board of Directors to consider factors in addition to potential economic benefit to stockholders in connection with business combinations and provisions limiting the repurchase of shares acquired by certain persons who hold 5% or more of the capital stock of Metrocall.


     Neither the ProNet Certificate nor the ProNet Bylaws includes provisions relating to Delaware's business combination statute or to factors the ProNet Board of Directors should consider in evaluating a business combination.

STOCKHOLDER RIGHTS PLAN

     ProNet. On March 30, 1995, the ProNet Board of Directors declared a dividend of one preferred share purchase right for each outstanding share of ProNet Common Stock (a "Right"). Each Right entitles the registered holder to purchase from ProNet one-thousandth of a share of ProNet Series A Preferred Stock at a price of $105 per one one-thousandth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between ProNet and Chemical Shareholder Services Group, Inc., as Rights Agent.

     Detachment of Rights; Exercise. Initially, the Rights were attached to all ProNet Common Stock certificates representing outstanding shares, and no separate right certificates were distributed. Rights are also attached to each share of ProNet Common Stock issued subsequent to March 30, 1995. The Rights will separate from the ProNet Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Voting Shares (as defined in the Rights Agreement) of ProNet, or (ii) ten business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Voting Shares.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 10, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by ProNet as described below.

     If a person or group were to acquire 20% or more of the Voting Shares of ProNet, each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of shares of ProNet Common Stock (or under certain circumstances, the equivalent number of one one-thousandths of a share of ProNet Series A Preferred Stock) that at the time of such acquisition would have a market value of two times the purchase price of the Right.

     If ProNet were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the purchase price of the Right.

     ProNet Series A Preferred Stock. The dividend and liquidation rights and the non-redemption feature of the ProNet Series A Preferred Stock are designed so that the value of one one-thousandth of a share of ProNet Series A Preferred Stock purchasable upon exercise of each Right will approximate the value of one share of ProNet Common Stock. The shares of ProNet Series A Preferred Stock issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of ProNet Preferred Stock. Each whole share of ProNet Series A Preferred Stock will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash, or (ii) in the aggregate, 1,000 times the dividend declared on the ProNet Common Stock. In the event of liquidation, the holders of the ProNet Series A Preferred Stock will be entitled to receive a preferential liquidation payment equal to the greater of (i) $1,000 per share, or (ii) in the aggregate, 1,000 times the payment made on the ProNet Common Stock. In the event of any merger, consolidation or other transaction in which shares of ProNet Common Stock are exchanged for or changed into other stock or securities, cash or other property, each whole share of ProNet Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of ProNet Common Stock. Each whole share of ProNet Series A Preferred Stock shall be entitled to 1,000 votes on all matters submitted to a vote of the stockholders of ProNet, and the ProNet Series A Preferred Stock shall generally vote together as one class with the ProNet Common Stock and any other capital stock on all matters submitted to a vote of stockholders of ProNet.


     Exchange Option. At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Voting Shares of ProNet and before the acquisition by a person or group of 50% or more of the outstanding Voting Shares of ProNet, the ProNet Board may, at its option, issue ProNet Common Stock in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one share of ProNet Common Stock (or one one-thousandth of a share of ProNet Series A Preferred Stock) for each two shares of ProNet Common Stock for which each Right is then exercisable, subject to adjustment.

     Redemption of Rights. At any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding Voting Shares, the ProNet Board may redeem all but not less than all the then outstanding Rights at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the ProNet Board of Directors in its sole discretion may establish. Immediately upon the action of the ProNet Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     No Rights as Stockholder. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of ProNet, including, without limitation, the right to vote or to receive dividends.

     Termination. On August 5, 1997, the ProNet Board of Directors adopted a resolution authorizing an amendment to the Rights Plan that provides that the Rights shall terminate and be of no further force or effect at the Effective Time.

     Metrocall.  Metrocall does not currently have any similar plan in place.

LIMIT ON SHARE OWNERSHIP


     Under the Communications Act, not more than 20% of Metrocall's capital stock may be owned of record directly by other than United States citizens or entities. Metrocall must comply with the 20% limitation only insofar as it applies for or holds FCC licenses. The 20% limitation applies to Metrocall in connection with the Merger because, pursuant to the Merger, ProNet, an FCC license holder, will merge directly into Metrocall. The Metrocall Certificate authorizes the Metrocall Board of Directors to redeem any of Metrocall's capital stock to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency. Such stock may be redeemed at the lesser of (i) its fair market value or (ii) such holder's purchase price (if the stock was purchased within one year of such redemption). The ProNet Certificate contains no such limitation on share ownership.

                    MANAGEMENT OF THE SURVIVING CORPORATION

     It is anticipated that the directors and executive officers of the Surviving Corporation will be as follows:

              NAME                   AGE                          POSITION
---------------------------------    ---     --------------------------------------------------
Richard M. Johnston..............    62      Chairman of the Board (term expires in 1999)
William L. Collins, III..........    47      President, Chief Executive Officer and Vice
                                             Chairman of the Board (term expires in 2000)
Ronald V. Aprahamian.............    51      Director (term expires in 1998)
Max D. Hopper....................    62      Director (term expires in 1998)
Ryal R. Poppa....................    63      Director (term expires in 1998)
Elliott H. Singer................    56      Director (term expires in 1998)
Harry L. Brock, Jr. .............    62      Director (term expires in 1999)
Jackie R. Kimzey.................    45      Director (term expires in 1999)
Ray D. Russenberger..............    43      Director (term expires in 1999)
Michael Greene...................    35      Director (term expires in 1999)
Royce R. Yudkoff.................    42      Director (term expires in 1999)
Suzanne S. Brock.................    59      Director (term expires in 2000)
Edward E. Jungerman..............    54      Director (term expires in 2000)
Francis A. Martin, III...........    54      Director (term expires in 2000)
Steven D. Jacoby.................    39      Chief Operating Officer and Executive Vice
                                             President
Vincent D. Kelly.................    38      Chief Financial Officer, Treasurer and Executive
                                             Vice President

     Pursuant to the Merger Agreement, Messrs. Hopper, Kimzey and Jungerman, who are currently directors of ProNet, will be appointed to the Board of Directors of Metrocall for the terms indicated above. As a result, Metrocall will amend the Metrocall Bylaws to provide for a total maximum number of directors of 14. The holders of Series A Preferred Stock have the right to designate two directors of Metrocall. Michael Greene and Royce Yudkoff have been designated by such holders.

     Set forth below is certain biographical information regarding the directors and executive officers of the Surviving Corporation.

     Ronald V. Aprahamian is a private investor and has been a member of the Board of Directors of Metrocall since May 1995. Mr. Aprahamian serves as a Consulting Director for the Riggs National Bank of Washington, D.C., and serves on the board of directors of Sunrise Assisted Living, Inc. Mr. Aprahamian was Chairman and Chief Executive Officer of The Compucare Company, a healthcare computer software services firm, from January 1988 to October 1996. Mr. Aprahamian's son, Tom Aprahamian, is Vice President of Financial Operations of Metrocall and receives an annual salary of approximately $93,500.

     Harry L. Brock, Jr. founded Metrocall and served as Chairman of the Board (through January 1996) and President (through August 1995). Mr. Brock has been a director of Metrocall since 1982, and its predecessor companies since 1965. Mr. Brock was a founding partner of Cellular One of Washington, one of the first operating cellular systems. Mr. Brock is the husband of Suzanne S. Brock.

     Suzanne S. Brock has been a director of Metrocall since 1982 and was Secretary (through May 1996) and Treasurer (through August 1995) of Metrocall. Ms. Brock was employed by Metrocall and its predecessor companies from 1965 through May 1996. Ms. Brock is the wife of Harry L. Brock, Jr.

     William L. Collins, III has been President and Chief Executive Officer of Metrocall since January 1996 and has served as Director and Vice Chairman of the Board since September 1994. From 1988 to 1994, Mr. Collins was the Chairman of the Board, Chief Executive Officer, President and a director of

FirstPAGE USA, Inc. and its predecessor companies. Mr. Collins serves as Chairman of the Board of Directors of USA Telecommunications, Inc. From 1977 to 1988, Mr. Collins was President of C&C, Inc., a national communications marketing and management company.


     Michael Greene has been a director of Metrocall since January 1997. He is a Managing Director of UBS Capital LLC, which is the private equity subsidiary of the Union Bank of Switzerland ("UBS"). Mr. Greene has worked in UBS' private equity and leveraged finance businesses since he joined UBS in 1990. Mr. Greene serves on the board of directors of CBP Resources Inc.

     Richard M. Johnston has served as Chairman of the Board of Directors of Metrocall since January 1996, and has been a member of the Board of Directors since September 1994. Mr. Johnston has been Vice President -- Investments of The Hillman Company since 1970 and a director of The Hillman Company since 1994. Mr. Johnston serves on the board of directors of Novosote Corporation.

     Francis A. Martin, III has been a member of the Board of Directors of Metrocall since November 1994. Mr. Martin is a principal of U.S. Media Group and Chairman of the Board, President and Chief Executive Officer of U.S. Media Holdings, Inc. Mr. Martin previously served as President and Chief Executive Officer of Chronicle Broadcasting Company, a publicly-held television broadcasting company.

     Ryal R. Poppa is a private investor and has been a director of Metrocall since November 1996. Mr. Poppa served as Chairman of the Board, President and Chief Executive Officer of Storage Technology Corporation, an international company that manufactures, markets and services information storage and retrieval services for high performance computers, from January 1985 through June 1996. Mr. Poppa serves on the board of directors of Semitool, Inc. and Carrier Access, Inc.

     Ray D. Russenberger has been a director of Metrocall since November 1996. Mr. Russenberger was Vice Chairman of A+ Network from October 1995 through the merger of A+ Network into Metrocall in November 1996. He served as Chairman of the Board and Chief Executive Officer of Network Paging Corporation ("Network") (which was merged with A+ Communications, Inc. in 1995 to form A+ Network) since December 1988. From 1985 to 1990, he founded and was President of Network Paging Corporation, a paging company sold to Mobile Communications Corporation of America, a wholly-owned subsidiary of BellSouth Corporation, in 1990. Mr. Russenberger was elected to the board of directors pursuant to Metrocall's merger agreement with A+ Network. Mr. Russenberger serves on the board of directors of the First American Bank of Pensacola.

     Elliott H. Singer has been a director of Metrocall since November 1996. Mr. Singer was Chairman of the Board of A+ Communications, Inc. from its formation in 1985 and was chairman of A+ Network from October 1995 until its merger with Metrocall in November 1996, and also served as Chief Executive Officer of A+ Network from 1985 to January 15, 1996. Mr. Singer was the owner and Chief Executive Officer of A+ Network's predecessor entities, through which he had been engaged in the telemessaging service business since 1974 and in the paging business since 1983. Mr. Singer was elected to the board of directors pursuant to Metrocall's merger agreement with A+ Network.

     Royce R. Yudkoff has been a director of Metrocall since April 1997. Mr. Yudkoff is the Managing Partner of ABRY Partners, Inc., a private equity investment firm which invests in the communications and media industries. Prior to co-founding ABRY in 1988, Mr. Yudkoff was a partner at Bain & Company ("Bain"), an international management consulting firm where he had significant responsibility for Bain's media practice. Mr. Yudkoff serves on the board of directors of Sullivan Broadcasting Company, Pinnacle Towers and several other private companies.

     Max D. Hopper has been a director of ProNet since May 1997. Since 1995, Mr. Hopper has been the President of Max D. Hopper Associates, a consulting firm that specializes in creating benefits for the strategic use of advanced information technologies. Prior to 1995, Mr. Hopper spent 20 years in several positions with AMR Corporation, American Airlines' parent company.

     Jackie R. Kimzey is a founder of ProNet and has been a director ProNet since 1983. Mr. Kimzey has been Chairman of the Board of ProNet since March 1990 and Chief Executive Officer of ProNet since May 1983. Mr. Kimzey served as President of ProNet from May 1983 until May 1991.

     Edward E. Jungerman has been a director ProNet since May 1992. Mr. Jungerman has been President of Impulse Telecommunications Corporation, a strategic telecommunications consulting firm, since 1986. He has over 25 years experience in the telecommunications field, including senior executive positions at Northern Telecom, Inc. and private, start-up ventures in the specialized advanced telecommunications services field.

     Steven D. Jacoby has been Chief Operating Officer and Vice President of Metrocall since September 1994. Mr. Jacoby was appointed Executive Vice President in February 1997. Mr. Jacoby joined Metrocall from FirstPAGE USA, Inc. where he had served as Chief Operating Officer, Vice President and Secretary since 1988. Mr. Jacoby was a director of Metrocall from September 1994 until November 1996.

     Vincent D. Kelly has been the Chief Financial Officer and Vice President of Metrocall since January 1989. Mr. Kelly has also served as Treasurer since August 1995 and was appointed Executive Vice President in February 1997. Mr. Kelly served as Chief Operating Officer and Chief Financial Officer of Metrocall from February 1993 through August 31, 1994, when Metrocall acquired FirstPAGE USA, Inc. Mr. Kelly was a director of Metrocall from 1990 until November 1996. Mr. Kelly is a certified public accountant.

     See "THE MERGER AND RELATED TRANSACTIONS -- Interests of Certain Persons in the Merger" for a description of agreements with certain current directors and officers of ProNet.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)



     The following unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall, Page America and Note Offering" gives effect to (a) the Page America Acquisition for (i) cash of approximately $26 million (after adjustments under the terms of that acquisition agreement and including direct acquisition costs of approximately $1.2 million), (ii) approximately 3.9 million shares of Metrocall Common Stock at $4.8125 per share, and (iii) 1,500 shares of Series B Preferred Stock having a stated value of $15 million and bearing dividends at 14% per year and (b) the issuance of $200 million in 9 3/4% Senior Subordinated Notes due 2007 pursuant to the Note Offering, as if those transactions had occurred on June 30, 1997. The unaudited pro forma condensed combined balance sheet under the heading "Pro Forma Metrocall, Page America, Note Offering and ProNet" also gives effect to the Merger as if the Merger had occurred on June 30, 1997. The consideration to be received by stockholders of ProNet in the Merger will be based upon a Conversion Ratio of 0.90, which is subject to adjustment in certain circumstances. The actual consideration to be received by stockholders of ProNet in the Merger, therefore, is subject to change, which may be material, based on the financial performance of ProNet prior to closing. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Number of Shares to be Issued; Conversion Ratio Adjustments".



     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996 under the heading "Pro Forma Metrocall" gives effect to Metrocall's 1996 acquisitions including Parkway for approximately $28.0 million, Satellite for consideration of 1.8 million shares of Metrocall Common Stock, and A+ Network for approximately $284.4 million, including 8.1 million shares of Metrocall Common Stock together with the issuance of $39.9 million in liquidation preference of Series A Preferred Stock and the refinancing of A+ Network's long-term debt, as if each transaction had occurred on January 1, 1996. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1996 also gives effect to the Page America Acquisition and the Note Offering, under the heading "Pro Forma Metrocall, Page America and Note Offering" and to the Merger under the heading "Pro Forma Metrocall, Page America, Note Offering and ProNet" as if those transactions had occurred on January 1, 1996.



     The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1997 gives effect to the Page America Acquisition and the Note Offering under the heading "Pro Forma Metrocall, Page America and Note Offering" as if each such transaction had occurred on January 1, 1996. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1997 also gives effect to the Merger under the heading "Pro Forma Metrocall, Page America, Note Offering and ProNet" as if the Merger had occurred on January 1, 1996.


     Each of the recent and pending acquisitions has been or will be accounted for by the purchase method of accounting. The purchase prices have been allocated on a preliminary basis to the assets to be acquired based upon the estimated value of such assets. The final allocation of intangible assets will be based upon the appraised values.


     This information should be read in conjunction with the notes included herein and the Parkway Financial Statements, Satellite Financial Statements, A+ Network Consolidated Financial Statements and Page America Financial Statements incorporated by reference herein and the Metrocall and ProNet Consolidated Financial Statements included herewith. The unaudited pro forma condensed combined financial statements do not purport to represent what the Surviving Corporation's results of operations or financial position actually would have been had such transactions and events occurred on the dates specified, or to project the Surviving Corporation's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management of Metrocall believes are reasonable. In the opinion of management of Metrocall, all adjustments have been made that are necessary to present fairly the unaudited pro forma condensed combined statements.

                                METROCALL, INC.



                   PRO FORMA CONDENSED COMBINED BALANCE SHEET


                              AS OF JUNE 30, 1997


                                  (UNAUDITED)


                                                                                         PRO FORMA ADJUSTMENTS
                                                                               -----------------------------------------
                                                                                                   OTHER
                                                              HISTORICAL         ASSETS AND        PAGE
                                                          -------------------    LIABILITIES      AMERICA
                                                                       PAGE     NOT ACQUIRED     PRO FORMA        NOTE
                                                          METROCALL  AMERICA    OR ASSUMED(A)   ADJUSTMENTS     OFFERING
                                                          ---------  --------  ---------------  -----------     --------
                                                                                  (IN THOUSANDS)
ASSETS
Current assets:
  Cash, cash equivalents and short term investments.....  $ 20,749   $    623     $    (623)     $      --       $   --
  Accounts receivable, net..............................    24,041        673            --             --           --
  Prepaid expenses and other current assets.............     7,396        523          (439)            --           --
                                                          ---------  --------  ---------------  -----------     --------
        Total current assets............................    52,186      1,819        (1,062)            --           --
Furniture and equipment, net............................   151,831      4,867            --             --           --
Intangibles, net........................................   440,356     31,172            --         26,895(B)     7,000(M)
Other assets............................................     2,355        788          (473)            --           --
                                                          ---------  --------  ---------------  -----------     --------
        Total assets....................................  $646,728   $ 38,646     $  (1,535)     $  26,895       $7,000
                                                          =========  ========  ============     ===========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations...........  $    965   $ 52,430     $ (52,430)     $      --       $   --
  Accounts payable and accrued expenses.................    38,939      6,430        (5,183)            --           --
  Deferred revenues and subscriber deposits.............     6,457      1,723            --             --           --
  Other current liabilities.............................        --      4,335        (4,335)            --           --
                                                          ---------  --------  ---------------  -----------     --------
        Total current liabilities.......................    46,361     64,918       (61,948)            --           --
Capital lease obligations...............................     4,717         --            --             --           --
Long-term obligations...................................   343,571         39           (39)        26,000(D)     7,000(M)
Deferred income taxes...................................    75,249         --            --             --           --
Minority interest.......................................       511         --            --             --           --
                                                          ---------  --------  ---------------  -----------     --------
        Total liabilities...............................   470,409     64,957       (61,987)        26,000        7,000
Redeemable preferred stock..............................    34,401         --            --         15,000(E)        --
Total stockholders' equity (deficit)....................   141,918    (26,311)       60,452        (14,105)(F)       --
                                                          ---------  --------  ---------------  -----------     --------
Total liabilities, redeemable preferred stock and
  stockholders' equity..................................  $646,728   $ 38,646     $  (1,535)     $  26,895       $7,000
                                                          =========  ========  ============     ===========     =======

                                                          PRO FORMA                              PRO FORMA
                                                          METROCALL,                             METROCALL,
                                                            PAGE                                    PAGE
                                                           AMERICA                                AMERICA,
                                                             AND                     PRO            NOTE
                                                            NOTE                    FORMA         OFFERING
                                                          OFFERING     PRONET    ADJUSTMENTS     AND PRONET
                                                          ---------   --------   -----------     ----------

                                                          <C
ASSETS
Current assets:
  Cash, cash equivalents and short term investments.....  $ 20,749    $  3,817    $      --      $  24,566
  Accounts receivable, net..............................    24,714      11,189           --         35,903
  Prepaid expenses and other current assets.............     7,480       5,300           --         12,780
                                                          ---------   --------   -----------     ----------
        Total current assets............................    52,943      20,306           --         73,249
Furniture and equipment, net............................   156,698      75,505           --        232,203
Intangibles, net........................................   505,423     211,380       70,185(B)     786,988
Other assets............................................     2,670          --           --          2,670
                                                          ---------   --------   -----------     ----------
        Total assets....................................  $717,734    $307,191    $  70,185      $1,095,110
                                                          ==========  ========   ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term obligations...........  $    965    $     --    $      --      $     965
  Accounts payable and accrued expenses.................    40,186      31,698        1,784(C)      73,668
  Deferred revenues and subscriber deposits.............     8,180       4,000           --         12,180
  Other current liabilities.............................        --          --           --             --
                                                          ---------   --------   -----------     ----------
        Total current liabilities.......................    49,331      35,698        1,784         86,813
Capital lease obligations...............................     4,717          --           --          4,717
Long-term obligations...................................   376,571     170,226           --        546,797
Deferred income taxes...................................    75,249          --       80,447(B)     155,696
Minority interest.......................................       511          --           --            511
                                                          ---------   --------   -----------     ----------
        Total liabilities...............................   506,379     205,924       82,231        794,534
Redeemable preferred stock..............................    49,401          --                      49,401
Total stockholders' equity (deficit)....................   161,954     101,267      (12,046)(F)    251,175
                                                          ---------   --------   -----------     ----------
Total liabilities, redeemable preferred stock and
  stockholders' equity..................................  $717,734    $307,191    $  70,185      $1,095,110
                                                          ==========  ========   ===========     ==========



              See accompanying notes to this unaudited statement.

                                METROCALL, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                  (UNAUDITED)


                                                                HISTORICAL
                                            --------------------------------------------------
                                                                                        A+        PRO FORMA
                                            METROCALL   PARKWAY(G)   SATELLITE(G)   NETWORK(G)   ADJUSTMENTS
                                            ---------   ----------   ------------   ----------   -----------
                                                                     (IN THOUSANDS)
Service, rent & maintenance revenues....    $ 124,029     $5,302        $6,564       $ 78,994     $      --
Product sales...........................       25,928        860           801          5,408            --
                                            ---------      -----         -----      ----------   -----------
       Total revenues...................      149,957      6,162         7,365         84,402            --
Net book value of products sold.........      (21,633)      (934)         (805)        (7,435)          220(H)
                                            ---------      -----         -----      ----------   -----------
                                              128,324      5,228         6,560         76,967           220
Service, rent & maintenance expense.....       38,347      1,417         2,418         17,016            --
Selling, marketing, general and
 administrative.........................       57,226      2,305         2,449         43,329        (1,087)(I)
Depreciation & amortization.............       58,196        586           447         24,882        16,181(J)
Other...................................           --         --            12            396            --
                                            ---------      -----         -----      ----------   -----------
       Total operating expenses.........      153,769      4,308         5,326         85,623        15,094
                                            ---------      -----         -----      ----------   -----------
(Loss) income from operations...........      (25,445)       920         1,234         (8,656)      (14,874)
Interest expense, net...................      (21,031)      (274)         (713)       (11,844)        3,289(K)
                                            ---------      -----         -----      ----------   -----------
   Net (loss) income before income
     taxes..............................      (46,476)       646           521        (20,500)      (11,585)
Benefit (provision) for income taxes....        1,021       (229)           --             --         4,822(L)
                                            ---------      -----         -----      ----------   -----------
   Net (loss) income....................    $ (45,455)    $  417        $  521       $(20,500)    $  (6,763)
                                            =========   ===========  ===========    ===========  ===========
Net loss per share......................    $   (2.80)
                                            =========
Shares used in computing net loss per
 share..................................       16,253
                                            =========

                                                                              PRO FORMA ADJUSTMENTS
                                                                      -------------------------------------
                                                                                      OTHER                    PRO FORMA
                                                                                       PAGE                    METROCALL,
                                                                                     AMERICA                     PAGE
                                                                      OPERATIONS       PRO                      AMERICA
                                            PRO FORMA        PAGE         NOT         FORMA          NOTE      AND NOTE
                                            METROCALL       AMERICA   ACQUIRED(A)    ADJUSTMENTS   OFFERING    OFFERING     PRONET
                                            ---------       -------   -----------    --------      --------    ---------   --------

Service, rent & maintenance revenues....    $ 214,889       $20,074     $    --      $    --       $     --    $234,963    $ 87,239
Product sales...........................       32,997         1,910          --           --             --      34,907      15,817
                                            ---------       -------       -----      --------      --------    ---------   --------
       Total revenues...................      247,886        21,984          --           --             --     269,870     103,056
Net book value of products sold.........      (30,587)       (1,284)         --           --             --     (31,871)    (13,244)
                                            ---------       -------       -----      --------      --------    ---------   --------
                                              217,299        20,700          --           --             --     237,999      89,812
Service, rent & maintenance expense.....       59,198         5,318          --           --             --      64,516      25,924
Selling, marketing, general and
 administrative.........................      104,222        10,258          --           --             --     114,480      39,090
Depreciation & amortization.............      100,292         6,173          --        2,514 (J)         --     108,979      40,624
Other...................................          408            --                                      --         408       8,809
                                            ---------       -------       -----      --------      --------    ---------   --------
       Total operating expenses.........      264,120        21,749          --        2,514             --     288,383     114,447
                                            ---------       -------       -----      --------      --------    ---------   --------
(Loss) income from operations...........      (46,821)       (1,049)         --       (2,514)            --     (50,384)    (24,635)
Interest expense, net...................      (30,573)       (7,061)      6,153       (2,080) (K)   (16,463)(N)  (50,024)   (15,085)
                                            ---------       -------       -----      --------      --------    ---------   --------
   Net (loss) income before income
     taxes..............................      (77,394)       (8,110)      6,153       (4,594)       (16,463)   (100,408)    (39,720)
Benefit (provision) for income taxes....        5,614            --          --           --             --       5,614        (323)
                                            ---------       -------       -----      --------      --------    ---------   --------
   Net (loss) income....................    $ (71,780)      $(8,110)    $ 6,153      $(4,594)      $(16,463)   $(94,794)   $(40,043)
                                            =========       ========  ===========    ===========   =========   ==========  =========
Net loss per share......................    $   (2.87)                                                         $  (3.28)
                                            =========                                                          ==========
Shares used in computing net loss per
 share..................................       24,978                                                            28,890
                                            =========                                                          ==========

                                                        PRO FORMA
                                                        METROCALL,
                                                          PAGE
                                                        AMERICA,
                                                          NOTE
                                                        OFFERING
                                           PRO FORMA       AND
                                          ADJUSTMENTS    PRONET
                                          -----------   ---------

Service, rent & maintenance revenues....    $    --     $ 322,202
Product sales...........................         --        50,724
                                          -----------   ---------
       Total revenues...................         --       372,926
Net book value of products sold.........         --       (45,115)
                                          -----------   ---------
                                                 --       327,811
Service, rent & maintenance expense.....         --        90,440
Selling, marketing, general and
 administrative.........................         --       153,570
Depreciation & amortization.............      4,625(J)    154,228
Other...................................         --         9,217
                                          -----------   ---------
       Total operating expenses.........      4,625       407,455
                                          -----------   ---------
(Loss) income from operations...........     (4,625)      (79,644)
Interest expense, net...................         --       (65,109)
                                          -----------   ---------
   Net (loss) income before income
     taxes..............................     (4,625)     (144,753)
Benefit (provision) for income taxes....      5,363(L)     10,654
                                          -----------   ---------
   Net (loss) income....................    $   738     $(134,099)
                                          ===========   ==========
Net loss per share......................                $   (3.26)
                                                        ==========
Shares used in computing net loss per
 share..................................                   41,196
                                                        ==========



              See accompanying notes to this unaudited statement.

                                METROCALL, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


                                  (UNAUDITED)


                                                                                  PRO FORMA ADJUSTMENTS
                                                                         ----------------------------------------     PRO FORMA
                                                                                              OTHER                   METROCALL,
                                                      HISTORICAL                              PAGE                      PAGE
                                                ----------------------                       AMERICA                   AMERICA
                                                               PAGE      OPERATIONS NOT     PRO FORMA      NOTE       AND NOTE
                                                METROCALL    AMERICA       ACQUIRED(A)     ADJUSTMENTS   OFFERING     OFFERING
                                                ---------   ----------   ---------------   -----------   --------     ---------
                                                                                (IN THOUSANDS)
Service, rent & maintenance revenue...........  $118,537     $  8,669        $    --         $    --     $    --      $127,206
Product sales.................................    18,513          658             --              --          --        19,171
                                                ---------   ----------        ------       -----------   --------     ---------
        Total revenues........................   137,050        9,327             --              --          --       146,377
Net book value of products sold...............   (13,682)        (425)            --              --          --       (14,107)
                                                ---------   ----------        ------       -----------   --------     ---------
                                                 123,368        8,902             --              --          --       132,270
Service, rent & maintenance expense...........    35,440        2,635             --              --          --        38,075
Selling, marketing, general and
  administrative..............................    54,749        4,849             --              --          --        59,598
Depreciation & amortization...................    43,549        2,310             --           1,257(J)       --        47,116
Other.........................................        --           --             --              --          --            --
                                                ---------   ----------        ------       -----------   --------     ---------
        Total operating expenses..............   133,738        9,794             --           1,257          --       144,789
                                                ---------   ----------        ------       -----------   --------     ---------
(Loss) income from operations.................   (10,370)        (892)            --          (1,257)         --       (12,519)
Interest expense, net.........................   (15,847)      (3,211)         3,046          (1,040)(K)  (2,259) (N)  (19,311)
                                                ---------   ----------        ------       -----------   --------     ---------
        Net (loss) income before income
          taxes...............................   (26,217)      (4,103)         3,046          (2,297)     (2,259)      (31,830)
Benefit (provision) for income taxes..........     2,165          (26)            --              --          --         2,139
                                                ---------   ----------        ------       -----------   --------     ---------
        Net (loss) income.....................  $(24,052)    $ (4,129)       $ 3,046         $(2,297)    $(2,259)     $(29,691)
                                                =========   ===========  ===============   ===========   =======      ==========
Net loss per share............................  $  (0.96)                                                             $  (1.03)
                                                =========                                                             ==========
Shares used in computing net loss per share...    24,978                                                                28,890
                                                =========                                                             ==========

                                                                           PRO FORMA
                                                                           METROCALL,
                                                                             PAGE
                                                                           AMERICA,
                                                                             NOTE
                                                                           OFFERING
                                                            PRO FORMA         AND
                                                 PRONET    ADJUSTMENTS      PRONET
                                                --------   -----------     ---------
                                                <C

Service, rent & maintenance revenue...........  $ 48,562     $    --       $175,768
Product sales.................................    10,430          --         29,601
                                                --------   -----------     ---------
        Total revenues........................    58,992          --        205,369
Net book value of products sold...............    (7,183)         --        (21,290)
                                                --------   -----------     ---------
                                                  51,809          --        184,079
Service, rent & maintenance expense...........    15,351          --         53,426
Selling, marketing, general and
  administrative..............................    21,571          --         81,169
Depreciation & amortization...................    33,117       2,313(J)      82,546
Other.........................................     6,550          --          6,550
                                                --------   -----------     ---------
        Total operating expenses..............    76,589       2,313        223,691
                                                --------   -----------     ---------
(Loss) income from operations.................   (24,780)     (2,313)       (39,612)
Interest expense, net.........................    (8,619)         --(K)     (27,930)
                                                --------   -----------     ---------
        Net (loss) income before income
          taxes...............................   (33,399)     (2,313)       (67,542)
Benefit (provision) for income taxes..........      (167)      2,682(L)       4,654
                                                --------   -----------     ---------
        Net (loss) income.....................  $(33,566)    $   369       $(62,888)
                                                ========   ===========     ==========
Net loss per share............................                             $  (1.53)
                                                                           ==========
Shares used in computing net loss per share...                               41,196
                                                                           ==========



              See accompanying notes to this unaudited statement.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS



     The unaudited pro forma condensed combined financial statements assume a per share price of $7.25 for Metrocall Common Stock to be issued in connection with the Merger. The consideration for the Merger will be based upon a Conversion Ratio of 0.90 of a share of Metrocall Common Stock per share of ProNet Common Stock, which is subject to adjustment in certain circumstances. The actual consideration for the ProNet Merger, therefore, is subject to change, which may be material, based upon the financial performance of ProNet prior to closing.



(A) Reflects those assets not acquired and liabilities not assumed of Page America in the asset purchase transaction including cash, certain prepaid expenses and other assets, and substantially all debt and related obligations (including accrued but unpaid dividends).



     Reflects those revenues, expenses and results of operations not assumed of Page America including interest related to debt not assumed.



(B) Reflects fair values assigned to intangible assets acquired which consist of the following (in thousands):



                                                                     PAGE AMERICA      PRONET
                                                                     ------------     ---------
     FCC Licenses..................................................    $ 29,356       $ 148,342
     Subscriber Lists..............................................      28,711          52,776
     Goodwill......................................................          --          80,447
     Less: Historical Intangibles..................................     (31,172)       (211,380)
                                                                     ------------     ---------
                                                                       $ 26,895       $  70,185
                                                                     ==========       =========



     The Merger is structured as a tax free reorganization. The deferred income tax liability represents the tax effect of the difference between the amounts allocated to assets acquired and their tax basis.



(C) Reflects estimated accruals for direct acquisition costs related to the Merger.



(D) Reflects the cash payment and direct acquisition costs of approximately $26.0 million related to the Page America Acquisition, which was financed with long-term debt.



(E) Reflects the issuance of 1,500 shares of Series B Preferred Stock having a stated value of $15.0 million bearing dividends at 14% per year.



(F) Reflects the issuance of 3,911,856 shares of Metrocall Common Stock at $4.8125 per share in connection with the Page America Acquisition, net of historical amounts.



     Also reflects the estimated issuance of approximately 12,306,388 shares of Metrocall Common Stock in the Merger, subject to adjustment based on changes in ProNet's financial position, net of historical amounts.



(G) Historical statements for Parkway, Satellite and A+ Network in 1996 are through July 16, 1996, August 30, 1996, and November 15, 1996, respectively, which are the dates the respective acquisitions were completed. Subsequent to completion of the acquisitions, all financial reporting data are included in the historical Metrocall data.



(H) Reflects the estimated difference in the net book value of products sold based upon Metrocall's estimated useful lives of subscriber equipment.



(I) Reflects the elimination of certain executive salaries and bonuses for Parkway, Satellite and A+ Network executives terminated upon completion of the respective acquisitions in July, August and November 1996.



(J) Reflects incremental depreciation and amortization based upon the preliminary allocation of depreciable and amortizable assets and assumed useful lives of 5 years for subscriber lists, 25 years for FCC licenses and 15 years for goodwill.



(K) Represents the estimated incremental interest at a rate of 8.0% that would have been incurred assuming all acquisitions were completed on January 1, 1996.

(L) Represents the tax benefit resulting from the amortization of acquired intangibles for ProNet, A+ Network and Parkway assuming an effective tax rate of 40%.



(M) Estimated net proceeds of the Note Offering of $193.0 million used to repay outstanding indebtedness under the Metrocall Credit Facility. Estimated Note Offering costs, including underwriting discounts of the Note Offering, are $7.0 million.



(N) Estimated incremental increase to interest expense as a result of the Note Offering as if the Note Offering had been completed at January 1, 1996. Also, includes amortization of estimated deferred debt offering costs of $700,000 and $350,000 for the year ended December 31, 1996 and six months ended June 30, 1997.

                    RECENT DEVELOPMENTS REGARDING METROCALL

PENDING LITIGATION


     Metrocall entered into an agreement in April 1996 to purchase certain assets of Source One and placed $1 million cash in escrow. On June 26, 1996, Metrocall advised Source One that Source One had failed to meet certain conditions to completion of the transaction and terminated the agreement. On September 20, 1996, Source One filed an action in the Circuit Court of Cook County, Illinois claiming that Metrocall had breached the agreement and seeking specific performance of the purchase agreement or unspecified damages in excess of $80 million. Metrocall removed the action to the United States District Court for the Northern District of Illinois. Metrocall believes it has meritorious defenses to this action and intends to vigorously defend the claims in this action. Metrocall has denied the claim and asserted affirmative defenses and counterclaims based on misrepresentations and breaches of contract by Source One. On April 21, 1997, the court set the following litigation schedule: discovery cutoff on October 24, 1997, and pre-trial order to be entered in open court on November 24, 1997. Metrocall's legal counsel believes that trial is not likely to be set for a time earlier than January 1998.


ACQUISITION OF PAGE AMERICA ASSETS


     On July 1, 1997, Metrocall completed the acquisition of substantially all the assets of Page America. Pursuant to this transaction, (i) Metrocall acquired substantially all of the assets and assumed substantially all of Page America's accounts payable and certain obligations under various office and equipment leases and (ii) Page America received (a) approximately $25 million in cash, (b) 1,500 shares of Series B Preferred Stock with a liquidation value of $15 million and (c) 3,997,458 shares of Metrocall Common Stock (reduced subsequently to 3,911,856 shares). Metrocall financed the cash portion of the purchase price, including transactions fees and expenses, with borrowings of $26 million under the Metrocall Credit Facility. The Page America Acquisition will be accounted for as a purchase for financial reporting purposes.



NOTE OFFERING



     On October 21, 1997, Metrocall sold $200 million aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2007 in a private placement. The notes will bear interest, payable semi-annually, at a rate of 9.75% and will mature on November 1, 2007. The notes will be callable beginning November 1, 2002. The notes will be unsecured obligations of Metrocall, subordinated to all present and future senior indebtedness of Metrocall. Metrocall used the net proceeds of the Note Offering to repay outstanding indebtedness under the Metrocall Credit Facility. Metrocall also agreed to certain registration rights with respect to the notes: if the notes are not exchanged for a registered series of notes with identical terms, or a shelf registration statement does not become effective with respect to such notes, by April 21, 1998, the interest rate on the notes will increase by .5% per annum until registration is completed.


METROCALL CREDIT FACILITY


     Metrocall and its bank lenders executed an amended and restated Metrocall Credit Facility on October 24, 1997. In addition to restructuring the available borrowings, the amended and restated agreement includes approval of the Merger. Under the Metrocall Credit Facility, as amended, subject to certain conditions, Metrocall may borrow up to $300.0 million under two loan facilities. The first facility is a $175.0 million reducing revolving credit facility, and the second facility is a $125.0 million reducing credit facility. At October 24, 1997, after application of proceeds of the Note Offering, a total of approximately $50.9 million was outstanding under the Metrocall Credit Facility. Pursuant to the terms of the loan agreement, based on Metrocall's operating results (pro forma for cash balances on hand, the Page America Acquisition, the Note Offering and the Merger) for the quarter ended June 30, 1997, total additional borrowings available to Metrocall under the credit facility would be approximately $40.0 million. The Metrocall Credit Facility has a term of eight years and is secured by substantially all the assets of Metrocall. Required quarterly principal repayments begin on March 31, 2000 and continue through December 31, 2004.

     The Metrocall Credit Facility, as amended, contains various covenants that, among other restrictions, require Metrocall to maintain certain financial ratios, including total debt to annualized operating cash flow (not to exceed
6.0 to 1.0 through December 31, 1998 and declining thereafter), senior debt to annualized operating cash flow, annualized operating cash flow to pro forma debt service, total sources of cash to total uses of cash and operating cash flow to interest expense (in each case, as such terms are defined in the agreement relating to the Metrocall Credit Facility). The covenants also limit additional indebtedness and future mergers and acquisitions without the approval of the lenders and restrict the payment of cash dividends and other stockholder distributions by Metrocall during the term of the Metrocall Credit Facility. The Metrocall Credit Facility also prohibits certain changes in ownership control of Metrocall, as defined, during the term of the Metrocall Credit Facility.



                      RECENT DEVELOPMENTS REGARDING PRONET



LITIGATION



     ProNet Securities Litigation. ProNet and certain of its officers and directors are defendants in the ProNet Securities Litigation. The ProNet Securities Litigation asserts claims on behalf of all persons who purchased shares of ProNet Common Stock in ProNet's public offering of 4,000,000 shares that commenced on May 31, 1996 and all persons who purchased shares of ProNet Common Stock in the open market during an alleged class period.



     ProNet entered in an agreement effective as of May 14, 1997 to settle the ProNet Securities Litigation. ProNet, its insurance carriers and its former underwriters will pay $8.25 million to settle all claims against ProNet, its officers and directors, and the underwriters. ProNet has agreed to pay $1.7 million of this amount. In addition, ProNet will issue one million shares of ProNet Common Stock to the class. ProNet will also pay $2 million to the class if, within two years from final approval of the settlement, the Merger is completed or ProNet engages in another merger or similar transaction which results in a "change of control" of ProNet. The proposed settlement is subject to court approval.



     On September 24, 1997, the United States District Court for the Northern District of Texas preliminarily approved the proposed settlement. The Court set a hearing on the parties' joint motion for entry of a final judgment approving the settlement for November 19, 1997.



     Class Action Suit. On August 13, 1997, ProNet and certain of its directors were named in a class action complaint filed in the Court of Chancery for the State of Delaware in and for New Castle County. The case is styled, Jerry Krim
v. ProNet Inc., et al., C.A. No. 15873. In this action, the plaintiff alleges that ProNet stockholders will receive inadequate consideration in the Merger. The plaintiffs further allege various breaches by the director defendants in connection with the Merger. The defendants view the complaint as meritless and on September 5, 1997 filed a motion to dismiss plaintiff's complaint. That motion is pending before the Court.

             AMENDMENT OF METROCALL CHARTER TO INCREASE THE NUMBER
                         OF AUTHORIZED METROCALL SHARES

     The Board of Directors of Metrocall has determined that it is advisable to increase the authorized number of shares of Metrocall Common Stock by 20,000,000 shares, from 60,000,000 shares to 80,000,000 shares and has voted to recommend that the stockholders approve and adopt the Charter Amendment to effect the proposed increase. Adoption of the Charter Amendment is necessary to complete, and is a condition to completion of, the Merger.

     APPROVAL BY THE METROCALL STOCKHOLDERS OF THE PROPOSED INCREASE IN AUTHORIZED COMMON STOCK WILL CONSTITUTE ADOPTION OF THE AMENDMENT.


     As of the Metrocall Record Date, 32,185,710 shares of Metrocall Common Stock were issued and outstanding or reserved for issuance pursuant to Metrocall's existing stock option and purchase plans. Metrocall anticipates that 12,306,388 additional shares of Metrocall Common Stock will be issued in the Merger. In addition, 18,500,000 shares of Metrocall Common Stock have been reserved for issuance upon conversion of the Series A Preferred and the Series B Preferred. Further, 2,915,254 shares of Metrocall Common Stock have been reserved for issuance upon the exercise of Warrants. See "DESCRIPTION OF METROCALL CAPITAL STOCK -- Warrants." 4,000,000 shares may be reserved for issuance if the proposal to increase the number of shares that may be issued under Metrocall's 1996 Stock Option Plan is approved (see "AMENDMENT TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED UNDER METROCALL'S 1996 STOCK OPTION PLAN"), and 1,000,000 shares may be reserved for issuance if the proposal to increase the number of shares that may be issued under Metrocall's Employee Stock Purchase Plan (see "AMENDMENT TO METROCALL'S EMPLOYEE STOCK PURCHASE PLAN"). Accordingly, the additional shares will be necessary to complete the Merger and other recent acquisitions and to reserve shares under Metrocall's 1996 Stock Option Plan and Metrocall's Employee Stock Purchase Plan.



     The Metrocall Board of Directors believes it to be in the best interests of Metrocall to authorize additional shares of Metrocall Common Stock to provide flexibility for corporate action in the future. In addition, management believes that the availability of additional authorized shares for issuance from time to time in the Metrocall Board's discretion in connection with possible future financings, investment opportunities, acquisitions of other companies, stock splits, dividends or option grants or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Metrocall Certificate and the delay and expense incurred in holding meetings of stockholders to approve such amendments.


     No further authorization by vote of the stockholders will be solicited for the issuance of the additional shares of Metrocall Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the NSM or any stock exchange on which Metrocall's shares may then be listed. The stockholders of Metrocall do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of Metrocall's securities. Further issuances of Metrocall Common Stock by Metrocall may be dilutive to its stockholders.


     The affirmative vote of a majority of the Metrocall Common Stock outstanding and entitled to vote as of the record date is required to approve the amendment to the Metrocall Certificate. The Metrocall Board of Directors considers this amendment to be advisable and in the best interests of Metrocall and its stockholders and recommends that such stockholders vote FOR approval and adoption of the Charter Amendment.

         AMENDMENT TO INCREASE THE NUMBER OF SHARES THAT MAY BE ISSUED
                    UNDER METROCALL'S 1996 STOCK OPTION PLAN


     The Board of Directors of Metrocall proposes that the stockholders of Metrocall approve an amendment (the "Option Plan Amendment") to the Metrocall, Inc. 1996 Stock Option Plan, as amended (the "Plan"). The Plan became effective April 5, 1996, pursuant to the approval of the stockholders of Metrocall. On February 5, 1997, the Metrocall Board adopted a restated and amended version of the Plan, which was approved by the stockholders. The Option Plan Amendment, attached hereto as Exhibit E, increases the number of shares of Metrocall Common Stock authorized for issuance under the Plan from 2,000,000 shares to 4,000,000 shares to provide sufficient stock to honor options granted by ProNet that will be converted into options to acquire Metrocall Common Stock as a result of the Merger, and for other appropriate grants. See "THE MERGER AGREEMENT AND TERMS OF THE MERGER -- Treatment of Stock Options." The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan which is included in an exhibit incorporated by reference herein.


GENERAL

     Purpose. The Plan offers eligible employees and non-employee directors the opportunity to purchase shares of Metrocall Common Stock. The Plan is intended to encourage employees and non-employee directors to acquire an equity interest in Metrocall, which thereby will create a stronger incentive to expend maximum effort for the growth and success of Metrocall and its subsidiaries. Funds received by Metrocall under the Plan may be used for any general corporate purpose.

     Eligibility. All employees of Metrocall and certain subsidiaries and nonemployee directors ("Eligible Directors") are eligible to participate in the Plan. As of June 30, 1997, there were 2,059 employees and seven Eligible Directors eligible to receive grants under the Plan.

     Shares Available Under the Plan. As amended, subject to stockholder approval, the Plan authorizes the issuance of up to 4,000,000 shares of Metrocall Common Stock. The number of shares issuable under the Plan will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting Metrocall Common Stock. If any option granted under the Plan expires or terminates prior to exercise in full, the shares subject to that option shall be available for future grants under the Plan. The maximum number of shares that may be acquired under the Plan by any individual is 750,000 shares, subject to adjustment for stock dividends, stock splits, reclassifications, corporate transactions or other changes affecting Metrocall Common Stock. Because the Plan provides for discretionary grants of options, the specific amounts to be granted to particular persons cannot be determined in advance.

     Administration. The Plan is administered by the Metrocall Board of Directors or the Compensation Committee of the Metrocall Board (the "Committee"). The Committee has the authority and discretion to select employees to participate in the Plan, to grant options to employees under the Plan, to specify the terms and conditions of options granted to employees (within the limitations of the Plan) and to otherwise interpret and construe the terms of the Plan and any agreements governing options granted under the Plan. The Committee has no discretion over the options granted to Eligible Directors.

OPTIONS GRANTED UNDER THE PLAN

     General. All options granted under the Plan will be evidenced by a written agreement setting forth the terms and conditions governing the option. The Committee has broad discretion to determine the timing, amount, exercisability and other terms and conditions of options granted to employees, but shall have no discretion over the terms and conditions of options granted to Eligible Directors. No options granted under the Plan are assignable or transferable, other than by will or in accordance with the laws of descent and distribution.

     Options Granted to Employees. Both incentive stock options and non-statutory stock options are available for employees under the Plan. For incentive stock options, the option price will be not less than the fair market value of a share of Metrocall Common Stock on the date the option is granted. However, if the employee receiving the option is a more than 10% owner of Metrocall Common Stock, the option price will not be less than the greater of par value or 110% of the fair market value of a share of Metrocall Common Stock on the date the option is granted. For non-qualified options, the option price will be not less than the par value of the Metrocall Common Stock. The closing price of a share of Metrocall Common Stock, as reported on the NSM on October 24, 1997 was $6.5625.


     Formula Options Granted to Directors. All options granted to Eligible Directors will be non-qualified options. On the effective date of the Plan, all Eligible Directors were granted an initial option to purchase 10,000 shares of Metrocall Common Stock. Thereafter, every Eligible Director will be granted an initial option to purchase 10,000 shares of Metrocall Common Stock at the time such Eligible Director commences service on the Metrocall Board of Directors. Subsequently, each Eligible Director who received an initial grant of an option shall receive an additional option to purchase 1,000 shares of Metrocall Common Stock on each anniversary of the initial option, provided that the director continues to be an Eligible Director on each anniversary date. Options granted to Eligible Directors will become fully vested six months after the date of grant. The exercise price for options granted to Eligible Directors will be the fair market value of the Metrocall Common Stock on the date the option is granted.

     Discretionary Grants to Directors. The Plan provides that the full Metrocall Board of Directors can make grants to any and all directors in its discretion. The full Metrocall Board of Directors is also given the authority to amend formula grants as it deems appropriate.

     Exercise. Options granted under the Plan to employees or Eligible Directors may be exercised by delivery to the Committee of a written notice of exercise. The notice must specify the number of shares being exercised and must be accompanied by payment in full of the option price for the shares being exercised (unless the optionee's written notice of exercise directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to Metrocall as the agent for the optionee and at the time the stock certificates are delivered to the broker, the broker tenders to Metrocall cash or cash equivalents acceptable to Metrocall equal to the exercise price).

     The option price may be paid as permitted by the option agreement, (a) in cash or certified check; (b) by tendering shares of Metrocall Common Stock that the optionee has held for at least 6 months or acquired under an option granted not less than 6 months prior and that shall be valued at the fair market value on the date of exercise; or (c) any combination of these methods. An optionee will not have any of the rights of a stockholder until payment in full for the shares is received and a stock certificate is issued. In addition, with respect to options granted to employees, options may be exercised by any other method that the Committee prescribes.

     For options granted to employees, the Committee may prescribe in the option agreement that the optionee may elect to satisfy any federal, state or local withholding tax requirements by directing Metrocall to apply shares of Metrocall Common Stock to which the optionee is entitled as a result of the exercise of the option in order to satisfy such withholding requirements.

     Termination of Service. The Committee has discretion to fix the period in which options granted to employees may be exercised after termination of employment. Vested options granted to Eligible Directors remain exercisable for the remaining term of the option (see "Term of Options," below).

     Term of Options. Each option granted under the Plan will terminate no later than 10 years after the date the option is granted. However, options intended to be incentive stock options granted to employees under the Plan will expire no later than 5 years after the date of the grant if the option is granted to an employee who owns (or is deemed to own) more than 10% of the outstanding Metrocall Common Stock.

AMENDMENT OR TERMINATION OF THE PLAN

     The Metrocall Board of Directors may amend or terminate the Plan at any time and from time to time; provided, however, that no amendment may, without the approval of a majority of the stockholders of Metrocall, amend the provisions governing incentive stock options other than as permitted under the Code. The Plan will terminate no later than 10 years after its effective date.

TAX CONSEQUENCES

     The following generally describes the federal income tax consequences under current provisions and interpretations of the Code of options granted under the Plan. It does not purport to be complete. In particular, this general description does not discuss the applicability of the income tax laws of any state or foreign country.

     There are no federal income tax consequences to optionees or Metrocall upon the grant of an option under the Plan. Generally, upon the exercise of a nonqualified stock option (an "NQSO"), an optionee will recognize ordinary compensation income equal to the fair market value of the Metrocall Common Stock at the time of exercise minus the exercise price of the option, and Metrocall generally can take an equal federal income tax deduction. When the optionee sells shares acquired by exercising an NQSO, the optionee generally will realize a short-term or long-term capital gain or loss, depending on the length of the holding period, but Metrocall cannot take any tax deduction in connection with such sale.

     Optionees will not be subject to federal income taxation when exercising incentive stock options ("ISOs") granted under the Plan, and Metrocall will not receive a federal income tax deduction by reason of such exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is an item of tax preference as to which the optionee might have to pay alternative minimum tax. An optionee who sells shares acquired by exercising an ISO after the later of one year after the exercise or two years after the grant of the ISO generally will have long-term capital gain or loss upon sale equaling the difference between the amount realized on the sale and the exercise price, but Metrocall cannot take any tax deduction in connection with such sale.

     If the optionee sells the ISO stock in a "disqualifying disposition" (that is, within one year from the date of exercise of the ISO or within two years from the date of the ISO grant), the optionee generally will recognize ordinary compensation income equal to the lesser of (i) the fair market value of the shares on the date of exercise of the option minus the exercise price or (ii) the amount realized on the sale of the shares minus the exercise price. In the case of a disqualifying disposition where a loss, if sustained, would not be recognized (i.e., a gift), the optionee will recognize ordinary income equal to the fair market value of the shares on the date of exercise minus the exercise price. Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the optionee held the shares. Metrocall can generally take a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income the optionee recognizes but cannot deduct the amount of the capital gains.

     If an optionee pays the exercise price of either an NQSO or an ISO by turning in previously-owned shares, the optionee will not realize additional gain or loss because of the surrender, but (i) the number of new shares received equal to the number of shares surrendered will retain the existing tax basis and holding period of the surrendered shares; (ii) if the option so exercised is an NQSO, the amount of both the optionee's ordinary compensation income and Metrocall's deduction will equal the fair market value of the additional shares received (less any cash paid upon such exercise), and the optionee's tax basis in these additional shares will equal their fair market value; (iii) if the option so exercised is an ISO, the additional shares received will have a tax basis of zero unless cash was paid to complete such exercise, in which case the optionee's tax basis in the additional shares received will equal the cash the optionee paid upon such exercise; and (iv) the optionee's holding period for the additional shares received will begin on the day after the date of exercise for capital gain purposes (regardless of the type of option being exercised) and will begin upon the date of transfer of the additional shares to the optionee for purposes of the ISO period requirements. If, in exercising an ISO, an optionee surrenders shares received upon a previous exercise of an ISO before the applicable incentive stock option holding period for such shares has been satisfied, the surrender of such shares will be treated as a disqualifying disposition, and the rules governing such dispositions, as described above, will apply to determine the amount of the optionee's income and Metrocall's deduction.

STOCKHOLDER APPROVAL

     Approval of the Option Plan Amendment will require that the votes cast in favor of the Option Plan Amendment exceed the votes cast against the Option Plan Amendment. Abstentions and broker non-votes will not be counted for purposes of the Option Plan Amendment. Failure of the stockholders to approve the Option Plan Amendment will cause the rescission of the Option Plan Amendment.

NEW PLAN BENEFITS

     No additional options or awards have been granted under the Plan that are conditioned upon the approval of the Option Plan Amendment.

     The Board of Directors of Metrocall has recommended that the stockholders vote FOR the proposal to approve the Option Plan Amendment.

             AMENDMENT TO METROCALL'S EMPLOYEE STOCK PURCHASE PLAN



     The Metrocall Board of Directors proposes that the stockholders of Metrocall approve an amendment (the "ESPP Amendment") to the Metrocall, Inc. Employee Stock Purchase Plan (the "ESPP"). The ESPP Amendment, attached hereto as Exhibit F, increases the number of shares of Metrocall Common Stock authorized for issuance under the ESPP from 300,000 shares to 1,000,000 shares, extends the term of the ESPP to December 31, 2007, increases administrative flexibility, and makes certain other changes, incorporated into a complete restatement. The following is a summary of the ESPP, as amended (the "Amended ESPP"). This summary description is a fair and complete summary of the ESPP; however, it is qualified in its entirety by reference to the full text of the ESPP.


  General


     Purpose. The ESPP offers eligible employees the opportunity to purchase shares of Metrocall Common Stock through after-tax payroll withholding. The ESPP is intended to permit employees to acquire an equity interest in Metrocall, which thereby will create a stronger incentive to expend maximum effort for the growth and success of Metrocall and its subsidiaries. Funds received by Metrocall under the ESPP may be used for any general corporate purpose.



     Eligibility. All common law employees of Metrocall and certain subsidiaries (including part-time and seasonal employees other than employees who are employed by Metrocall for less than one month at the beginning of the Payroll Deduction Period) and holders of more than 5% of the common stock of Metrocall and its subsidiaries, either directly or by attribution are eligible to participate in the ESPP. As of June 30, 1997, there were approximately 2,059 employees currently eligible to participate in the ESPP.


     Shares Available Under the ESPP. As amended, subject to stockholder approval, the ESPP authorizes the issuance of up to 1,000,000 shares of Metrocall Common Stock from authorized but unissued shares or from stock owned by Metrocall, including stock purchased on the market. The number of shares issuable under the ESPP will be adjusted for stock dividends, stock splits, reclassifications and other changes affecting the Metrocall Common Stock. Because the ESPP permits participants to choose their own level of participation, subject to overall tax and program limits, the specific amounts to be granted to particular persons cannot be determined in advance.


     Administration. The ESPP is administered by the Compensation Committee of the Metrocall Board of Directors (the "Compensation Committee"). The Compensation Committee has the authority and discretion to specify the terms and conditions of options granted to employees (within the limitations of the ESPP) and to otherwise interpret and construe the terms of the ESPP and any agreements governing options granted under the ESPP. Under the Amended ESPP, the Compensation Committee (or the Metrocall Board of Directors) can lengthen or shorten the Payroll Deduction Periods, increase the purchase price for shares, or make other administrative adjustments. The Amended ESPP also specifically provides for indemnification of the Compensation Committee, other directors, and agents for actions taken with respect to the ESPP.


  Options Granted Under the ESPP


     General. All options granted under the ESPP will be evidenced by participation agreements. The Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees. No options granted or funds accumulated under the ESPP are assignable or transferable, other than by will or in accordance with the laws of descent and distribution. Payroll Deduction Periods for the ESPP are semi-annual.



     Election to Participate. Employees must elect before the beginning of a given Payroll Deduction Period to participate.



     Exercise Price. The exercise price for options under the ESPP will be equal to the lesser of 85% of the fair market value on the first day of the Payroll Deduction Period and 85% of the fair market value on the last day of the Payroll Deduction Period or such higher price as the Compensation Committee sets before a Payroll Deduction Period begins. No participant can purchase more than $25,000 worth of Metrocall

Common Stock in all Payroll Deduction Periods ending during the same calendar year. The closing price of a share of Metrocall Common Stock, as reported on October 24, 1997 was $6.5625.



     Exercise. Options granted under the ESPP to employees will be automatically exercised as of the last day of the Payroll Deduction Period, unless the participant has requested withdrawal of his payroll contributions at least thirty days earlier. The number of shares to be purchased will be determined by dividing the dollars accumulated through payroll withholding by the exercise price and rounding down to the nearest whole number of shares.



     Termination of Service. If an employee's employment ends for any reason, including death, the employee's account will be distributed, and the employee will immediately cease to participate in the ESPP.


     Stockholder Approval. In general, stockholder approval is only required for changes to the extent necessary to preserve the ESPP's status as a plan under Section 423 of the Code.

  Amendment or Termination of the ESPP


     Subject to the foregoing, the Board of Directors may amend or terminate the ESPP at any time and from time to time. Absent extension by the Board with stockholder approval, the ESPP will terminate no later than December 31, 2007 (extended by the amendment from April 1, 2001).


TAX CONSEQUENCES

     The following summarizes certain federal income tax consequences of participation in the ESPP. It does not cover employment taxes except as specified, nor does it cover other federal, state, local, or foreign tax consequences, if any.

     Rights granted under the ESPP are intended to quality for the favorable federal income tax treatment provided by an employee stock purchase plan that qualifies under Section 423 of the Code.

     A participant's withheld compensation will be post-tax. In other words, the participant will be taxed on amounts withheld for the purchase of shares of Metrocall Common Stock as if he had instead received his full salary or wages. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon how long the shares were held before disposition.


     If the purchased shares of Common Stock are disposed of more than two years after the beginning of the applicable Payroll Deduction Period (July 1 or January 1) and more than one year after the exercise date or if the participant dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or (b) 15% of fair market value of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.


     If the participant sells or disposes of the stock before the expiration of either of the holding periods described above (a 'disqualifying disposition'), then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. Metrocall may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

     There are no federal income tax consequences to Metrocall by reason of the grant or exercise of rights under the Plan. Metrocall will, in general, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disqualifying disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by a participant upon a later disposition, or realized upon death. Metrocall's deduction may be limited under Code Section 162(m) and may be subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify Metrocall of the sale of stock in a disqualifying disposition).

  New Plan Benefits

     Benefits to be awarded under the ESPP to employees vary depending upon the elections of the participants as to their level of participation. No non-employee directors are eligible to participate. No additional benefits have been granted under the ESPP that are conditioned upon approval of the ESPP Amendment.

STOCKHOLDER APPROVAL

     Approval of the ESPP Amendment will require that the votes cast in favor of the ESPP Amendment exceed the votes cast against the ESPP Amendment. Abstentions and broker non-votes will not be counted for purposes of the ESPP Amendment. Failure of the stockholders to approve the Employee Plan Amendment will cause the rescission of the Employee Plan Amendment.

     The Board of Directors of Metrocall has recommended that the stockholders vote FOR the proposal to approve the ESPP Amendment.

                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, Metrocall and ProNet are not aware of any matters, other than those referred to herein, to be presented for action by the stockholders at the respective Stockholders Meetings. If, however, any other appropriate business should properly be presented at the respective Stockholders Meetings, the persons named in the proxies will vote the shares represented thereby, pursuant to their discretionary authority, in accordance with their best judgment.


                                 LEGAL MATTERS


     Wilmer, Cutler and Pickering, Washington, D.C. will render an opinion with respect to the validity of the Metrocall Common Stock to be issued to ProNet's stockholders in connection with the Merger and will pass upon certain other legal matters on behalf of Metrocall. Vinson & Elkins L.L.P., Dallas, Texas will pass upon the Federal income tax consequences in connection with the Merger on behalf of ProNet.

                                    EXPERTS



     The consolidated financial statements of Metrocall included in this registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Metrocall expects that representatives of Arthur Andersen LLP will be present at the Metrocall Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.



     The consolidated financial statements of ProNet Inc. and its subsidiaries at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference and included herein, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. ProNet anticipates that representatives of Ernst & Young LLP will be present at the ProNet Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.



     The combined financial statements of O.R. Estman, Inc. and Dana Paging, Inc. incorporated by reference in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.



     The financial statements of Parkway Paging, Inc. incorporated by reference in the registration statement have been audited by Hutton, Patterson & Company, independent accountants, as set forth in their report thereon, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.



     The consolidated financial statements of A+ Network, Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Metrocall, Inc. filed on October 1, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



     The financial statements of Network Paging Corporation as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994 incorporated by reference in this registration statement have been so incorporated in reliance on the report of Price Waterhouse LLP independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A
================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                                METROCALL, INC.

                                      AND

                                  PRONET INC.

                                 AUGUST 8, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I
THE MERGER...........................................................................      1
  Section 1.1 The Merger.............................................................      1
  Section 1.2 Effective Time.........................................................      2
  Section 1.3 Certificate of Incorporation and By-Laws...............................      2
  Section 1.4 Directors and Officers of Surviving Corporation........................      2
ARTICLE II
CONVERSION OF SHARES; EXCHANGE PROCEDURES............................................      2
  Section 2.1 Conversion of Shares...................................................      2
  Section 2.2 Conversion Ratio.......................................................      3
  Section 2.3 Exchange of Certificates...............................................      3
  Section 2.4 PN Option Plans........................................................      4
  Section 2.5 PN Subordinated Notes..................................................      5
  Section 2.6 Termination of Rights Plan.............................................      5
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PN.................................................      5
  Section 3.1 Organization...........................................................      5
  Section 3.2 Capitalization.........................................................      6
  Section 3.3 Authorization; Validity of Agreement; PN Action........................      6
  Section 3.4 Consents and Approvals; No Violations; Licenses........................      7
  Section 3.5 SEC Reports and Financial Statements...................................      8
  Section 3.6 No Undisclosed Liabilities.............................................      8
  Section 3.7 Absence of Certain Changes.............................................      9
  Section 3.8 Employee Benefit Plans; ERISA; Labor...................................      9
  Section 3.9 Litigation.............................................................     10
  Section 3.10 No Default; Compliance with Applicable Laws...........................     10
  Section 3.11 Taxes.................................................................     11
  Section 3.12 Environmental Matters.................................................     11
  Section 3.13 Insurance.............................................................     12
  Section 3.14 Proxy Statement; Registration Statement; Other Information............     12
  Section 3.15 Transactions with Affiliates..........................................     12
  Section 3.16 Share Ownership.......................................................     12
  Section 3.17 Brokers...............................................................     12

                                                                                        PAGE
                                                                                        ----
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF MC.................................................     12
  Section 4.1 Organization...........................................................     13
  Section 4.2 Capitalization.........................................................     13
  Section 4.3 Authorization; Validity of Agreement; MC Action........................     14
  Section 4.4 Consents and Approvals; No Violations; Licenses........................     14
  Section 4.5 SEC Reports and Financial Statements...................................     15
  Section 4.6 No Undisclosed Liabilities.............................................     15
  Section 4.7 Absence of Certain Changes.............................................     16
  Section 4.8 Employee Benefit Plans; ERISA; Labor...................................     16
  Section 4.9 Litigation.............................................................     17
  Section 4.10 No Default; Compliance with Applicable Laws...........................     17
  Section 4.11 Taxes.................................................................     18
  Section 4.12 Environmental Matters.................................................     18
  Section 4.13 Insurance.............................................................     18
  Section 4.14 Proxy Statement; Registration Statement; Other Information............     18
  Section 4.15 Transactions with Affiliates..........................................     19
  Section 4.16 Share Ownership.......................................................     19
  Section 4.17 Brokers...............................................................     19
ARTICLE V
COVENANTS............................................................................     19
  Section 5.1 Interim Operations of PN and MC........................................     19
  Section 5.2 Stockholder Approval; Meetings; Etc. ..................................     21
  Section 5.3 Proxy Statement, Registration Statement, Etc. .........................     22
  Section 5.4 Compliance with the Securities Act.....................................     22
  Section 5.5 Nasdaq Listing.........................................................     23
  Section 5.6 Approvals and Consents; Cooperation....................................     23
  Section 5.7 Access to Information..................................................     23
  Section 5.8 [Reserved.]............................................................     24
  Section 5.9 No Solicitation by PN..................................................     24
  Section 5.10 Brokers or Finders....................................................     25
  Section 5.11 Publicity.............................................................     25
  Section 5.12 Notification of Certain Matters.......................................     25
  Section 5.13 Directors' and Officers' Insurance and Indemnification................     25
  Section 5.14 Expenses..............................................................     26
  Section 5.15 Further Assurances....................................................     26
ARTICLE VI
CONDITIONS...........................................................................     27
  Section 6.1 Conditions to Each Party's Obligation To Effect the Merger.............     27
  Section 6.2 Conditions to Obligations of PN to Effect the Merger...................     27
  Section 6.3 Conditions to Obligations of MC to Effect the Merger...................     28

                                                                                        PAGE
                                                                                        ----
ARTICLE VII
TERMINATION..........................................................................     29
  Section 7.1 Termination............................................................     29
  Section 7.2 Termination Fee........................................................     30
  Section 7.3 Effect of Termination..................................................     30
ARTICLE VIII
MISCELLANEOUS........................................................................     31
  Section 8.1 Amendment..............................................................     31
  Section 8.2 Nonsurvival of Representations and Warranties..........................     31
  Section 8.3 Notices................................................................     31
  Section 8.4 Headings...............................................................     32
  Section 8.5 Interpretation.........................................................     32
  Section 8.6 Counterparts...........................................................     32
  Section 8.7 Entire Agreement; Third Party Beneficiaries............................     32
  Section 8.8 Governing Law..........................................................     32
  Section 8.9 Assignment.............................................................     32
  Section 8.10 Further Assurances....................................................     32

ANNEXES

  Annex A
  Directors of the Surviving Corporation

  Annex B
  Conversion Ratio Adjustments

SCHEDULES

PN DISCLOSURE LETTER:
Schedule 3.1      --    Subsidiaries of PN
Schedule 3.2(a)   --    PN Capitalization
Schedule 3.2(b)   --    Liens
Schedule 3.4(a)   --    PN Consents and Approvals
Schedule 3.4(c)   --    PN FCC Authorizations
Schedule 3.5(a)   --    SEC Reports
Schedule 3.5(b)   --    June 30 Financial Statements
Schedule 3.6      --    Undisclosed Liabilities
Schedule 3.7      --    Certain Changes
Schedule 3.8      --    Employee Benefit Plans
Schedule 3.9      --    Litigation
Schedule 3.11     --    Taxes
Schedule 3.15     --    Transactions with Affiliates
Schedule 5.1(a)   --    Permitted Activities by PN

MC DISCLOSURE LETTER:
Schedule 4.1      --    Subsidiaries of MC
Schedule 4.2(a)   --    MC Capitalization
Schedule 4.2(b)   --    Liens
Schedule 4.4      --    MC Consents and Approvals
Schedule 4.6      --    Undisclosed Liabilities
Schedule 4.7      --    Certain Changes
Schedule 4.8      --    Employee Benefit Plans
Schedule 4.9      --    Litigation
Schedule 4.11     --    Taxes
Schedule 4.15     --    Transactions with Affiliates
Schedule 4.16     --    Share Ownership
Schedule 4.17     --    MC Financial Advisors
Schedule 5.1(b)   --    Permitted Activities by MC

                             INDEX OF DEFINED TERMS

                                                                                        PAGE
                                                                                        -----
Affiliates.............................................................................    22
Amendment Proposal.....................................................................    21
Annualized Cash Flow...................................................................   B-2
CERCLA.................................................................................    11
Change of Control......................................................................    23
Claim..................................................................................    25
Closing................................................................................     1
Closing Date...........................................................................     2
Code...................................................................................     1
Communications Act.....................................................................     7
Confidentiality Agreement..............................................................    24
Conversion Ratio.......................................................................     3
D&O Insurance..........................................................................    26
Deferred Settlement Costs..............................................................   B-2
DGCL...................................................................................     1
Effective Time.........................................................................     2
Environmental Law......................................................................    11
ERISA..................................................................................     9
Exchange Act...........................................................................     7
Exchange Agent.........................................................................     3
FCC....................................................................................     7
Final Regulatory Order.................................................................    27
GAAP...................................................................................     8
Governmental Entity....................................................................     7
HSR Act................................................................................     7
Indemnified Party......................................................................    25
Indenture..............................................................................     5
IRS....................................................................................     9
Material Adverse Effect................................................................     5
Materials of Environmental Concern.....................................................    12
MC.....................................................................................     1
MC Benefit Plans.......................................................................    16
MC ERISA Affiliate.....................................................................    16
MC Fairness Opinion....................................................................    14
MC Financial Advisor...................................................................    14
MC Financial Statements................................................................    15
MC Licenses............................................................................    15
MC Material Agreements.................................................................    14
MC Option Plan.........................................................................     4
MC Options.............................................................................    13
MC Replacement Options.................................................................     4
MC SEC Documents.......................................................................    15
MC Shares..............................................................................     1
MC Voting Agreement....................................................................     1
Measurement Date.......................................................................   B-2
Meeting................................................................................    21
Merger.................................................................................     1
Merger Consideration...................................................................     2
Merger Documents.......................................................................     2

                                                                                        PAGE
                                                                                        -----
Merger Proposal........................................................................    21
New Pager Inventory Requirement........................................................   B-2
Notes..................................................................................     5
Plaintiff Class........................................................................     2
Plaintiffs' Settlement.................................................................     2
Plaintiffs' Litigation.................................................................     2
PN.....................................................................................     1
PN Acquisition Proposal................................................................    24
PN Benefit Plans.......................................................................     9
PN Certificates........................................................................     3
PN Employee Agreements.................................................................     9
PN ERISA Affiliate.....................................................................     9
PN Fairness Opinion....................................................................     7
PN Financial Advisor...................................................................     7
PN Financial Statements................................................................     8
PN Licenses............................................................................     7
PN Material Agreements.................................................................     7
PN Option..............................................................................     4
PN Option Agreement....................................................................     1
PN Option Plans........................................................................     4
PN Shares..............................................................................     1
Proxy Statement........................................................................    12
Registration Statement.................................................................    12
Regulatory Filings.....................................................................    23
Regulatory Order.......................................................................    27
Relevant Net Liabilities...............................................................   B-2
Rights.................................................................................     1
Rights Plan............................................................................     1
Scheduled Shares.......................................................................     6
SEC....................................................................................     8
Securities Act.........................................................................     6
Series A Preferred.....................................................................    13
Series B Preferred.....................................................................    13
State Authority........................................................................     7
Subsidiary.............................................................................     5
Surviving Corporation..................................................................     2
Target Cash Flow.......................................................................   B-2
Target Net Liabilities.................................................................   B-2
Tax Return.............................................................................    11
Taxes..................................................................................    11
Voting Debt............................................................................     6

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August 8, 1997 (this "Agreement"), between METROCALL, INC., a Delaware corporation ("MC"), and PRONET INC., a Delaware corporation ("PN").

     WHEREAS, the Boards of Directors of MC and PN have determined that it is in the best interests of their respective stockholders to consummate a strategic combination of their respective businesses upon the terms and subject to the conditions set forth herein;

     WHEREAS, it is intended that the strategic business combination be accomplished by a merger of PN with and into MC (the "Merger") pursuant to which each issued and outstanding share of common stock of PN, $.01 par value (the "PN Shares"), will be converted into shares of common stock of MC, $.01 par value ("MC Shares");

     WHEREAS, in furtherance of the strategic business combination, and as a condition to MC entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, MC and PN have entered into an Option Agreement (the "PN Option Agreement") pursuant to which PN has agreed, on the terms and subject to the conditions thereof, to grant MC an option to purchase certain PN Shares;

     WHEREAS, as a condition to PN's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain stockholders of MC have entered into a voting agreement (the "MC Voting Agreement") agreeing to vote for the Merger and related transactions;

     WHEREAS, the Board of Directors of PN has (i) adopted this Agreement, resolved to submit this Agreement for approval by the stockholders of PN pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL"), and resolved to recommend that all stockholders of PN approve and adopt this Agreement and the Merger, (ii) duly approved the business combination contemplated by this Agreement and the PN Option Agreement so as to render inapplicable thereto the provisions of Section 203 of the DGCL; and (iii) resolved to amend the Rights Agreement, dated as of April 5, 1995, between PN and Chemical Shareholder Services Group, Inc., as Rights Agent (the "PN Rights Plan"), to provide that the PN Rights Plan and the preferred share purchase rights ("Rights") issued thereunder shall terminate and be of no further force or effect upon the consummation of the Merger;

     WHEREAS, the Board of Directors of MC has (i) adopted this Agreement, resolved to submit this Agreement for approval by the stockholders of MC pursuant to Section 251 of the DGCL, and resolved to recommend that all stockholders of MC approve and adopt this Agreement and the Merger, and (ii) duly approved the business combination contemplated by this Agreement, the PN Option Agreement and the MC Voting Agreement so as to render inapplicable thereto the provisions of Section 203 of the DGCL; and

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger provided for herein shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in Article VI hereof, and in accordance with the DGCL, PN shall be merged with and into MC. The closing (the "Closing") of the Merger shall take place as promptly as practicable but in no event later than the date that is two business days after satisfaction or waiver of the conditions set forth in Article VI (other than those relating to documents to be delivered at the Closing); provided, that in no event will the Closing occur before November 16, 1997. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing will be held at 10:00 a.m., local time, on the Closing Date at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037. Following the Merger, the separate corporate existence of PN will cease, and MC shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of PN.

     Section 1.2 Effective Time. Upon the Closing, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Merger Documents") in such form as is required by, and executed in accordance with, this Agreement and the relevant provisions of the DGCL (the date and time of such filing being referred to herein as the "Effective Time"). The Merger shall have the effects set forth in Section 251 of the DGCL.

     Section 1.3 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws of MC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation.

     Section 1.4 Directors and Officers of Surviving Corporation. (a) Upon the Effective Time, the directors of the Surviving Corporation, and their classification, shall be as set forth in Annex A.

          (b) PN agrees to request that the Board of Directors of PN, at a meeting duly called and held, unanimously approve the election of directors designated pursuant to this Section 1.4 and PN agrees to use its best efforts to cause the election of such designees to be approved by the affirmative vote of at least 66 2/3% of the members of the Board of Directors of PN who were directors on the date that was two years prior to the date of this Agreement (or whose election or nomination for election was previously so approved) and to supply MC with a certificate of vote attesting to the foregoing. Failure of such designees to be so approved shall be deemed to constitute a failure by PN to perform and comply with an obligation hereunder sufficient to permit MC to terminate this Agreement pursuant to Section 7.1 (d)(iii).

          (c) The officers of MC shall be the officers of the Surviving Corporation and shall hold their offices from the Effective Time for such term as is provided in the MC By-Laws.

                                   ARTICLE II

                   CONVERSION OF SHARES; EXCHANGE PROCEDURES

     Section 2.1 Conversion of Shares. (a) Each PN Share that is issued and outstanding immediately prior to the Effective Time (other than Shares held by MC or any Subsidiary (as defined in Section 3.1) of MC) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) such number of duly authorized, validly issued, fully paid and nonassessable MC Shares equal to the Conversion Ratio (as defined in Section 2.2) plus (ii) cash, if any, for fractional MC Shares pursuant to
Section 2.3(f) (collectively, the "Merger Consideration").

          (b) Each PN Share (i) held in the treasury of PN or by any Subsidiary of PN and (ii) held by MC or any Subsidiary of MC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, and no Merger Consideration shall be issued in respect thereof.

          (c) Any rights to receive a PN Share which is required to be issued, and has not been issued prior to the Effective Time, pursuant to Section 2.b of the Memorandum of Understanding dated May 14, 1997 ("Plaintiffs' Settlement"), between certain classes of Plaintiffs ("Plaintiff Class") and certain defendants in the litigation in In re ProNet Inc. 1934 Act Securities Litigation, Master File No. 3-96CV2116-P (N.D. Tex.); In re ProNet Inc. 1933 Act Securities Litigation, Master File No. 3-96CV1795-P (N.D. Tex.); and Geatano Rainone, et al. v. ProNet Inc., et al., No. 96-06509 (D.Ct., 14th Dist., Tex.) (collectively, the "Plaintiffs' Litigation") shall be converted at the Effective Time into the right to receive the same Merger Consideration as an outstanding PN Share is entitled to receive under Section 2.1(a). MC agrees to cause the

Surviving Corporation to perform PN's obligations to the Plaintiff Class pursuant to Section 2.d of the Plaintiffs' Settlement.

     Section 2.2 Conversion Ratio. "Conversion Ratio" shall mean .90 as adjusted pursuant to the adjustment provisions set forth in Annex B hereto. In the event that, between the date of this Agreement and the Effective Time, the number of issued and outstanding PN Shares or MC Shares shall have been changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spinoff, extraordinary dividend, recapitalization, reclassification or other similar transaction with a record date within such period, the Conversion Ratio shall be appropriately adjusted.

     Section 2.3 Exchange of Certificates. (a) Prior to the Effective Time, PN and MC shall appoint ChaseMellon Shareholder Services, L.L.C. (or any other commercial bank or trust company which shall be reasonably acceptable to PN and
MC) to act as exchange agent (the "Exchange Agent") to effect the exchange of certificates representing the PN Shares as set forth in Section 2.1 (collectively, the "PN Certificates") for the Merger Consideration. The Surviving Corporation shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of PN Shares for exchange in accordance with this Article II, certificates representing MC Shares issuable pursuant to Section 2.1 and funds in amounts necessary to make any cash payments pursuant to Section 2.3(f).

     Additionally, subject to the provisions of this Section 2.3(a), MC shall, if and when a payment date has occurred with respect to a dividend or distribution that has been declared subsequent to the Effective Time, deposit with the Exchange Agent an amount in cash (or property of like kind to that which is the subject of such dividend or distribution) equal to the dividend or distribution per MC Share times the number of MC Shares evidenced by certificates issued in respect of PN Shares pursuant to Section 2.1 that have not theretofore been surrendered for exchange as provided herein.

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a PN Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to an PN Certificate shall pass, upon (and only upon) proper delivery to the Exchange Agent, and which shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify, and (ii) instructions for use in effecting the surrender of such PN Certificate in exchange for a certificate representing MC Shares to which such holder is entitled to pursuant to this
Article II. Upon surrender of a PN Certificate, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such PN Certificate shall be entitled to receive in exchange therefor, as soon as practicable after the Effective Time, (i) a certificate representing that number of MC Shares to which such holder of PN Shares shall have become entitled pursuant to the provisions of this Article II, and (ii) if applicable, a check representing the amount of cash to which such holder of PN Shares shall have become entitled pursuant to the provisions of Section 2.3(f), and the PN Certificate so surrendered shall forthwith be canceled. All payments in respect of PN Shares which are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such PN Shares.

          (c) No dividends or other distributions declared with respect to MC Shares and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered PN Certificate until the holder thereof shall surrender such PN Certificate in accordance with Section 2.3(b). Subject to the effect, if any, of applicable law, after the surrender and exchange of a PN Certificate, there shall be paid to the holder of the certificates evidencing MC Shares issued in exchange therefor, without interest,
(i) promptly following the surrender of such certificate and in addition to the amount of any cash payable with respect to a fractional PN Share to which such holder is entitled pursuant to Section 2.3(f), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such MC Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender payable with respect to such MC Shares.

          (d) If any portion of the Merger Consideration (whether a certificate representing MC Shares or a check representing cash payment pursuant to Section 2.3(f)) is to be issued or paid in a name other than that in which the PN Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance thereof that the PN Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing MC Shares or a check representing the cash payment pursuant to Section 2.3(f) in any name other than that of the registered holder of the PN Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (e) On and after the Effective Time, the stock transfer books of PN shall be closed and there shall be no further registration of transfers of the PN Shares which were outstanding immediately prior to the Effective Time; the PN Certificates representing PN Shares shall cease to have any rights with respect to such PN Shares except as otherwise provided for herein or by applicable law; and the MC Shares into which PN Shares have been converted pursuant to Section
2.1 hereof shall be deemed outstanding (subject to Section 2.3(c)) notwithstanding the failure of the holders thereof to surrender and exchange PN Certificates as specified herein.

          (f) No certificates or scrip representing fractional MC Shares shall be issued upon the surrender or exchange of PN Certificates, and, except pursuant to this Section 2.3(f), no dividend, distribution or other payment with respect to MC Shares shall be payable on or with respect to any fractional MC Share and such fractional MC Share shall not entitle the owner thereof to vote or to any other rights of a stockholder or creditor of PN. In lieu of any such fractional MC Share, the Surviving Corporation shall pay to each stockholder of PN who otherwise would be entitled to receive a fractional MC Share an amount in cash determined by multiplying (i) the closing price of an MC Share on the Nasdaq Stock Market on the trading day prior to the Closing by (ii) the fractional MC Share interest to which such holder would otherwise be entitled.

          (g) At any time following the first anniversary of the Effective Time, the Surviving Corporation may terminate its agreement with the Exchange Agent, and thereafter holders of PN Certificates shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the consideration payable upon due surrender of their PN Certificates pursuant to the provisions of this Article II. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a PN Certificate for consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Section 2.4 PN Option Plans. (a) Each outstanding option to purchase PN Shares (each, a "PN Option") granted pursuant to PN's 1987 Stock Option Plan, 1995 Long-Term Incentive Plan and Non-Employee Director Stock Option Plan (collectively, the "PN Option Plans"), and which has not vested prior to the Effective Time, shall become fully exercisable and vested as of the Effective Time.

          (b) Effective as of the Effective Time, each PN Option then outstanding and not exercised shall be converted into an option to purchase a number of MC Shares equal to the number of PN Shares subject to such PN Option immediately prior to the Effective Time multiplied by the Conversion Ratio with an exercise price equal to the exercise price for such PN Option immediately prior to the Effective Time divided by the Conversion Ratio. PN will use its reasonable best efforts to cause each holder of PN Options to agree to convert his or her PN Options into options ("MC Replacement Options") issued under MC's 1996 Stock Option Plan (the "MC Option Plan"). Notwithstanding any other provision of the PN Option Plans or the MC Option Plan, all PN Options held by any PN director whose status as a director ends upon the Effective Time, by employees whose employment is involuntarily terminated without cause within six months after the Closing Date, or by other employees as agreed by MC, will be exercisable until the earlier of (i) the fourth anniversary of the Closing Date and (ii) the date on which such PN Options would otherwise have expired if such person had remained a director or employee of PN.

          (c) Notwithstanding the foregoing provisions, in the case of any option to which Code Section 421 applies, the option price, the number of shares subject to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Code Section 424(a). As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of MC Replacement Options appropriate notices setting forth such holders' rights pursuant to MC Replacement Options.

     Section 2.5 PN Subordinated Notes. After the Effective Time, MC will comply with applicable terms of the Indenture (the "Indenture") dated as of June 15, 1995 between PN and First Interstate Bank of Texas, N.A. for PN's 11 7/8% Senior Subordinated Notes due 2005 (the "Notes"), including causing the obligations under the Notes and the Indenture to be assumed by the Surviving Corporation in accordance with the Indenture.

     Section 2.6 Termination of Rights Plan. The Board of Directors of PN has adopted a resolution approving an amendment to the Rights Plan to provide that the Rights Plan shall terminate and the Rights shall be canceled upon the consummation of the Merger. PN shall not redeem the Rights prior to the Effective Time unless required to do so by a court of competent jurisdiction; provided that nothing herein shall prohibit PN from taking any action with respect to the Rights Plan after the Board of Directors of PN has made a determination in accordance with Section 5.9(f).

                                  ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF PN

     PN represents and warrants to MC as follows (in each case as qualified by matters reflected on the disclosure letter dated as of the date of this Agreement and delivered by PN to MC on or prior to the date of this Agreement (the "PN Disclosure Letter") which is made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific Section or Schedule reference or lack thereof).

     Section 3.1 Organization. (a) Except as set forth on Schedule 3.1 to the PN Disclosure Letter, each of PN and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on PN and its Subsidiaries taken as a whole. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, any reference to "Material Adverse Effect" on or with respect to any entity (or group of entities taken as a whole) means any event, change or effect that is or would likely be materially adverse to the consolidated financial condition, businesses, results of operations or cash flows of such entity (or, if used with respect thereto, of such group of entities taken as a whole). Each of PN and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, or prevent PN from consummating any of the transactions contemplated hereby.

          (b) PN has heretofore made available to MC a complete and correct copy of the Certificate of Incorporation and By-Laws or other organizational documents of PN and the organizational documents of each of its Subsidiaries, as currently in effect. Each such document is in full force and effect and no other organizational documents are applicable to or binding upon PN or any Subsidiary.

          (c) Schedule 3.1 to the PN Disclosure Letter identifies all the Subsidiaries of PN.

     Section 3.2 Capitalization. (a) The authorized capital stock of PN consists of 20,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. Schedule 3.2 to the PN Disclosure Letter sets forth as of the date hereof (i) the number of issued and outstanding PN Shares; (ii) the number of PN Shares that would be issuable by PN upon the exercise of all unexpired PN Options granted pursuant to PN Option Plans, including the name of each holder of PN Options, the number of PN Options held by such holder, and the date of grant, date of vesting, and exercise price for all such PN Options; and (iii) all other PN Shares issuable to any person pursuant to any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, except pursuant to the Rights (collectively, the "Scheduled Shares"). As of the date hereof, no shares of preferred stock are issued and outstanding or held in the treasury of PN, and 406,450 PN Shares are held in the treasury of PN. PN has taken all necessary corporate and other action to authorize and reserve and to permit it to issue PN Shares which may be issued pursuant to PN Options or the transactions contemplated hereby. All the outstanding shares of PN's capital stock are, and all shares which may be issued pursuant to the exercise of PN Options, when issued in accordance with the respective terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights. Schedule 3.2(a) describes all agreements currently in effect pursuant to which any person or entity has the right to cause PN to register any PN Shares under the Securities Act of 1933, as amended (the "Securities Act"). There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of PN or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 3.2(a) to the PN Disclosure Letter and for the Rights, as of the date hereof, (i) there are no shares of capital stock of PN authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of PN or any of its Subsidiaries, obligating PN or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, PN or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligations of PN or any of its Subsidiaries, and (iii) there are no outstanding contractual obligations of PN or any of its Subsidiaries to repurchase, redeem or otherwise acquire any PN Shares, or capital stock of PN or any Subsidiary or affiliate of PN.

          (b) Except as set forth on Schedule 3.2(b) to the PN Disclosure Letter, all of the outstanding shares of capital stock of each of PN's Subsidiaries are beneficially owned by PN, directly or indirectly, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

          (c) There are no voting trusts or other agreements or understandings to which PN or any of its Subsidiaries is a party with respect to the voting of the capital stock of PN or any of its Subsidiaries. Other than as contemplated herein, none of PN or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of PN, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

          (d) At the time of issuance, the PN Shares issued pursuant to the PN Option Agreement will be duly authorized and validly issued, and, upon payment of the exercise price as set forth in the PN Option Agreement, such PN Shares will be fully paid and nonassessable and not subject to preemptive (or similar) rights.

     Section 3.3 Authorization; Validity of Agreement; PN Action. (a) PN has full corporate power and authority to execute and deliver this Agreement and the PN Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by PN of this Agreement and the PN Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of PN, and no other corporate action on the part of PN is necessary to authorize the execution and delivery by PN of this Agreement and the PN Option Agreement and the consummation by it of the transactions contemplated hereby and thereby (other than the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding PN Shares). This Agreement and the PN Option Agreement have been duly executed and delivered by PN and (assuming due and valid authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) are valid and binding obligations of PN enforceable against PN in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Board of Directors of PN has approved the transactions contemplated by this Agreement, the MC Voting Agreement and the PN Option Agreement so as to render inapplicable thereto the provisions of Section 203 of the DGCL.

     (c) PN has received the written opinion of Salomon Brothers Inc (the "PN Financial Advisor"), dated on or before the date of this Agreement, to the effect that, as of such date, the consideration to be received by holders of PN Shares pursuant to the Merger is fair to such holders from a financial point of view (the "PN Fairness Opinion"). PN has delivered to MC a copy of the PN Fairness Opinion for informational purposes only.

     Section 3.4 Consents and Approvals; No Violations; Licenses. (a) Neither the execution, delivery or performance of this Agreement, the MC Voting Agreement or the PN Option Agreement by PN, nor the consummation by PN of the transactions contemplated hereby or thereby, nor compliance by PN with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or other organizational documents of PN or of any of its Subsidiaries, (ii) require on the part of PN any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity") except for (A) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Federal Communication Commission (the "FCC"), the Communications Act of 1934, as amended (the "Communications Act"), state public utility or public service laws, the Securities Act, the DGCL, state or foreign laws relating to takeovers, state securities or blue sky laws, and the laws of other states in which PN is qualified to do or is doing business, or (B) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, would not have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, or prevent PN from consummating the transactions contemplated hereby or thereby, (iii) except as disclosed on
Schedule 3.4(a) to the PN Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which PN or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which has been included or is required to be included as an exhibit to PN's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "PN Material Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PN, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, or prevent PN from consummating the transactions contemplated hereby.

     (b) PN or one of its Subsidiaries holds all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including without limitation, the FCC, or any state or local regulatory authorities or any state or local public service commission or public utility commission asserting jurisdiction over the radio facilities used in PN's business (each, a "State Authority"), that are required for the conduct of its businesses as now being conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on PN and its Subsidiaries taken as a whole (collectively, "PN Licenses").

The PN Licenses are valid and in full force and effect, and the terms of said PN Licenses are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of PN or any of its Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. The PN Licenses granted, issued or entered by the FCC are subject to the Communications Act. There are no proceedings pending or, to the best knowledge of PN, complaints or petitions by others, or threatened proceedings, before the FCC or any other Governmental Entity relating to the business or operations of PN or any of its Subsidiaries or the PN Licenses, and there are no facts or conditions that reasonably could be expected to constitute grounds for the FCC to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of any PN Licenses, in either case that would, individually or in the aggregate, have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, or prevent PN from consummating the transactions contemplated hereby or to impose any fines, forfeitures or other penalties on PN or its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole.

     (c) Schedule 3.4(c) to the PN Disclosure Letter contains a true and complete list of each FCC permit and FCC license issued in the name of PN, or any of its Subsidiaries, as of August 1, 1997. Schedule 3.4(c) also contains a true and complete list of all licenses, certificates, consents, permits, approvals and authorizations pending before or issued by any State Authority.

     Section 3.5  SEC Reports and Financial Statements.  Except as disclosed in
Schedule 3.5(a) of the PN Disclosure Letter, since July 1, 1995, PN and its Subsidiaries have filed with the Securities and Exchange Commission ("SEC") all forms, reports, schedules, statements, and other documents required to be filed by them with the SEC (as such documents have been amended since the time of their filing, collectively, the "PN SEC Documents"), have included as exhibits all material contracts, and have filed all other exhibits required to be filed with the PN SEC Documents other than any exhibits (excluding material contracts) that the failure to file would not, individually or in the aggregate, have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole. As of their respective dates or, if amended, as of the date of the last such amendment, the PN SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of PN's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The consolidated financial statements of PN for the fiscal year ended December 31, 1996 (including the related notes thereto) included in PN's Annual Report on Form 10-K and the consolidated financial statements of PN for the six months ended June 30, 1997, copies of which have been provided to MC (together, the "PN Financial Statements"), have been prepared from, and are in accordance with, the books and records of PN and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and comply (or as to the PN Financial Statements for the six months ended June 30, 1997, will comply) with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and present fairly the consolidated financial position and the consolidated results of operations and cash flows of PN and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. The financial statements that will be reported in PN's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 will include the financial statements for the six months ended June 30, 1997 included as Schedule 3.5(b) to the PN Disclosure Letter.

     Section 3.6 No Undisclosed Liabilities. Except (i) as disclosed in the PN SEC Documents, (ii) as set forth in Schedule 3.6 to the PN Disclosure Letter, and (iii) for liabilities incurred in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with the consummation of the transactions contemplated hereby (none of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole), since December 31, 1996, neither PN nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of PN and its Subsidiaries (including the notes thereto), and, which individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole.

     Section 3.7 Absence of Certain Changes. Except as contemplated by this Agreement or as disclosed in the PN SEC Documents or in Schedule 3.7 hereto, since December 31, 1996, (i) PN and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, (ii) there has not been any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of PN or its Subsidiaries which has had a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, and (iii) there has not been any action taken by PN or its Subsidiaries of a type described in clauses (ii) through (xvi) of Section 5.1(a).

     Section 3.8 Employee Benefit Plans; ERISA; Labor. (a) Schedule 3.8 to the PN Disclosure Letter sets forth (i) a list of all employee benefit plans (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by PN, any of its Subsidiaries or any trade or business, whether or not incorporated (a "PN ERISA Affiliate"), which together with PN would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA ("PN Benefit Plans") and (ii) all employment, retention, and severance agreements with employees of PN and its Subsidiaries ("PN Employee Agreements"). True and complete copies of all current PN Benefit Plans and PN Employee Agreements have been provided to MC by PN.

     (b) With respect to each PN Benefit Plan, (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan has received a determination letter from the Internal Revenue Service ("IRS") stating that it so qualifies and that its trust is exempt from taxation under section 501(a) of the Code, no such determination letter has been revoked and no such revocation has been threatened, nothing has occurred that could reasonably be expected to cause the relevant PN Benefit Plan to lose such qualification or exemption, and no such plan holds "employer securities" as defined in Section 407(d)(1) of ERISA; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law, including state and federal securities laws; (iii) no breaches of fiduciary duty by PN, or, to PN's knowledge, by any other person, have occurred that might reasonably be expected to give rise to material liability on the part of PN or any PN ERISA Affiliate; (iv) no disputes are pending, or, to the knowledge of PN, threatened that might reasonably be expected to give rise to material liability on the part of PN or any PN ERISA Affiliate; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of PN or any PN ERISA Affiliate; (vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; (vii) to PN's knowledge, no PN Benefit Plans are presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any PN Benefit Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs; and (viii) all monies withheld from employees with respect to PN Benefit Plans have been transferred to the appropriate plan in accordance with the terms of such plan and applicable law.

     (c) No PN Benefit Plan is a "multiemployer plan," as defined in section 3(37) of ERISA and no PN Benefit Plan is or has been subject to Title IV of ERISA.

     (d) No liability under Title IV of ERISA has been incurred by PN or any PN ERISA Affiliate (whether direct, indirect, actual, or contingent, and including, without limitation, withdrawal liability to a multiemployer plan), and no condition exists that presents a material risk to PN or any PN ERISA Affiliate of incurring a material liability under such Title. No PN Benefit Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA or section 312 of the Code, whether or not waived.

     (e) With respect to each PN Benefit Plan that is a "welfare plan" (as defined in section 3(1) of ERISA), no such plan provides material medical or death benefits with respect to current or former employees of PN or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law). All group health plans of PN and any PN ERISA Affiliates have been operated in material compliance with the requirements of
Section 4980B (and its predecessor) and 5000 of the Code, and PN and the PN ERISA Affiliates have provided, or will have provided prior to the Effective Date, to individuals entitled thereto all notices and coverage pursuant to Section 4980B required before such date, except to the extent that failure to provide such notice or coverage is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on PN and its Subsidiaries, taken as a whole.

     (f) Except as required by applicable law, no PN Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of PN or its Subsidiaries by its terms prohibits the amendment or termination of any such PN Benefit Plan.

     (g) As of the date hereof, except for PN Employee Agreements and PN Option Plans or as described in Schedule 3.8 to the PN Disclosure Letter, PN and its Subsidiaries are not parties to any (i) agreement with any director, executive officer or other key employee of PN or its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving PN or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from PN or its Subsidiaries that would be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding PN or its Subsidiaries, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (h) As of the date hereof, no collective bargaining agreement is binding and in force against PN or its Subsidiaries or is currently under negotiation, and no current employees of PN or its Subsidiaries are represented by any labor union. As of the date hereof, to PN's knowledge, no labor representation effort exists with respect to PN or its Subsidiaries.

     (i) Since December 31, 1996, PN has not paid any bonuses or agreed to pay any bonuses to any employee except as disclosed on Schedule 3.8 to the PN Disclosure Letter.

     Section 3.9 Litigation. Schedule 3.9 to the PN Disclosure Letter sets forth each suit, action or proceeding pending (as to which PN has received notice), or, to the knowledge of PN, threatened against PN, any of its Subsidiaries, or any of their properties or assets on the date hereof. Except as set forth on Schedule 3.9 to the PN Disclosure Letter, there is no suit, action or proceeding pending (as to which PN has received notice), or, to the knowledge of PN, threatened against PN, any of its Subsidiaries or any of their properties or assets that individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, if resolved adversely to PN or its Subsidiaries. Neither PN nor any of its Subsidiaries, nor any of their respective properties, is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, or which would prevent PN from consummating the transactions contemplated hereby.

     Section 3.10 No Default; Compliance with Applicable Laws. Neither PN nor any of its Subsidiaries is in default (or would be in default after passage of time or giving of notice) or violation in any material respect of any term, condition or provision of (i) its respective Certificate of Incorporation or By-laws or other organizational documents, (ii) any PN Material Agreement or
(iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to PN or any of its Subsidiaries or by which they or their respective assets may be bound (other than matters addressed in Sections 3.4, 3.8, 3.9, 3.11, and 3.12), excluding from the foregoing clauses (ii) and (iii), defaults or violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, or prevent PN from consummating the transactions contemplated hereby.

     Section 3.11 Taxes. Except as set forth on Schedule 3.11 to the PN Disclosure Letter:

     (a) PN and its Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, other than those Tax Returns for which extensions for filing have been obtained in a timely manner, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes (as hereinafter defined) shown to be due on such Tax Returns or have provided adequate reserves in their financial statements for any Taxes that have not been paid. There are no liens on any of the assets of PN or any of its Subsidiaries that arose in connection with any delinquency in paying any Tax.

     (b) As of the date hereof, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of PN or its Subsidiaries.

     (c) As of the date hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against PN or any of its Subsidiaries (excluding extensions for filings that have been timely obtained), and no power of attorney granted by either PN or any of its Subsidiaries with respect to any Taxes is currently in force.

     (d) Neither PN nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

     (e) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the IRS or any taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     Section 3.12 Environmental Matters. (a) PN and its Subsidiaries have complied in all respects with all applicable Environmental Laws (as defined below), except to the extent that any failure to comply is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PN and its Subsidiaries, taken as a whole. There is no pending or, to the knowledge of PN, threatened, civil or criminal litigation, written notice or violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving PN or any of its Subsidiaries or any of their properties. For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation or transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

     (b) With the exception of releases that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, there have been no releases of any

Materials of Environmental Concern (as defined below) into the environment by PN or any of its Subsidiaries, or, to the knowledge of PN, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by PN or any of its Subsidiaries. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

     Section 3.13 Insurance. PN and its Subsidiaries maintain adequate insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

     Section 3.14  Proxy Statement; Registration Statement; Other
Information. The information supplied or to be supplied by PN with respect to PN, its officers and directors and its Subsidiaries (i) to be contained in the definitive joint Proxy Statement (the "Proxy Statement") to be furnished to the respective stockholders of PN and MC pursuant to Section 5.2 and which will form a part of MC's Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC and which will constitute a prospectus of MC with respect to the MC Shares to be issued in the Merger, and (ii) to be contained in the Registration Statement will not, on the respective dates on which (A) the Proxy Statement is first mailed to stockholders of PN and MC, (B) the Meetings (as defined in Section 5.2) are held (in the case of the Proxy Statement), (C) the Registration Statement becomes effective (in the case of the Registration Statement), and (D) in the case of the Proxy Statement and the Registration Statement, as such Proxy Statement or Registration Statement is then amended or supplemented, at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Proxy Statement or any amendment or supplement thereto shall be mailed, and at the time of each Meeting and at the Effective Time, the Proxy Statement will comply as to form with all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event with respect to PN, its officers and directors and its Subsidiaries should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, PN shall promptly so inform MC and such event shall be so described in an amendment or supplement to the Proxy Statement and such information in such amendment or supplement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.15 Transactions with Affiliates. Except as set forth in the PN SEC Documents or on Schedule 3.15 to the PN Disclosure Letter, since December 31, 1996, neither PN nor any of its Subsidiaries has entered into any transaction with any current director or officer of PN or any Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K.

     Section 3.16 Share Ownership. As of the date hereof, neither PN nor any of its Subsidiaries or affiliates beneficially owns any MC Shares.

     Section 3.17 Brokers. Other than the PN Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from PN in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF MC

     MC represents and warrants to PN as follows (in each case as qualified by matters reflected on the disclosure letter dated as of the date of this Agreement and delivered by MC to PN on or prior to the date of this Agreement (the "MC Disclosure Letter") and made a part hereof by reference, each such matter qualifying each representation and warranty, as applicable, notwithstanding any specific Section or Schedule reference or lack thereof).

     Section 4.1 Organization. (a) Each of MC and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on MC and its Subsidiaries taken as a whole. Each of MC and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating any of the transactions contemplated hereby.

     (b) MC has heretofore made available to PN a complete and correct copy of the Certificate of Incorporation and By-Laws or other organizational documents of MC and the organizational documents of each of its Subsidiaries, as currently in effect. Each such document is in full force and effect and no other organizational documents are applicable to or binding upon MC or any Subsidiary.

     (c) Schedule 4.1 to the MC Disclosure Letter identifies all the Subsidiaries of MC.

     Section 4.2 Capitalization. (a) The authorized capital stock of MC consists of 60,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, of which 810,000 shares have been designated as Series A Convertible Preferred Stock ("Series A Preferred") and 9,000 shares have been designated as Series B Junior Convertible Preferred Stock ("Series B Preferred"). Schedule 4.2(a) to the MC Disclosure Letter sets forth as of the date hereof (i) the number of issued and outstanding MC Shares; (ii) the number of issued and outstanding shares of Series A Preferred; (iii) the number of issued and outstanding shares of Series B Preferred; (iv) the number of MC Shares that would be issuable by MC upon the exercise of all unexpired options to purchase MC Shares ("MC Options"), and date of vesting thereof; and (v) all other MC Shares issuable to any person pursuant to any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character. As of the date hereof, no MC Shares, shares of Series A Preferred or shares of Series B Preferred are held in the treasury of MC. Subject to stockholder approval of an amendment to MC's Certificate of Incorporation to increase the number of authorized MC Shares to 80,000,000, MC has taken all necessary corporate and other action to authorize and reserve and to permit it to issue MC Shares which may be issued pursuant to MC Options or the transactions contemplated hereby. All the outstanding shares of MC's capital stock are, and all shares which may be issued pursuant to the exercise of MC Options, when issued in accordance with the respective terms thereof will be, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights. There is no Voting Debt of MC or any of its Subsidiaries issued and outstanding. Except as set forth in Schedule 4.2(a) to the MC Disclosure Letter, as of the date hereof, (i) there are no shares of capital stock of MC authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of MC or any of its Subsidiaries, obligating MC or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, MC or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interest or obligations of MC or any of its Subsidiaries, and (iii) there are no outstanding contractual obligations of MC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any MC Shares, or capital stock of MC or any Subsidiary or affiliate of MC.

     (b) Except as set forth on Schedule 4.2(b) to the MC Disclosure Letter, all of the outstanding shares of capital stock of each of MC's Subsidiaries are beneficially owned by MC, directly or indirectly, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

     (c) There are no voting trusts or other agreements or understandings to which MC or any of its Subsidiaries is a party with respect to the voting of the capital stock of MC or any of its Subsidiaries. Other than as contemplated herein, none of MC or its Subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of MC, or any of its Subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

     (d) At the time of issuance, the MC Shares issued pursuant to the Merger will be duly authorized and validly issued, and such MC Shares will be fully paid and nonassessable and not subject to preemptive (or similar) rights.

     Section 4.3 Authorization; Validity of Agreement; MC Action. (a) MC has full corporate power and authority to execute and deliver this Agreement and the PN Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by MC of this Agreement and the PN Option Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of MC, and no other corporate action on the part of MC is necessary to authorize the execution and delivery by MC of this Agreement and the PN Option Agreement and the consummation by it of the transactions contemplated hereby and thereby (other than approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding MC Shares). This Agreement and the PN Option Agreement have been duly executed and delivered by MC and (assuming due and valid authorization, execution and delivery hereof by the other parties hereto and thereto) are valid and binding obligations of MC enforceable against MC in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (b) The Board of Directors of MC has approved the transactions contemplated by this Agreement, the PN Option Agreement and the MC Voting Agreement so as to render inapplicable thereto the provisions of Section 203 of the DGCL.

     (c) MC has received the written opinion of Morgan Stanley & Co. (the "MC Financial Advisor"), dated on or before the date of this Agreement, to the effect that, as of such date, the consideration to be paid to the holders of PN Shares pursuant to the Merger is fair to the holders of MC Shares from a financial point of view (the "MC Fairness Opinion"). MC has delivered to PN a copy of the MC Fairness Opinion for informational purposes only.

     Section 4.4 Consents and Approvals; No Violations; Licenses. (a) Neither the execution, delivery or performance of this Agreement or the PN Option Agreement by MC, nor the consummation by MC of the transactions contemplated hereby or thereby, nor compliance by MC with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws or other organizational documents of MC or of any of its Subsidiaries, (ii) require on the part of MC any filing with, or permit, authorization, consent or approval of, any Governmental Entity except for (A) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, the FCC, the Communications Act, state public utility or public service laws, the Securities Act, the DGCL, state or foreign laws relating to takeovers, state securities or blue sky laws, and the laws of other states in which MC is qualified to do or is doing business, or (B) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, would not have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby or thereby, (iii) except as disclosed on
Schedule 4.4 to the MC Disclosure Letter, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MC or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound and which has been included as an exhibit to MC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "MC Material

Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MC, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby.

     (b) MC or one of its Subsidiaries holds all licenses, permits, certificates, franchises, ordinances, registrations, or other rights, applications and authorizations filed with, granted or issued by, or entered by any Governmental Entity, including without limitation, the FCC, or any State Authority, that are required for the conduct of its businesses as now being conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole (collectively, "MC Licenses"). The MC Licenses are valid and in full force and effect, and the terms of said MC Licenses are not subject to any restrictions or conditions that materially limit or would materially limit the operations of the business of MC or any of its Subsidiaries as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. The MC Licenses granted, issued or entered by the FCC are subject to the Communications Act. There are no proceedings pending or, to the best knowledge of MC, complaints or petitions by others, or threatened proceedings, before the FCC or any other Governmental Entity relating to the business or operations of MC or any of its Subsidiaries or the MC Licenses, and there are no facts or conditions that reasonably could be expected to constitute grounds for the FCC to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of any MC Licenses, in either case that would, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby or to impose any fines, forfeitures or other penalties on MC or its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole.

     Section 4.5 SEC Reports and Financial Statements. Since July 1, 1995, MC and its Subsidiaries have filed with the SEC all forms, reports, schedules, statements, and other documents required to be filed by them with the SEC (as such documents have been amended since the time of their filing, collectively, the "MC SEC Documents"), have included as exhibits all material contracts, and have filed all exhibits required to be filed with the MC SEC Documents other than any exhibits (excluding material contracts) that the failure to file would not, individually or in the aggregate, have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole. As of their respective dates or, if amended, as of the date of the last such amendment, the MC SEC Documents, including, without limitation, any financial statements or schedules included therein, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of MC's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act. The consolidated financial statements of MC for the fiscal year ended December 31, 1996 (including the related notes thereto) included in MC's Annual Report on Form 10-K and the consolidated financial statements of MC for the six months ended June 30, 1997, copies of which have been provided to PN (together, the "MC Financial Statements"), have been prepared from, and are in accordance with, the books and records of MC and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and comply (or as to the MC Financial Statements for the six months ended June 30, 1997, will comply) with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and present fairly the consolidated financial position and the consolidated results of operations and cash flows of MC and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein.

     Section 4.6 No Undisclosed Liabilities. Except (i) as disclosed in the MC SEC Documents, (ii) as set forth in Schedule 4.6 to the MC Disclosure Letter, and (iii) for liabilities incurred in the ordinary course of business and consistent with past practice, and liabilities incurred in connection with the consummation of the transactions contemplated hereby (none of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole), since December 31, 1996, neither

MC nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required by GAAP to be reflected on a consolidated balance sheet of MC and its Subsidiaries (including the notes thereto), and, which individually or in which the aggregate, is reasonably likely to have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole.

     Section 4.7 Absence of Certain Changes. Except as contemplated by this Agreement, or as disclosed in the MC SEC Documents or in Schedule 4.7 to the MC Disclosure Letter, since December 31, 1996, (i) MC and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, (ii) there has not been any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of MC or its Subsidiaries which has had a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, and (iii) there has not been any action taken by MC or its Subsidiaries of a type described in clauses (i) through (vi) of Section 5.1(b).

     Section 4.8 Employee Benefit Plans; ERISA; Labor. (a) Schedule 4.8 to the MC Disclosure Letter sets forth (i) a list of all employee benefit plans (including but not limited to plans described in section 3(3) of ERISA), maintained by MC, any of its Subsidiaries or any trade or business, whether or not incorporated (a "MC ERISA Affiliate"), which together with MC would be deemed a "single employer" within the meaning of section 4001(b)(1) of ERISA ("MC Benefit Plans") and (ii) all employment, retention, and severance agreements with employees of MC and its Subsidiaries ("MC Employee Agreements"). True and complete copies of all current MC Benefit Plans and MC Employee Agreements have been provided to PN by MC.

     (b) Except as provided in Schedule 4.8 to the MC Disclosure Letter, with respect to each MC Benefit Plan, (i) if intended to qualify under section 401(a) or 401(k) of the Code, such plan has received a determination letter from the IRS stating that it so qualifies and that its trust is exempt from taxation under section 501(a) of the Code, no such determination letter has been revoked and no such revocation has been threatened, nothing has occurred that could reasonably be expected to cause the relevant MC Benefit Plan to lose such qualification or exemption, and no such plan holds "employer securities" as defined in Section 407(d)(1) of ERISA; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law, including state and federal securities laws; (iii) no breaches of fiduciary duty by MC, or, to MC's knowledge, by any other person, have occurred that might reasonably be expected to give rise to material liability on the part of MC or any MC ERISA Affiliate; (iv) no disputes are pending, or, to the knowledge of MC, threatened that might reasonably be expected to give rise to material liability on the part of MC or any MC ERISA Affiliate; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that might reasonably be expected to give rise to material liability on the part of MC or any MC ERISA Affiliate;
(vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full; (vii) to MC's knowledge, no MC Benefit Plans are presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any MC Benefit Plan under the IRS's Voluntary Compliance Resolution program, its Closing Agreement Program, or other similar programs; and (viii) all monies withheld from employees with respect to MC Benefit Plans have been transferred to the appropriate plan in accordance with the terms of such plan and applicable law.

     (c) No MC Benefit Plan is a "multiemployer plan," as defined in section 3(37) of ERISA and no MC Benefit Plan is or has been subject to Title IV of ERISA.

     (d) No liability under Title IV of ERISA has been incurred by MC or any MC ERISA Affiliate (whether direct, indirect, actual, or contingent, and including, without limitation, withdrawal liability to a multiemployer plan), and no condition exists that presents a material risk to MC or any MC ERISA Affiliate of incurring a material liability under such Title. No MC Benefit Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA or section 312 of the Code, whether or not waived.

     (e) With respect to each MC Benefit Plan that is a "welfare plan" (as defined in section 3(1) of ERISA), no such plan provides material medical or death benefits with respect to current or former employees of MC or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law). All group health plans of MC and any MC ERISA Affiliates have been operated in material compliance with the requirements of
Section 4980B (and its predecessor) and 5000 of the Code, and MC and the MC ERISA Affiliates have provided, or will have provided prior to the Effective Date, to individuals entitled thereto all notices and coverage pursuant to
Section 4980B required before such date, except to the extent that failure to provide such notice or coverage is not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect on MC and its Subsidiaries, taken as a whole.

     (f) Except as required by applicable law, no MC Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees of MC or its Subsidiaries by its terms prohibits the amendment or termination of any such MC Benefit Plan.

     (g) As of the date hereof, except for MC Employee Agreements and MC Option Plans or as described in Schedule 4.8 to the MC Disclosure Letter, MC and its Subsidiaries are not parties to any (i) agreement with any director, executive officer or other key employee of MC or its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving MC or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from MC or its Subsidiaries that would be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding MC or its Subsidiaries, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or employee benefit plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     (h) As of the date hereof, no collective bargaining agreement is binding and in force against MC or its Subsidiaries or is currently under negotiation, and no current employees of MC or its Subsidiaries are represented by any labor union. As of the date hereof, to MC's knowledge, no labor representation effort exists with respect to MC or its Subsidiaries.

     Section 4.9 Litigation. Schedule 4.9 hereto sets forth each suit, action or proceeding pending (as to which MC has received notice), or, to the knowledge of MC, threatened against MC, any of its Subsidiaries, or any of their properties or assets on the date hereof. Except as set forth on Schedule 4.9 to the MC Disclosure Letter, there is no suit, action or proceeding pending (as to which MC has received notice), or, to the knowledge of MC, threatened against MC, any of its Subsidiaries or any of their properties or assets that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, if resolved adversely to MC or its Subsidiaries. As of the date hereof, neither MC nor any of its Subsidiaries, nor any of their respective properties, is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or which would prevent MC from consummating the transactions contemplated hereby.

     Section 4.10 No Default; Compliance with Applicable Laws. Neither MC nor any of its Subsidiaries is in default (or would be in default after passage of time or giving of notice) or violation in any material respect of any term, condition or provision of (i) its respective Certificate of Incorporation or By-laws or other organizational documents, (ii) any MC Material Agreement or
(iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to MC or any of its Subsidiaries or by which they or their respective assets may be bound (other than matters addressed in Sections 4.4, 4.8, 4.9, 4.10, 4.11, and 4.12), excluding from the foregoing clauses (ii) and (iii), defaults or violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or prevent MC from consummating the transactions contemplated hereby.

     Section 4.11 Taxes. Except as set forth on Schedule 4.11 to the MC Disclosure Letter:

     (a) MC and its Subsidiaries have (i) duly and timely filed (or there has been filed on their behalf) with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, other than those Tax Returns for which extensions for filing have been obtained in a timely manner, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes (as hereinafter defined) shown to be due on such Tax Returns or have provided adequate reserves in their financial statements for any Taxes that have not been paid. There are no liens on any of the assets of MC or any of its Subsidiaries that arose in connection with any delinquency in paying any Tax.

     (b) As of the date hereof, there are no ongoing federal, state, local or foreign audits or examinations of any Tax Return of MC or its Subsidiaries.

     (c) As of the date hereof, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against MC or any of its Subsidiaries (excluding extensions for filings that have been timely obtained), and no power of attorney granted by either MC or any of its Subsidiaries with respect to any Taxes is currently in force.

     (d) Neither MC nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

     Section 4.12 Environmental Matters. (a) MC and its Subsidiaries have complied in all respects with all applicable Environmental Laws, except to the extent that any failure to comply is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole. There is no pending or, to the knowledge of MC, threatened, civil or criminal litigation, written notice or violation, formal administrative proceeding or investigation, inquiry or information request by any Governmental Entity relating to any Environmental Law involving MC or any of its Subsidiaries or any of their properties.

     (b) With the exception of releases that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, there have been no releases of any Materials of Environmental Concern into the environment by MC or any of its Subsidiaries, or, to the knowledge of MC, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by MC or any of its Subsidiaries.

     Section 4.13 Insurance. MC and its Subsidiaries maintain adequate insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

     Section 4.14  Proxy Statement; Registration Statement; Other
Information. The information supplied or to be supplied by MC with respect to MC, its officers and directors and its Subsidiaries (i) to be contained in the Proxy Statement; and (ii) to be contained in the Registration Statement will not, on the respective dates on which (A) the Proxy Statement is first mailed to stockholders of PN and MC, (B) the Meetings are held (in the case of the Proxy Statement), (C) the Registration Statement becomes effective (in the case of the Registration Statement), and (D) in the case of the Proxy Statement and the Registration Statement, as such Proxy Statement or Registration Statement is then amended or supplemented, at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement or any post-effective amendment thereto shall become effective and when the Proxy Statement or any amendment or supplement thereto shall be mailed, and at the time of each Meeting and at the Effective Time, the Registration Statement or the Proxy Statement will comply as to form with all applicable laws including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. If at any time prior to the Effective Time any event with respect to MC, its officers and directors and its Subsidiaries should occur which is or should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, MC shall promptly so inform PN and such event shall be so described in an amendment or supplement to Proxy

Statement or the Registration Statement and such information in such amendment or supplement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.15 Transactions with Affiliates. Except as set forth in the MC SEC Documents or on Schedule 4.15 to the MC Disclosure Letter, since December 31, 1996, neither MC nor any of its Subsidiaries has entered into any transaction with any current director or officer of MC or any Subsidiary or any transaction which would be subject to proxy statement disclosure under the Exchange Act pursuant to the requirements of Item 404 of Regulation S-K.

     Section 4.16 Share Ownership. Except as set forth in Schedule 4.16 to the MC Disclosure Letter, as of the date hereof, neither MC nor any of its Subsidiaries or affiliates beneficially owns any PN Shares.

     Section 4.17 Brokers. Except as set forth on Schedule 4.17 to the MC Disclosure Letter, other than the MC Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from MC in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                                   COVENANTS

     Section 5.1 Interim Operations of PN and MC. (a) PN covenants and agrees that, except (x) as contemplated by this Agreement or the PN Option Agreement,
(y) as set forth in Schedule 5.1(a) to the PN Disclosure Letter, or (z) as agreed in writing by MC, after the date hereof and prior to the Effective Time:

          (i) the business of PN and its Subsidiaries shall be conducted only in, and PN and its Subsidiaries shall not take any action except in, the ordinary and usual course of business and consistent with past practice, and PN and its Subsidiaries shall use all reasonable efforts, consistent with past practice, to maintain and preserve their business organizations, assets, employees and advantageous business relations;

          (ii) PN will not, directly or indirectly, (A) sell, transfer or pledge or agree to sell, transfer or pledge any PN Shares, preferred stock of PN, or capital stock of any of its Subsidiaries either directly or indirectly; or (B) split, combine or reclassify the outstanding PN Shares or any outstanding capital stock of any of the Subsidiaries of PN;

          (iii) neither PN nor any of its Subsidiaries shall (A) amend its organizational documents; (B) issue, grant, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of PN or its Subsidiaries or any other ownership interests (including but not limited to stock appreciation rights or phantom stock), other than PN Shares reserved for issuance on the date hereof pursuant to the exercise of PN Options outstanding on the date hereof; (C) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets individually or in the aggregate for consideration in excess of $125,000 per fiscal quarter, other than in the ordinary and usual course of business and consistent with past practice;
     (D) incur any indebtedness other than borrowings under existing agreements or modify the terms of any indebtedness; (E) incur any liability, other than borrowings permitted by clause (D) above of money under existing agreements or incurrence of other liabilities in the ordinary and usual course of business and consistent with past practice; or (F) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

          (iv) neither PN nor any of its Subsidiaries shall terminate any PN Material Agreement, modify or amend any PN Material Agreements in any material respect or waive, release or assign any material rights or claims except in the ordinary course of business and consistent with past practice;

          (v) PN will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock;

          (vi) each of PN and its Subsidiaries shall maintain in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring it with respect to its respective business and properties, in such amount and against such losses and risks as are usually carried by persons engaged in the same or similar businesses;

          (vii) neither PN nor any of its Subsidiaries shall: (A) except for or on behalf of Subsidiaries, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (B) make any loans, advances or capital contributions to, or investments in, any other person (other than to Subsidiaries of PN pursuant to PN's written obligations on the date hereof), other than in the ordinary course of business and consistent with past practice; or (C) enter into any commitment or transaction with respect to any of the foregoing;

          (viii) neither PN nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

          (ix) neither PN nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of PN or any of its Subsidiaries (other than the Merger);

          (x) neither PN nor any of its Subsidiaries will acquire (by merger, consolidation, or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division of any such entity;

          (xi) neither PN nor any of its Subsidiaries will (A) increase the compensation or fringe benefits of any of its directors, officers or employees, provided, that PN may increase the compensation of employees of PN or its Subsidiaries who are not officers or directors of PN and whose annual compensation as of the date hereof is less than $50,000, if such increases are made in the ordinary course of business and consistent with past practice, and provided that PN will promptly advise MC of any increases of compensation of its employees, (B) grant any severance or termination pay not currently required to be paid under existing severance plans or agreements to any present or former director, office or employee of PN or any of its Subsidiaries, (C) enter into or modify any employment, consulting or severance agreement with any present or former director, officer or employee of PN or any of its Subsidiaries, (D) or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees of PN;

          (xii) neither PN nor any of its Subsidiaries will make any material tax election or settle or compromise any material federal, state, local or foreign tax liability except for settlements that would not have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole;

          (xiii) neither PN nor any of its Subsidiaries will settle or compromise any pending or threatened suit, action or claim, which settlement or compromise is material to PN and its Subsidiaries, taken as a whole, or which relates to the transactions contemplated hereby;

          (xiv) neither PN nor any of its Subsidiaries will pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (A) reflected or reserved against in the PN Financial Statements, (B) incurred in the ordinary course of business and consistent with past practice or (C) incurred in a manner not otherwise prohibited under this Section 5.1(a);

          (xv) PN shall not effect a registration under the Securities Act with respect to PN Shares held by any person or entity, other than the registration of PN Shares pursuant to registration rights agreements in effect on the date hereof and described in Schedule 3.2(a) to the PN Disclosure Letter, or pursuant to the PN Option Agreement; and

          (xvi) neither PN nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     (b) MC covenants and agrees that, except (w) as contemplated by this Agreement or the PN Option Agreement, (x) as set forth in Schedule 5.1(b) to the MC Disclosure Letter, or (y) as agreed in writing by PN, after the date hereof and prior to the Effective Time:

          (i) the business of MC and its Subsidiaries shall be conducted only in, and MC and its Subsidiaries shall not take any action except in, the ordinary and usual course of business and consistent with past practice, and MC and its Subsidiaries shall use all reasonable effects, consistent with past practice, to maintain and preserve their business organizations, assets, employees and advantageous business relations;

          (ii) MC will not (A) amend its Certificate of Incorporation or By-Laws; provided, that the Board of Directors of MC shall submit a resolution to approve the Amendment Proposal for a vote of the stockholders at the Meeting, and if such amendment is approved at the Meeting, MC shall so amend its Certificate of Incorporation or (B) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock, provided, that MC may redeem Series A Preferred or Series B Preferred in accordance with the respective terms of such stock;

          (iii) MC will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock except for dividends on the Series A Preferred and the Series B Preferred payable in shares of such series in accordance with the respective terms of such stock;

          (iv) MC will not, directly or indirectly, split, combine or reclassify the outstanding MC Shares;

          (v) with the exception of the existing liens described in Schedule 4.2(b) to the MC Disclosure Letter, neither MC nor any of its Subsidiaries will issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of MC or its Subsidiaries, other than (A) issuances of MC Shares reserved for issuance on the date hereof upon exercise of MC Options outstanding on the date hereof, (B) issuances by MC of MC Shares upon conversion of the Series A Preferred or Series B Preferred in accordance with the respective terms of such stock, (C) issuances of Series A Preferred or Series B Preferred as dividends in accordance with the respective terms of such stock, (D) issuances by MC of MC Shares or other securities for the fair market value of such MC Shares or other securities at the time of such issuance, provided, that the issuance of MC Shares pursuant to an acquisition agreement with a third party on terms negotiated on an arms' length basis or the issuance of other securities convertible into MC Shares to an unaffiliated third party on terms negotiated on an arms' length basis shall be deemed for purposes hereof the issuance of MC Shares at the fair market value of such MC Shares, and (E) the granting (and issuance of MC Shares upon exercise) of options pursuant to MC's director and employee stock option plans as in effect on the date hereof, with exercise prices equal to the fair market value of MC Shares on the date of grant;

          (vi) MC will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of MC or any of its Subsidiaries;

          (vii) MC will use its reasonable best efforts to maintain the listing of MC Shares on the Nasdaq Stock Market;

          (viii) neither MC nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     Section 5.2 Stockholder Approval; Meetings; Etc. Each of PN and MC will take all action necessary in accordance with applicable law, the rules of Nasdaq, this Agreement and its respective Certificate of Incorporation and By-Laws to convene a meeting of its stockholders (each, a "Meeting") as promptly as practicable after the date hereof to consider and vote upon a proposal to approve and adopt this Agreement (the "Merger Proposal") and, in the case of MC, to consider and vote upon a proposal to amend MC's Certificate of Incorporation to increase the authorized number of MC Shares to 80,000,000 (the "Amend-ment Proposal"). The Boards of Directors of each of PN (subject to a determination of the Board of Directors of PN made in accordance with Section 5.9(f)) and MC will (i) recommend that their respective stockholders vote in favor of the Merger Proposal and, in the case of MC, the Amendment Proposal and
(ii) use their respective reasonable best efforts to cause to be solicited proxies from stockholders of PN or MC, as the case may be, to be voted at their Meetings in favor of the Merger Proposal and, in the case of MC, the Amendment Proposal and to take all other actions necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

     Section 5.3 Proxy Statement, Registration Statement, Etc. (a) PN and MC shall promptly prepare and file with the SEC under the Exchange Act, and shall use their reasonable best efforts to have cleared by the SEC and shall thereafter promptly mail to their stockholders, the Proxy Statement for the Meetings, which shall also constitute the prospectus included in the Registration Statement to be filed by MC pursuant to Section 5.3(b). The Proxy Statement shall be mailed to stockholders of each of PN and MC, as the case may be, at least 20 business days in advance of the date of its Meeting. MC shall furnish PN, and PN shall furnish MC, with all information and shall take such other action as PN or MC, as the case may be, may reasonably request in connection with the Proxy Statement. The Proxy Statement shall contain the recommendation of each Board of Directors (subject to a determination of the Board of Directors of PN made in accordance with Section 5.9(f)) that stockholders of PN and MC, as the case may be, approve and adopt the Merger Proposal, and, in the case of MC, the Amendment Proposal. PN and MC shall cause their respective Financial Advisers to provide their written consent to the inclusion of or reference to their respective Fairness Opinions in the Proxy Statement and Registration Statement.

     (b) MC shall promptly prepare and file with the SEC under the Securities Act the Registration Statement with respect to MC Shares to be issued in the Merger and shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. MC will not enter into any transaction that would result in any material delay in filing or declaration of effectiveness of the Registration Statement due to the need to provide additional financial statements or pro forma financial statements. MC shall also take any action required to be taken under state blue sky or other securities laws in connection with the issuance of MC Shares in the Merger. PN shall furnish MC with all information and shall take such other action as MC may reasonably request in connection with any such action.

     (c) PN and MC shall notify one another of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information, and shall promptly supply one another with copies of all correspondence between any of them (or their representatives) and the SEC (or its staff) with respect thereto. If, at any time prior to either Meeting, any event should occur relating to or affecting PN, MC, or their respective officers or directors, which event should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, mailing to PN's or MC's stockholders, as the case may be, such amendment or supplement.

     Section 5.4 Compliance with the Securities Act. (a) Prior to the Effective Time, PN shall cause to be delivered to MC a list identifying all stockholders of PN who are, at the time of the PN Meeting, considered by PN to be "affiliates" of PN for purposes of Rule 145 under the Securities Act (the "Affiliates").

     (b) PN shall use reasonable efforts to cause each person who is identified as an Affiliate to deliver to MC on or prior to the Effective Time a written agreement, in such form as may be agreed to by the parties, that such person will not offer to sell, sell or otherwise dispose of any of the MC Shares issued to such person in connection with the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act. The Surviving Corporation shall be entitled to place appropriate legends on the certificates evidencing MC Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for MC Shares, to the effect that MC Shares received or to be received by such Affiliate pursuant to the terms of this Agreement may only be sold, transferred or otherwise conveyed, pursuant to an effective registration statement under the Securities Act or in accordance with the provisions of

Rule 145 or pursuant to an exemption provided from registration under the Securities Act. The foregoing restrictions on the transferability of MC Shares shall apply to all purported sales, transfers and other conveyances of the shares received or to be received by such Affiliate pursuant to the Merger.

     Section 5.5 Nasdaq Listing. MC shall use its reasonable best efforts to cause MC Shares to be issued in the Merger to be admitted for quotation on the Nasdaq Stock Market.

     Section 5.6 Approvals and Consents; Cooperation. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated this Agreement, and to cooperate with each other in connection with the foregoing, including using all reasonable efforts: (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts; (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign laws or regulations; (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (iv) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and Communications Act and submissions of information requested by Governmental Entities; (v) to cause the Merger and the actions contemplated herein not to constitute a "Change of Control" as defined in and solely for the purposes of the Indenture; and (vi) to fulfill all conditions to this Agreement. For purposes of the foregoing, the obligations of MC and PN to use "best efforts" or "reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a modification of the terms of such documents, except as expressly contemplated hereby or to make any monetary payment in consideration of such waiver, consent or approval.

     (b) PN and MC shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

     (c) Within fifteen business days of the date of this Agreement, or as soon thereafter as practicable, MC and PN shall prepare and make all filings (the "Regulatory Filings") required to be made with the FCC pursuant to the Communications Act and with any State Authority as are required to permit the consummation of the Merger and shall thereafter promptly make any additional or supplemental submissions required or requested by the FCC and any such State Authority. With respect to the Regulatory Filings, counsel to PN shall be responsible for preparing, with the advice and consent of counsel to MC, the transferor's portion of the submissions with respect to the PN Licenses, and counsel to MC shall be responsible for preparing, with the advice and consent of counsel to PN, the transferee's portion of such submissions. Counsel to PN shall also be responsible for preparing, with the advice and consent of counsel to MC, any pro forma transfer applications with respect to the PN Licenses that are required to permit the Merger. All filing fees associated with Regulatory Filings pursuant to this Section 5.6(c) shall be shared equally by MC and PN. Each party shall bear its own counsel fees in connection with the Regulatory Filings.

     (d) Notwithstanding any provision of this Agreement or the PN Option Agreement to the contrary, MC shall not assume, either directly or indirectly, de jure or de facto control of PN without the prior consent of the FCC and any State Authority of competent jurisdiction. Nothing contained herein shall, without the prior consent of the FCC and any State Authority of competent jurisdiction, give MC any control or responsibility for (i) PN's facilities, including without limitation control of use of the facilities; (ii) daily operations; (iii) policy decisions, including preparing and filing applications with the FCC; (iv) employment, supervision and dismissal of personnel; or (v) payment of financing obligations, including expenses arising out of operations.

     Section 5.7 Access to Information. Upon reasonable notice, each of PN and MC shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of MC or PN, as the case may be, access, during normal business hours during the period prior to the Effective Time, to all its officers, employees, properties, facilities, books, contracts, commitments and records and, during such period, each of PN and MC shall (and shall cause each of its Subsidiaries to) furnish promptly to MC or PN, as the case may be (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as MC or PN, as the case may be, may reasonably request. Each of MC and PN will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between PN and MC, dated on or about May 30, 1997 (the "Confidentiality Agreement"). No investigation pursuant to this
Section 5.7 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

     Section 5.8  [Reserved.]

     Section 5.9 No Solicitation by PN. In light of the consideration given by the Board of Directors of PN prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, and the merits of the strategic business combination contemplated hereby, and in light of advice received from the PN Financial Advisor, PN, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease all existing discussions or negotiations, if any, with any parties (other than MC) conducted heretofore with respect to any PN Acquisition Proposal. For purposes of this Agreement, "PN Acquisition Proposal" shall mean any proposal relating to (i) a possible acquisition of PN, whether by way of merger, purchase of all or substantially all of the assets of PN, or any similar transaction, or
(ii) a tender offer for more than 5% of the PN Shares.

     (b) PN may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access, to any person made after the date hereof which was not encouraged, solicited or initiated by PN or any of its affiliates or any of their respective officers, directors, employees, representatives, financial advisors or agents after the date hereof, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such party concerning any PN Acquisition Proposal, but only if (i) such party has submitted a written proposal to the Board of Directors of PN relating to any such transaction involving economic consideration per PN Share that the Board of Directors of PN reasonably believes is economically superior to the consideration to be paid hereunder and which does not include or contemplate any condition relating to the obtaining of funds for such PN Acquisition Proposal and (ii) the Board of Directors of PN has made a determination in accordance with Section 5.9(f). PN shall notify MC immediately if any written or oral PN Acquisition Proposal is made, and in any event no less than two business days prior to responding to such offer, shall keep MC promptly advised of all written or oral PN Acquisition Proposals, and shall provide a copy of any written PN Acquisition Proposal and provide in writing the terms of all oral PN Acquisition Proposals.

     (c) Except as set forth in this Section 5.9, neither PN or any of its affiliates, nor any of their respective officers, directors, employees, representatives, financial advisors or agents, shall, directly or indirectly, encourage or solicit submission of any inquiries, proposals or offers by; participate in or initiate any discussions or negotiations with; disclose any information about PN or its Subsidiaries to, or otherwise assist, facilitate or encourage, or enter into any agreement or understanding with any corporation, partnership, person or other entity or group (other than MC, any affiliate or associate of MC or any designees of MC) in connection with any PN Acquisition Proposal; and the Board of Directors of PN shall not recommend that the stockholders of PN tender their PN Shares in connection with any tender offer unless the Board of Directors of PN makes a determination in accordance with
Section 5.9(f).

     (d) PN agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which PN is a party, unless the Board of Directors of PN makes a determination in accordance with Section 5.9(f). PN will use all reasonable efforts to have all copies of all nonpublic information it or PN Financial Advisor has distributed to other potential purchasers returned to it as soon as possible after the date hereof.

     (e) Nothing contained in this Section 5.9 shall prohibit PN or its Board of Directors from taking and disclosing to PN's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making such disclosure to PN's stockholders or otherwise if the Board of Directors makes a determination in accordance with Section 5.9(f).

     (f) For purposes of this Agreement, a determination of directors made in accordance with this Section 5.9(f) shall mean that directors constituting a majority of all directors of PN then in office shall have reasonably determined in good faith, based upon the advice of PN's outside counsel, that, the taking of action or the failure to take action (or to withdraw or modify a recommendation) is required to properly discharge such directors' fiduciary duties to stockholders of PN under Delaware law.

     Section 5.10 Brokers or Finders. Each of MC and PN represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the PN Financial Advisor, whose fees and expenses will be paid by PN in accordance with its agreement with such firm, the MC Financial Advisor, whose fees and expenses will be paid by MC in accordance with MC's agreement with such firm, and as disclosed in Schedule 4.17 of the MC Disclosure Letter. Each of MC and PN agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliates.

     Section 5.11 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to MC and PN. Thereafter, so long as this Agreement is in effect, neither PN, MC nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by the rules of Nasdaq.

     Section 5.12 Notification of Certain Matters. PN shall give prompt notice to MC and MC shall give prompt notice to PN of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of PN or MC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect, provided, however, that the delivery of any notice pursuant to this Section 5.12 (a) is not required until an executive officer of PN or MC, as the case may be, has actual knowledge of the circumstance requiring such notice and (b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.13  Directors' and Officers' Insurance and Indemnification.

          (a) From and after the Effective Time, MC shall, or shall cause the Surviving Corporation, to the fullest extent permitted under applicable law, PN's Certificate of Incorporation, By-Laws or indemnification agreements in effect on the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit, to indemnify, defend and hold harmless all persons who are now, or have been at any time prior to the date hereof, or who become prior to the Effective Time, an officer, director, employee or agent of PN or any of its Subsidiaries, or who are or were serving at the request of PN or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, trust, limited liability company or other business enterprise (each, an "Indemnified Party"), against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses) judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each a "Claim") to the extent that any such Claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of PN or any of its Subsidiaries; or (ii) this Agreement, or any of the transactions contemplated hereby or thereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing, or occurring prior to or at the Effective Time, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time. Without limiting the foregoing, in the event that any Claim is brought against an Indemnified Party (whether arising before or after the Effective Time), the Indemnified Party may retain counsel satisfactory to it, and MC (or prior to the Effective Time, PN) shall advance the fees

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

     and expenses of such counsel for the Indemnified Party in accordance with the applicable indemnification provision of the PN Certificate of Incorporation, PN Bylaws and any applicable indemnification agreements.

          (b) MC and PN agree that the Surviving Corporation's Certificate of Incorporation shall contain provisions no less favorable with respect to rights to indemnification and limitations on liability than those provided in PN's Certificate of Incorporation and By-Laws as in effect as of the date hereof, for a period of six (6) years from the Effective Time to the extent such rights are consistent with the DGCL; provided, that, in the event any claim or claims are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under applicable law, MC's Certificate of Incorporation or By-Laws or such agreements, as the case may be, shall be made by independent legal counsel selected by MC and reasonably acceptable to the Indemnified Party and; provided further, that nothing in this Section 5.13 shall impair any rights or obligations of any present or former directors or officers of PN.

          (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 5.13, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.13 and none of the actions described in clauses (i) or (ii) shall be taken until such provision is made.

          (d) MC or the Surviving Corporation shall use reasonable best efforts to maintain PN's existing officers' and directors' liability insurance policy ("D&O Insurance") for a period of not less than six (6) years after the Effective Date; provided, (i) that MC may substitute therefor policies of substantially similar coverage containing terms no less advantageous to such former directors or officers; and (ii) if the existing D&O Insurance expires or is canceled during such period, MC or the Surviving Corporation will use its reasonable best efforts to obtain substantially similar D&O Insurance to the extent available.

     Section 5.14 Expenses. Except as otherwise provided in the penultimate sentence of Section 5.6(c) and in Section 7.2, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that the filing fee for the Proxy Statement or Registration Statement shall be borne by MC, and all expenses incurred in connection with the printing and mailing of the Proxy Statement and prospectus included in the Registration Statement shall be borne one-half by PN and one-half by MC. The payment of costs and expenses by MC or PN shall not reduce any consideration paid in the Merger. Notwithstanding the foregoing, the costs and expenses incurred in connection with the PN Option Agreement and the MC Voting Agreement will be paid in accordance with the terms of such Agreements.

     Section 5.15 Further Assurances. Each party hereto shall take all such actions and execute all such documents and instruments that are reasonably requested by the other party to carry out the intent of the parties under this Agreement, and in particular, subject to MC's repayment of PN's indebtedness under that certain Second Amended and Restated Credit Agreement dated as of June 14, 1996, as amended (the "PN Credit Agreement"), PN shall take all such actions necessary to obtain the release, or assignment to MC's lenders, of all liens in favor of First National Bank of Chicago and any other required Lenders (as defined in the PN Credit Agreement) immediately prior to or concurrently with the Effective Time, including executing and delivering for filing appropriate UCC-3 statements and other necessary documents for release or assignment of such liens.

                                   ARTICLE VI

                                   CONDITIONS

     Section 6.1  Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

          (a) Stockholder Approval. This Merger Proposal and, in the case of MC, the Amendment Proposal, shall have been approved and adopted by the requisite vote of the holders of capital stock of MC and PN in accordance with the DGCL and the respective Certificates of Incorporation and By-Laws of MC and PN;

          (b) Statutes; Consents. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Government Entity preventing the consummation of the Merger, and all orders and approvals from Governmental Entities required for the consummation of the Merger shall have been obtained and shall be in effect at the Effective Time, except where the failure to have obtained any such order or approval would not have a Material Adverse Effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after the Effective Time;

          (c) Injunctions. There shall be no order or injunction of a foreign or United States federal or state court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

          (d) Regulatory Approval. A Final Regulatory Order permitting the Merger to be consummated shall have been received from the FCC (or at the election of the parties hereto, approval shall have been received from the
     FCC), and Regulatory Orders permitting the Merger to be consummated shall have been received from any requisite State Authorities. "Regulatory Order" shall mean an action taken or order issued by the FCC or a State Authority with respect to the PN Licenses as to which (i) no request for stay by the FCC or a State Authority of the action or order is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; and (ii) with respect to an action taken or order issued by the FCC or a State Authority granting consent to the Merger, such consent shall be without material adverse conditions, other than conditions that have been agreed to by PN and MC or that are routine conditions with respect to transfers of this nature. A "Final Regulatory Order" shall mean a Regulatory Order as to which (i) no petition for rehearing or reconsideration of the action or order is pending before the FCC and the time for filing any such petition has passed; and (ii) the FCC does not have the action or order under reconsideration on its own motion and the time for such reconsideration has passed;

          (e) HSR Act. The expiration or early termination of any waiting period under the HSR Act shall have occurred; and

          (f) Registration Statement. The Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect at the Effective Time; and

     Section 6.2 Conditions to Obligations of PN to Effect the Merger. The obligation of PN to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

          (a) MC shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

          (b) The representations and warranties of MC contained in this Agreement shall have been true and correct in all material respects at the time when made, and (except for representations made as of a certain date) shall be deemed made again on the Closing Date and shall be true and correct in all material respects as of such date, except for changes specifically permitted by this Agreement;

          (c) Except for the transactions contemplated by this Agreement, and except for matters which affect generally the economy or the industry in which MC and its Subsidiaries are engaged, as of the Closing Date, there shall not have occurred any change in the business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of MC or its Subsidiaries that has had a Material Adverse Effect on MC and its Subsidiaries, taken as a whole;

          (d) PN shall have received a certificate from MC, signed on behalf of MC by the Chief Executive Officer and Chief Financial Officer of MC, dated the Closing Date, to the effect that the conditions set forth in paragraphs
     (a), (b) and (c) above have been satisfied;

          (e) PN shall have received the opinion of Wilmer, Cutler & Pickering, dated the Closing Date and in a form reasonably acceptable to PN, to the effect that MC Shares to be issued in the Merger have been duly authorized, and when issued in accordance with this Agreement will be validly issued and fully paid and nonassessable and no holder of any MC Shares outstanding as of such date has any preemptive or other rights to subscribe for MC Shares pursuant to the DGCL, the Certificate of Incorporation or pursuant to agreements of MC set forth on a schedule to such opinion, which MC will have certified to such counsel as representing all agreements which contain preemptive rights or rights to subscribe for MC Shares;

          (f) The MC Shares to be issued in the Merger shall have been admitted for quotation on the Nasdaq Stock Market; and

          (g) PN shall have received a written opinion from Vinson & Elkins L.L.P. (based on certain factual representations received from MC and PN, as reasonably requested by such firm) to the effect that the Merger will be treated as a tax-free reorganization within the meaning of section 368(a) of the Code.

     Section 6.3 Conditions to Obligations of MC to Effect the Merger. The obligation of MC to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions:

          (a) PN shall have performed or complied in all material respects with all obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time;

          (b) The representations and warranties of PN contained in this Agreement and the PN Option Agreement shall have been true and correct in all material respects at the time when made, and (except for representations made as of a certain date) shall be deemed made again on the Closing Date and shall be true and correct in all material respects as of such date, except for changes specifically permitted by this Agreement;

          (c) Except for the transactions contemplated by this Agreement and the PN Option Agreement, and except for matters which affect generally the economy or the industry in which PN and its Subsidiaries are engaged, as of the Closing Date, there shall not have occurred any change in business, properties, assets, liabilities, financial condition, cash flows, operations, licenses, franchises or results of operations of PN or its Subsidiaries that has had a Material Adverse Effect on PN and its Subsidiaries, taken as a whole;

          (d) MC shall have received a certificate from PN, signed on behalf of PN by the Chief Executive Officer and Chief Financial Officer of PN, dated the Closing Date, to the effect that the conditions set forth in paragraph
     (a), (b) and (c) above have been satisfied;

          (e) PN shall have delivered to MC audited consolidated financial statements for the fiscal period beginning January 1, 1997 and ended September 30, 1997. PN shall have delivered monthly financial statements for each calendar month after September 30, 1997, certified as true and correct by the Chief Financial Officer of PN and, for months including and after November 1997, SAS 71 review procedures with respect to such monthly statements shall have been performed by Ernst & Young, and PN shall have afforded MC the opportunity to perform such investigations as MC reasonably deems necessary to confirm whether PN's calculation of Annualized Cash Flow (as defined in Annex B) or Relevant Net

     Liabilities (as defined in Annex B) are correct. PN shall have represented, as of the Closing Date, that the foregoing financial statements described in the previous sentence were prepared from, and are in accordance with, the books and records of PN and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements, shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and present fairly the consolidated financial position and the consolidated results of operations and cash flows of PN and its consolidated Subsidiaries as at the dates thereof or for the periods presented therein. In the event of a dispute regarding the correct amount of Annualized Cash Flow or Relevant Net Liabilities, the parties shall submit the matter to the Washington office of KPMG Peat Marwick which shall determine the correct amount within ten (10) business days and whose conclusions shall be binding on the parties;

          (f) (i) The settlement of the Plaintiffs' Litigation shall not have been modified in any material respect, (ii) such settlement shall have been approved by final order of all courts having jurisdiction thereof and (iii) the time for any appeals of such orders shall have expired, or any appeals thereof that have been or may be taken could not reasonably result in a Material Adverse Effect to ProNet and its Subsidiaries, taken as a whole. Plaintiffs representing no more than 90,000 PN Shares shall have opted out of the Plaintiffs' Settlement.

          (g) The settlement of the Lehman Brothers, Inc. v. ProNet Inc., No. 97-602688 (N.Y. Sup. Ct.) shall have been consummated in accordance with the terms of the letter dated July 15, 1997 from Fletcher L. Yarbrough to Charles W. Schwartz.

          (h) Annualized Cash Flow shall be at least 80% of Target Cash Flow (as defined in Annex B) for the Measurement Date (as defined in Annex B) prior to the Closing Date; and

          (i) MC shall have received a written opinion from Wilmer, Cutler & Pickering (based on certain factual representations received from MC and PN, as reasonably requested by such firm) to the effect that the Merger will be treated as a tax-free reorganization within the meaning of section 368(a) of the Code.

                                  ARTICLE VII

                                  TERMINATION

     Section 7.1. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a) By the mutual written consent of MC and PN.

          (b) By either PN or MC:

             (i) If (A) MC shall not have received requisite approval from its lenders of the Merger as described in Schedule 4.6 by August 22, 1997;

             (ii) any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or other action in the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

             (iii) If the Merger shall not have occurred by March 31, 1998, provided, that notwithstanding the foregoing, the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement in any material respect has been the proximate cause of or resulted in the failure of the Merger to occur on or before March 31, 1998.

          (c) By PN:

             (i) if (A) there has been a breach by MC of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on MC and its Subsidiaries, taken as a whole, or (B) MC or any of its subsidiaries shall have failed to perform and comply in any material respect with the obligations and agreements required to be performed and complied with by it under this Agreement or the PN Option Agreement, which failure to perform, if curable, shall not have been cured prior to the expiration of thirty (30) days following notice of such failure;

             (ii) if the Merger Proposal or the Amendment Proposal shall not have been approved and adopted by the requisite vote of the holders of capital stock of MC in accordance with the DGCL and the Certificate of Incorporation and By-Laws of MC at a Meeting held for that purpose (including any adjournment thereof); or

             (iii) if, (A) pursuant to a determination in accordance with
        Section 5.9(f), the Board of Directors of PN shall have resolved to accept a PN Acquisition Proposal, (B) PN pays MC a termination fee equal to Four Million Dollars ($4,000,000), and (C) PN shall otherwise be in compliance with its obligations under Section 5.9.

          (d) By MC:

             (i) if (A) there has been a breach by PN of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Material Adverse Effect on PN and its Subsidiaries, taken as a whole, or (B) PN or any of its Subsidiaries shall have failed to perform and comply in any material respect with the obligations and agreements required to be performed and complied with by it under this Agreement which failure to perform, if curable, shall not have been cured prior to the expiration of thirty (30) days following notice of each failure;

             (ii) if the Merger Proposal shall not have been approved and adopted by the requisite vote of the holders of capital stock of PN in accordance with the DGCL and the Certificate of Incorporation and By-Laws of PN at a Meeting held for that purpose (including any adjournment thereof); or

             (iii) if the Board of Directors of PN shall have (A) withdrawn or modified or changed, in any manner adverse to MC, its approval or recommendation of this Agreement or the Merger or (B) shall have failed to recommend against a PN Acquisition Proposal involving a tender offer or failed to reject any other PN Acquisition Proposal within ten business days after receipt by the Board of Directors of PN of such proposal or PN shall have executed an agreement in principle (or similar agreement) or definitive agreement relating to an PN Acquisition Proposal (or the Board of Directors of PN resolves to do any of the foregoing).

             (iv) Annualized Cash Flow determined as of any two Measurement Dates shall be less than 80% of Target Cash Flow for such Measurement Dates.

     Section 7.2 Termination Fee. (a) If this Agreement is terminated by PN pursuant to Section 7.1(c)(ii), then MC will immediately pay to PN a termination fee equal to Four Million Dollars $4,000,000 in cash.

          (b) If this Agreement is terminated by PN pursuant to Section 7.1(c)(iii), or by MC pursuant to Section 7.1(d)(ii) or (d)(iii), then PN will immediately pay to MC a termination fee equal to Four Million Dollars ($4,000,000) in cash.

          (c) The agreement contained in Section 7.2 is an integral part of the transactions contemplated by this Agreement and constitutes liquidated damages in the event of a termination under the Sections specified herein and not a penalty.

     Section 7.3 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of

Sections 5.14 and 7.2, which shall survive such termination) shall forthwith become null and void and, subject to the provisions of Section 7.2, there shall be no liability on the part of MC or PN except for misrepresentation or material breach of this Agreement, and nothing herein shall prejudice the ability of the non-breaching party to seek damages from the other party for any breach of this Agreement, including without limitation attorneys' fees and the right to pursue any remedy at law or in equity.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with Merger by the stockholders of MC and PN, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.2 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

     Section 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (x) personal delivery, (y) electronic confirmation of delivery by telecopy or telegraph, or (z) the next business day following being sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to MC to:
             6677 Richmond Highway
             Alexandria, VA 22306
             Attention: Chief Financial Officer
             Telecopy No.: (703) 768-9625

             with a copy (which shall not constitute
             notice) to:

             Wilmer, Cutler & Pickering
             2445 M Street, N.W.
             Washington, D.C. 20037
             Attention: George P. Stamas and Thomas W. White
             Telecopy No.: (202) 663-6363

             and

          (b) if to PN, to:
             3640 LBJ Freeway
             Dallas, Texas 75240
             Attention: Chief Executive Officer
                     General Counsel
             Telecopy No.: (972) 774-0651

             with a copy (which shall not constitute
             notice) to:

             Vinson & Elkins, L.L.P.
             Attention: Jeffrey A. Chapman and Mark Early
             2001 Ross Avenue
             Suite 3700
             Dallas, Texas 75201
             Telecopy No.: (214) 220-7716

     Section 8.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.5 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

     Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which have been considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     Section 8.7 Entire Agreement; Third Party Beneficiaries. This Agreement, the PN Disclosure Letter, the MC Disclosure Letter, the PN Option Agreement, the MC Voting Agreement and the Confidentiality Agreement: (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except that Section 2.4 and Section 5.13 shall confer on the third parties contemplated thereby the benefits thereof.

     Section 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 8.10 Further Assurances. The parties agree to execute such further instruments and documents as shall reasonably be necessary to carry out the transactions contemplated by this Agreement, including, without limitation, to file any notices, or to obtain any consents appropriate to carry out the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, MC and PN have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          METROCALL, INC.

                                          By: /s/  WILLIAM L. COLLINS, III
                                            ------------------------------------
                                            Name: William L. Collins, III
                                            Title: Chief Executive Officer and
                                              President

                                          PRONET INC.

                                          By:     /s/  JACKIE R. KIMZEY
                                            ------------------------------------
                                            Name: Jackie R. Kimzey
                                            Title: Chairman & CEO

                                    ANNEX A

                     Directors Of The Surviving Corporation

Term Expiring in 1998

Ronald V. Aprahamian
Ryal R. Poppa
Elliott H. Singer
Max D. Hopper

Terms Expiring in 1999

Harry L. Brock, Jr.
Richard M. Johnston, Chairman of the Board
Ray D. Russenberger
Jackie R. Kimzey

Term Expiring in 2000

Suzanne S. Brock
William L. Collins, III
Francis A. Martin, III
Edward E. Jungerman

Designated by Series A Preferred Stock

Michael Greene
Royce Yudkoff

                                    ANNEX B

                          CONVERSION RATIO ADJUSTMENTS

     The Conversion Ratio represents a basic conversion ratio of .90 MC Shares for each PN Share. Based on 13,673,765 PN Shares outstanding or issuable pursuant to existing agreements (other than employee stock options), the Merger Consideration would consist of 12,306,388 MC Shares. The Conversion Ratio is subject to adjustment if certain liabilities of PN exceed certain targets, if operating cash flow (earnings before interest, taxes, depreciation and amortization) is less or more than certain targets, and if new pager inventory falls below certain targets. The Conversion Ratio shall be determined in accordance with the following formulas which adjust the number of MC Shares representing the Merger Consideration and therefore the Conversion Ratio:

Conversion Ratio = Adjusted MC Merger Shares           /    13,673,765
                       Adjusted MC Merger Shares       =    12,306,388
                                                       -    Liability Adjustment
                                                       -    Negative Cash Flow Adjustment
                                                            (If greater than zero)
                                                       +    Positive Cash Flow Adjustment
                                                            (If greater than zero)
                                                       -    New Pager Inventory Adjustment
                       Liability Adjustment            =    (Relevant Net Liabilities - Target Net
                                                            Liabilities)
                                                            (If greater than zero)
                                                            / $4.875
                       Negative Cash Flow Adjustment   =    ([.9 X Target Cash Flow] - Annualized Cash
                                                            Flow)
                                                            (If greater than zero)
                                                            X 8.00
                                                            / $4.875
                       Positive Cash Flow Adjustment   =    (Annualized Cash Flow - [1.1 X Target Cash
                                                            Flow])
                                                            (If greater than zero)
                                                            X 8.00
                                                            / $4.875
                       New Pager Inventory Adjustment  =    (New Pager Inventory Shortfall X $50.00)
                                                            / $4.875

The conversion ratio as adjusted shall be expressed to the fourth decimal place.

Definitions:

     For purposes of this Annex C, the following terms shall have the meanings set forth below. Capitalized terms not otherwise defined will have the meanings given such terms in the Merger Agreement.

     "Annualized Cash Flow" shall mean for the period beginning July 1, 1997, and ending on a Measurement Date: (i) the sum of (A) "Consolidated Cash Flow" of PN, as such term is defined in the Indenture (including the other defined terms incorporated therein) plus, in each case to the extent included, (1) costs associated with employee terminations not to exceed $239,000 (to the extent included in expenses in calculating Annualized Cash Flow); (2) verified costs of deconstructing PN's nationwide network, not to exceed $2,500 per site, and (3) if approved by MC, expenditures generating a future benefit for the Surviving Corporation, (ii) divided by the number of months in such period and (iii) multiplied by 12.

     "Measurement Date" shall mean the last day of each calendar month prior to the Closing.

     "Target Cash Flow" shall mean for each Measurement Date, the amount specified below:

                                                 TARGET ANNUALIZED
                     MONTHS IN ANNUALIZATION         CASH FLOW
MEASUREMENT DATE          OF CASH FLOW              (MILLIONS)
----------------     -----------------------     -----------------
     9/30/97                    3                     $31.200
    10/31/97                    4                     $31.350
    11/30/97                    5                     $31.488
    12/31/97                    6                     $31.600
     1/31/98                    7                     $31.714
     2/28/98                    8                     $31.830

     "Relevant Net Liabilities" means at a Measurement Date, the sum of (i) all "Debt" of PN, as such term is defined in the Indenture (including the other defined terms incorporated therein and excluding the "Deferred Settlement Costs"), plus (ii) the amount, if greater than zero, by which consolidated current liabilities of PN exceed consolidated current assets of PN; or minus
(iii) the amount, if greater than zero, by which consolidated current assets of PN exceeds consolidated current liabilities of PN; provided, however, if PN achieves at least 100% of its Target Cash Flow for a Measurement Date and upon the consent of MC, which shall not be unreasonably withheld, the consolidated current liabilities of PN shall not include the accounts payable by PN incurred in connection with PN's agreement with the State of Texas.

     "Deferred Settlement Costs" means the accounting accrual of the value of the 1 million PN Shares to be issued in conjunction with the Plaintiffs' Settlement.

     "Target Net Liabilities" means for any Measurement Date, the amounts set forth below:

                     TARGET NET LIABILITIES
MEASUREMENT DATE           (MILLIONS)
----------------     ----------------------
    10/31/97                 $183.2
    11/30/97                 $184.2
    12/31/97                 $185.2
     1/31/98                 $185.2
     2/28/98                 $185.2

     "New Pager Inventory Shortfall" means, at a Measurement Date, if PN has less than 50,000 new pagers in inventory (45,000 of which must be Motorola pagers), the greater of (i) the number of all new pagers in inventory below 50,000 or (ii) the number of Motorola pagers below 45,000.

                                                                       EXHIBIT B
MORGAN STANLEY

                                                  MORGAN STANLEY & CO.
                                                  INCORPORATED
                                                  1585 BROADWAY
                                                  NEW YORK, NEW YORK 10036
                                                  (212) 761-4000

                                          August 8, 1997

Board of Directors
Metrocall, Inc.
6677 Richmond Highway
Alexandria, VA 22306

Members of the Board:

     We understand that Metrocall, Inc. ("Metrocall" or the "Buyer") and ProNet, Inc. ("ProNet" or the "Company"), have entered into an Agreement and Plan of Merger, dated August 8, 1997 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of ProNet with and into Metrocall, with Metrocall as the surviving corporation in the Merger. Pursuant to the Merger, the separate existence of ProNet will cease and each issued and outstanding share of Common Stock, par value $0.01 per share, of ProNet (the "ProNet Common Stock"), other than shares of ProNet held in treasury or held by Metrocall or any subsidiary of Metrocall or ProNet will be converted in the right to receive 0.9 shares (the "Exchange Ratio") of Common Stock, par value $0.01 per share, of Metrocall (the "Metrocall Common Stock"), subject to adjustment in certain circumstances pursuant to the terms of the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Metrocall.

     In connection with our opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of Metrocall and ProNet respectively;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning Metrocall and ProNet prepared by the managements of Metrocall and ProNet, respectively;

          (iii) analyzed certain financial projections concerning Metrocall and ProNet prepared by the managements of Metrocall and ProNet, respectively;

          (iv) discussed the past and current operations and financial condition and the prospects of Metrocall and ProNet with the managements of Metrocall and ProNet, respectively;

          (v) discussed with Metrocall and ProNet managements their views regarding the estimates of the business, financial and operational benefits arising from the Merger;

          (vi) analyzed the pro forma impact of the Merger on Metrocall's consolidated capitalization and financial ratios;

          (vii) reviewed the reported prices and trading activity of Metrocall Common Stock and ProNet Common Stock;

          (viii) compared the financial performance of Metrocall and ProNet and the prices and trading activity of the Metrocall Common Stock and ProNet Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (x) participated in discussions and negotiations among representatives of ProNet and Metrocall and their financial and legal advisors;

          (xi) reviewed the Merger Agreement and certain related documents;

          (xii) participated in discussions with Metrocall's accountants regarding certain aspects of the accounting practices and policies of ProNet; and

          (xiii) considered such other factors and performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to the financial projections, including estimates of the business, financial and operational benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future competitive and operating environments and related financial performance of Metrocall and ProNet, respectively. We have not assumed responsibility for conducting a physical inspection of the properties or facilities of Metrocall or ProNet or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Metrocall or ProNet, nor have we been furnished with such valuations or appraisals. We note that the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and we have assumed with your consent that the Merger will so qualify. We have assumed that the transactions described in the Merger Agreement will be consummated on the terms set forth therein, without waiver of any of the conditions thereof. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of Metrocall in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Metrocall and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of Metrocall and, except for inclusion of this letter in its entirety in any filing with the Securities and Exchange Commission in connection with the Merger, may not be used or quoted for any other purpose without our prior written consent. In addition, we express no opinion or recommendation to any shareholder as to how such shareholder should vote at the shareholders' meeting to be held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion, on the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Metrocall.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ PAUL J. TAUBMAN
                                            ------------------------------------
                                            Paul J. Taubman
                                            Managing Director

                                                                       EXHIBIT C
                                               ------------------------------
                                                             SALOMON BROTHERS
                                                     ---------------------------
SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048
212-783-7000

                                                                  August 5, 1997

Board of Directors
ProNet Inc.
6340 LBJ Freeway
Dallas, Texas 75240

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of shares of common stock, $.01 par value per share (the "Company Common Stock"), of ProNet Inc. (the "Company") of the consideration to be received by such shareholders in the proposed merger (the "Merger") of the Company with Metrocall, Inc. ("Metrocall") pursuant to an Agreement and Plan of Merger (the "Agreement") to be entered into between Metrocall and the Company.

     As more specifically set forth in the Agreement, in the Merger each issued and outstanding share of the Company Common Stock will be converted into the right to receive 0.9 of one share of common stock, $.01 par value per share, of Metrocall ("Metrocall Common Stock"), subject to certain adjustments.

     As you are aware, Salomon Brothers Inc has acted as financial advisor to the Company in connection with the Merger and will receive a fee for services, a substantial portion of which is contingent upon consummation of the Merger. Salomon Brothers Inc has previously served as an underwriter in connection with equity offerings by each of the Company and Metrocall, for which we received customary compensation. In addition, in the ordinary course of our business, we actively trade the debt securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) a draft version of the Agreement, including the Exhibits and Schedules thereto; (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K of the Company for each of the years in the five year period ended December 31, 1996 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (v) certain publicly available information concerning Metrocall, including the Annual Reports on Form 10-K of Metrocall for each of the years in the five year period ended December 31, 1996 and the Quarterly Report on Form 10-Q of Metrocall for the quarter ended March 31, 1997; (vi) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Metrocall furnished to us by Metrocall for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Metrocall Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or Metrocall and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also considered such other information, financial studies, analysis, investigations and financial, economic and market criteria that we deemed relevant. We have also met with certain officers and employees of the Company and Metrocall to discuss the foregoing as well as other matters we believe relevant to our inquiry.

                                            ---------------------------------
   SALOMON BROTHERS INC                                      SALOMON BROTHERS
                                                  ------------------------------

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have not conducted a physical inspection of any of the properties or facilities of the Company or Metrocall, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Metrocall as to the respective future financial performance of the Company and Metrocall and we express no view with respect to such projections or the assumptions on which they were based. We further have assumed that each of the Agreement and the other agreements which are attached as Exhibits to the Agreement, when executed and delivered, will not differ materially from the drafts which we have reviewed.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Metrocall; (ii) the business prospects of the Company and Metrocall;
(iii) the historical and current market for the Company Common Stock, the Metrocall Common Stock and the equity securities of certain other companies that we believe to be comparable to the Company or Metrocall; and (iv) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions and our knowledge of the telecommunications industry as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise opinion based upon circumstances or events occurring after the date hereof. Our opinion as expressed below does not constitute an opinion or imply any conclusions as to the likely trading range for the Metrocall Common Stock following consummation of the Merger. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the Merger and does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Merger.

     Based upon and subject to the foregoing, we are of the opinion as investment bankers that the consideration to be received by the holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.

                                          Very truly yours,
                                          SALOMON BROTHERS INC

                                          By:  /s/ SALOMON BROTHERS INC
                                          --------------------------------------

                                                                       EXHIBIT D

                             PROPOSED AMENDMENT TO
                                METROCALL, INC.
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     The proposed amendment to Article 4.1 of Metrocall's Amended and Restated Certificate of Incorporation is as follows (the proposed additions are underlined and in bold type and the proposed deletions are in brackets and italicized type):

     4.1 AUTHORIZED SHARES.

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 81,000,000 [61,000,000] shares, of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share (the "Preferred Stock") and 80,000,000 [60,000,000] shall be classified as shares of Common Stock par value $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

                                                                       EXHIBIT E

                           PROPOSED AMENDMENT TO THE
                                METROCALL, INC.
                             1996 STOCK OPTION PLAN

     The proposed amendment to Section 3 of the Metrocall, Inc. 1996 Stock Option Plan is as follows (the proposed additions are underlined and in bold type and the proposed deletions are in brackets and italicized type):

          The stock that may be issued pursuant to Options shall be shares of common stock of the Corporation (the "Stock"), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued under the Plan shall not exceed in the aggregate 4,000,000 [2,000,000] shares of Stock, which number of shares is subject to adjustment as provided in Section 12. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available immediately for future grants of Options under the Plan.

                                                                       EXHIBIT F

                                METROCALL, INC.

                      AMENDED EMPLOYEE STOCK PURCHASE PLAN

PURPOSE The Metrocall, Inc. Amended Employee Stock Purchase Plan (the "ESPP" or the "Amended Plan") provides employees of Metrocall, Inc. (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The Company intends this Plan, as amended, to continue to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly. The Amended Plan is effective as of January 1, 1998.

ELIGIBILITY                  An Employee whom the Company or an Eligible
                             Subsidiary has employed for at least one full month as of the first day of a Payroll Deduction Period is eligible to participate in the ESPP for that Payroll Deduction Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company
                             Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                             Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone who, with respect to any particular period of time, was not treated initially on the payroll records as a common law employee.

ADMINISTRATOR                The Compensation Committee of the Board of
                             Directors of the Company, or such other committee as the Board designates (the "Committee"), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section 423 of the
                             Code). Any determination or action of the Committee in connection with the administration or interpretation of the ESPP shall be final and binding upon each Employee, Participant and all persons claiming under or through any Employee or Participant.

                             Without shareholder consent and without regard to whether the actions might adversely affect Participants, the Committee (or the Board) may change the Payroll Deduction Periods,

                                  limit or increase the frequency and/or number of changes in the amounts withheld during a Payroll Deduction Period,

                                  establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount the Participant designated to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, delegate its functions (other than those with respect to setting Payroll Deduction Periods or determining the price of stock and the number of shares to be offered under the Plan) to officers or employees of the Company; and

                                  establish such other limitations or procedures as it determines in its sole discretion advisable and consistent with the Plan.

                             The Committee may also increase the price provided in Step 2 under GRANTING OF OPTIONS (by decreasing the discount and/or by designating that the price is determined as of either the beginning or the ending date of a Payroll Deduction Period rather than as of the lower of both) for Payroll Deduction Periods beginning after committee action.

PAYROLL DEDUCTION
PERIOD Payroll Deduction Periods are successive six month periods beginning January 1 and July 1, and the first such period under the Amended Plan will begin on January 1, 1998.

PARTICIPATION                An eligible Employee may become a "Participant" for
                             a Payroll Deduction Period by completing an authorization notice and delivering it to the Committee through the Company's Human Resources
                             Department within a reasonable period of time before the first day of such Payroll Deduction
                             Period. The Committee will send to each new
                             Employee who satisfies the rules in ELIGIBILITY above a notice advising the Employee of his right to participate in the ESPP for the following
                             Payroll Deduction Period. All Participants receiving options under the ESPP will have the same rights and privileges.

METHOD OF PAYMENT            A Participant may contribute to the ESPP through
                             payroll deductions, as follows:

                             The Participant must elect on an authorization notice to have deductions made from his Compensation for each payroll period during the Payroll Deduction Period at a rate of at least 1% but not more than 15% of his Compensation. Compensation under the Plan means an Employee's regular compensation, including overtime, bonuses, and commissions, from the Company or an Eligible Subsidiary paid during a Payroll Deduction Period.

                             All payroll deductions will be credited to the Participant's account under the ESPP and will accrue interest at a rate and in a manner designated by the Committee. Any such interest will be credited to the Participant's account and used to increase the amount available for purchases.

                             Payroll deductions will begin on the first payday coinciding with or following the first day of each Payroll Deduction Period and will end with the last payday preceding or coinciding with the end of that Payroll

                             Deduction Period, unless the Participant sooner withdraws as authorized under WITHDRAWALS below.

                             A Participant may not alter the rate of payroll deductions during the Payroll Deduction Period.

                             The Company may use the consideration it receives for general corporate purposes.

GRANTING OF OPTIONS          On the first day of each Payroll Deduction Period,
                             a Participant will receive options to purchase a number of shares of Common Stock with funds withheld from his Compensation. Such number of shares will be determined at the end of the Payroll
                             Deduction Period according to the following procedure:

                                  Step 1 -- Determine the amount the Company withheld from Compensation since the beginning of the Payroll Deduction Period;

                                  Step 2 -- Determine the "Purchase Price" to be the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Payroll Deduction Period, or (II) the last day of the Payroll Deduction Period; and

                                  Step 3 -- Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

FAIR MARKET VALUE            The Fair Market Value of a share of Common Stock
                             for purposes of the Plan as of each date described in Step 2 will be determined as follows:

                                  if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                                  if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                                  if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date;

                                  if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date; or

                                  if there is no established market for the Common Stock, the value as determined in good faith by the Committee.

                             For January 1 and any other date described in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                             No Participant shall receive options:

                                  if, immediately after the grant, that
                                  Participant would own shares, or hold
                                  outstanding options to purchase shares, or both, possessing

                                 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; or

                                  that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE OF OPTION           Unless a Participant effects a timely withdrawal
                             pursuant to the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during a Payroll Deduction Period will be automatically exercised as of the last day of the Payroll Deduction Period for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant's account during such Payroll Deduction Period can purchase pursuant to the formula specified in GRANTING OF OPTIONS.

                             Any payroll deductions credited to a Participant's account during the Payroll Deduction Period that are not used for the purchase of shares will be treated as follows:

                                  If the Participant has elected to withdraw from the ESPP as of the end of the Payroll Deduction Period, the Company will deliver the amount of the payroll deductions to the Participant.

                                  The amount of any other excess payroll
                                  deductions will be applied to the purchase of shares in the immediately succeeding Payroll Deduction Period.

DELIVERY OF COMMON
STOCK As soon as administratively feasible after the options are used to purchase Common Stock, the Company will deliver to each Participant or, in the alternative, to an agent or custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of the option. If delivered to an agent or custodian, the agent or custodian may hold the shares in nominee name and may commingle shares held in its custody in a single account or stock certificate without identification as to individual Participants. If shares are delivered to a custodian, the Participant may elect at any time thereafter to take possession of the shares or to have the Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.

SUBSEQUENT OFFERINGS         A Participant will be deemed to have elected to
                             participate in each subsequent Payroll Deduction
                             Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human
                             Resources Department at least ten days before the beginning of the Payroll Deduction Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL FROM THE
PLAN A Participant may withdraw all, but not less than all, payroll deductions credited to his account for a Payroll Deduction Period before the end of such Payroll Deduction Period by delivering a written notice to the Human Resources Department on behalf of the Committee at least thirty days before the end of such Payroll Deduction Period. A Participant who for any reason, including retirement, termination of employment, or death, ceases to be an Employee before the last day of any

                             Payroll Deduction Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

                             Upon the withdrawal of a Participant from the ESPP, his outstanding options under the ESPP will immediately terminate.

                             If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in DESIGNATION OF BENEFICIARY, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

                             A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Payroll Deduction Period so long as he files the authorization form by the deadline for that Payroll Deduction Period. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation in a manner that will permit transactions under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT TO PLAN        The shares of Common Stock that the Company will
                             sell to Participants under the ESPP will be shares of authorized but unissued Common Stock or shares held as treasury stock. The maximum number of shares made available for sale under the ESPP will be 1,000,000 (subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK). If the total number of shares for which options are to be exercised in a Payroll Deduction Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                             A Participant will have no interest in shares covered by his option until the Participant exercises the option.

                             Shares that a Participant purchases under the ESPP will be registered in the name of the Participant or, at the Participant's election, in street name.

                             The Company will not issue fractional shares pursuant to the ESPP, but the Committee may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

REPORTS Individual accounts will be maintained for each Participant. Statements of account will be given to Participants at least annually, and those statements will set forth the amount of payroll deductions, the exercise price, interest credited, the number of shares purchased, and the remaining cash balance, if any.

ADJUSTMENTS UPON
CHANGES IN CAPITAL
STOCK Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, during a Payroll Deduction Period,

                                  the outstanding shares of Common Stock
                                  increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                             the Committee will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with
                             Section 424 of the Code.

                             The Committee will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                             Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Corporate
Change Upon a Substantial Corporate Change, the Plan and the offering will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                             If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option. However, the Board may determine that allowing such exercise before the end of the Payroll Deduction Period will not occur if the election would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                             A Substantial Corporate Change means the

                                  dissolution or liquidation of the Company, merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or
                                  reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF
BENEFICIARY                  A Participant may file with the Committee a written
                             designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the ESPP or any shares of Common
                             Stock owed to the Participant under the ESPP if the Participant dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

                             Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                             No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY EMPLOYEES         Employees of Company Subsidiaries will be entitled
                             to participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee.

                             Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS,
ASSIGNMENTS,
AND PLEDGES                  A Participant may not assign, pledge, or otherwise
                             dispose of payroll deductions credited to the Participant's account or any rights to exercise an option or to receive shares of Common Stock under the ESPP other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Employee Retirement Income Security Act. Any other attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR
TERMINATION OF PLAN          The Board of Directors of the Company or the
                             Committee may at any time terminate or amend the ESPP. Any amendment of the ESPP that (i) materially increases the benefits to Participants, (ii) materially increases the number of securities that may be issued under the ESPP, or (iii) materially modifies the eligibility requirements for participation in the ESPP must be approved by the shareholders of the Company to take effect. The
                             Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.

GENERAL ASSETS               Any amounts the Company invests or otherwise sets
                             aside or segregates to satisfy its obligations under this ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the optionee's claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will create or be construed to create an implied or constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former
                             Participant, or any beneficiary.

PRIVILEGES OF STOCK
OWNERSHIP                    No Participant and no beneficiary or other person
                             claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

TAX WITHHOLDING              To the extent that a Participant realizes ordinary
                             income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to an account, the Company may withhold amounts needed to cover such taxes from any payments otherwise due to the Participant. Any Participant who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Payroll
                             Deduction Period in which he purchased the shares must, within 30 days of such transfer, notify the Company's Payroll Department in writing of such transfer.

LIMITATIONS ON
LIABILITY                    Notwithstanding any other provisions of the ESPP,
                             no individual acting as a director, employee, or agent of the Company shall be liable to any Employee, Participant, former Employee, former
                             Participant, or any spouse or beneficiary for any claim, loss, liability, or expense incurred in connection with the ESPP, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the ESPP has been or will be delegated, against any cost or expense (including attorneys' fees) or liability
                             (including any sum paid in settlement of a claim with the Metrocall Board's approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT
CONTRACT Nothing contained in this Plan constitutes an employment contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.

DURATION OF ESPP             Unless the Metrocall Board extends the Plan's term,
                             no Payroll Deduction Period will begin after December 31, 2007.

APPLICABLE LAW               The laws of the Commonwealth of Virginia (other
                             than its choice of law provisions) govern the ESPP and its interpretation.

LEGAL COMPLIANCE             The Company will not issue any shares of Common
                             Stock under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

                             The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws, including specifically Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee and the Board must administer the Plan, and Participants may purchase Common Stock, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any offers will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

APPROVAL OF
SHAREHOLDERS                 The ESPP must be submitted to the shareholders of
                             the Company for their approval within 12 months after the Board of Directors of the Company adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                       ------
METROCALL, INC. AND SUBSIDIARIES:
Report of Independent Public Accountants..............................................    F-2
Consolidated Balance Sheet at December 31, 1995 and 1996..............................    F-3
Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and
  1996................................................................................    F-4
Consolidated Statement of Stockholders' Equity for the years ended December 31, 1994,
  1995 and 1996.......................................................................    F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995 and
  1996................................................................................    F-6
Notes to Consolidated Financial Statements............................................    F-7
Condensed Consolidated Balance Sheets, December 31, 1996 and June 30, 1997............   F-28
Condensed Consolidated Statements of Operations for the three months ended June 30,
  1996 and 1997.......................................................................   F-29
Condensed Consolidated Statements of Operations for the six months ended June 30, 1996
  and
  1997................................................................................   F-30
Condensed Consolidated Statement of Stockholders' Equity for the six months ended June
  30,
  1997................................................................................   F-31
Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 1996
  and
  1997................................................................................   F-32
Notes to Condensed Consolidated Financial Statements..................................   F-33
PRONET INC. AND SUBSIDIARIES:
Report of Independent Auditors........................................................   F-39
Consolidated Balance Sheets at December 31, 1996 and 1995.............................   F-40
Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and
  1994................................................................................   F-41
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and
  1994................................................................................   F-42
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1996,
  1995 and 1994.......................................................................   F-43
Notes to Consolidated Financial Statements............................................   F-44
Consolidated Balance Sheets at June 30, 1997 and December 31, 1996....................   F-60
Consolidated Statements of Operations for the three and six months ended June 30, 1997
  and 1996............................................................................   F-61
Consolidated Statements of Cash Flows for the six months ended June 30, 1997 and
  1996................................................................................   F-62
Notes to Consolidated Financial Statements............................................   F-63

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metrocall, Inc.:

     We have audited the accompanying consolidated balance sheets of Metrocall, Inc., and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metrocall, Inc., and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Washington D.C.
February 13, 1997

                        METROCALL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1995        1996
                                                                           --------    --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................   $123,574    $ 10,917
  Accounts receivable, less allowance for doubtful accounts of $968 and
     $2,961 as of December 31, 1995 and 1996, respectively..............      9,785      25,796
  Prepaid expenses and other current assets.............................      1,908       5,681
                                                                           --------    --------
          Total current assets..........................................    135,267      42,394
                                                                           --------    --------
PROPERTY AND EQUIPMENT:
  Land, buildings and leasehold improvements............................      9,900      12,694
  Furniture, office equipment and vehicles..............................     12,794      29,742
  Paging and plant equipment............................................    103,427     188,236
  Less -- Accumulated depreciation and amortization.....................    (50,175)    (77,260)
                                                                           --------    --------
                                                                             75,946     153,412
                                                                           --------    --------
INTANGIBLE ASSETS, net of accumulated amortization of approximately
  $8,875 and $20,926 as of December 31, 1995 and 1996, respectively.....    129,085     452,639
OTHER ASSETS............................................................        316       3,023
                                                                           --------    --------
TOTAL ASSETS............................................................   $340,614    $651,468
                                                                           ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt..................................   $    252    $    700
  Accounts payable......................................................      9,390      17,194
  Accrued expenses and other current liabilities........................      7,666      18,940
  Deferred revenues and subscriber deposits.............................      1,950      12,827
                                                                           --------    --------
          Total current liabilities.....................................     19,258      49,661
CAPITAL LEASE OBLIGATIONS, less current maturities (Note 6).............      2,849       3,244
CREDIT FACILITY AND OTHER LONG-TERM DEBT, less current maturities (Note
  6)....................................................................        954     171,314
SENIOR SUBORDINATED NOTES, due 2005 and 2007 (Note 6)...................    150,000     152,534
DEFERRED INCOME TAX LIABILITY...........................................     11,814      76,687
MINORITY INTEREST IN PARTNERSHIP........................................        501         499
                                                                           --------    --------
          Total liabilities.............................................    185,376     453,939
                                                                           --------    --------
SERIES A CONVERTIBLE PREFERRED STOCK, 14% cumulative; par value $.01 per share; 810,000 shares authorized; zero and 159,600 shares issued and outstanding as of December 31, 1995 and 1996, respectively and a
  liquidation preference of $40,598 at December 31, 1996 (Note 8).......         --      31,231
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (Note 8):
  Common stock, par value $.01 per share; 33,500,000 shares authorized;
     14,626,255 and 24,521,135 shares issued and outstanding as of
     December 31, 1995 and 1996, respectively...........................        146         245
  Additional paid-in capital............................................    201,956     262,827
  Accumulated deficit...................................................    (46,864)    (96,774)
                                                                           --------    --------
                                                                            155,238     166,298
                                                                           --------    --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............................   $340,614    $651,468
                                                                           ========    ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                        METROCALL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                  YEAR ENDED DECEMBER 31,
                                                          ----------------------------------------
                                                             1994          1995           1996
                                                          ----------    -----------    -----------
REVENUES:
  Service, rent and maintenance........................   $   49,716    $    92,160    $   124,029
  Product sales........................................        8,139         18,699         25,928
                                                          ----------    -----------    -----------
          Total revenues...............................       57,855        110,859        149,957
  Net book value of products sold......................       (6,962)       (15,527)       (21,633)
                                                          ----------    -----------    -----------
                                                              50,893         95,332        128,324
OPERATING EXPENSES:
  Service, rent and maintenance........................       14,014         27,258         38,347
  Selling and marketing................................        7,412         15,656         24,228
  General and administrative...........................       13,315         24,647         32,998
  Depreciation and amortization........................       13,829         31,504         58,196
  Management reorganization charge (Note 5)............           --          2,050             --
                                                          ----------    -----------    -----------
                                                              48,570        101,115        153,769
                                                          ----------    -----------    -----------
          Income (loss) from operations................        2,323         (5,783)       (25,445)
INTEREST AND OTHER INCOME (EXPENSE)(Note 6)............          161            314           (607)
INTEREST EXPENSE.......................................       (3,726)       (12,533)       (20,424)
                                                          ----------    -----------    -----------
LOSS BEFORE INCOME TAX BENEFIT AND EXTRAORDINARY
  ITEM.................................................       (1,242)       (18,002)       (46,476)
INCOME TAX BENEFIT.....................................          152            595          1,021
                                                          ----------    -----------    -----------
LOSS BEFORE EXTRAORDINARY ITEM.........................       (1,090)       (17,407)       (45,455)
EXTRAORDINARY ITEM: Write-off of unamortized debt
  financing costs in 1994 and 1995, and costs of debt
  refinancing in 1996, net of income tax benefit of
  $36, $0 and $0, respectively (Note 6)................       (1,309)        (2,695)        (3,675)
                                                          ----------    -----------    -----------
          Net loss.....................................       (2,399)       (20,102)       (49,130)
                                                          ----------    -----------    -----------
PREFERRED DIVIDENDS (Notes 6 and 8)....................           --             --           (780)
                                                          ----------    -----------    -----------
  Loss attributable to common stockholders.............   $   (2,399)   $   (20,102)   $   (49,910)
                                                          ==========    ===========    ===========
LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Loss per share before extraordinary item attributable
  to common stockholders...............................   $    (0.14)   $     (1.49)   $     (2.84)
Extraordinary item, net of income tax benefit..........        (0.16)         (0.23)         (0.23)
                                                          ----------    -----------    -----------
Loss per share attributable to common stockholders.....   $    (0.30)   $     (1.72)   $     (3.07)
                                                          ----------    -----------    -----------
Weighted-average common shares outstanding.............    8,127,679     11,668,140     16,252,782
                                                          ==========    ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        METROCALL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                     ADDITIONAL
                                              PREFERRED    COMMON     PAID-IN      ACCUMULATED
                                                STOCK      STOCK      CAPITAL        DEFICIT       TOTAL
                                              ---------    ------    ----------    -----------    --------
BALANCE, December 31, 1993.................     $  --       $ 71      $  38,021     $ (24,363)    $ 13,729
  Shares issued in acquisition of FirstPAGE
     (Note 3)..............................        --         29         45,161            --       45,190
  Shares issued in acquisition of
     MetroPaging (Note 3)..................        --          6         11,610            --       11,616
  Net loss.................................        --         --             --        (2,399)      (2,399)
                                                 ----       ----       --------      --------     --------
BALANCE, December 31, 1994.................        --        106         94,792       (26,762)      68,136
  MetroPaging acquisition purchase price
     adjustment (Note 3)...................        --         --           (105)           --         (105)
  Exercise of stock options................        --         --             46            --           46
  Net proceeds from public offering (Note
     8)....................................        --         40        106,938            --      106,978
  Compensation on amendment of stock
     options in management reorganization
     (Note 5)..............................        --         --            285            --          285
  Net loss.................................        --         --             --       (20,102)     (20,102)
                                                 ----       ----       --------      --------     --------
BALANCE, December 31, 1995.................        --        146        201,956       (46,864)     155,238
  Issuance of shares in employee stock
     purchase plan (Note 8)................        --         --            110            --          110
  Shares issued in Satellite acquisition
     (Note 3)..............................        --         18         10,408            --       10,426
  Exercise of stock options (Note 8).......        --         --              5            --            5
  Shares issued in merger with A+ Network
     (Note 3)..............................        --         81         42,477            --       42,558
  Warrants issued in connection with Series
     A Convertible Preferred Stock (Note
     8)....................................        --         --          7,871            --        7,871
  Preferred dividends (Note 8).............        --         --             --          (780)        (780)
  Net loss.................................        --         --             --       (49,130)     (49,130)
                                                 ----       ----       --------      --------     --------
BALANCE, December 31, 1996.................     $  --       $245      $ 262,827     $ (96,774)    $166,298
                                                 ====       ====       ========      ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        METROCALL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                 1994        1995         1996
                                                               --------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................   $ (2,399)   $ (20,102)   $ (49,130)
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
     Depreciation and amortization..........................     13,829       31,504       58,196
     Compensation on amendment of stock options in
       management reorganization............................         --          285           --
     Amortization of debt financing costs...................        296          595          620
     Decrease in deferred income taxes......................       (200)        (686)      (1,483)
     Write-off of deferred acquisition costs................         --           --          388
     Minority interest in loss of investments...............         --           --          207
     Writedown of equity investment.........................         --           --          238
     Interest expense in excess of lease payment............         27           --           --
     Loss (gain) on sale of equipment.......................         19            3       (1,188)
     Extraordinary item.....................................      1,309        2,695        3,675
  Cash provided by (used in) changes in current assets and
     liabilities, net of effects from acquisitions:
     Accounts receivable....................................     (1,721)      (3,554)      (2,626)
     Prepaid expenses and other current assets..............       (236)      (1,070)      (1,579)
     Accounts payable.......................................        652        2,050        5,841
     Deferred revenues and subscriber deposits..............         91       (1,458)       2,126
     Other current liabilities..............................        129        3,738          323
                                                               --------     --------     --------
          Net cash provided by operating activities.........     11,796       14,000       15,608
                                                               --------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisitions, net of cash acquired..........        497           --     (260,600)
  Purchases of property and equipment, net..................    (19,091)     (44,058)     (62,110)
  Additions to intangibles..................................       (641)      (1,895)      (3,853)
  Equity investments........................................         --           --         (685)
  Cash escrow for Source One Wireless, Inc. (Note 9)........         --           --       (1,000)
  Proceeds from sale of equipment...........................         --        1,166        1,301
  Other assets..............................................          8          259         (957)
                                                               --------     --------     --------
          Net cash used in investing activities.............    (19,227)     (44,528)    (327,904)
                                                               --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock................         --      107,024          115
  Net proceeds from preferred stock offering (Note 8).......         --           --       38,323
  Proceeds from long-term debt..............................     24,781      163,000      194,904
  Principal payments on long-term debt......................    (12,788)    (113,790)     (25,464)
  Debt tender and consent solicitation costs................         --           --       (3,675)
  Deferred debt financing costs.............................     (2,879)      (4,984)      (4,562)
  Increase (decrease) in minority interest in partnership...         76           79           (2)
                                                               --------     --------     --------
          Net cash provided by financing activities.........      9,190      151,329      199,639
                                                               --------     --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      1,759      120,801     (112,657)
CASH AND CASH EQUIVALENTS, beginning of period..............      1,014        2,773      123,574
                                                               --------     --------     --------
CASH AND CASH EQUIVALENTS, end of period....................   $  2,773    $ 123,574    $  10,917
                                                               ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                        METROCALL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND RISK FACTORS

     Metrocall, Inc. and subsidiaries (the "Company" or "Metrocall"), is a leading provider of local, regional and nationwide paging and other wireless messaging services. The Company's selling efforts are concentrated in 32 markets in five operating regions: (i) the Northeast (Massachusetts through Delaware),
(ii) the Mid-Atlantic (Maryland and the Washington, D.C. metropolitan area),
(iii) the Southeast (including Virginia, the Carolinas, Georgia, Florida, Alabama, Louisiana, Mississippi and Tennessee), (iv) the Southwest (primarily Texas) and (v) the West (primarily California, Nevada and Arizona). Through its Nationwide Network, the Company provides coverage to over 1,000 cities representing the top 100 Standard Metropolitan Statistical Areas.

     On July 16, 1996, the Company acquired Parkway Paging, Inc. of Plano, Texas ("Parkway"). On August 30, 1996, the Company acquired substantially all the assets of Satellite Paging of Fairfield, New Jersey and Message Network of Boca Raton, Florida (together, "Satellite"). On November 15, 1996, the Company acquired A+ Network, Inc. of Pensacola, Florida ("A+ Network"). The Company acquired the operations of A+ Network through a merger of A+ Network with and into Metrocall. On August 31, and November 29, 1994, Metrocall acquired FirstPAGE USA, Inc. ("FirstPAGE") and MetroPaging Inc. ("MetroPaging," formerly AllCity Paging, Inc.), respectively. The consolidated statements of operations include the results of acquired companies since their respective acquisition dates.

  Risks and Other Important Factors

     The Company sustained net losses of $2.4 million, $20.1 million, and $49.1 million for the years ended December 31, 1994, 1995 and 1996, respectively. The Company's loss from operations for the year ended December 31, 1996 was $25.4 million. In addition, at December 31, 1996, the Company has an accumulated deficit of $96.8 million and a deficit in working capital of $7.3 million. The Company's losses from operations and its net losses are expected to continue for additional periods in the future. There can be no assurance that the Company's operations will become profitable.

     The Company's operations require the availability of substantial funds to finance the maintenance and growth of its existing paging operations and customer base, development and construction of future wireless communications networks, expansion into new markets, and the acquisition of other wireless communication companies. At December 31, 1996, the Company had incurred approximately $328 million in long-term debt and capital leases. Amounts available under the Company's credit facility are subject to certain financial covenants and other restrictions such that as of January 1, 1997, approximately $46.5 million of additional borrowings were available to the Company under its credit facility. The Company's ability to borrow additional amounts in the future is dependent on its ability to comply with the provisions of its credit facility. On January 14, 1997, the Company increased borrowings outstanding under its credit facility by $10.0 million.

     The Company is also subject to certain additional risks and uncertainties including changes in technology, business integration, competition and regulation (see also Notes 2 and 14).

2.  SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     In addition to Metrocall, the accompanying consolidated financial statements include the accounts of Metrocall's 61% interest in Beacon Peak Associates Ltd. ("Beacon Peak"), Metrocall's 20% interest in Beacon Communications Associates ("Beacon Communications"), and Metrocall of Virginia, Inc. and Metrocall, USA, Inc., nonoperating wholly owned subsidiaries that hold certain of the Company's regulatory licenses issued by the Federal Communications Commission (the "FCC").

                        METROCALL, INC. AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Beacon Communications owns the building that is the Company's headquarters. Since Beacon Communications' debt related to the building is guaranteed by the Company's lease (expiring 2008) and because the Company has made the only substantive investment in Beacon Communications, the accounts of Beacon Communications have been consolidated in the accompanying financial statements. In 2008, the Company and Beacon Communications could agree upon alternate arrangements that could result in an accounting treatment other than consolidation. Beacon Peak owns land, adjacent to the Beacon Communications building, which is valued at cost.

     The minority interest in Beacon Peak is $501,000 and $499,000 as of December 31, 1995 and 1996, respectively. Beacon Communications has a partnership deficit as of both December 31, 1995 and 1996, respectively, and accordingly, the minority interest is not recognized in the accompanying consolidated financial statements.

     All significant intercompany transactions have been eliminated in consolidation.

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue under service, rental and maintenance agreements with customers as the related services are performed. The Company leases (as lessor) radio pagers under operating leases. Substantially all the leases are on a month-to-month basis. Advance billings for services are deferred and recognized as revenue when earned. Sales of equipment are recognized upon delivery.

  Cash and Cash Equivalents

     Cash and cash equivalents include short-term, highly liquid investments purchased with original maturities of three months or less.

  Property and Equipment

     Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the following estimated useful lives.

                                                                               YEARS
                                                                               -----
        Buildings and leasehold improvements................................   10-31
        Furniture and office equipment......................................   5-10
        Vehicles............................................................    3-5
        Subscriber paging equipment.........................................    3-5
        Transmission and plant equipment....................................   5-12

     The net book value of lost pagers is charged to depreciation expense.

     New pagers are depreciated using the half-year convention upon acquisition. Betterments to acquired pagers are charged to depreciation expense.

                        METROCALL, INC. AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     Purchases of property and equipment in the accompanying consolidated statements of cash flows are reflected net of the net book value of products sold to approximate the net addition to subscriber equipment.

     The Company currently purchases a significant amount of its subscriber paging equipment from one supplier. Although there are other manufacturers of similar subscriber paging equipment, the inability of this supplier to provide equipment required by the Company could result in a decrease of pager placements and decline in sales, which could adversely affect operating results.

  Intangible Assets

     Intangible assets, net of accumulated amortization, consist of the following (dollars in thousands):

                                                            DECEMBER 31,        AMORTIZATION
                                                        --------------------     PERIOD IN
                                                          1995        1996         YEARS
                                                        --------    --------    ------------
        State certificates and FCC licenses..........   $ 65,095    $217,914      5-40
        Goodwill.....................................     43,754     180,454      15-25
        Customer lists...............................     13,886      40,945       2-6
        Debt financing costs.........................      4,937       8,890      8-12
        Other........................................      1,413       4,436       3-7
                                                        --------    --------
                                                        $129,085    $452,639
                                                        ========    ========

     Debt financing costs represent fees and other costs incurred in connection with the issuance of long-term debt. These costs are amortized to interest expense over the term of the related debt using the effective interest rate method.

  Long-Lived Assets

     Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be addressed. Impairment is measured by comparing the book value to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. At December 31, 1996, the market value of the Company's Common Stock was $5.016 per share and the net book value was $6.78 per share. However, the Company has determined that there has been no permanent impairment in the carrying value of long-lived assets reflected in the accompanying balance sheet.

     Effective July 1, 1996, the Company changed the estimated useful lives of certain intangibles acquired in 1994, including goodwill and regulatory licenses issued by the FCC recorded in the acquisitions of FirstPAGE USA, Inc., and MetroPaging, Inc., from 40 years to 15 years for goodwill and from 40 years to 25 years for FCC licenses. The impact of these changes was to increase amortization expense for the year ended December 31, 1996, by approximately $1.3 million.

  Loss Per Common Share Attributable to Common Stockholders

     Loss per common share attributable to common stockholders for the years ended December 31, 1994, 1995 and 1996, is based upon the weighted-average number of common equivalent shares outstanding during the period. The effect of outstanding options and warrants on net loss per share for the years ended December 31, 1994, 1995, and 1996, is not included because such options and warrants would be antidilutive (see Note 8).

                        METROCALL, INC. AND SUBSIDIARIES

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Reclassifications

     Certain amounts in the prior years' consolidated financial statements have been reclassified to conform with the current year's presentation.

3.  ACQUISITIONS

  1994 Acquisitions

     On August 31, 1994, the Company acquired 100% of the outstanding common stock of FirstPAGE by means of a merger of FPGE Acquisition Corp., Inc., formerly a wholly owned subsidiary of Metrocall formed to effect the FirstPAGE merger, with and into FirstPAGE, leaving FirstPAGE a wholly owned subsidiary of the Company. The acquisition was financed through the issuance of 2,869,190 shares of the Company's Common Stock and options to purchase 47,387 shares of the Company's Common Stock and an assumption of substantially all liabilities of FirstPAGE.

     On November 29, 1994, the Company acquired 100% of the outstanding common stock of MetroPaging by means of a merger of ACPI Acquisition Corporation, formerly a wholly owned subsidiary of Metrocall formed to effect the MetroPaging merger, with and into MetroPaging, leaving MetroPaging a wholly owned subsidiary of the Company. The acquisition was financed through the issuance of 630,645 shares of the Company's Common Stock and an assumption of substantially all liabilities of MetroPaging.

     In May 1995, the total number of shares of Metrocall Common Stock issued to MetroPaging stockholders was adjusted, reducing the total purchase price by approximately $105,000. This adjustment reduced goodwill recorded as a result of the acquisition.

  Parkway Paging, Inc.

     On July 16, 1996, the Company acquired all the outstanding common stock of Parkway for cash and the assumption of certain long-term obligations together totaling approximately $28.0 million. The acquisition was financed through drawings on the Company's credit facility.

  Satellite Paging and Message Network

     On August 30, 1996, the Company acquired substantially all the assets of Satellite for cash, the assumption of certain liabilities and the issuance of shares of the Company's Common Stock. The total number of shares to be issued under the terms of the agreement has not been finalized and will fluctuate based on the Company's stock price and final capital expenditures and working capital amounts. As of December 31, 1996, the Company had issued 1,771,869 shares of Metrocall Common Stock. The cash paid in the acquisition was financed through drawings on the Company's credit facility.

  A+ Network, Inc.

     On November 15, 1996, the Company completed its merger with A+ Network of Pensacola, Florida pursuant to an Agreement and Plan of Merger dated May 16, 1996. The total purchase price was approximately $286.4 million, consisting of approximately 8.1 million shares of the Company's Common Stock valued at approximately $42.6 million ($5.25 per share), 8.1 million indexed Variable Common Rights ("VCRs"), approximately $91.8 million paid in a cash tender offer completed in July 1996, indebtedness refinanced under the Company's existing credit facility of approximately $122.5 million, and other assumed indebtedness, estimated future liabilities and transaction fees, but excluding deferred income tax liabilities of approximately $57.4 million recorded in the merger.

                        METROCALL, INC. AND SUBSIDIARIES

3.  ACQUISITIONS -- (CONTINUED)
     Prior to November 15, 1996, the Company acquired approximately 40% of the A+ Network common stock outstanding in a cash tender offer completed in July 1996. For financial reporting purposes, the Company accounted for its investment in A+ Network under the equity method. As such, the Company recorded its share of A+ Network's net loss of approximately $4.1 million through November 15, 1996, which has been classified as Other Expense in the accompanying statement of operations for the year ended December 31, 1996.

     In addition, the Company repurchased approximately 40% of all options outstanding to acquire A+ Network common stock for $13.98 per share or approximately $4.0 million including related payroll taxes. The remaining A+ Network options, with an exercise price of $6.04 per common share, were assumed by the Company and exchanged for Metrocall options (see Note 8).

     Cash payments made in the merger were financed through the Company's credit facility.

     All of the Company's acquisitions have been accounted for as purchases for financial reporting purposes. The purchase prices for the 1994 acquisitions and the 1996 acquisitions of Parkway, Satellite and A+ Network transactions have been allocated as follows (in thousands):

                                                   1994
                                               ACQUISITIONS    PARKWAY    SATELLITE    A+ NETWORK
                                               ------------    -------    ---------    ----------
        Plant and equipment.................     $ 22,872      $ 1,606     $  1,425     $ 55,790
        Accounts receivable and other
          assets............................        6,441          931        1,170       21,040
        Noncompete agreements...............           --            1           --        2,503
        Customer lists......................       17,785        2,795        2,920       25,646
        FCC licenses and state
          certificates......................       66,699       19,536       20,506      115,913
        Goodwill............................       44,384       13,618        3,514      122,893
        Liabilities assumed.................      (84,986)        (680)        (932)     (23,192)
        Direct acquisition costs............       (3,800)      (1,468)        (628)      (8,318)
        Deferred income tax liability.......      (12,700)      (8,932)          --      (57,424)
                                               ------------    -------    ---------    ----------
                                                 $ 56,695      $27,407     $ 27,975     $254,851
                                                =========      =======      =======    =========

     The purchase price allocations for 1996 acquisitions may be subject to adjustment for changes in estimates related to costs to be incurred to close duplicate facilities and to settle pending legal contingencies. The resolution of these matters is not expected to have a material impact on the Company's financial condition or its results of future operations.

     The unaudited pro forma information presented below reflects the acquisitions of Parkway, Satellite and A+ Network as if each had occurred on January 1, 1995. The results are not necessarily indicative of future

                        METROCALL, INC. AND SUBSIDIARIES

3.  ACQUISITIONS -- (CONTINUED)
operating results or of what would have occurred had the acquisitions actually been consummated on that date (in thousands, except per share data).

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                                   --------------------
                                                                     1995        1996
                                                                   --------    --------
        Revenues................................................   $218,741    $247,886
        Loss attributable to common stockholders before
          extraordinary item....................................    (66,289)    (77,530)
        Loss attributable to common stockholders................    (65,360)    (81,205)
        Loss per share attributable to common stockholders
          before extraordinary item.............................      (3.00)      (3.09)
        Loss per common share attributable to common
          stockholders..........................................      (2.96)      (3.23)

4.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

     The amounts included in prepaid expenses and other current assets at December 31, 1995 and 1996 are as follows (in thousands):

                                                                       DECEMBER 31,
                                                                     -----------------
                                                                      1995       1996
                                                                     ------     ------
        Prepaid advertising........................................  $  398     $1,490
        Refunds due................................................      --      1,129
        Prepaid taxes..............................................      --        969
        Prepaid insurance..........................................     108        243
        Prepaid rents..............................................      29        118
        Interest receivable........................................     493         18
        Other......................................................     880      1,714
                                                                     ------     ------
                                                                     $1,908     $5,681
                                                                     ======     ======

5.  OTHER CURRENT LIABILITIES

     The amounts included in other current liabilities are as follows (in thousands):

                                                                        DECEMBER 31,
                                                                      -----------------
                                                                       1995      1996
                                                                      ------    -------
        Accrued severance, payroll and payroll taxes...............   $2,763    $ 8,684
        Accrued interest payable...................................    3,893      4,522
        Accrued state and local taxes..............................      220      1,616
        Accrued insurance claims...................................      300      1,224
        Accrued legal and litigation costs.........................       --      1,200
        Other......................................................      490      1,694
                                                                      ------    -------
                                                                      $7,666    $18,940
                                                                      ======    =======

  Management Reorganization

     In January 1996, the Company completed a management reorganization. Under the reorganization, the Company's Chairman of the Board was replaced and the Company's Chief Executive Officer resigned. Severance and other separation costs for the former Chairman and former Chief Executive Officer were

                        METROCALL, INC. AND SUBSIDIARIES

5. OTHER CURRENT LIABILITIES -- (CONTINUED) accrued and recorded as a management reorganization charge in the accompanying consolidated financial statements as of and for the year ended December 31, 1995. Additionally, certain nonsales employees were terminated and related severance costs were included in the management reorganization charge. Severance costs included approximately $285,000 of compensation expense recognized upon amending option agreements with certain former employees and the Company's former Chief Executive Officer to increase vesting and exercise periods. As of December 31, 1996, the balance of accrued but unpaid severance costs included in the accompanying balance sheet was approximately $544,000.

6.  LONG-TERM LIABILITIES

  Long-Term Debt

     Long-term debt consists of the following (in thousands):

                                                                       DECEMBER 31,
                                                                   --------------------
                                                                     1995        1996
                                                                   --------    --------
        Senior Subordinated Notes, bearing interest at 10 3/8%,
          Notes due in 2007.....................................   $150,000    $150,000
        Senior Subordinated Notes, bearing interest at 11 7/8%,
          Notes due in 2005.....................................         --       2,534
        Credit agreement, interest at a floating rate, defined
          below, with principal payments beginning March 2000...         --     169,904
        Industrial development revenue note, interest at 70% of
          prime rate plus 1/2% (6.5% and 6.3%, respectively),
          principal of $6 plus interest, payable monthly to
          December 2008, secured by the Company's headquarters
          building..............................................      1,026         914
        Promissory note payable, bearing interest at 7.5%,
          principal and interest payable monthly to June 2005,
          secured by letter of credit...........................         --         623
                                                                   --------    --------
                                                                    151,026     323,975
        Less -- Current portion.................................         72         127
                                                                   --------    --------
        Long-term portion.......................................   $150,954    $323,848
                                                                   ========    ========

  Senior Subordinated Notes

     10 3/8% SENIOR SUBORDINATED NOTES

     On October 2, 1995, the Company completed a public offering of $150.0 million Senior Subordinated Notes (the "Notes"), due 2007, bearing interest at 10.375% per annum, payable semiannually on April 1 and October 1, commencing April 1, 1996. The Notes are general unsecured obligations subordinated in right to the Company's existing long-term debt and other senior obligations, as defined. After underwriting discounts, commissions and other professional fees, net proceeds from the Notes were approximately $145.0 million.

     The Company incurred total loan origination fees and other direct financing costs of approximately $5.0 million, which will be recognized as interest expense over the term of the Notes. Debt financing costs are included in intangible assets in the accompanying consolidated balance sheets as of December 31, 1995 and 1996.

                        METROCALL, INC. AND SUBSIDIARIES

6.  LONG-TERM LIABILITIES -- (CONTINUED)
     The Notes contain various covenants that, among other restrictions, limit the ability of the Company to incur additional indebtedness, pay dividends, engage in certain transactions with affiliates, sell assets and engage in mergers and consolidations except under certain circumstances.

     The Notes may be redeemed at the Company's option after October 1, 2000. The following redemption prices are applicable to any optional redemption of the Notes by the Company during the 12-month period beginning on October 1 of the years indicated below:

                                      YEARS                                 PERCENTAGE
        -----------------------------------------------------------------   ----------
        2000.............................................................     105.188%
        2001.............................................................     103.458%
        2002.............................................................     101.729%
        2003 and thereafter..............................................     100.000%

     In the event of a change in control of the Company, as defined, each holder of the Notes will have the right, at such holder's option, to require the Company to purchase that holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the date of purchase.

     11 7/8% SENIOR SUBORDINATED NOTES

     In connection with the merger with A+ Network, the Company offered to purchase all $125.0 million of A+ Network's 11 7/8% Senior Subordinated Notes due 2005 (the "A+ Notes") for $1,005 per $1,000 principal amount plus accrued and unpaid interest (the "Offer"). Concurrent with the Offer, the Company solicited consents to amend the indenture governing the A+ Notes to eliminate substantially all restrictive covenants and certain related events of default contained therein in exchange for a payment of $5.00 for each $1,000 principal amount of the A+ Notes. Of the total outstanding, approximately $122.5 million were validly tendered and retired. Tendered notes were financed under the Company's credit facility. Additionally, sufficient consents were received so that substantially all restrictive covenants and related events of default were eliminated. The principal balance of the notes untendered, $2.5 million, has been assumed by the Company. Interest on the notes is payable semi-annually in May and November. The Company incurred fees of approximately $3.7 million in connection with the tender and consent process which has been recorded as an extraordinary item for the year ended December 31, 1996.

     The A+ Notes may be redeemed at the Company's option after November 1, 2000. The following redemption prices are applicable to any optional redemption of the Notes by the Company during the 12-month period beginning on November 1 of the years indicated below:

                                      YEARS                                  PERCENTAGE
        ------------------------------------------------------------------   ----------
        2000..............................................................     104.5%
        2001..............................................................     103.0%
        2002..............................................................     101.5%
        2003 and thereafter...............................................     100.0%

  Capital Lease Obligations

     In April 1994, the Company entered into a lease agreement (the "Lease Agreement") for additional office space. The Lease Agreement required initial minimum monthly rents of $37,500. In January 1997, the Company acquired additional office space under the Lease Agreement. Initial monthly payments will increase to approximately $68,000 beginning January 1997. The Lease Agreement will continue to be treated as a capital lease for financial reporting purposes. The Lease Agreement continues for an initial period of ten years

                        METROCALL, INC. AND SUBSIDIARIES

6.  LONG-TERM LIABILITIES -- (CONTINUED)
and may be renewed for two additional five-year periods. In connection with the Lease Agreement, the Company entered into an Option and Purchase Agreement (the "Purchase Agreement"), which gives the Company an option to acquire a 51% interest in the property housing the office space, discussed above. The Company may exercise the option from January 2, 1995, through December 31, 1997. At the time the option is exercised, the Company, along with the owners of the remaining 49% interest in the property, will contribute the property to a limited partnership for which the Company will serve as general partner and receive a 51% equity interest. When, if ever, the Company exercises the purchase option to the Purchase Agreement, the purchase price will be approximately $2.9 million.

     On July 1, 1996, the Company entered into a lease agreement for certain computer equipment. The lease agreement requires quarterly rental payments of approximately $115,000 for a period of three years. This lease agreement has been accounted for as a capital lease for financial reporting purposes.

     Aggregate maturities of long-term debt and capital lease obligations as of December 31, 1996, are as follows (in thousands):

                                                                 LONG-TERM    CAPITAL LEASE
                                                                   DEBT        OBLIGATIONS
                                                                 ---------    -------------
        1997..................................................   $    127        $   573
        1998..................................................        131            645
        1999..................................................        136            503
        2000..................................................        141            336
        2001..................................................        146            387
        Thereafter............................................    323,294          1,373
                                                                 ---------    -------------
                                                                 $323,975        $ 3,817
                                                                 ========     ==========

  New Credit Facility

     On September 20, 1996, the Company entered into an agreement to amend and restate the loan agreement governing the Company's existing credit facility. Subject to certain conditions set forth in the new agreement, the Company may borrow up to $350,000,000 under two loan facilities. The first facility ("Facility A") is a $225,000,000 reducing revolving credit facility and the second ("Facility B") is a $125,000,000 reducing credit facility (together Facility A and Facility B are referred to as the "New Credit Facility"). The New Credit Facility has a term of eight years and is secured by substantially all the assets of the Company. Required quarterly principal repayments begin on March 31, 2000 and continue through December 31, 2004. At December 31, 1996, a total of $169,904,000 was outstanding under the New Credit Facility. On January 14, 1997, the Company increased its borrowings outstanding under the New Credit Facility by $10,000,000.

     The New Credit Facility contains various covenants that, among other restrictions, require the Company to maintain certain financial ratios, including total debt to annualized operating cash flow (not to exceed 6.0 to 1.0 from January 1, 1997 to December 31, 1997, and declining thereafter), senior debt to annualized operating cash flow, annualized operating cash flow to pro forma debt service, total sources of cash to total uses of cash, and operating cash flow to interest expense (in each case, as such terms are defined in the agreement relating to the New Credit Facility). The New Credit Facility also requires the Company to raise additional equity (approximately $10,000,000) if its ratio of cash flow to interest expense is less than 2.0 to 1.0 for the quarter ended June 30, 1997. The covenants also limit additional indebtedness and future mergers and acquisitions (other than the pending transaction discussed in Note 14) without the approval of the lenders and restrict the payment of cash dividends and other stockholders distributions by Metrocall during the term of the

                        METROCALL, INC. AND SUBSIDIARIES

6.  LONG-TERM LIABILITIES -- (CONTINUED)
agreement. The New Credit Facility also prohibits certain changes in ownership control of Metrocall, as defined.

     Under the New Credit Facility, the Company may designate all or any portion of the borrowings outstanding as either a floating base rate advance or a Eurodollar rate advance with an applicable margin that ranges from 0.0% to 1.750% for base rate advances and 0.875% to 2.750% for Eurodollar rate advances. The predefined margins will be based upon the level of indebtedness outstanding relative to annualized cash flow, as defined in the agreement relating to the New Credit Facility. Commitment fees of 0.25% to 0.375% per year (depending on the level of Metrocall's indebtedness outstanding to annualized cash flow) will be charged on the average unused balance and will be charged to interest expense as incurred. Pursuant to the terms of the New Credit Facility, Metrocall must obtain and maintain interest rate protection on at least 50% of Metrocall's outstanding debt; all fixed rate debt, including the 10 3/8% Senior Subordinated Notes due 2007, will count against this requirement. At December 31, 1996, the obligation to obtain interest rate protection had not commenced and accordingly the Company had not entered into any interest rate protection agreements.

     The Company incurred loan origination fees and direct financing costs in connection with the New Credit Facility of approximately $4.5 million which will be amortized and charged to interest expense over the term of the New Credit Facility.

     The weighted-average balances outstanding under all credit facilities outstanding for the years ended December 31, 1994, 1995 and 1996, were approximately $35,818,000, $108,222,000 and $39,902,000, respectively. The highest outstanding borrowings under these facilities for the years ended December 31, 1994, 1995 and 1996, were approximately $100,320,000, $113,320,000 and $169,904,000, respectively. For the years ended December 31, 1994, 1995 and 1996, interest expense relating to these facilities was approximately $3,458,000, $7,630,000 and $3,737,000, respectively, at weighted-average interest rates of 9.7%, 7.0% and 9.4%, respectively. The effective interest rates as of December 31, 1995 and 1996 were 8.5% and 8.0%, respectively.

  Former Credit Facility

     On August 31, 1994, the Company entered into a secured credit agreement (the "Agreement," as amended) with a group of lenders (the "Lenders") for $175.0 million, consisting of a seven-year $100.0 million reducing revolver and a seven-year $75.0 million revolving credit and term loan (collectively, the "Facility"). Borrowings under the Facility were used to refinance existing indebtedness (under its former credit agreement, discussed below) and finance the acquisitions of FirstPAGE and MetroPaging (see Note 3), as well as capital expenditures and general corporate requirements. On September 20, 1996, the Company amended and restated the Agreement with an agreement for the New Credit Facility discussed above.

     Upon completion of the Notes offering, discussed above, the Company repaid all amounts outstanding under the Facility and terminated the interest rate swap agreements. Accordingly, upon repayment, the Company recorded an extraordinary charge to write-off then existing unamortized debt financing costs of $2.7 million in the year ended December 31, 1995. The Company also incurred breakage fees of approximately $1.7 million associated with the termination of the interest rate swap agreements which have been recorded as interest and other income (expense) in the 1995 consolidated statement of operations.

  Prior Credit Facility

     In November 1993, the Company entered into a revolving credit agreement ("Credit Facility") with a group of banks. The Credit Facility provided for an $85.0 million secured seven-year revolving credit facility.

                        METROCALL, INC. AND SUBSIDIARIES

6.  LONG-TERM LIABILITIES -- (CONTINUED)
Borrowings under the Credit Facility were used to refinance balances outstanding under a previous credit agreement. On August 31, 1994, the balances outstanding under the Credit Facility ($12.5 million) were refinanced with the Facility discussed above.

     The Company incurred loan origination fees and direct financing costs in connection with the revolving credit agreement. In connection with the repayment of indebtedness outstanding under its then existing credit facility, the Company recognized an extraordinary charge to write-off existing unamortized debt financing costs, net of income tax benefit of $36,000, of approximately $1.3 million in 1994.

  Promissory Note Payable

     The Company assumed indebtedness in the A+ Network merger of approximately $627,000. The promissory note is payable as consideration for an acquisition completed by A+ Network in May 1996. The promissory note bears interest at 7.5% with monthly principal and interest payments of $8,333 through June 2005.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of the Company's financial instruments are as follows (in thousands).

                                                DECEMBER 31, 1995       DECEMBER 31, 1996
                                               --------------------    --------------------
                                               CARRYING      FAIR      CARRYING      FAIR
                                                AMOUNT      VALUE       AMOUNT      VALUE
                                               --------    --------    --------    --------
        10 3/8% Senior Subordinated Notes
          due 2007..........................   $150,000    $159,773    $150,000    $127,500
        11 7/8% Senior Subordinated Notes
          due 2005..........................         --          --       2,534       2,331
        Industrial development revenue
          note..............................      1,026       1,093         914         780
        Promissory note payable.............         --          --         623         565

     The carrying amounts reported in the Company's consolidated balance sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair values due to the short maturity of those instruments. The fair value of the senior subordinated notes is based on market quotes as of the dates indicated. The fair value of the industrial development revenue note and the promissory note payable is based on the Company's incremental borrowing rate.

8.  STOCK AND STOCK RIGHTS

     The authorized capital stock of Metrocall consists of 33,500,000 shares of common stock, par value $0.01 per share ("Metrocall Common Stock" or "Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), of which 810,000 shares have been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock"), 9,000 shares will be designated Series B Convertible Preferred Stock ("Series B Preferred Stock") and 4,000 shares will be designated as Common Stock Equivalent Preferred Stock ("CSE Preferred Stock").

  Common Stock

     On September 27, 1995, the Company completed a secondary public offering of
4.0 million shares of the Company's Common Stock (the "Secondary Offering"), at $28.25 per share. After underwriting discounts, commissions and other professional fees, net proceeds from the Secondary Offering were approximately $107.0 million.

                        METROCALL, INC. AND SUBSIDIARIES

8.  STOCK AND STOCK RIGHTS -- (CONTINUED)
     At the Company's annual meeting of the Company's stockholders in May 1996, the Company's stockholders approved an increase in the authorized number of shares of Common Stock from 20,000,000 to 26,000,000. Additionally, at a special meeting of the Company's stockholders in November 1996, the stockholders increased the authorized number of shares of Common Stock from 26,000,000 to 33,500,000. The Company intends to seek approval from its stockholders at its annual meeting in May 1997 to increase the number of authorized shares of Common Stock to 60,000,000.


     Because the Company holds licenses from the FCC, no more than 20 percent of the Company's Common Stock may, in the aggregate, be owned directly or voted by a foreign government, a foreign corporation, or resident of a foreign country. The Company's amended and restated certificate of incorporation permits the redemption of the Company's Common Stock from stockholders, where necessary, to protect the Company's regulatory licenses. Such stock may be redeemed at fair market value or if the stock was purchased within one year of such redemption, at the lesser of fair market value or such holder's purchase price.


  Series A Preferred Stock

     The Board of Directors has designated 810,000 shares of Preferred Stock as Series A Preferred Stock. On November 15, 1996, the Company issued 159,600 shares of Series A Preferred Stock, together with the warrants discussed below, for $250 per share or $39.9 million. The Company incurred fees of approximately $1.6 million. Net proceeds from the Series A Preferred Stock ($38.3 million) were used to reduce outstanding bank indebtedness ($25 million) and to fund existing working capital requirements ($13.3 million). Each share of Series A Preferred Stock has a stated value of $250 per share and has a liquidation preference over shares of the Company's Common Stock equal to the stated value. The Series A Preferred Stock carries a dividend of 14% of the stated value per year, payable semiannually in cash or in additional shares of Series A Preferred Stock, at the Company's option. Upon the occurrence of a triggering event, as defined in the certificate of designation for Series A Preferred Stock, and so long as the triggering event continues, the dividend rate increases to 16% per year. Triggering events include, among other things, (i) the failure of the stockholders of Metrocall to approve an increase in the number of authorized shares of Common Stock to at least 50,000,000 on or prior to June 1, 1997, (ii) the Company issues or incurs indebtedness or equity securities senior with respect to payment of dividends or distributions on liquidation or redemption to the Series A Preferred Stock in violation of limitations set forth in the certificate of designation, and (iii) default on the payment of indebtedness in an amount of $5,000,000 or more. So long as a triggering event described in (i) above is continuing, dividends must be paid in cash to the extent permitted by the terms of agreements relating to the Company's debt. At December 31, 1996, accrued but unpaid dividends were approximately $698,000.

     Holders of Series A Preferred Stock have the right, beginning five years from the date of issuance, to convert their Series A Preferred Stock (including shares issued as dividends) into shares of Metrocall Common Stock based on the market price of the Common Stock at the time of conversion. Series A Preferred Stock may, at the holders' option, be converted sooner upon a change of control of Metrocall, as defined in the certificate of designation. The Series A Preferred Stock must be redeemed on November 15, 2008, for an amount equal to the stated value plus accrued and unpaid dividends.

     The Series A Preferred Stock may be redeemed by the Company in whole or in part (subject to certain minimums) beginning November 15, 1999. Prior to then, the Series A Preferred Stock may be redeemed by the Company in whole in connection with a sale of the Company (as described in the Series A Preferred Stock certificate of designation) unless the holders have exercised their rights to convert to Metrocall Common Stock in connection with the transaction. The redemption price prior to November 15, 2001, is equal to the stated value of the shares of Series A Preferred Stock, plus accrued and unpaid dividends, and a redemption

                        METROCALL, INC. AND SUBSIDIARIES

8.  STOCK AND STOCK RIGHTS -- (CONTINUED)
premium, as defined. After November 15, 2001, the Series A Preferred Stock may be redeemed for the stated value of $250 per share, without premium.

     Holders of Series A Preferred Stock have the right to elect two members to the Company's Board of Directors. If a triggering event has occurred and is continuing, the holders of Series A Preferred Stock have the right to elect additional directors so that directors elected by such holders shall constitute no less than 40% of the members of the Board of Directors. The Company is required to obtain the approval of the holders of not less than 75% of the Series A Preferred Stock before undertaking (i) any changes in the Metrocall Certificate of Incorporation and Bylaws that adversely affect the rights of holders of the Series A Preferred Stock, (ii) a liquidation, winding up or dissolution of the Company or the purchase of shares of capital stock of Metrocall from holders of over 5% of the issued and outstanding voting securities, (iii) any payment of dividends on or redemption of Metrocall Common Stock; or (iv) issuance of any additional shares of Series A Preferred Stock (except in payment of dividends) or any shares of capital stock having preferences on liquidation or dividends ranking equally to the Series A Preferred Stock. The Company is also required to obtain approval of holders of not less than a majority of the issued and outstanding Series A Preferred Stock before undertaking (i) any acquisition involving consideration having a value equal to or greater than 50% of the market capitalization of the Company or (ii) any sale of the Company unless Metrocall redeems the Series A Preferred Stock.

  Series B Preferred Stock

     In connection with the Page America transaction (see Note 14), the Board of Directors has authorized the designation of 9,000 shares of Preferred Stock as Series B Preferred Stock. Each share of Series B Preferred Stock will have a stated value of $10,000 per share and a liquidation preference, which is junior to the Series A Preferred Stock but senior to the shares of Metrocall Common Stock, equal to its stated value. The Series B Preferred Stock will carry a dividend of 14% of the stated value per year, payable semiannually in cash or in additional shares of Series B Preferred Stock, at the Company's option. The Company has agreed to issue 1,500 shares of Series B Preferred Stock pursuant to the Amended Page America Agreement (see Note 14).

     Subject to the approval of the conversion rights by holders of the Metrocall Common Stock, beginning on September 1, 1997, and quarterly thereafter, the holders of Series B Preferred Stock will have the right to convert up to 25% of the number of Series B Preferred Stock initially issued (plus shares of Series B Preferred Stock issued as dividends on such shares, and as dividends on such dividends) into shares of Metrocall Common Stock at the current market value of the Common Stock, as defined.

     The Series B Preferred Stock must be redeemed on the twelfth anniversary of the initial issuance for an amount equal to the stated value, plus accrued and unpaid dividends. The Series B Preferred Stock may also be redeemed by the Company in whole or in part at any time for an amount equal to the stated value of the sales to be redeemed plus accrued and unpaid dividends. If Metrocall elects to redeem Series B Preferred Stock, the holders thereof will have the right to convert any Series B Preferred stock that was then convertible into Metrocall Common Stock within 15 business days after receipt of notice of redemption.

     The Company is required to obtain the approval of holders of a majority of the issued and outstanding Series B Preferred Stock before undertaking (i) any changes in the Metrocall Certificate of Incorporation and Bylaws that adversely affect the rights of the holders of Series B Preferred Stock and (ii) any changes in the Series B Certificate of Designation. The Series B Preferred Stock also contains restrictions on the ability of Metrocall to incur any debt or issue securities (other than the Series A Preferred Stock) that are senior to the Series B Preferred Stock.

                        METROCALL, INC. AND SUBSIDIARIES

8.  STOCK AND STOCK RIGHTS -- (CONTINUED)
  Common Stock Equivalent Preferred Stock

     In connection with the Page America transaction (see Note 14), the Board of Directors has authorized the designation of 4,000 shares of Preferred Stock as Common Stock Equivalent Preferred Stock. Pursuant to the Amended Page America Agreement (see Note 14), Page America may receive CSE Preferred Stock. Each share of CSE Preferred Stock will equal .001 shares of a series of preferred stock. Each share of CSE Preferred Stock will have one vote per share on all matters submitted to a vote of holders of Metrocall Common Stock, will be entitled to receive a dividend equal to any dividend declared and paid with respect to the Metrocall Common Stock, will have a liquidation preference equal to that of the Metrocall Common Stock and will be automatically converted into Metrocall Common Stock when sufficient shares have been approved by the Company's stockholders. In the event sufficient shares of Metrocall Common Stock are not available and the Company's stockholders have not approved an increase in the authorized number of shares of Metrocall Common Stock to 60,000,000 by June 1, 1997, the CSE Preferred Stock will be automatically converted into that number of shares of Series B Preferred Stock equal to the total share value of the CSE Preferred Stock (as of the closing of the Page America transaction) divided by $10,000.

  Warrants

     In connection with the issuance of the Series A Preferred Stock, discussed above, the Company issued on November 15, 1996, warrants to purchase Metrocall Common Stock. Each warrant represents the right of the holder to purchase 18.266 shares of Metrocall Common Stock or an aggregate of 2,915,254 shares of Metrocall Common Stock. The exercise price per share is $7.40. The warrants expire November 15, 2001.

     The total value allocated to the warrants for financial reporting purposes, $7.9 million or $2.70 per share, will be accreted over the term of the Series A Preferred Stock as preferred dividends.

  Variable Common Rights

     As part of the merger consideration, stockholders of A+ Network received VCRs equal to the number of shares of Metrocall Common Stock they received in the merger. Each VCR entitles the holder to receive a payment of up to $5.00 in either the Company's Common Stock or cash, at the Company's option, if the market value, as defined, of the Company's Common Stock at November 15, 1997, is less than a specified target price. The target price will be adjusted downward, but not upward, based on changes in an index composed of the average closing bid prices of three other companies in the paging industry since the announcement of the merger. If changes in the index cause the target price to be lower than a floor price of $16.10 (which is not indexed and therefore not adjusted downward), the VCR payment will be zero without regard to the trading value of the Company's Common Stock. At November 15, 1996, the date the merger was completed, the target price was estimated to be approximately $5.97 per share. For financial reporting purposes, no value has been assigned to the VCRs. As of December 31, 1996, the target price was below the fixed floor price of $16.10 per share.

  Stock Option Plans

     In 1993, the Company adopted a Stock Option Plan (the "1993 Plan"). Under the 1993 Plan, as amended, options to purchase up to an aggregate of 975,000 shares of Common Stock were reserved for grants to key employees of the Company. The 1993 Plan limits the maximum number of shares that may be granted to any person eligible under the 1993 Plan to 325,000. All options have been issued with exercise prices equal to the fair market value at date of grant. All options granted under the 1993 Plan become fully vested and exercisable on the second anniversary of the date of grant. Each option granted under the 1993 Plan will terminate no later than ten years after the date the option was granted. Effective with the approval of the

                        METROCALL, INC. AND SUBSIDIARIES

8.  STOCK AND STOCK RIGHTS -- (CONTINUED)
Metrocall 1996 Stock Option Plan in May 1996, discussed below, no additional options will be granted under the 1993 Plan.

     In 1993, the Company also adopted a Directors Stock Option Plan (the "Directors Plan"). Under the Directors Plan, options to purchase up to an aggregate of 25,000 shares of Common Stock are available for grants to directors of the Company who are neither officers nor employees of the Company ("Eligible Director"). Options issued under the Directors Plan vest fully on the six-month anniversary of the date of grant. Each Eligible Director was also granted an option to purchase 1,000 shares of Common Stock on the first and second anniversaries of the grant date of the initial option if the director continues to be an Eligible Director on each of such anniversary dates.

     In May 1996, the Company's stockholders approved the Metrocall 1996 Stock Option Plan (as amended, the "1996 Plan") an amendment to which was approved by the stockholders in November 1996. Under the 1996 Plan, options to purchase up to an aggregate of 2,000,000 shares of Common Stock were reserved for grant to key employees, officers and nonemployee directors who have never been employed by the Company ("Qualified Director"). The 1996 Plan limits the maximum number of shares that may be granted to any person eligible under the 1996 Plan to 750,000. If any option granted under the 1996 Plan expires or terminates prior to exercise in full, the shares subject to that option shall be available for future grants under the 1996 Plan. All employees of the Company and Qualified Directors of the Company are eligible to participate in the 1996 Plan. Each option granted under the 1996 Plan will terminate no later than ten years after the date the option was granted.

     Under the 1996 Plan, both incentive stock options and nonstatutory stock options are available for employees. For incentive stock options, the option price shall not be less than the fair market value of a share of Metrocall Common Stock on the date the option is granted. For nonstatutory options, the option price shall not be less than the par value of Metrocall Common Stock. All options granted to Qualified Directors shall be nonstatutory options. Upon approval of the 1996 Plan, each Qualified Director was granted an initial option to purchase 10,000 shares of Metrocall Common Stock. Thereafter, every Qualified Director will be granted an initial option to purchase 10,000 shares of Metrocall Common Stock at the time the Qualified Director commences service on the board of directors. Subsequently, each Qualified Director who received an initial grant of an option shall receive an additional option to purchase 1,000 shares of Metrocall Common Stock on each anniversary of the initial option, provided that the director continues to be a Qualified Director on each anniversary date. Options granted to Qualified Directors shall become fully vested six months after the date of grant. The exercise price for options granted to Qualified Directors shall be the fair market value of Metrocall Common Stock on the date the option is granted or the date of shareholder approval of the 1996 Plan, if later.

     In connection with the merger of Metrocall and FirstPAGE, Metrocall exchanged options to purchase 47,387 shares of Metrocall Common Stock with former FirstPAGE option holders. These options are fully vested and exercisable and have an exercise price of approximately $1.04 per common share. Of the total options exchanged, 23,219 were unexercised at December 31, 1996.

     In connection with the merger of Metrocall and A+ Network, Metrocall exchanged options to purchase shares of Metrocall Common Stock with former A+ Network option holders. These options are fully vested and exercisable and have an exercise price of approximately $6.04 per common share. Of the total options exchanged, none had been exercised through December 31, 1996.

                        METROCALL, INC. AND SUBSIDIARIES

8.  STOCK AND STOCK RIGHTS -- (CONTINUED)
     Pursuant to the stock option plans discussed above, the Board of Directors has approved the issuances of the following Common Stock options.

                                      WEIGHTED-                     WEIGHTED-                     WEIGHTED-
                                       AVERAGE                       AVERAGE                       AVERAGE
YEAR ENDED DECEMBER                   EXERCISE                      EXERCISE                      EXERCISE
31,                       1994          PRICE           1995          PRICE           1996          PRICE
-------------------   -------------   ---------    --------------   ---------    --------------   ---------
Outstanding,
  beginning of
  period...........         316,500    $ 19.47            529,387    $ 15.75            798,958    $ 17.75
Granted............         170,500      13.05            303,500      20.24            656,216      17.70
Canceled...........          (5,000)     19.50            (12,500)     20.10           (172,337)     18.11
Issued in FirstPAGE
  merger...........          47,387       1.04                 --         --                 --         --
Issued in A+
  Network merger...              --         --                 --         --            468,904       6.04
Exercised..........              --         --            (21,429)      2.21             (4,739)      1.04
                      -------------   ---------    --------------   ---------    --------------   ---------
Outstanding, end of
  period...........         529,387    $ 15.75            798,958    $ 17.75          1,747,002    $  8.18
                       ============    =======      =============    =======      =============    =======
Options
  exercisable......          50,387                       339,958                       966,417
Option price
  range -- options
  outstanding......   $1.035-$19.50                $1.035-$22.125                $1.035-$22.125
Option price
  range -- options
  exercisable......   $1.035-$18.25                $ 1.035-$19.50                $1.035-$22.125

     On September 18, 1996 the Compensation Committee of the Board of Directors approved a change in the exercise price for substantially all outstanding Common Stock options for current employees and officers. The new exercise price was $7.94 per share, the fair market value on the date of the change. On February 5, 1997, the Compensation Committee of the Board of Directors approved a change in the exercise price for substantially all outstanding options for current employees, officers and directors. The new exercise price was $6.00 per share, the fair market value on the date of the change. Repricing of options for nonemployee directors is subject to stockholder approval.

  Employee Stock Purchase Plan

     In May 1996, the Company's stockholders approved the Metrocall, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). Substantially all full-time employees are eligible to participate in the Stock Purchase Plan. Participants in the Stock Purchase Plan may elect to purchase shares of Metrocall Common Stock at the lesser of 85% of the fair market value on either the first or last trading day of each payroll deduction period. No employee may purchase in one calendar year shares of Common Stock having an aggregate fair market value in excess of $25,000. Total shares authorized for issuance under the Stock Purchase Plan are 300,000. In July 1996, 11,942 shares were issued under the Stock Purchase Plan for $9.24 per share. At December 31, 1996, 35,203 shares were due to participants in the Stock Purchase Plan at a price of $4.14 per share. The weighted-average fair value of shares sold in 1996 was $6.56 per share.

  SFAS No. 123, "Accounting for Stock-Based Compensation"

     The Company applies APB Opinion No. 25 and related Interpretations in accounting for its stock option and stock purchase plans. Since the Company has granted options to acquire Common Stock at an exercise

                        METROCALL, INC. AND SUBSIDIARIES

8.  STOCK AND STOCK RIGHTS -- (CONTINUED)
price equal to the fair value of the Common Stock on the date of grant, no compensation cost has been recognized for its stock option and stock purchase plans other than for approximately $285,000 of compensation expense recognized in 1995 upon amending option agreements with certain former employees (see Note
5). Had compensation cost for the Company's stock-based compensation plans been determined for 1995 and 1996 grants using the fair value at the grant dates for awards under those plans consistent with the method of SFAS Statement No. 123, the Company's loss and loss per share information would have been increased to the pro forma amounts indicated below.

                                                                            1995        1996
                                                                          --------    --------
    Loss before extraordinary item attributable to         As reported    $(17,407)   $(46,235)
      common stockholders...............................   Pro forma       (17,779)    (49,589)
    Loss attributable to common stockholders............   As reported     (20,102)    (49,910)
                                                           Pro forma       (20,474)    (53,264)
    Loss per share before extraordinary item               As reported       (1.49)      (2.84)
      attributable to common stockholders...............   Pro forma         (1.52)      (3.05)
    Loss per share attributable to common                  As reported       (1.72)      (3.07)
      stockholders......................................   Pro forma         (1.75)      (3.28)

     Because the Statement No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     The weighted-average fair value of options granted in 1995 and 1996 was $7.34 and $5.89, respectively, after the effect of repricing discussed above. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1995 and 1996: risk free rate of 6.43%, expected lives of ten years and expected volatility of 60.6%.

9.  COMMITMENTS AND CONTINGENCIES

  Legal and Regulatory Matters

     The Company is subject to certain legal and regulatory matters in the normal course of business. In the opinion of management, the outcome of such assertions will not have a material adverse effect on the financial position or the results of the operations of the Company.

     In April 1996, the Company entered into an agreement to purchase certain of the assets of Source One Wireless, Inc. ("Source One") and placed $1 million cash in escrow. On June 26, 1996, the Company advised Source One that Source One had failed to meet certain conditions to completion of the transaction and terminated the agreement. On September 20, 1996, Source One filed an action in the Circuit Court of Cook County, Illinois, claiming that the Company had breached the agreement and seeking specific performance of the purchase agreement or unspecified damages in excess of $80 million. The Company intends to vigorously defend the claims in this action and believes it has meritorious defenses to this action.

     The Company has received communications from a seller in connection with an acquisition that occurred in 1994 asserting damages resulting from alleged misrepresentations in connection with the acquisition. The seller, who received shares of the Company's Common Stock as acquisition consideration, is seeking to receive additional shares of Common Stock and participation on the Company's board of directors, among other requests. To date, no claim has been filed; however, if necessary, management will vigorously defend any legal actions that might arise from such assertions.

                        METROCALL, INC. AND SUBSIDIARIES

9.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
  Leases

     The Company has various leasing arrangements (as lessee) for office space and communications equipment sites. Rental expense related to operating leases was approximately $2,627,000, $4,818,000, and $8,612,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Minimum rental payments as of December 31, 1996, required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):

        1997...............................................................   $11,867
        1998...............................................................     9,456
        1999...............................................................     6,364
        2000...............................................................     4,286
        2001...............................................................     2,431
        Thereafter.........................................................     4,347
                                                                              -------
                                                                              $38,751
                                                                              =======

     Rent expense for lease agreements between the Company and related parties for office space, tower sites and transmission systems, excluding consolidated entities, was approximately $215,000, $359,000 and $334,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     The Company leases office and warehouse space from a company owned by a director of the Company. The annual rental commitment under these leases, which expire in 1998, is approximately $520,000. The Company believes the terms of these leases are at least as favorable as those that could be obtained from a non-affiliated party.

  Profit Sharing Plan and Retirement Benefits

     In 1995, the Company adopted the Metrocall, Inc. Savings and Retirement Plan (the "Plan") a combination employee savings plan and discretionary profit-sharing plan that covers substantially all full-time employees. The Plan qualifies under section 401(k) of the Internal Revenue Code (the "IRC"). Under the Plan, participating employees may elect to voluntarily contribute on a pretax basis between 1% and 15% of their salary up to the annual maximum established by the IRC. The Company has agreed to match 25% of the employee's contribution, up to 3% of each participant's gross salary. Contributions made by the Company vest 20% per year beginning on the second anniversary of the participant's employment. Profit sharing contributions are discretionary. The Company's expense for contributions under this Plan and the Company's previous profit sharing plan, recorded in the accompanying consolidated statements of operations were $200,000, $93,000, and $112,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

10.  EQUITY INVESTMENT

     The Company acquired a 33 1/3% interest in Solo America, a national sales and marketing distribution company. In its relationship with Solo America, the Company has agreed to advance $1 million to Solo America, payable in three installments, in exchange for Solo America's efforts to market the Company's paging products and services. Through December 31, 1996, the Company has made equity installments totaling $666,666. The Company recorded a charge of approximately $207,000 to recognize the Company's share of Solo America's net loss in the year ended December 31, 1996. The Company has recorded a further reserve against the investment in Solo America at December 31, 1996 of approximately $238,000.

                        METROCALL, INC. AND SUBSIDIARIES

11.  INCOME TAXES

     As of December 31, 1996, the Company had net operating loss and investment tax credit carryforwards of approximately $122.8 million and $1.1 million, respectively, which expire in the years 1999 through 2011. The benefits of these carryforwards may be limited in the future due to significant changes in the ownership of the Company. Net operating loss carryforwards may be used to offset up to 90 percent of the Company's alternative minimum taxable income. The provision for alternative minimum tax will be allowed as a credit carryover against regular tax in the future in the event regular tax exceeds alternative minimum tax expense. To the extent that acquired net operating losses are utilized in future periods, the benefit will first be recognized to reduce acquired intangible assets before reducing the provision for income taxes.

     Under the provisions of SFAS No. 109, the tax effect of the net operating loss and investment tax credit carryforwards, together with net temporary differences, represents a net deferred tax asset for which management has reserved 100% due to the uncertainty of future taxable income. These carryforwards will be benefited for financial reporting purposes when utilized to offset future taxable income.

     The components of net deferred tax assets (liabilities) were as follows as of December 31, 1995 and 1996 (in thousands):

                                                                       DECEMBER 31,
                                                                   --------------------
                                                                     1995        1996
                                                                   --------    --------
        Deferred tax assets:
             Allowance for doubtful accounts....................   $    386    $    502
             Management reorganization..........................        590         217
             New pagers on hand.................................        633         971
             Intangibles........................................         --       2,182
             Other..............................................        572         887
             Net operating loss carryforwards...................     27,055      48,979
                                                                   --------    --------
                  Total deferred tax assets.....................     29,236      53,738
                                                                   ========    ========
        Deferred tax liabilities:
             Basis differences attributable to purchase
               accounting.......................................    (11,814)    (76,687)
             Depreciation and amortization expense..............     (5,288)     (9,449)
             Other..............................................       (388)       (143)
                                                                   --------    --------
                  Total deferred tax liabilities................    (17,490)    (86,279)
                                                                   ========    ========
        Net deferred tax asset (liability)......................     11,746     (32,541)
        Less: Valuation allowance...............................    (23,560)    (44,146)
                                                                   --------    --------
                                                                   $(11,814)   $(76,687)
                                                                   ========    ========

                        METROCALL, INC. AND SUBSIDIARIES

11.  INCOME TAXES -- (CONTINUED)
     The income tax benefit for the years ended December 31, 1994, 1995 and 1996, is primarily the result of the amortization of the basis differences attributable to purchase accounting and is composed of the following (in thousands):

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                                  ----------------------
                                                                  1994    1995     1996
                                                                  ----    ----    ------
        Income tax (provision) benefit
             Current --
                  Federal......................................   $(35)   $(36)   $   --
                  State........................................    (13)    (55)     (447)
             Deferred..........................................    200     686     1,468
                                                                  ----    ----    ------
                                                                  $152    $595    $1,021
                                                                  ====    ====    ======

     The benefit for income taxes for the years ended December 31, 1994, 1995 and 1996, results in effective rates that differ from the Federal statutory rate as follows:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                                  -----------------------
                                                                  1994     1995     1996
                                                                  -----    -----    -----
        Statutory Federal income tax rate......................    35.0%    35.0%    35.0%
        Effect of graduated rates..............................    (1.0)    (1.0)    (1.0)
        State income taxes, net of Federal tax benefit.........     2.8      2.8      4.6
        Net operating losses for which no tax benefit is
          currently available..................................   (12.5)   (30.6)   (24.6)
        Permanent differences..................................   (12.1)    (2.6)   (11.8)
                                                                  -----    -----    -----
                                                                   12.2%     3.6%     2.2%
                                                                  =====    =====    =====

12.  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     The Company made cash payments for interest of $2,576,000, $9,538,000 and $19,082,000 for the years ended December 31, 1994, 1995 and 1996, respectively. The Company made cash payments for income taxes of $48,000, $55,000 and $264,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

     A capital lease obligation of $3.2 million was incurred when the Company entered into a lease for new office space in 1994 (see Note 6). In 1996, the Company executed a lease agreement for computer equipment which is treated as a capital lease obligation for financial reporting purposes of $1.1 million.

                        METROCALL, INC. AND SUBSIDIARIES

13.  INTERIM FINANCIAL DATA (UNAUDITED)

     The following table of quarterly financial data has been prepared from the financial records of the Company, without audit, and reflects all adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods presented:

                                          MARCH 31               JUNE 30             SEPTEMBER 30            DECEMBER 31
                                     ------------------    -------------------    -------------------    --------------------
                                      1995       1996       1995        1996       1995        1996        1995        1996
                                     -------    -------    -------    --------    -------    --------    --------    --------
Revenues..........................   $25,796    $29,939    $27,640    $ 32,048    $27,978    $ 36,622    $ 29,445    $ 51,348
Income (loss) from operations.....       766     (4,770)       612      (8,093)      (721)     (7,118)     (6,440)     (5,464)
Loss before extraordinary item
  attributable to common
  stockholders....................    (1,690)    (7,689)    (2,038)    (10,955)    (3,370)    (14,315)    (10,309)    (13,276)
Loss attributable to common
  stockholders....................    (1,690)    (7,689)    (2,038)    (10,955)    (3,370)    (14,315)    (13,004)    (16,951)
Loss per share before
  extraordinary item attributable
  to common stockholders..........     (0.16)     (0.53)     (0.19)      (0.75)     (0.31)      (0.94)      (0.71)      (0.65)
Loss per share attributable to
  common
  stockholders....................     (0.16)     (0.53)     (0.19)      (0.75)     (0.31)      (0.94)      (0.89)      (0.83)

     The sum of the per share amounts may not equal the annual amounts because of the changes in the weighted-average number of shares outstanding during the year. The loss from operations in the quarter ended December 31, 1995, includes a charge of $2,050,000 for management reorganization charge described in Note 5. Net loss for the three months ended December 31, 1995 and 1996, includes charges for extraordinary items, net of applicable tax benefit, if any, for the write-off of deferred financing costs of $2,695,000 ($0.23 per share) and costs associated with the repurchase of the A+ Notes of $3,675,000 ($0.23 per share), respectively, discussed in Note 6.

14.  PENDING ACQUISITION

     On April 22, 1996, the Company signed a definitive acquisition agreement (the "Page America Agreement") with Page America Group, Inc. of Hackensack, New Jersey ("Page America"). The Page America Agreement was subsequently amended on January 30, 1997 (the "Amended Page America Agreement"). Pursuant to the Amended Page America Agreement, as subsequently modified, (i) Metrocall will acquire substantially all of the assets and assume substantially all of Page America's accounts payable and certain obligations under various office and equipment leases and (ii) Page America will receive (a) $25 million in cash subject to reduction for amounts payable for pagers provided by the Company, (b)1,500 shares of Series B Preferred Stock with a stated value of $15 million, (c) 762,960 shares of the Company's Common Stock and (d) additional shares of the Company's Common Stock or other equity securities (CSE Preferred Stock, see Note
8) having a value equal to $15 million, subject to adjustment based on certain changes in Page America's working capital and service revenues. Consummation of the Page America acquisition is subject to a number of conditions including, but not limited to, receipt of all necessary regulatory approvals and approval by the Page America stockholders. There can be no assurance that such approvals will be obtained. The pending transaction, if consummated, will be accounted for as a purchase.

                        METROCALL, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)


                                                                                                 JUNE 30,
                                                                                                   1997
                                                                                DECEMBER 31,    -----------
                                                                                    1996
                                                                                ------------    (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................................................     $ 10,917       $  20,749
  Accounts receivable, less allowance for doubtful accounts of $2,961 as of
    December 31, 1996 and $3,031 as of June 30, 1997.........................       18,223          24,041
  Prepaid expenses and other current assets..................................        5,681           7,396
                                                                                  --------        --------
         Total current assets................................................       34,821          52,186
                                                                                  --------        --------
PROPERTY AND EQUIPMENT:
  Land, buildings and leasehold improvements.................................       12,694          15,799
  Furniture, office equipment and vehicles...................................       29,742          36,279
  Paging and plant equipment.................................................      188,236         195,369
  Less -- Accumulated depreciation and amortization..........................      (77,260)        (95,616)
                                                                                  --------        --------
                                                                                   153,412         151,831
                                                                                  --------        --------
INTANGIBLE ASSETS, net of accumulated amortization of approximately $20,926
  as of December 31, 1996 and $38,258 as of June 30, 1997....................      452,639         440,356
OTHER ASSETS.................................................................        3,023           2,355
                                                                                  --------        --------
TOTAL ASSETS.................................................................     $643,895       $ 646,728
                                                                                  ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt.......................................     $    700       $     965
  Accounts payable...........................................................       17,194          20,246
  Accrued expenses and other current liabilities.............................       18,940          18,693
  Deferred revenues and subscriber deposits..................................        5,254           6,457
                                                                                  --------        --------
         Total current liabilities...........................................       42,088          46,361
                                                                                  --------        --------
CAPITAL LEASE OBLIGATIONS, net of current portion............................        3,244           4,717
CREDIT FACILITY AND OTHER LONG-TERM DEBT, less current maturities............      171,314         191,037
SENIOR SUBORDINATED NOTES, due 2005 and 2007.................................      152,534         152,534
DEFERRED INCOME TAX LIABILITY................................................       76,687          75,249
MINORITY INTEREST IN PARTNERSHIP.............................................          499             511
                                                                                  --------        --------
         Total liabilities...................................................      446,366         470,409
                                                                                  --------        --------
SERIES A CONVERTIBLE PREFERRED STOCK, 14% cumulative; par value $.01 per share; 810,000 shares authorized; 159,600 shares and 170,772 shares issued and outstanding as of December 31, 1996 and June 30, 1997, and a liquidation preference of $40,598 and $43,440 at December 31, 1996 and June
  30, 1997, respectively.....................................................       31,231          34,401
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.01 per share; authorized 1,000,000 shares;
    none issued and outstanding..............................................           --              --
  Common stock, par value $.01 per share; authorized 60,000,000 shares;
    24,521,135 and 25,074,001 shares issued and outstanding as of December
    31, 1996 and June 30, 1997, respectively.................................          245             251
  Additional paid-in capital.................................................      262,827         265,662
  Accumulated deficit........................................................      (96,774)       (123,995)
                                                                                  --------        --------
         Total stockholders' equity..........................................      166,298         141,918
                                                                                  --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................................     $643,895       $ 646,728
                                                                                  ========        ========


           See notes to condensed consolidated financial statements.

                        METROCALL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                           THREE MONTHS ENDED
                                                                                JUNE 30,
                                                                        ------------------------
                                                                           1996          1997
                                                                        ----------    ----------
                                                                              (UNAUDITED)
REVENUES:
  Service, rent and maintenance revenues.............................   $   25,079    $   60,021
  Product sales......................................................        6,969        10,276
                                                                        ----------    ----------
          Total revenues.............................................       32,048        70,297
  Net book value of products sold....................................       (5,910)       (7,525)
                                                                        ----------    ----------
                                                                            26,138        62,772
                                                                        ----------    ----------
OPERATING EXPENSES:
  Service, rent and maintenance expenses.............................        8,305        18,189
  Selling and marketing..............................................        5,399        13,001
  General and administrative.........................................        6,920        14,693
  Depreciation and amortization......................................       13,607        22,831
                                                                        ----------    ----------
                                                                            34,231        68,714
                                                                        ----------    ----------
          Loss from operations.......................................       (8,093)       (5,942)
INTEREST EXPENSE.....................................................       (4,191)       (7,867)
INTEREST AND OTHER INCOME............................................        1,157           143
                                                                        ----------    ----------
LOSS BEFORE INCOME TAX BENEFIT.......................................      (11,127)      (13,666)
INCOME TAX BENEFIT...................................................          172         1,362
                                                                        ----------    ----------
          Net loss...................................................      (10,955)      (12,304)
PREFERRED DIVIDENDS..................................................           --        (1,609)
                                                                        ----------    ----------
          Loss attributable to common stockholders...................   $  (10,955)   $  (13,913)
                                                                         =========     =========
Loss per share attributable to common stockholders...................   $    (0.75)   $    (0.55)
                                                                         =========     =========
Weighted-average common shares outstanding...........................   14,626,255    25,074,059
                                                                         =========     =========

           See notes to condensed consolidated financial statements.

                                METROCALL, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE INFORMATION)

                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                        ------------------------
                                                                           1996          1997
                                                                        ----------    ----------
                                                                              (UNAUDITED)
REVENUES:
  Service, rent and maintenance revenues.............................   $   48,829    $  118,537
  Product sales......................................................       13,158        18,513
                                                                        ----------    ----------
          Total revenues.............................................       61,987       137,050
  Net book value of products sold....................................      (10,560)      (13,682)
                                                                        ----------    ----------
                                                                            51,427       123,368
                                                                        ----------    ----------
OPERATING EXPENSES:
  Service, rent and maintenance expenses.............................       16,498        35,440
  Selling and marketing..............................................        9,992        24,913
  General and administrative.........................................       12,702        29,836
  Depreciation and amortization......................................       25,098        43,549
                                                                        ----------    ----------
                                                                            64,290       133,738
                                                                        ----------    ----------
          Loss from operations.......................................      (12,863)      (10,370)
INTEREST EXPENSE.....................................................       (8,401)      (15,907)
INTEREST AND OTHER INCOME............................................        2,511            60
                                                                        ----------    ----------
LOSS BEFORE INCOME TAX BENEFIT.......................................      (18,753)      (26,217)
INCOME TAX BENEFIT...................................................          107         2,165
                                                                        ----------    ----------
          Net loss...................................................      (18,646)      (24,052)
                                                                        ----------    ----------
PREFERRED DIVIDENDS..................................................           --        (3,169)
                                                                        ----------    ----------
          Loss attributable to common stockholders...................   $  (18,646)   $  (27,221)
                                                                         =========     =========
Loss per share attributable to common stockholders...................   $    (1.27)   $    (1.09)
                                                                         =========     =========
Weighted-average common shares outstanding...........................   14,626,255    24,977,724
                                                                         =========     =========

           See notes to condensed consolidated financial statements.

                        METROCALL, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                  COMMON STOCK
                                              --------------------    ADDITIONAL
                                                SHARES        PAR      PAID-IN     ACCUMULATED
                                              OUTSTANDING    VALUE     CAPITAL      DEFICIT       TOTAL
                                              -----------    -----    ---------    ----------    --------
BALANCE, December 31, 1996.................    24,521,135    $ 245    $ 262,827    $  (96,774)   $166,298
Issuance of shares in employee stock
  purchase plan............................        34,770        1          143            --         144
Adjustment to consideration for 1996
  acquisition..............................        21,921       --         (209)           --        (209)
Issuance of common stock in the acquisition
  of Radio and Communications Consultants,
  Inc. and Advanced Cellular Telephone,
  Inc......................................       494,279        5        2,899            --       2,904
Issuance of shares under option
  agreement................................         1,896       --            2            --           2
Preferred dividends........................            --       --           --        (3,169)     (3,169)
Net loss...................................            --       --           --       (24,052)    (24,052)
                                              -----------    -----    ---------    ----------    --------
BALANCE, June 30, 1997 (unaudited).........    25,074,001    $ 251    $ 265,662    $ (123,995)   $141,918
                                                =========     ====     ========     =========    ========

           See notes to condensed consolidated financial statements.

                        METROCALL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                           --------------------
                                                                             1996        1997
                                                                           --------    --------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..............................................................   $(18,646)   $(24,052)
  Adjustments to reconcile net loss to net cash provided by operating
     activities-- Depreciation and amortization.........................     25,098      43,549
     Amortization of debt financing costs...............................        176         498
     Decrease in deferred income taxes..................................       (343)     (2,692)
     Write-off of deferred acquisition costs............................        388          --
     Equity in loss of A+ Network, Inc. ................................        153          --
  Cash provided by (used in) changes in assets and liabilities, net of effect of acquisitions and dispositions:
     Accounts receivable................................................     (1,002)     (6,566)
     Prepaid expenses and other current assets..........................       (113)     (1,016)
     Accounts payable...................................................      8,068       3,196
     Deferred revenues and subscriber deposits..........................        809       1,679
     Other current liabilities..........................................       (665)       (298)
                                                                           --------    --------
          Net cash provided by operating activities.....................     13,923      14,298
                                                                           --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisitions, net of cash acquired......................         --        (798)
  Proceeds from sale of telemessaging operations........................         --      10,300
  Purchases of property and equipment, net..............................    (39,065)    (32,501)
  Additions to intangibles..............................................    (35,265)       (678)
  Equity investment in A+ Network, Inc. ................................    (13,671)         --
  Other.................................................................          3        (297)
                                                                           --------    --------
          Net cash used in investing activities.........................    (87,998)    (23,974)
                                                                           --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..........................................         --      20,000
  Principal payments on long-term debt..................................       (122)       (650)
  Net proceeds from issuance of common stock............................         --         146
  Increase in minority interest in partnership..........................         --          12
                                                                           --------    --------
          Net cash (used in) provided by financing activities...........       (122)     19,508
                                                                           --------    --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS....................    (74,197)      9,832
CASH AND CASH EQUIVALENTS, beginning of period..........................    123,574      10,917
                                                                           --------    --------
CASH AND CASH EQUIVALENTS, end of period................................   $ 49,377    $ 20,749
                                                                           ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash payments for interest............................................   $  7,956    $ 13,024
  Cash payments for income taxes........................................   $    236    $    527

           See notes to condensed consolidated financial statements.

                                METROCALL, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997

1.  ORGANIZATION AND RISK FACTORS

     Metrocall, Inc. ("Metrocall" or the "Company"), provides local, regional and nationwide paging and other wireless messaging services. The Company's selling efforts are concentrated in 32 markets in five operating regions: (i) the Northeast (Massachusetts through Delaware), (ii) the Mid-Atlantic (Maryland, Virginia and the Washington, D. C. metropolitan area), (iii) the Southeast (including Virginia, the Carolinas, Georgia, Florida, Alabama, Louisiana, Mississippi and Tennessee), (iv) the Southwest (primarily Texas) and (v) the West (primarily California, Nevada and Arizona). Through its Nationwide Network, the Company provides coverage to over 1,000 cities representing the top 100 Standard Metropolitan Statistical Areas.

  Risks and Other Important Factors

     The Company sustained net losses of $2.4 million, $20.1 million, $49.1 million, and $24.1 million for each of the years ended December 31, 1994, 1995, 1996 and the six months ended June 30, 1997, respectively. The Company's loss from operations for the six months ended June 30, 1997 was $10.4 million. In addition, at June 30, 1997, the Company had an accumulated deficit of approximately $124.0 million. The Company's losses from operations and its net losses are expected to continue for additional periods in the future. There can be no assurance that the Company's operations will become profitable.

     The Company's operations require the availability of substantial funds to finance the maintenance and growth of its existing paging operations and customer base, development and construction of future wireless communications networks, expansion into new markets, and the acquisition of other wireless communications companies. At June 30, 1997, the Company had incurred approximately $349.3 million in long-term debt and capital leases. Amounts available under the Company's credit facility are subject to certain financial covenants and other restrictions such that as of June 30, 1997, approximately $76.8 million of additional borrowings were available to the Company under its credit facility. On July 1, 1997, the Company incurred additional borrowings of $26.0 million in the Page America transaction discussed in Note 9. The Company's ability to borrow additional amounts in the future is dependent on its ability to comply with the provisions of its credit facility.

     The Company is also subject to certain additional risks and uncertainties including, but not limited to, changes in technology, business integration, competition, regulatory, legal and subscriber turnover.

2.  BASIS OF PRESENTATION

     The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of interim period results. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes, however, that its disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1996 Annual Report on Form 10-K, as amended. The results of operations for the three and six-month periods ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year.

                                METROCALL, INC.

3.  SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue under service, rental and maintenance agreements with customers as the related services are performed. Sales of equipment are recognized upon delivery.

  Cash and Cash Equivalents

     Cash and cash equivalents include short-term, highly liquid investments purchased with original maturities of three months or less.

  Property and Equipment

     Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the following estimated useful lives.

                                                                               YEARS
                                                                               -----
        Buildings and leasehold improvements................................   10-31
        Furniture and office equipment......................................   5-10
        Vehicles............................................................    3-5
        Subscriber paging equipment.........................................    3-5
        Transmission and plant equipment....................................   5-12

     The net book value of lost pagers is charged to depreciation expense. New pagers are depreciated using the half-year convention upon acquisition. Betterments to acquired pagers are charged to depreciation expense.

  Long-Lived Assets

     Long-lived assets and identifiable intangibles to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount should be addressed. Impairment is measured by comparing the book value to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. At June 30, 1997, the market value of the Company's common stock was $4.50 per share and the net book value was $5.66 per share. However, the Company has determined that there has been no permanent impairment in the carrying value of long-lived assets reflected in the accompanying balance sheet.

     Effective July 1, 1996, the Company changed the estimated useful lives of certain intangibles acquired in 1994, including goodwill and regulatory licenses issued by the Federal Communications Commission ("FCC") recorded in the acquisitions of FirstPAGE USA, Inc. and MetroPaging, Inc. from 40 years to 15 years for goodwill and from 40 years to 25 years for FCC licenses. The impact of these changes was to increase amortization expense for the three and six-month periods ended June 30, 1997 by approximately $650,000 and $1.3 million, respectively.

                                METROCALL, INC.

3.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Reclassifications

     Certain amounts in the prior period's consolidated financial statements have been reclassified to conform with the current period's presentation.

4.  LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS

     Loss per share attributable to common stockholders for the three and six-month periods ended June 30, 1996 and 1997, is based upon the weighted-average number of common equivalent shares outstanding during the period. The effect of outstanding options and warrants on loss per share attributable to common stockholders for the three and six-month periods ended June 30, 1996 and 1997, is not included because such options and warrants would be antidilutive.

  New Accounting Pronouncement

     On March 3, 1997, the Financial Accounting Standards Board released Statement No. 128, "Earnings Per Share." Statement 128 requires dual presentation of basic and diluted earnings per share on the face of the income statement for all periods presented. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to Accounting Principles Bulletin No. 15. Statement 128 is effective for reporting periods ending after December 15, 1997, and when adopted, it will require restatement of prior periods' earnings per share.

     Since the effect of outstanding options and warrants is antidilutive, they have been excluded from the Company's computation of net loss per share. Accordingly, management does not believe that Statement 128 will have an impact upon historical net loss per share as reported.

5.  ACQUISITION

     On February 5, 1997, the Company acquired 100% of the outstanding common stock of Radio and Communications Consultants, Inc. and Advanced Cellular Telephone, Inc. (collectively, "RCC") by means of a merger of Metrocall of Shreveport, Inc., a wholly owned subsidiary of Metrocall formed to effect the merger with RCC. The merger was financed through the issuance of 494,279 shares of the Company's common stock, approximately $800,000 in cash and assumed liabilities of approximately $200,000. The Company also recorded a deferred tax liability of approximately $1.3 million in connection with this transaction. The RCC acquisition has been accounted for as a purchase for financial accounting purposes.

6.  STOCK AND STOCK RIGHTS

  Capital Stock

     The authorized capital stock of Metrocall consists of 60,000,000 shares of common stock, par value $.01 per share and 1,000,000 shares of preferred stock, par value $0.01 per share, of which 810,000 shares have been designated as Series A Convertible Preferred Stock and 9,000 shares have been designated Series B Convertible Preferred Stock ("Series B Preferred Stock").

                                METROCALL, INC.

6.  STOCK AND STOCK RIGHTS -- (CONTINUED)
  Series A Preferred

     On November 15, 1996, the Company issued 159,600 shares of Series A Convertible Preferred Stock ("Series A Preferred"), together with warrants, discussed below, for $250 per share or $39.9 million. Each share of Series A Preferred has a stated value of $250 per share and has a liquidation preference over shares of the Company's common stock equal to the stated value. The Series A Preferred carries a dividend of 14% of the stated value per year, payable semiannually on May 15 and November 15 in cash or in additional shares of Series A Preferred, at the Company's option. Preferred dividends accrued for the three and six-month periods ended June 30, 1997 were approximately $1.4 million and $2.8 million, respectively. The payment of dividends due May 15, 1997 was made in 11,172 additional Series A Preferred shares.

     In connection with the Series A Preferred, the Company issued warrants to purchase the Company's common stock. Each warrant represents the right of the holder to purchase 18.266 shares of common stock or an aggregate of 2,915,254 shares. The exercise price is $7.40 per share. The warrants expire November 15, 2001. The total value allocated to the warrants for financial reporting purposes, $7.9 million or $2.70 per share, is being accreted over the term of the Series A Preferred as preferred dividends or approximately $164,000 and $328,000 for the three and six-month periods ended June 30, 1997, respectively.

  Series B Preferred Stock

     In connection with the Page America transaction (see Note 9), the Board of Directors authorized the designation of 9,000 shares of preferred stock as Series B Preferred Stock. The Company issued 1,500 shares of Series B Preferred Stock pursuant to the Amended Page America Agreement. Each share of Series B Preferred Stock has a stated value of $10,000 per share and a liquidation preference, which is junior to the Series A Preferred Stock but senior to the shares of Metrocall common stock, equal to its stated value. The Series B Preferred Stock carries a dividend of 14% of the stated value per year, payable semiannually in cash or in additional shares of Series B Preferred Stock, at the Company's option.

  Stock Option Plans

     At December 31, 1996, 1,747,002 options were issued and outstanding with a weighted-average exercise price of approximately $8.18 per share, expiring on various dates ranging from 2003 through 2006. On February 5, 1997, the Compensation Committee of the Board of Directors approved a change in the exercise price for substantially all outstanding options for current employees, officers and directors. The new exercise price was $6.00 per share, the fair market value on the date of the change.

     During the six months ended June, 30, 1997, the Board of Directors approved grants of options to purchase 626,500 shares of Metrocall common stock to current officers, employees and directors with exercise prices ranging from $4.50 to $6.00 per share with a weighted-average exercise price of $5.97 per share. All options were granted with exercise prices equal to or greater than the fair market value on the date of grant.

  Employee Stock Purchase Plan

     On May 1, 1996, the stockholders of the Company approved the Metrocall, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"), which offers eligible employees the opportunity to purchase an aggregate of 300,000 shares of Metrocall common stock through payroll deductions. Each eligible employee may elect to purchase shares of Metrocall common stock at the lesser of 85% of the fair market value of Metrocall common stock on either the first or last trading day for each payroll deduction period. On January 1, 1997, the Company issued 34,770 shares of Company common stock under the Stock Purchase Plan with a purchase price of approximately $4.14 per share. For the payroll deduction period ended June 30, 1997, the

                                METROCALL, INC.

6.  STOCK AND STOCK RIGHTS -- (CONTINUED)
Company issued 74,977 shares of common stock effective July 1, 1997 with a purchase price of approximately $3.80 per share.

7.  COMMITMENTS AND CONTINGENCIES

  Legal and Regulatory Matters

     The Company is subject to certain legal and regulatory matters in the normal course of business. In the opinion of management, the outcome of such assertions will not have a material adverse effect on the financial position or results of operations of the Company.

     In April 1996, the Company entered into an agreement to purchase certain of the assets of Source One Wireless, Inc. ("Source One") and placed $1 million cash in escrow. On June 26, 1996, the Company advised Source One that Source One had failed to meet certain conditions to complete the transaction and terminated the agreement. On September 20, 1996, Source One filed an action in the Circuit Court of Cook County, Illinois, claiming that the Company had breached the agreement and seeking specific performance of the purchase agreement or unspecified damages in excess of $80 million. The Company intends to vigorously defend the claims in this action and believes it has meritorious defenses to this action. The Company has denied the claim and asserted affirmative defenses and counterclaims based on misrepresentations and breaches of contract by Source One. The matter is now in discovery, which is scheduled to be completed by the end of October 1997; trial is not expected before January 1998.

8.  SALE OF TELEMESSAGING ASSETS

     On May 9, 1997, the Company completed the sale of the assets of the telemessaging business acquired in the merger with A+ Network in November 1996 pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") between Metrocall and Procommunications, Inc. dated April 30, 1997. Pursuant to the terms of the Purchase Agreement, the Company received proceeds totaling $11.0 million in cash, net of a cash escrow of $700,000. For the six month period ended June 30, 1997, the telemessaging business generated net revenues of approximately $3.7 million and operating income of approximately $0.1 million. No gain or loss was recognized upon the sale for financial reporting purposes as net assets sold approximate the net proceeds received.

9.  SUBSEQUENT EVENTS

  Page America Group, Inc.

     On July 1, 1997, the Company completed its acquisition of substantially all the assets of Page America Group, Inc. and subsidiaries ("Page America"). The total purchase price of approximately $63.2 million included consideration of $25 million in cash, 1,500 shares of Series B Preferred Stock (see Note 6) having a value upon liquidation of $15,000,000, 3,997,458 shares of Metrocall common stock, assumed liabilities of approximately $3.1 million plus transaction fees and expenses. The cash portion of the purchase price was funded through borrowings of $26 million under the Company's credit facility. The Page America acquisition will be accounted for as a purchase for financial reporting purposes.

  ProNet Inc.

     On August 11, 1997, the Company and ProNet Inc. ("ProNet") announced the signing of a definitive merger agreement dated August 8, 1997, whereby ProNet would be merged with and into the Company. Under the terms of the merger agreement, the Company will issue .90 shares of Metrocall common stock for each share of ProNet common stock, subject to adjustment based on certain defined operating performance criteria and debt and pager inventory targets. In connection with the merger, the Company will assume

                                METROCALL, INC.

9.  SUBSEQUENT EVENTS -- (CONTINUED)
ProNet's 11 7/8% senior subordinated notes due 2005 totaling $100 million and expects to refinance indebtedness outstanding under ProNet's credit facility with the Company's own credit facility. The Company anticipates the merger will be accounted for as a purchase for financial reporting purposes. The merger is subject to approval by regulatory agencies including the Federal Communications Commission, Federal Trade Commission and each company's stockholders.

  Credit Facility

     The Company has requested that its lenders amend the loan agreement governing its bank credit facility by increasing available borrowings under the facility by $25.0 million from $350 million to $375 million. In addition to increasing available borrowings, the requested amendment includes approval of the ProNet transaction discussed above and changes to certain financial covenants including total leverage and interest coverage beginning January 1, 1998. The lenders have approved this amendment subject to completion of loan documentation.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Stockholders and Board of Directors
ProNet Inc.

     We have audited the accompanying consolidated balance sheets of ProNet Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ProNet Inc. and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Dallas, Texas
February 5, 1997,
except for Note N, as to which the date is March 4, 1997

                          PRONET INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1996        1995
                                                                           --------    --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................   $  2,286    $ 10,154
  Trade accounts receivable, less allowance for doubtful accounts of
     $939 and $1,018 as of December 31, 1996 and 1995, respectively.....     13,747       7,498
  Federal income tax receivable.........................................        497         990
  Inventories...........................................................      2,760       1,574
  Other current assets..................................................      2,499       1,937
                                                                           --------    --------
                                                                             21,789      22,153
                                                                           --------    --------
EQUIPMENT:
  Pagers................................................................     59,003      36,789
  Communications equipment..............................................     49,134      26,051
  Security systems' equipment...........................................     12,897      11,866
  Office and other equipment............................................     11,454       7,179
                                                                           --------    --------
                                                                            132,488      81,885
  Less allowance for depreciation.......................................    (50,718)    (34,203)
                                                                           --------    --------
                                                                             81,770      47,682
                                                                           --------    --------
GOODWILL AND OTHER ASSETS, net of accumulated amortization of $22,297
  and $9,266 as of December 31, 1996 and 1995, respectively.............    208,157     117,134
                                                                           --------    --------
                                                                           $311,716    $186,969
                                                                           ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade payables........................................................   $ 10,452    $  8,387
  Other accrued expenses and liabilities................................     13,264      10,524
                                                                           --------    --------
                                                                             23,716      18,911
LONG-TERM DEBT..........................................................    148,691      99,319
DEFERRED CREDITS........................................................      5,660      19,183
STOCKHOLDERS' EQUITY:
  Common stock, $ .01 par value:
     Authorized shares--20,000
     Issued shares--12,871
     Outstanding shares--12,473.........................................        129          70
  Additional capital....................................................    180,694      56,617
  Retained deficit......................................................    (45,714)     (5,671)
  Less treasury stock at cost...........................................     (1,460)     (1,460)
                                                                           --------    --------
                                                                            133,649      49,556
                                                                           --------    --------
                                                                           $311,716    $186,969
                                                                           ========    ========

                See Notes to Consolidated Financial Statements.

                          PRONET INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      YEAR ENDED DECEMBER 31,
                                                                   ------------------------------
                                                                     1996       1995       1994
                                                                   --------    -------    -------
REVENUES
  Service revenues..............................................   $ 87,239    $56,108    $33,079
  Product sales.................................................     15,817     10,036      6,639
                                                                   --------    --------   -------
          Total revenues........................................    103,056     66,144     39,718
  Net book value of products sold...............................    (13,244)    (9,421)    (6,644)
                                                                   --------    --------   -------
                                                                     89,812     56,723     33,074
COST OF SERVICES
  Pager lease and access services...............................     24,508     13,218      7,972
  Security systems' equipment services..........................      1,416      1,178      1,213
                                                                   --------    --------   -------
                                                                     25,924     14,396      9,185
                                                                   --------    --------   -------
          Gross margin..........................................     63,888     42,327     23,889
EXPENSES
  Sales and marketing...........................................     15,680      8,256      6,737
  General and administrative....................................     23,410     15,679      5,389
  Depreciation and amortization.................................     40,624     18,662      8,574
  Nonrecurring charges..........................................      8,809         --         --
                                                                   --------    --------   -------
                                                                     88,523     42,597     20,700
                                                                   --------    --------   -------
          Operating income (loss)...............................    (24,635)      (270)     3,189
OTHER INCOME (EXPENSE)
  Interest and other income.....................................        285      1,291        173
  Interest expense..............................................    (15,370)    (8,640)    (1,774)
                                                                   --------    --------   -------
                                                                    (15,085)    (7,349)    (1,601)
                                                                   --------    --------   -------
INCOME (LOSS) BEFORE INCOME TAXES...............................    (39,720)    (7,619)     1,588
INCOME TAX EXPENSE..............................................        323         78        895
                                                                   --------    --------   -------
          Net income (loss).....................................   $(40,043)   $(7,697)   $   693
                                                                   ========    ========   =======
Net income (loss) per share.....................................   $  (4.07)   $ (1.23)   $  0.16
                                                                   ========    ========   =======
Weighted average shares.........................................      9,840      6,267      4,393
                                                                   ========    ========   =======

                See Notes to Consolidated Financial Statements.

                          PRONET INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                     YEAR ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                  1996         1995        1994
                                                                ---------    --------    --------
OPERATING ACTIVITIES:
  Net income (loss)..........................................   $ (40,043)   $ (7,697)   $    693
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization...........................      40,624      18,662       8,574
     Amortization of discount................................          72          36          --
     Deferred tax provision..................................        (688)         --         293
     Recoverable FIT.........................................         257          --          --
     Provision for losses on accounts receivable.............       1,712       1,034         570
     Changes in operating assets and liabilities:
       Increase in trade accounts receivable.................      (5,858)     (1,788)       (585)
       Increase in inventories...............................      (1,829)       (542)       (282)
       Increase in other current assets......................      (2,546)       (190)       (342)
       Decrease in other assets..............................       4,088          --          --
       Increase in trade payables and other accrued expenses
          and liabilities....................................       4,371       2,955       3,031
                                                                 --------    --------    --------
          Net cash provided by operating activities..........         160      12,470      11,952
                                                                 --------    --------    --------
INVESTING ACTIVITIES:
  Purchase of equipment, net.................................     (14,534)     (9,773)     (2,811)
  Purchase of pagers, net of disposals.......................     (28,251)     (6,998)     (4,901)
  Acquisitions, net of cash acquired.........................     (97,514)    (70,189)    (36,828)
  Computer system software, product enhancements and other
     intangible assets.......................................      (1,663)     (1,591)       (812)
  Other......................................................        (531)       (455)        (21)
                                                                 --------    --------    --------
          Net cash used in investing activities..............    (142,493)    (89,006)    (45,373)
                                                                 --------    --------    --------
FINANCING ACTIVITIES:
  Senior subordinated debt offering-net......................          --      95,583          --
  Sale of common stock-net...................................      94,644          --      28,916
  Bank debt..................................................      97,300      39,900      35,100
  Payments on bank debt......................................     (48,000)    (49,400)    (29,000)
  Exercise of incentive stock options for common stock.......          65       1,494         267
  Debt financing costs.......................................      (9,422)     (1,469)     (1,449)
  Other......................................................        (122)        (84)       (277)
                                                                 --------    --------    --------
          Net cash provided by financing activities..........     134,465      86,024      33,557
                                                                 --------    --------    --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............      (7,868)      9,488         136
CASH AND CASH EQUIVALENTS:
     Beginning of year.......................................      10,154         666         530
                                                                 --------    --------    --------
     End of year.............................................   $   2,286    $ 10,154    $    666
                                                                 ========    ========    ========

                See Notes to Consolidated Financial Statements.

                          PRONET INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                              COMMON STOCK
                                             PAR VALUE $0.01
                                             ---------------                  RETAINED-     TREASURY STOCK
                                             SHARES     PAR     ADDITIONAL    EARNINGS     -----------------
                                             ISSUED    VALUE     CAPITAL      (DEFICIT)    SHARES     COST
                                             ------    -----    ----------    ---------    ------    -------
BALANCE at December 31, 1993..............    4,156    $  42     $  20,414    $   1,333      397     $(1,430)
  Net income..............................                                          693
  Exercise of incentive stock options.....       47                    267
  Sale of common stock....................    2,300       23        28,893
                                             ------    -----    ----------    ---------    ------    -------
BALANCE at December 31, 1994..............    6,503       65        49,574        2,026      397      (1,430)
  Net loss................................                                       (7,697)
  Exercise of incentive stock options.....      258        3         1,491                     1         (30)
  Common stock issued for acquisitions....      216        2         5,443
  Common stock issued for Employee Stock
     Purchase Plan........................       10                    109
                                             ------    -----    ----------    ---------    ------    -------
BALANCE at December 31, 1995..............    6,987       70        56,617       (5,671)     398      (1,460)
  Net loss................................                                      (40,043)
  Sale of common stock....................    4,000       40        94,604
  Exercise of incentive stock options.....        7                     65
  Common stock issued for acquisitions....    1,854       19        29,125
  Common stock issued for Employee Stock
     Purchase Plan........................       23                    283
                                             ------    -----    ----------    ---------    ------    -------
BALANCE at December 31, 1996..............   12,871    $ 129     $ 180,694    $ (45,714)     398     $(1,460)
                                             ======     ====      ========     ========    =====     =======

                See Notes to Consolidated Financial Statements.

                          PRONET INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

NOTE A -- ACCOUNTING POLICIES

     Preparation of Financial Statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Consolidation: The consolidated financial statements include the accounts of ProNet Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     Cash Equivalents: Cash equivalents are recorded at cost, which approximates market, and include investments in financial instruments having maturities of three months or less at the time of purchase.

     Inventories:  Inventories are valued at the lower of first-in, first-out
(FIFO) cost or market and consist primarily of finished goods.

     Equipment: Equipment is recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Communication equipment and security systems' equipment are depreciated over a ten-year period. Pagers and office equipment are depreciated over a three- to five-year in-service period.

     Other Assets: Other assets include goodwill, noncompetition agreements, debt financing costs, customer lists, patents, software purchased for internal use and other intangible assets, all of which are amortized using the straightline method over five- to fifteen-year periods. Goodwill, currently being amortized on a straight-line basis over a fifteen-year period, is net of accumulated amortization of $15.6 million and $5.7 million at December 31, 1996 and 1995, respectively. The noncompetition agreements are amortized using the straight-line method over the terms of the agreements, generally five years. Debt financing costs consist of costs incurred in connection with the Company's senior subordinated notes and revolving line of credit and are being amortized over periods not to exceed the terms of the related agreements. Amortization of the FCC licenses is deferred while the related system is not operational. Management regularly reviews remaining goodwill and other assets with consideration toward recovery through future operating results (undiscounted) at the current rate of amortization.

     Revenue Recognition: Revenue is recognized as earned over the contract terms.

     Federal Income Taxes: Taxes are reported under the liability method; accordingly, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Net Income (Loss) Per Share: Net income (loss) per share is based on the weighted average number of common and common equivalent shares outstanding during each period. Stock options are considered common stock equivalents, if dilutive, for purposes of computing weighted average shares outstanding.

     Concentration of Credit Risk: The Company provides paging services to businesses, individual consumers, medical institutions and health care professionals and specialized security devices to financial institutions, most of which are in major metropolitan areas. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require significant collateral. Receivables generally are due within 30 days. Credit losses relating to its customers consistently have been within management's expectations.

     Sources of Supply of Material: The Company does not manufacture any of the transmitting and computer equipment or pagers used in providing its paging services, but instead purchases such equipment and

                          PRONET INC. AND SUBSIDIARIES

NOTE A -- ACCOUNTING POLICIES -- (CONTINUED) pagers from multiple sources. The Company anticipates that such equipment and pagers will continue to be available in the foreseeable future, subject to normal manufacturing and delivery lead times. Because of the high degree of compatibility among different models of transmitters, computers and other paging equipment manufactured by multiple suppliers, the Company is able to design its systems without depending upon any single source of equipment. The Company continuously evaluates new developments in paging technology in connection with the design and enhancement of its paging systems and the selection of products and services to be offered to its subscribers.

     In order to achieve significant cost savings from volume purchases, the Company currently purchases most of its pagers from Motorola. The Company purchases its transmitters from two competing sources and its paging terminals from Glenayre, a manufacturer of mobile communications equipment. The paging system equipment in existing markets has significant capacity for future growth.

     All equipment used in the security systems business is assembled by the Company with some sub-assemblies manufactured to Company specifications by outside vendors. The materials required for TracPacs and other tracking equipment are readily available from several sources.

     Derivative Financial Instruments: The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. Derivative financial instruments are only used to manage interest rate risks.

     The Company may from time to time enter into interest rate swap agreements which would be accounted for as a hedge of an obligation and, accordingly, the net swap settlement amount would be recorded as an adjustment to interest expense in the period incurred (see Note C -- Long Term Debt). Gains and losses upon settlement of a swap agreement would be deferred and amortized over the remaining term of the agreement.

     Reclassification of Financial Statements: The 1994 and 1995 financial statements have been reclassified to conform to the 1996 financial statement presentation.

NOTE B -- BALANCE SHEET DETAIL

     Other current assets consist of the following (in thousands):

                                                                             DECEMBER 31,
                                                                           ----------------
                                                                            1996      1995
                                                                           ------    ------
    Security transmitter TracPacs.......................................   $1,273    $1,217
    Other...............................................................    1,226       720
                                                                           ------    ------
                                                                           $2,499    $1,937
                                                                           ======    ======

                          PRONET INC. AND SUBSIDIARIES

NOTE B -- BALANCE SHEET DETAIL -- (CONTINUED)
     Goodwill and other assets consist of the following (in thousands):

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1996        1995
                                                                       --------    --------
    Goodwill........................................................   $164,786    $108,153
    Noncompetition agreements.......................................      9,804       4,750
    Debt financing costs............................................     11,034       6,980
    FCC licenses....................................................     34,665         150
    Other...........................................................     10,165       6,367
                                                                       --------    --------
                                                                        230,454     126,400
    Less accumulated amortization...................................     22,297       9,266
                                                                       --------    --------
                                                                       $208,157    $117,134
                                                                       ========    ========

     Other accrued expenses and liabilities consist of the following (in thousands):

                                                                            DECEMBER 31,
                                                                         ------------------
                                                                          1996       1995
                                                                         -------    -------
    Deferred revenue..................................................   $ 6,205    $ 4,891
    Customer deposits.................................................     2,857      2,604
    Accrued interest..................................................     1,285      1,002
    Other.............................................................     2,917      2,027
                                                                         -------    -------
                                                                         $13,264    $10,524
                                                                         =======    =======

NOTE C -- LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                           DECEMBER 31,
                                                                        -------------------
                                                                          1996       1995
                                                                        --------    -------
    Senior subordinated notes........................................   $ 99,391    $99,319
    Revolving line of credit.........................................     49,300         --
                                                                        --------    -------
                                                                         148,691     99,319
    Less current maturities..........................................         --         --
                                                                        --------    -------
                                                                        $148,691    $99,319
                                                                        ========    =======

     In June 1995, the Company completed a Rule 144A Offering of $100 million principal amount of its 11 7/8% senior subordinated notes due 2005. Proceeds to the Company from the sale of the 1995 Notes, after deducting discounts, commissions and offering expenses, were approximately $95.6 million. The Company used approximately $49.4 million of the net proceeds to repay all indebtedness outstanding under the 1995 Credit Facility. The Company used the remaining proceeds to pursue the Company's acquisition strategy, to purchase frequency rights, to make capital expenditures for buildout of the Company's regional paging systems and for enhanced services, and for working capital and general corporate purposes. The fair value of the 1995 Notes at December 31, 1996 was $93.5 million based on a quoted market price.

     The 1995 Notes are general unsecured obligations of the Company and are subordinated to all existing and future senior debt of the Company. The Indenture provides that the Company may not incur any debt that is subordinate in right of payment to the senior debt and senior in right of payment to the 1995 Notes. The

                          PRONET INC. AND SUBSIDIARIES

NOTE C -- LONG-TERM DEBT -- (CONTINUED)
Indenture also contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur indebtedness, pay dividends, engage in transactions with affiliates, sell assets and engage in certain other transactions. Interest on the 1995 Notes is payable in cash semi-annually each June 15 and December 15, commencing December 15, 1995. The 1995 Notes are not redeemable at the Company's option prior to June 15, 2000.

     The Company filed the 1995 S-4 on July 7, 1995 to register the 1995 Notes with the SEC under the Securities Act. On October 6, 1995, the SEC declared the 1995 S-4 effective.

     In June 1995, the Company entered into an agreement with The First National Bank of Chicago, as Agent, making available a $125 million revolving line of credit for working capital purposes and for acquisitions approved by the Lender. Under the terms of the 1995 Credit Facility, the revolving line of credit would have converted in February 1997 to a five and one-half year term loan maturing in July 2002. Borrowings were secured by all assets of the Company and its subsidiaries. The 1995 Credit Facility required maintenance of certain specified financial and operating covenants and prohibited the payment of dividends or other distributions on the Company's Common Stock. The 1995 Credit Facility also permitted the issuance of senior subordinated notes and stated that in the event of an issuance of subordinated indebtedness of the Company or an equity issuance (other than the common stock offering which occurred in 1994), the Lender could request that some portion of the proceeds be used to pay down outstanding borrowings under the 1995 Credit Facility.

     In June 1996, the Company repaid the $48 million outstanding under the 1995 Credit Facility with proceeds from the Offering.

     Also in June 1996, the Company entered into a new agreement with the Lender for $300 million senior secured credit facilities, to be used to finance non-hostile acquisitions of paging businesses, capital expenditures and general corporate purposes. The Former Credit Facilities were amended in September 1996 reducing the amount of credit available from $300 million under the Former Credit Facilities to $150 million under the Credit Facilities. The $150 million under the Credit Facilities consist of a $25 million revolving line of credit maturing December 31, 2003. The borrowings bear interest, at the Company's designation, at either (i) the ABR plus a margin of up to 1.5%, or (ii) the Eurodollar Base Rate plus a margin of up to 2.75%. The term loan will be payable in quarterly installments, based on the principal amount outstanding on the conversion date, in amounts ranging from 7% initially to 20%. Loans bearing interest based on ABR may be prepaid at any time, and loans bearing interest based on the Eurodollar Rate may not be paid prior to the last day of the applicable interest period. A commitment fee of either .375% or .5% on the average daily unused portion of the Credit Facilities is required to be paid quarterly. Borrowings are secured by all assets of the Company and its subsidiaries. The Credit Facilities require maintenance of certain specified financial and operating covenants and prohibit the payment of dividends on the Common Stock. The Credit Facilities also state that in the event of an issuance of subordinated indebtedness of the Company or an equity issuance (other than the Offering), the Lender can require that some portion of the proceeds be used to make payments on outstanding borrowings under the Credit Facilities.

     At December 31, 1996, the Company had approximately $9.9 million of available funds under the Credit Facilities, based on financial and operating covenants.

     Effective August 13, 1996, the Lender began requiring interest exchange or insurance agreements or other financial accommodations with one or more financial institutions providing for an agreed upon fixed rate of interest on at least 50% of the total indebtedness. At December 31, 1996, approximately 67% of the total indebtedness was at a fixed rate of interest.

                          PRONET INC. AND SUBSIDIARIES

NOTE C -- LONG-TERM DEBT -- (CONTINUED)
     The weighted average interest rate on the outstanding 1995 Notes and line of credit during 1996 and 1995 was 11.5% and 12.9%, respectively. Total interest paid was $15.0 million, $7.8 million and $1.7 million for 1996, 1995 and 1994, respectively.

NOTE D -- DEFERRED CREDITS

     Deferred credits consist of the following (in thousands):

                                                                            DECEMBER 31,
                                                                          -----------------
                                                                           1996      1995
                                                                          ------    -------
    Deferred payments..................................................   $5,660    $18,495
    Deferred tax liability.............................................       --        688
                                                                          ------    -------
                                                                          $5,660    $19,183
                                                                          ======    =======

     At December 31, 1996, the Company had deferred payments outstanding related to the Page One and SigNet Raleigh acquisitions of $4.86 million and $800,000, respectively, which are due and payable one year from the closing of the respective transactions. In January 1997, the Company paid $4.9 million in cash and issued 46,232 shares of its Common Stock in payment of $5.7 million of the Page One and SigNet Raleigh deferred payments, respectively. The balances are payable, at the Company's discretion, either in cash or shares of the Company's Common Stock based on current market value at the date of payment.

     In 1995, the Company issued 44,166 shares of its Common Stock to ChiComm in payment of the $950,000 deferred portion of the purchase price of ChiComm and deferred $18.5 million in payments related to various acquisitions. In 1996, the Company paid $1.0 million in cash and issued 769,664 shares of its Common Stock in payment of $18.5 million of various deferred payments and deferred $5.7 million in payments related to various acquisitions.

     In July 1995, the Company filed a Form S-3 Registration Statement (the "1995 S-3") to register the resale of 2,000,000 shares of the Common Stock issued in payment of the purchase prices or deferred payments related to the purchase prices for the Company's acquisitions.

     In October 1996, the Company filed a Form S-3 Registration Statement (the "1996 S-3") to register the resale of 1,500,000 shares of its Common Stock in payment of the purchase prices or deferred payments related to the purchase prices for the Company's acquisitions.

NOTE E -- INCOME TAXES

     At December 31, 1996, net operating loss carry forwards of $45.7 million were available to reduce income taxes and expire in years 2005 through 2011.

     The valuation allowance increased during 1996 in recognition of the Company's 1996 operating losses and management's belief that the realization of the deferred tax asset in the near term is remote.

                          PRONET INC. AND SUBSIDIARIES

NOTE E -- INCOME TAXES -- (CONTINUED)
     Significant components of deferred tax liabilities and assets are as follows (in thousands):

                                                                                DECEMBER 31,
                                                                             ------------------
                                                                              1996       1995
                                                                             -------    -------
Deferred tax liabilities:
     Tax over book depreciation...........................................   $(3,197)   $(2,343)
     Other -- net.........................................................    (1,002)      (575)
                                                                             -------    -------
          Total deferred tax liabilities..................................    (4,199)    (2,918)
Deferred tax assets:
     Net operating loss carry forwards....................................    15,540      3,727
     Alternative minimum tax credit.......................................       652        225
     Investment tax credit................................................        69        147
     Other -- net.........................................................     1,442      2,236
                                                                             -------    -------
          Total deferred tax assets.......................................    17,703      6,335
     Valuation allowance for deferred tax assets..........................   (13,504)    (4,105)
                                                                             -------    -------
     Net of valuation allowance...........................................     4,199      2,230
                                                                             -------    -------
Net deferred tax liabilities..............................................   $     0    $  (688)
                                                                             =======    =======

     Significant components of the provision for income taxes are as follows (in thousands):

                                                                           1996     1995    1994
                                                                          ------    ----    ----
Federal current tax expense............................................   $   --    $ --    $506
Current benefits from investment tax credits...........................       --      --      --
Federal deferred tax expense (benefit).................................     (688)     --     293
State income taxes.....................................................    1,011      78      96
                                                                          ------    ----    ----
                                                                          $  323    $ 78    $895
                                                                          ======    ====    ====

     The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is as follows (in thousands):

                                                                       1996       1995      1994
                                                                     --------    -------    ----
Tax expense (benefit) at U.S. statutory rates.....................   $(13,505)   $(2,590)   $540
Non-deductible goodwill amortization..............................      1,036        633     298
Net operating losses with no benefit(1)...........................     12,469      1,138      --
Change in valuation allowance.....................................       (688)     1,323     (19)
State income taxes, net of Federal benefit........................      1,011         51      63
Other.............................................................         --       (477)     13
                                                                     --------    -------    ----
                                                                     $    323    $    78    $895
                                                                     ========    =======    ====

---------------
(1) Excludes benefit from stock options exercised.

     Federal income tax paid amounted to $0, $132,000 and $755,000 in 1996, 1995 and 1994, respectively. Payments made in 1995 were refunded to the Company in the first quarter of 1996. In 1996, 1995 and 1994, $65,000, $156,000 and
$112,000 in state income taxes were paid, respectively.

                          PRONET INC. AND SUBSIDIARIES

NOTE F -- STOCKHOLDERS' EQUITY

     Twenty million shares of common stock, $.01 par value, and five million shares of preferred stock, $1.00 par value, were authorized to be issued at December 31, 1996 and 1995. As of December 31, 1996, no shares of preferred stock had been issued.

     In July 1995, the Company filed the 1995 S-3 to register the resale of 2,000,000 shares of its Common Stock issued in payment of various purchase prices and deferred payments related to acquisitions. In August 1995, the Company issued 44,166 shares of Common Stock in payment of the $950,000 deferred payment to ChiComm. In December 1995, the Company issued 172,282 shares of Common Stock in payment for $4.5 million of the purchase price of Apple. In 1996, the Company issued 181,524 shares of Common Stock in payment for $4.9 million of the purchase price of various acquisitions, 769,664 shares of Common Stock in payment of $17.4 million of deferred payments of various acquisitions and 5,000 shares of Common Stock in payment of consulting services relating to an acquisition.

     In June 1996, the Company issued four million shares of its Common Stock at a price of $25 per share in an underwriters public offering. If this offering had occurred as of the beginning of 1996, net loss per share would have been $3.48 for the year ended December 31, 1996.

     In October 1996, the Company filed the 1996 S-3 to register the resale of 1,500,000 shares of its Common Stock issued in payment of the purchase prices or deferred payments related to the purchase prices for the Company's acquisitions. In October 1996, the Company issued 897,771 shares of Common Stock in payment for $6.8 million of the purchase price of CalPage.

     Total shares of common stock reserved for future issuance under stock option plans, the 1995 S-3 and the 1996 S-3 were 3,338,661 and 3,722,615 at December 31, 1996 and 1995, respectively.

NOTE G -- STOCK OPTION PLANS

  The 1987 Stock Option Plan

     Under the 1987 Stock Option Plan, as amended ("1987 Plan"), the Board of Directors may grant incentive and non-incentive stock options to key employees for the purchase of up to 1.2 million shares of Common Stock at the fair market value of a share of Common Stock on the date the option is granted, and the term of each option will not exceed ten years. Due to a reduction in the trading price of the Common Stock, in December 1996 all outstanding options with an exercise price greater than $6.00 were re-priced at $6.00 to provide further incentive to the Company's employees.

     At December 31, 1996, incentive stock options for 40,325 shares which vest over a three-year period, 5,000 shares which vest over a four-year period and 764,100 shares which vest over a five-year period were outstanding. These outstanding options had a weighted average remaining contractual life of 6.2 years and weighted average exercise price of $5.80. There were 811,657 and 818,777 shares of Common Stock reserved for future issuance and exercise of outstanding options under the 1987 Plan at December 31, 1996 and 1995, respectively. Of the outstanding options, 448,925 and 334,045 shares were exercisable at December 31, 1996 and 1995, respectively.

                          PRONET INC. AND SUBSIDIARIES

NOTE G -- STOCK OPTION PLANS -- (CONTINUED)
     Stock option activity was as follows:

                                                                    NUMBER OF    OPTION PRICE
                                                                     SHARES       PER SHARE
                                                                    ---------    ------------
    Options outstanding at December 31, 1993.....................     696,130    $2.75-$7.63
         Options granted.........................................     395,000    11.00-14.75
         Options exercised.......................................     (39,570)    2.75-7.63
         Options canceled........................................     (37,250)    5.38-7.63
                                                                    ---------
    Options outstanding at December 31, 1994.....................   1,014,310     2.75-14.75
         Options granted.........................................      39,500    14.25-20.25
         Options exercised.......................................    (258,065)    2.75-11.13
         Options canceled........................................     (17,900)    5.38-11.00
                                                                    ---------
    Options outstanding at December 31, 1995.....................     777,845     2.75-20.25
         Options granted.........................................      53,000       20.875
         Options exercised.......................................      (7,120)    5.38-14.75
         Options canceled........................................     (14,300)    7.63-18.50
                                                                    ---------
    Options outstanding at December 31, 1996.....................     809,425     2.75-6.00
                                                                     ========

THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Non-Employee Director Stock Option Plan, approved in July 1991, authorized 37,500 shares of Common Stock for issuance under the plan and provides for a one-time grant of options for the purchase of 7,500 shares of Common Stock to non-employee directors of the Company.

     The per share exercise price for shares subject to each option is the fair market value of the Common Stock at the date of grant. The option shall be exercisable in full after the completion of six months of continuous service on the Board of Directors after the date of grant, and the term of each option is ten years. At December 31, 1996, there were options outstanding and exercisable for 15,000 shares at an option price per share of $6.00. At December 31, 1996, these outstanding options had a weighted average remaining contractual life of
5.0 years. At December 31, 1995, there were options outstanding and exercisable for 15,000 shares at an option price per share of $7.63 and 7,500 shares at an option price per share of $6.88.

     In May 1991, under a separate agreement, a one-time grant of options for the purchase of 7,500 shares of Common Stock was made to a non-employee director. The options became fully exercisable at the date of grant and were outstanding at December 31, 1996 and 1995, with per share prices of $6.00 and $7.63, respectively. At December 31, 1996, these outstanding options had a weighted average remaining contractual life of 4.5 years.

     Due to a reduction in the trading price of the Common Stock, in December 1996 all outstanding options with an exercise price greater than $6.00 were repriced at $6.00 to provide further incentive to the Company's non-employee directors.

  1994 Employee Stock Purchase Plan

     In May 1994, the Company's Board of Directors and stockholders approved an Employee Stock Purchase Plan ("Stock Purchase Plan") that became effective July 1, 1994. A total of 100,000 shares of Common Stock are reserved for issuance under the Stock Purchase Plan. Employees who work at least 20 hours per week and more than five months in a calendar year are eligible to participate in the Stock Purchase Plan and may contribute up to 15% of their base pay. At the end of each six-month offering period, participants may

                          PRONET INC. AND SUBSIDIARIES

NOTE G -- STOCK OPTION PLANS -- (CONTINUED) purchase the Company's common stock at a 15% discount of the fair market value of the stock on the first or last day of the offering period, whichever is lower.

     In 1995, 4,244 and 5,470 shares were purchased with payroll deductions withheld during the six month offering periods ending December 31, 1994 and June 30, 1995, respectively. In 1996, 6,571 and 16,304 shares were purchased with payroll deductions withheld during the six month offering periods ending December 31, 1995 and June 30, 1996, respectively. On January 3, 1997, 47,834 shares were purchased with payroll deductions withheld during the six month offering period ending December 31, 1996.

  1995 Long-Term Incentive Plan

     In May 1995, the Company's Board of Directors and Stockholders approved the 1995 Long-Term Incentive Plan (the "1995 Plan") under which the Board of Directors may grant incentive and non-incentive stock options, restricted stock awards and stock appreciation rights to key employees and non-incentive stock options to non-employee directors of the Company totaling 1,000,000 shares of Common Stock to be issued. Grants to key employees will expire ten years after the date of grant. Incentive stock options will have an exercise price of the fair value of a share of Common Stock at the date the option is granted. Non-incentive stock options, restrictive stock awards and stock appreciation rights will have an exercise price as specified in their award agreement.

     Under the 1995 Plan, on an annual basis each non-employee director of the Company will be automatically granted non-incentive stock options to purchase 2,500 shares of Common Stock, beginning in 1995. The per share exercise price for shares subject to each option is the fair market value of the Common Stock at the date of grant. The option shall become vested and exercisable over a three year period, and the term of each option is ten years.

     Due to a reduction in the trading price of the Common Stock in December 1996, all outstanding options with an exercise price greater than $6.00 were repriced at $6.00 to provide further incentive to the Company's employees.

     At December 31, 1996, incentive stock options for 177,000 shares which vest over a one year period, 45,000 shares which vest over a three year period and 396,000 shares which vest over a five year period were outstanding. These outstanding options had a weighted average remaining contractual life of 9.5 years and a weighted average exercise price of $6.00. There were 1,000,000 shares of Common Stock reserved for future issuance and exercise of outstanding options under the 1995 Plan at both December 31, 1996 and 1995. Of the outstanding options, 2,499 shares were exercisable at December 31, 1996. None of the outstanding options were exercisable at December 31, 1995.

                          PRONET INC. AND SUBSIDIARIES

NOTE G -- STOCK OPTION PLANS -- (CONTINUED)
     Stock option activity was as follows:

                                                                 NUMBER OF    OPTION PRICE
                                                                  SHARES       PER SHARE
                                                                 ---------    ------------
        Options outstanding at December 31, 1994..............         --          --
             Options granted..................................     10,000        $18.25
             Options exercised................................         --          --
             Options canceled.................................         --          --
                                                                 ---------    ------------
        Options outstanding at December 31, 1995..............     10,000        18.25
             Options granted..................................    649,500      5.63-27.50
             Options exercised................................         --          --
             Options canceled.................................    (41,500)     7.56-23.38
                                                                 ---------    ------------
        Options outstanding at December 31, 1996..............    618,000      5.63-6.00
                                                                 ========      =========

  Fair Value of Options

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its employee stock options, because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock option equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income and earnings per share is required by FAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1996 and 1995, respectively: risk-free interest rates of 6.1% and 7.2%; no dividend yield; a volatility factor of the expected market price of the Company's Common Stock of 0.6; and a weighted-average expected life of the option of 5.5 years. The weighted average grant-date fair value and exercise price of options granted during 1996 was $2.61 and $5.63, respectively, for options whose exercise price equals the market price of the Company's Common Stock on the date of grant, and $1.98 and $6.00, respectively, for options whose exercise price exceeds the market price of the Company's Common Stock on the date of grant. The weighted average grant-date fair value and exercise price of options granted during 1995 was $9.21 and $15.83, respectively, with all option exercise prices equaling the fair value of the Company's Common Stock on the date of grant.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different than those of the traded Common Stock, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable measure of the fair value of its employees stock options.

                          PRONET INC. AND SUBSIDIARIES

NOTE G -- STOCK OPTION PLANS -- (CONTINUED)
     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's unaudited pro forma information follows (in thousands except for per share information):

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                    1996         1995
                                                                  ---------    --------
        Net loss...............................................   $(40,417)    $(7,761)
        Net loss per share.....................................      (4.11)      (1.24)

These pro forma disclosures are not likely to be representative of the effects on reported net income(loss) for future years, as these calculations only include options granted in 1995 and thereafter as required by FAS 123. The effect of the stock option repricing in December 1996 is not shown due to its immateriality.

NOTE H -- EMPLOYEE SAVINGS PLAN

     The Company sponsors an employee savings plan that covers all employees who have worked for the Company for more than one year. Employee contributions range from 2% to 10%, up to the limits defined by Section 401(k) of the Internal Revenue Code. In 1996, 1995 and 1994, the Company contributed $130,000, $71,000 and $43,000, respectively, to the plan which represents 25%, 20% and 15% of all employee contributions.

NOTE I -- SEGMENT INFORMATION

     The Company provides communication products and enhanced services to organizations and individuals requiring wireless communication applications. The Company provides these specialized products through two distinct operating segments: the paging systems' operations and the security systems' operations. The paging systems' operations provide paging services to businesses, medical institutions and individual consumers in major metropolitan areas of the United States. The security systems' operations provide specialized security services to financial institutions and retail operations throughout the United States.

TOTAL REVENUES: Total revenues consist of the following (in thousands):

                                                                      YEAR ENDED DECEMBER 31,
                                                                   ------------------------------
                                                                     1996       1995       1994
                                                                   --------    -------    -------
Service revenues:
     Pager lease and access fees................................   $ 81,368    $50,805    $28,015
     Security systems' equipment fees...........................      5,871      5,303      5,064
                                                                   --------    -------    -------
                                                                     87,239     56,108     33,079
Product sales:
     Pager and paging equipment.................................     15,776      9,899      6,506
     Other security systems' income.............................         41        137        133
                                                                   --------    -------    -------
                                                                     15,817     10,036      6,639
                                                                   --------    -------    -------
     Total revenues.............................................   $103,056    $66,144    $39,718
                                                                   ========    =======    =======

     Operating income is revenue less expenses exclusive of general corporate expenses, corporate related depreciation and amortization and other income (expense). Identifiable assets are those assets used in the operations of each business segment. Corporate assets consist primarily of short-term cash investments, software, debt financing costs and corporate office equipment. During 1994, the Company restructured its technical, sales and operational functions into its decentralized SuperCenter strategy. Certain costs that were

                          PRONET INC. AND SUBSIDIARIES

NOTE I -- SEGMENT INFORMATION -- (CONTINUED) previously classified as general corporate expenses in 1994 were classified as paging systems' or security systems' expenses in 1995. Thus, operating income before general corporate expenses for paging systems' and security systems' operations decreased in 1995 from 1994 as costs were allocated from general corporate expenses. Segment data at and for the years ended December 31, 1996, 1995 and 1994 follows (in thousands).


                                                       PAGING       SECURITY     ADJUSTMENTS
                                                      SYSTEMS'      SYSTEMS'         AND
                                                     OPERATIONS    OPERATIONS    ELIMINATIONS    CONSOLIDATED
                                                     ----------    ----------    ------------    ------------
1996
     Total revenues...............................    $  97,144     $  5,912        $   --         $103,056
     Cost of products sold........................      (13,238)          (6)                       (13,244)
                                                       --------      -------        ------         --------
                                                      $  83,906     $  5,906        $   --         $ 89,812
     Operating income (loss) before general
       corporate expenses.........................    $ (18,253)    $  2,809        $   --         $(15,444)
     General corporate expenses...................                                                   (9,191)
     Interest and other income....................                                                      285
     Interest expense.............................                                                  (15,370)
                                                                                                   --------
     Income before income taxes...................                                                 $(39,720)
                                                                                                   ========
     Identifiable assets at December 31, 1996.....    $ 278,983     $ 12,307        $   --         $291,290
     Corporate assets.............................                                                   20,426
                                                                                                   --------
     Total assets at December 31, 1996............                                                 $311,716
                                                                                                   ========
     Capital expenditures.........................    $  13,602     $    932        $   --         $ 14,534
     Depreciation and amortization................       36,896        1,450         2,278           40,624
1995
     Total revenues...............................    $  60,704     $  5,440        $   --         $ 66,144
     Cost of products sold........................       (9,357)         (64)           --           (9,421)
                                                       --------      -------        ------         --------
                                                      $  51,347     $  5,376        $   --         $ 56,723
     Operating income before general corporate
       expenses...................................    $   4,384     $  2,295        $   --         $  6,679
     General corporate expenses...................                                                   (6,949)
     Interest and other income....................                                                    1,291
     Interest expense.............................                                                   (8,640)
                                                                                                   --------
     Loss before income taxes.....................                                                 $ (7,619)
                                                                                                   ========
     Identifiable assets at December 31, 1995.....    $ 153,825     $ 10,678        $   --         $164,503
     Corporate assets.............................                                                   22,466
                                                                                                   --------
     Total assets at December 31, 1995............                                                 $186,969
                                                                                                   ========
     Capital expenditures.........................    $   8,425     $  1,348        $   --         $  9,773
     Depreciation and amortization................       16,159        1,454         1,049           18,662

                          PRONET INC. AND SUBSIDIARIES

NOTE I -- SEGMENT INFORMATION -- (CONTINUED)


                                                       PAGING       SECURITY     ADJUSTMENTS
                                                      SYSTEMS'      SYSTEMS'         AND
                                                     OPERATIONS    OPERATIONS    ELIMINATIONS    CONSOLIDATED
                                                     ----------    ----------    ------------    ------------
1994
     Total revenues...............................    $  34,521     $  5,197        $   --         $ 39,718
     Cost of products sold........................       (6,605)         (39)           --           (6,644)
                                                       --------      -------        ------         --------
                                                      $  27,916     $  5,158        $   --         $ 33,074
     Operating income before general corporate
       expenses...................................    $   7,021     $  2,512        $   --         $  9,533
     General corporate expenses...................                                                   (6,344)
     Interest and other income....................                                                      173
     Interest expense.............................                                                   (1,774)
                                                                                                   --------
     Income before income taxes...................                                                 $  1,588
                                                                                                   ========
     Identifiable assets at December 31, 1994.....    $  59,878     $  9,721        $   --         $ 69,599
     Corporate assets.............................                                                    3,674
                                                                                                   --------
     Total assets at December 31, 1994............                                                 $ 73,273
                                                                                                   ========
     Capital expenditures.........................    $   2,082     $    729        $   --         $  2,811
     Depreciation and amortization................    $   6,393     $  1,226        $  955         $  8,574


NOTE J -- COMMITMENTS

     The Company leases office space and transmitter sites under operating leases expiring through 2003. Rent expense was $8,822,000, $4,514,000 and $2,422,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Future minimum payments under non-cancelable operating leases are as follows (in thousands):

    1997.......................................................................   $ 6,429
    1998.......................................................................     4,500
    1999.......................................................................     3,273
    2000.......................................................................     2,358
    2001.......................................................................       926
                                                                                  -------
                                                                                  $17,486
                                                                                  =======

                          PRONET INC. AND SUBSIDIARIES

NOTE K -- QUARTERLY DATA (UNAUDITED)

     The following summarizes the quarterly operating results of the Company for the years ended December 31, 1996 and 1995 (in thousands except per share amounts).

                                                                   THREE MONTHS ENDED
                                                                -------------------------
                                                   MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                   ---------    --------    -------------    ------------
1996
     Total revenues.............................    $24,162     $ 24,815       $25,477         $ 28,602
     Operating loss.............................     (2,492)     (10,246)       (3,714)          (8,183)
     Loss before income taxes...................     (6,124)     (14,047)       (7,364)         (12,185)
     Net loss...................................     (6,124)     (14,147)       (7,488)         (12,284)
     Net loss per share.........................       (.89)       (1.76)         (.65)            (.98)
1995
     Total revenues.............................    $12,684     $ 15,877       $17,759         $ 19,824
     Operating income (loss)....................        769          630           573           (2,242)
     Income (loss) before income taxes..........        424         (796)       (1,914)          (5,333)
     Net income (loss)..........................         66         (400)       (2,030)          (5,333)
     Net income (loss) per share................        .01         (.06)         (.32)            (.86)

NOTE L -- ACQUISITIONS

The Completed Acquisitions, which were all accounted for as purchases, consisted of the following:

                                                                           PAGERS IN
          ACQUISITION                 LOCATION(S)         DATE CLOSED     SERVICE (1)    PURCHASE PRICE
--------------------------------   ------------------   ---------------   -----------    --------------
Contact.........................   New York City        March 1994           91,000       $19.0 million
Radio Call......................   New York City        August 1994          57,000         7.8 million
ChiComm.........................   Chicago              August 1994          30,000         9.8 million
High Tech.......................   Chicago and Texas    December 1994         2,000         0.9 million
Signet Charlotte................   Charlotte            March 1995           30,000         9.0 million
Carrier.........................   New York City        April 1995           31,200         6.5 million
Metropolitan....................   Houston              May 1995            150,000        21.0 million
All City........................   Milwaukee            May 1995             20,000         6.3 million
Americom........................   Houston              July 1995            80,000        17.5 million
Lewis...........................   Georgia              September 1995       15,000         5.6 million
Gold Coast......................   Florida              September 1995        6,000         2.3 million
Paging & Cellular...............   Houston              October 1995              0(2)      9.5 million
Apple...........................   Chicago              December 1995        41,500        13.0 million
Sun.............................   Florida              January 1996         12,000         2.3 million
SigNet Raleigh..................   Raleigh              January 1996         13,000         8.7 million
Page One........................   Georgia              January 1996         30,000        19.7 million
AGR.............................   Florida              February 1996        50,000         6.5 million
Total...........................   Florida              February 1996        13,000         2.2 million
Williams........................   Florida              February 1996         6,500         2.7 million
Georgialina.....................   Georgia              October 1996         27,000        11.4 million
CalPage.........................   California           October 1996         45,000        17.2 million
                                                                          -----------    --------------
Total Completed Acquisitions....                                            750,200      $198.9 million
                                                                           ========        ============

---------------
(1) At the date the acquisition closed.

(2) Paging & Cellular was the Company's largest reseller serving more than 40,000 subscribers in Texas.

                          PRONET INC. AND SUBSIDIARIES

NOTE L -- ACQUISITIONS -- (CONTINUED)
     In 1996, the Company signed a definitive agreement involving the merger of the Company and Teletouch. The Company also signed a letter of intent to purchase substantially all of the assets of Ventures in Paging, L.C. ("VIP"). In the third quarter of 1996, the Company along with Teletouch announced the decision to terminate the Teletouch merger. Under the terms of the $120 million 10 7/8% senior subordinated notes due 2006 (the "1996 Notes"), the proceeds from the sale of the 1996 Notes were held in escrow upon completion of the offering in June 1996. The proceeds of such offering could only be used in connection with the Teletouch merger, and accordingly, were not recorded on the Company's financial statements pending the finalization of the merger. As a result of the termination of the merger agreement with Teletouch, the escrow funds were used to redeem the notes at 101% of the principal amount of the 1996 Notes at maturity, plus accrued interest to the date of redemption. Nonrecurring charges of approximately $8.8 million incurred by the Company in connection with the proposed Teletouch merger were recorded during the year ended December 31, 1996. These charges consist primarily of underwriting, advisory, legal and accounting fees and merger financing costs. The Company also elected not to pursue the acquisition of the assets of VIP.

     The Completed Acquisition's results of operations have been included in the consolidated results of operations since the date of acquisition. The following table presents the unaudited pro forma results of operations as if the acquisitions had occurred at the beginning of each respective period presented. The pro forma adjustments to sales and marketing and general and administrative expenses represent expenses that either would or would not have been incurred had the acquisitions occurred at the beginning of the periods presented. Pro forma adjustments reflect additional depreciation and amortization expense based on the fair value of the assets acquired as if the acquisitions had occurred at the beginning of the periods presented. Pro forma adjustments also reflect additional interest expense due to additional borrowings required to fund the cash portion of the purchase price of each acquisition.

     The following unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made as of those dates or of results which may occur in the future (in thousands except for per share information):

                                                                           DECEMBER 31,
                                                                       --------------------
                                                                         1996        1995
                                                                       --------    --------
    Total revenues..................................................   $112,529    $111,086
    Net loss........................................................    (42,246)    (17,854)
    Net loss per share..............................................      (3.47)      (1.55)

     In 1996, the Company signed a definitive agreement to purchase all of the outstanding capital stock of Modern. As further discussed in Note
N -- Subsequent Events, this acquisition was completed in March 1997 and was accounted for as a purchase for an approximate cost of $9.2 million. Such acquisition is not included in the pro forma results as shown above.

NOTE M -- LITIGATION

     The Company, its directors, and certain of its officers have been sued in eight separate actions brought in the United States District Court for the Northern District of Texas and the District Courts of Dallas County, Texas. The actions pending in federal court are captioned: WERNER V. PRONET INC., AT AL., No. 3-96CV1795-P; MOLINA V. PRONET INC., ET AL., No. 3-96CV1972-R; SMITH, ET AL.
V. LEHMAN BROTHERS, ET AL., No. 3-96CV2116-H; L.L. CAPITAL PARTNERS L.P. V. PRONET INC., ET AL., No. 3-96-CV-02197-D. The actions pending in state court are captioned: DENNIS V. PRONET INC., ET AL., No. 96-06509; GREENFIELD V. PRONET INC., ET AL., No. 96-06782-B; and DRUCKER V. PRONET INC., ET AL., No. 96-06786-L.

                          PRONET INC. AND SUBSIDIARIES

NOTE M -- LITIGATION -- (CONTINUED)
     Each of these cases purports to be a class action on behalf of a class of purchasers of the Company's stock. The actions, taken as a group, allege that the Company violated the Securities Act of 1933, the Securities Exchange Act of 1934 (and Rule 10b-5 thereunder), and certain state statutes and common law doctrines. All of the actions were filed after the price of the Company's stock decreased in June 1996. Certain of the actions pertain to an alleged class of plaintiffs who purchased shares in the Company's $100 million public offering, which closed on June 5, 1996. Other actions purport to include claims on behalf of all purchasers of the Company's Common Stock during an alleged class period. The state cases have been consolidated into a single action, which alleges violation of the Securities Act of 1933 in connection with the Company's Offering. The federal actions have been consolidated into two separate actions, depending upon the nature of the claim raised. The court had previously appointed a lead plaintiff in both actions, as that term is used in the Private Securities Litigation Reform Act of 1995. That plaintiff has recently moved to be relieved of that position, and the Company expects the court to appoint a new lead plaintiff. In the meantime, the Company anticipates that its responsibility to answer, plead or otherwise move against the pending federal complaints will be deferred until a new lead plaintiff is appointed by the court.

     The Company will vigorously defend the actions. The Company anticipates that the plaintiffs will claim substantial damages. Because these cases are in the early stages of discovery, the Company cannot predict the amount of damages, if any. The final outcome of the issues that are the subject of these actions could have a material adverse effect on the Company's results of operations in 1997 and in the future.

NOTE N -- SUBSEQUENT EVENTS

     In January 1997, the Company paid $4.9 million in cash and issued 46,232 shares of its Common Stock in payment of $5.7 million of various deferred payments.

     On March 4, 1997, the Company announced the completion of the acquisition of Modern, which added more than 18,000 subscribers. The acquisition was completed for approximately $9.2 million, comprised of approximately $8.9 million in cash and 50,000 shares of the Company's Common Stock paid at closing. This acquisition was accounted for as a purchase, and the cash portion was funded by borrowings under the Company's Credit Facilities.

                          PRONET INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                         JUNE 30,      DECEMBER 31,
                                                                           1997            1996
                                                                        -----------    ------------
                                                                        (UNAUDITED)
                                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents..........................................    $   3,817       $  2,286
  Trade accounts receivable, net of allowance for doubtful
     accounts........................................................       11,189         13,747
  Federal income tax receivable......................................          469            497
  Inventories........................................................        2,505          2,760
  Other current assets...............................................        2,326          2,499
                                                                          --------       --------
                                                                            20,306         21,789
                                                                          --------       --------
EQUIPMENT
  Pagers.............................................................       57,973         59,003
  Communications equipment...........................................       56,418         49,134
  Security systems' equipment........................................       13,918         12,897
  Office and other equipment.........................................       13,041         11,454
                                                                          --------       --------
                                                                           141,350        132,488
  Less allowance for depreciation....................................      (65,845)       (50,718)
                                                                          --------       --------
                                                                            75,505         81,770
                                                                          --------       --------
GOODWILL AND OTHER ASSETS, net of amortization.......................      211,380        208,157
                                                                          --------       --------
                                                                         $ 307,191       $311,716
                                                                          ========       ========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade payables.....................................................    $  19,410       $ 10,452
  Other accrued expenses and liabilities.............................       12,288         13,264
                                                                          --------       --------
                                                                            31,698         23,716
                                                                          --------       --------
LONG-TERM DEBT.......................................................      170,226        148,691
DEFERRED CREDITS.....................................................        4,000          5,660
STOCKHOLDERS' EQUITY
  Common stock.......................................................          130            129
  Additional capital.................................................      181,991        180,694
  Retained deficit...................................................      (79,279)       (45,714)
  Less treasury stock at cost........................................       (1,575)        (1,460)
                                                                          --------       --------
                                                                           101,267        133,649
                                                                          --------       --------
                                                                         $ 307,191       $311,716
                                                                          ========       ========

                See notes to consolidated financial statements.

                          PRONET INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        THREE MONTHS ENDED       SIX MONTHS ENDED
                                                             JUNE 30,                JUNE 30,
                                                       --------------------    --------------------
                                                         1997        1996        1997        1996
                                                       --------    --------    --------    --------
                                                                        (UNAUDITED)
REVENUES
  Service revenues..................................   $ 24,505    $ 20,926    $ 48,562    $ 41,942
  Product sales.....................................      5,554       3,889      10,430       7,035
                                                       --------    --------    --------    --------
          Total revenues............................     30,059      24,815      58,992      48,977
  Net book value of products sold...................     (3,644)     (3,355)     (7,183)     (6,136)
                                                       --------    --------    --------    --------
                                                         26,415      21,460      51,809      42,841
                                                       --------    --------    --------    --------
COST OF SERVICES
  Pager lease and access services...................      7,264       5,712      14,450      11,224
  Security systems' equipment services..............        470         315         901         590
                                                       --------    --------    --------    --------
                                                          7,734       6,027      15,351      11,814
                                                       --------    --------    --------    --------
          Gross margin..............................     18,681      15,433      36,458      31,027
                                                       --------    --------    --------    --------
EXPENSES
  Sales and marketing...............................      4,258       3,876       8,482       7,915
  General and administrative........................      6,728       6,004      13,089      11,344
  Depreciation and amortization.....................     17,107       8,425      33,117      17,132
  Nonrecurring charges..............................      6,550       7,374       6,550       7,374
                                                       --------    --------    --------    --------
                                                         34,643      25,679      61,238      43,765
                                                       --------    --------    --------    --------
          Operating loss............................    (15,962)    (10,246)    (24,780)    (12,738)
OTHER INCOME (EXPENSE)
  Interest and other income.........................         54         187         137         214
  Interest expense..................................     (4,329)     (3,988)     (8,756)     (7,646)
                                                       --------    --------    --------    --------
                                                         (4,275)     (3,801)     (8,619)     (7,432)
                                                       --------    --------    --------    --------
LOSS BEFORE INCOME TAXES............................    (20,237)    (14,047)    (33,399)    (20,170)
INCOME TAX EXPENSE..................................         67         100         167         100
                                                       --------    --------    --------    --------
          Net loss..................................   $(20,304)   $(14,147)   $(33,566)   $(20,270)
                                                       ========    ========    ========    ========
Net loss per share..................................   $  (1.61)   $  (1.76)   $  (2.66)   $  (2.65)
                                                       ========    ========    ========    ========
Weighted average shares.............................     12,618       8,404      12,601       7,657
                                                       ========    ========    ========    ========

                See notes to consolidated financial statements.

                          PRONET INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                              SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                                         --------------------------
                                                                            1997           1996
                                                                         -----------    -----------
                                                                                (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss............................................................    $ (33,566)     $ (20,270)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation.....................................................       25,183         10,589
     Amortization.....................................................        7,934          6,543
     Amortization of discount.........................................           36             36
     Provision for losses on accounts receivable......................          961            696
     Provision for settlement costs...................................        4,000             --
  Changes in operating assets and liabilities:
     (Increase) decrease in trade accounts receivable.................        1,513         (2,629)
     Decrease in inventories..........................................          261            401
     (Increase) decrease in other current assets......................          201         (3,915)
     (Increase) decrease in other assets..............................         (758)         7,374
     Increase (decrease) in trade payables and other accrued expenses
      and liabilities.................................................        7,737         (3,141)
                                                                         -----------    -----------
          Net cash provided by (used in) operating activities.........       13,502         (4,316)
                                                                         -----------    -----------
INVESTING ACTIVITIES:
  Purchase of equipment, net..........................................       (6,745)       (10,519)
  Purchase of pagers, net of disposals................................       (9,254)       (18,221)
  Acquisitions, net of cash acquired..................................      (14,114)       (32,503)
  Computer system software, product enhancements and other intangible
     assets...........................................................       (3,790)          (668)
  Other...............................................................          380           (121)
                                                                         -----------    -----------
          Net cash used in investing activities.......................      (33,523)       (62,032)
                                                                         -----------    -----------
FINANCING ACTIVITIES:
  Bank debt...........................................................       21,500         48,000
  Sale of common stock--net...........................................           --         94,800
  Payment on bank debt................................................           --        (48,000)
  Exercise of incentive stock options for common stock................           --             66
  Debt financing costs................................................           --         (8,768)
  Other...............................................................           52           (348)
                                                                         -----------    -----------
          Net cash provided by financing activities...................       21,552         85,750
                                                                         -----------    -----------
INCREASE IN CASH AND CASH EQUIVALENTS.................................        1,531         19,402
CASH AND CASH EQUIVALENTS:
  Beginning of period.................................................        2,286         10,154
                                                                         -----------    -----------
  End of period.......................................................    $   3,817      $  29,556
                                                                          =========      =========

                See Notes to Consolidated Financial Statements.

                          PRONET INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SIX MONTHS ENDED JUNE 30, 1997

NOTE A -- ACCOUNTING POLICIES


     Basis of Presentation: The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included herein.


     Goodwill and Other Assets: Goodwill and other assets consist of the following (in thousands):

                                                                              DECEMBER
                                                                 JUNE 30,        31,
                                                                   1997         1996
                                                                 --------    -----------
        Goodwill..............................................   $171,927     $ 164,786
        FCC licenses..........................................     34,674        34,665
        Other.................................................     35,383        31,003
                                                                 --------      --------
                                                                  241,984       230,454
        Less accumulated amortization.........................    (30,604)      (22,297)
                                                                 --------      --------
                                                                 $211,380     $ 208,157
                                                                 ========      ========

     Goodwill is amortized using the straight-line method over a fifteen year term. Amortization of the FCC licenses is deferred while the related system is not operational.

     Net Loss Per Share: Net loss per share is based on the weighted average number of common shares and common equivalent shares outstanding during each period. Stock options are considered common stock equivalents, if dilutive, for purposes of computing weighted average shares outstanding.

     Reclassification of Financial Statements: The 1996 financial statements have been reclassified to conform to the 1997 financial statement presentation.

     New Accounting Pronouncements: In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact of Statement No. 128 on the calculation of primary and fully diluted earnings per share is not expected to be material.

                          PRONET INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE B -- LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                 JUNE 30,    DECEMBER 31,
                                                                   1997          1996
                                                                 --------    ------------
        Senior subordinated notes.............................   $ 99,426      $ 99,391
        Revolving line of credit..............................     70,800        49,300
                                                                 --------    ------------
                                                                  170,226       148,691
        Less current maturities...............................         --            --
                                                                 --------    ------------
                                                                 $170,226      $148,691
                                                                 ========    ==========

NOTE C -- DEFERRED CREDITS

     Deferred credits consist of the following (in thousands):

                                                                   JUNE 30,    DECEMBER 31,
                                                                     1997          1996
                                                                   --------    ------------
        Deferred payments.......................................    $   --        $5,660
        Settlement costs........................................     4,000            --
                                                                   --------    ------------
                                                                    $4,000        $5,660
                                                                    ======     ==========

     At December 31, 1996, the Company had deferred payments outstanding related to the Cobbwells, Inc. dba Page One ("Page One") and SigNet Paging of Raleigh, Inc. ("SigNet Raleigh") acquisitions of $4.9 million and $800,000, respectively, which were due and payable one year from the closing of the respective transactions. The balances were payable, at the Company's discretion, either in cash or shares of the Company's Common Stock based on current market value at the date of payment. In January 1997, the Company paid $4.9 million in cash and issued 46,232 shares of its Common Stock in payment of $5.7 million of the Page One and SigNet Raleigh deferred payments, respectively. On May 15, 1997, the Company announced that it had entered into an agreement in principle to settle the securities class actions pending against the Company in state and Federal courts. As part of the settlement, the Company agreed to issue one million shares of the Company's Common Stock to the plaintiff. See "Note
F -- Litigation."

NOTE D -- ACQUISITIONS

     In early 1993, the Company announced its plans to commence a program of acquiring businesses that serve the commercial paging market and offer operational synergies when integrated within the Company's SuperCenters. During 1994, 1995 and 1996, the Company completed 21 acquisitions at a total cost of $198.9 million and the purchase of a nationwide license (931.9125 MHz Radio Common Carrier frequency) and associated system equipment (the "Nationwide License") for $43 million. Effective March 1, 1997, the Company acquired all of the outstanding capital stock of Modern Communication Corp. and Personal Communications, Inc. ("Modern") for $9.2 million. The completed acquisitions were accounted for as purchases and funded by borrowings under the Company's revolving line of credit, proceeds from the sale of the senior subordinated notes and issuances of shares of the Common Stock.

     The pro forma unaudited results of operations for the six months ended June 30, 1997 are not materially different from the historical results and therefore are not presented. The pro forma unaudited results of operations for the six months ended June 30, 1996, (which include acquisitions closed as of June 30, 1997),

                          PRONET INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE D -- ACQUISITIONS -- (CONTINUED)

assuming consummation of the purchases at January 1, 1996, are as follows (in thousands, except per share data):


                                                                       SIX MONTHS ENDED
                                                                        JUNE 30, 1996
                                                                       ----------------
        Total revenues..............................................       $ 57,779
        Net loss....................................................        (21,594)
        Net loss per common share...................................          (2.80)


     The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions been made as of January 1, 1996 or of results which may occur in the future. In the second quarter of 1996, the Company signed a definitive agreement to merge with Teletouch Communications, Inc. ("Teletouch"). In the third quarter of 1996, the Company announced the termination of the pending Teletouch merger. Nonrecurring charges of approximately $7.4 million were recorded in the second quarter of 1996 as a result of the Teletouch merger termination. These charges consist primarily of underwriting, advisory, legal and accounting costs and merger financing costs.


NOTE E -- INCOME TAXES

     For the three and six months ended June 30, 1997, the primary differences between the U.S. Federal statutory tax rate and the effective tax rate in the Company's historical financial statements are state income taxes, net operating losses with no benefit and the amortization of goodwill related to stock acquisitions, which is not deductible for tax purposes.

NOTE F -- LITIGATION

     The Company, its directors, and certain of its officers have been sued in eight separate actions brought in the United States District Court for the Northern District of Texas and the District Courts of Dallas County, Texas. The actions pending in federal court are captioned: Werner v. ProNet Inc., et al., No. 3-96CV1795-P; Molina v. ProNet Inc., et al., No. 3-96CV1972-R; Smith, et al.
v. Lehman Brothers, et al., No. 3-96CV2116-H; L.L. Capital Partners L.P. v. ProNet Inc., et al., No. 3-96-CV-02197-D. The actions pending in state court are captioned: Dennis v. ProNet Inc., et al., No. 96-06509; Greenfield v. ProNet Inc., et al., No. 96-06782-B; and Drucker v. ProNet Inc., et al., No. 96-06786-L.

     Each of these cases purports to be a class action on behalf of a class of purchasers of the Company's stock. The actions, taken as a group, allege that the Company violated the Securities Act of 1933, the Securities Exchange Act of 1934 (and Rule 10b-5 thereunder), and certain state statutes and common law doctrines. All of the actions were filed after the price of the Company's stock decreased in June 1996. Certain of the actions pertain to an alleged class of plaintiffs who purchased shares in the Company's $100 million public offering, which closed on June 5, 1996. Other actions purport to include claims on behalf of all purchasers of the Company's Common Stock during an alleged class period. The state cases have been consolidated into a single action, which alleges violation of the Securities Act of 1933 in connection with the Company's Offering. The federal actions have been consolidated into two separate actions, depending upon the nature of the claim raised. The Company has been served in each action. The Company has also accepted service on behalf of the individuals named in the relevant actions. The Company and the individual defendants have filed answers in each of the state cases. Two orders have been entered appointing lead plaintiffs in the federal cases as provided for in the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The plaintiffs have filed consolidated complaints. The Company recently filed motions to dismiss the complaints in

                          PRONET INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE F -- LITIGATION -- (CONTINUED)
the federal cases. Under the provisions of the Reform Act, the federal cases are stayed until the motions to dismiss are resolved.

     The Company has entered into an agreement in principle to settle the securities class actions pending against the Company and its officers and directors in state and federal courts in Dallas. The Company has also entered into an agreement with its former underwriters that terminates the Company's potential liability to its former underwriters.

     The Company and its insurance carriers will pay $5 million to settle all claims against the Company and its officers and directors. The Company will also pay an additional $400,000 to the plaintiffs, as part of its agreement with its former underwriters. The Company will assign to the plaintiffs certain rights against one of its insurers and will issue one million shares of ProNet stock to the class upon final court approval of the settlement. The Company will also pay $2 million to the class if, within two years from final approval of the settlement, the Company engages in a merger or similar transaction in which control of the Company changes. The proposed settlement is subject to execution of a definitive settlement agreement and court approval.

     The proposed settlements will resolve all disputes among the parties to the litigation.

NOTE G -- SUBSEQUENT EVENT

     On August 8, 1997, the Company signed a definitive agreement ("the Merger Agreement") to merge into Metrocall, Inc. ("Metrocall"). Metrocall will issue approximately 12.3 million shares of Metrocall common stock, which will be converted at a ratio of 0.9 Metrocall shares per ProNet share, as adjusted. Total value of the merger is approximately $73.8 million. Metrocall will also assume approximately $170.2 million in the Company's debt.

     This transaction is subject to the approval of the Company's and Metrocall's stockholders, and approval of Metrocall's stockholders of an increase in Metrocall's authorized common shares to 80 million. The Merger Agreement is also subject to other terms and conditions, including regulatory approvals, consents by Metrocall's banks and approval of certain pending securities litigation settlements involving the Company in accordance with previously announced settlements.

     For additional information regarding the transactions contemplated in the Merger Agreement, reference is made to the Agreement and Plan of Merger and certain other documents entered into in connection with the Merger Agreement, copies of which are incorporated herein by reference through Metrocall's Form 8-K dated August 11, 1997.

                                                                      APPENDIX A

                                METROCALL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder hereby constitutes and appoints the Proxy Committee comprised of Suzanne S. Brock and Ronald V. Aprahamian the true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Metrocall, Inc. to be held at the Ritz-Carlton, Pentagon City, 1250 South Hayes Street, Arlington, Virginia on December 17, 1997, at 9:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARE(S) UNLESS YOU SIGN AND RETURN THIS CARD.

    The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Assistant Secretary of Metrocall, Inc. either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

                                                               SEE REVERSE
                                                                   SIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        PLEASE MARK YOUR                                           6615
 [X]    VOTES AS IN THIS
        EXAMPLE.


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

    1. Approval and adoption of the Agreement and Plan of Merger.

       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    2. Approval and adoption of an amendment to the Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Metrocall Common Stock from 60,000,000 shares to 80,000,000 shares.

       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    3. Approval and adoption of an amendment to the Metrocall 1996 Stock Option Plan increasing the number of shares that may be issued thereunder by 2,000,000 shares.

       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]


    4. Approval and adoption of an amendment to the Metrocall Employee Stock Purchase Plan increasing the number of shares that may be issued thereunder by 700,000 shares, to extend the term of the plan to December 31, 2007, to increase administrative flexibility, and to make certain other changes.


       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    5. In its discretion, the Proxy Committee is authorized to vote such other business as may properly come before the meeting or any adjournment thereof.

       NOTE: Please sign exactly as name appears hereon. Only one signature is required in the case of jointly owned stock. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                          --------------------------------------

I PLAN TO ATTEND THE MEETING [ ]          --------------------------------------
                                            SIGNATURE(S)                DATE

                                METROCALL, INC.

                        Special Meeting of Stockholders
                               December 17, 1997

                          Ritz-Carlton, Pentagon City
                            1250 South Hayes Street
                              Arlington, Virginia

                                                                      APPENDIX B

                                  PRONET INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder hereby constitutes and appoints each of Jackie
R. Kimzey and Mark A. Solls (the "Proxies") as the true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of ProNet Inc. to be held at the The Westin Hotel-Galleria, 13340 Dallas Parkway, Dallas, Texas on December 17, 1997, at 8:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting.


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARE(S) UNLESS YOU SIGN AND RETURN THIS CARD.

    The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of ProNet Inc. either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

                                                                SEE REVERSE
                                                                    SIDE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        PLEASE MARK YOUR
 [X]    VOTES AS IN THIS
        EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

    1. Approval and adoption of the Agreement and Plan of Merger.

       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

    2. In its discretion, the Proxies are authorized to vote such other business as may properly come before the meeting or any adjournment thereof.

       NOTE: Please sign exactly as name appears hereon. Only one signature is required in the case of jointly owned stock. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                          --------------------------------------

I PLAN TO ATTEND THE MEETING [ ]          --------------------------------------
                                            SIGNATURE(S)                DATE

                                  PRONET INC.


                        Special Meeting of Stockholders
                               December 17, 1997


                ================================================
                                 Dallas, Texas

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     Section 6 of the Metrocall Amended and Restated Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of Metrocall to the full extent currently permitted by the DGCL.

     In addition, the Metrocall Amended and Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Metrocall and its stockholders by eliminating liability in damages for breach of fiduciary duty. Section 5.5 of the Metrocall Amended and Restated Certificate of Incorporation provides that neither Metrocall nor its stockholders may recover damages from Metrocall directors for breach of their fiduciary duties in the performance of their duties as directors of Metrocall. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Metrocall in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a) Exhibits
           2.1     Agreement and Plan of Merger dated as of August 8, 1997, between Metrocall,
                   Inc. and ProNet Inc.(a)
           2.2     Option Agreement dated as of August 8, 1997, between Metrocall, Inc. and
                   ProNet Inc.(a)
           2.3     Amendment to Option Agreement dated as of August 29, 1997, between
                   Metrocall, Inc., and ProNet Inc.(b)
           2.4     Stockholders Voting Agreement dated as of August 8, 1997, among ProNet Inc.
                   and certain stockholders of Metrocall, Inc. listed therein.(a)
           3.1     Amended and Restated Certificate of Incorporation of Metrocall, Inc.
           3.2     Form of Certificate of Amendment of Certificate of Incorporation of
                   Metrocall, Inc.
           3.3     Fifth Amended and Restated Bylaws of Metrocall, Inc.
           4.1     Specimen Certificate representing Metrocall, Inc. Common Stock.(c)
           4.2     Indenture for 10 3/8% Senior Subordinated Notes due 2007 dated September 27,
                   1995, including form of Notes.(d)
           4.3     Indenture for A+ Network, Inc. 11 7/8% Senior Subordinated Notes due 2005
                   dated October 24, 1995 ("A+ Notes").(e)
           4.4     First Supplemental Indenture dated November 14, 1996, for A+ Notes.(f)
           4.5     Second Supplemental Indenture dated November 15, 1996, for A+ Notes.(f)
           4.6     Indenture for 9 3/4% Senior Subordinated Notes Due 2007, dated October 21,
                   1997, including form of Notes.(g)
           5.1     Opinion of Wilmer, Cutler & Pickering as to the legality of the Metrocall,
                   Inc. Common Stock being registered.
           8.1     Opinion of Wilmer, Cutler & Pickering as to certain tax matters.+
           8.2     Opinion of Vinson & Elkins L.L.P. as to certain tax matters.+
          10.1     Noncompetition Agreement dated as of August 8, 1997, between Metrocall, Inc.
                   and Jackie R. Kimzey.*
          10.2     Noncompetition Agreement dated as of August 8, 1997, between Metrocall, Inc.
                   and David J. Vucina.*
          10.3     Letter Agreement dated August 8, 1997, between Metrocall, Inc. and Jackie R.
                   Kimzey.*
          10.4     Letter Agreement dated August 8, 1997, between Metrocall, Inc. and David J.
                   Vucina.*
          10.5     Letter Agreement dated August 8, 1997, between Metrocall, Inc. and Jan E.
                   Gaulding.*
          10.6     Letter Agreement dated August 8, 1997, between Metrocall, Inc. and Mark A.
                   Solls.*
          10.7     Letter Agreement dated August 8, 1997, between Metrocall, Inc. and Jeffery
                   A. Owens.*
          10.8     Metrocall 1996 Stock Option Plan, as amended.(h)
          10.9     Metrocall Inc. Amended Employee Stock Purchase Plan.
          10.10    Second Amended and Restated Loan Agreement ("Loan Agreement") among
                   Metrocall, Inc., the financial institutions signatory thereto, and
                   Toronto-Dominion (Texas), Inc. as "Administrative Agent."
          23.1     Consent of Wilmer, Cutler & Pickering (included in Exhibits 5.1 and 8.1).
          23.2     Consent of Morgan Stanley & Co. Incorporated as financial adviser to
                   Metrocall, Inc.*
          23.3     Consent of Arthur Andersen LLP, as independent public accountants for
                   Metrocall, Inc.
          23.4     Consent of Arthur Andersen LLP, as independent public accountants for O.R.
                   Estman, Inc. and Dana Paging, Inc. dba Satellite Paging.
          23.5     Consent of Hutton, Patterson & Company, as independent public accountants for Parkway Paging, Inc.
          23.6     Consent of Deloitte & Touche LLP, as independent public accountants for A+
                   Network, Inc.
          23.7     Consent of Price Waterhouse LLP, as independent public accountants for
                   Network Paging Corporation.

          23.8     Consent of Ernst & Young LLP, as independent auditors for ProNet Inc.
          23.9     Consent of Salomon Brothers Inc as financial adviser to ProNet Inc.*
          23.10    Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.2).
          24.1     Power of Attorney (included in signature pages of this Registration
                   Statement).


        -----------------------

        (a) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on August 12, 1997.


        (b) Incorporated by reference to Metrocall's Current Report on Form 8-K, as amended, filed with the Commission on September 8, 1997.

        (c) Incorporated by reference to Metrocall's Registration Statement on Form S-1, as amended (File No. 33-63886), filed with the Commission on July 12, 1993.

        (d) Incorporated by reference to Metrocall's Registration Statement on Form S-1, as amended (File No. 33-96042), filed with the Commission on September 27, 1995.

        (e) Incorporated by reference to the Registration Statement on Form S-1 of A+ Communications, Inc., as amended (File No. 33-95208), filed with the Commission on September 18, 1995.

        (f) Incorporated by reference to Metrocall's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 31, 1997.


        (g) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on October 23, 1997.



        (h) Incorporated by reference to Metrocall's Proxy Statement filed for the Annual Meeting of Stockholders to be held on May 7, 1997.


         +  To be filed by amendment.


         *  Previously filed.


ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by other terms of the applicable form.

     (e) The registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on October 27, 1997.


                                          METROCALL, INC.

                                          By:     /s/ VINCENT D. KELLY
                                            ------------------------------------
                                            Name: Vincent D. Kelly
                                            Title:  Executive Vice President and
                                              CFO

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURES                             CAPACITY                        DATE
-----------------------------------   -----------------------------------   -------------------

                 *                    President, Chief Executive Officer       October 27, 1997
-----------------------------------                   and
      WILLIAM L. COLLINS, III            Director (Principal Executive
                                                   Officer)

       /s/ VINCENT D. KELLY           Executive Vice President, Treasurer      October 27, 1997
-----------------------------------       and Chief Financial Officer
         VINCENT D. KELLY             (Principal Financial and Accounting
                                                   Officer)

                 *                           Chairman of the Board             October 27, 1997
-----------------------------------
        RICHARD M. JOHNSTON
                 *                                 Director                    October 27, 1997
-----------------------------------
       RONALD V. APRAHAMIAN

                 *                                 Director                    October 27, 1997
-----------------------------------
        HARRY L. BROCK, JR.

                 *                                 Director                    October 27, 1997
-----------------------------------
         SUZANNE S. BROCK

                 *                                 Director                    October 27, 1997
-----------------------------------
      FRANCIS A. MARTIN, III

                 *                                 Director                    October 27, 1997
-----------------------------------
           RYAL R. POPPA

                 *                                 Director                    October 27, 1997
-----------------------------------
        RAY D. RUSSENBERGER

                 *                                 Director                    October 27, 1997
-----------------------------------
         ELLIOTT H. SINGER

                 *                                 Director                    October 27, 1997
-----------------------------------
          MICHAEL GREENE

                 *                                 Director                    October 27, 1997
-----------------------------------
           ROYCE YUDKOFF

     *By: /s/ VINCENT D. KELLY                                                 October 27, 1997
-----------------------------------
         VINCENT D. KELLY
         ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


      EXHIBIT
       NUMBER                                      DESCRIPTION
-------------------- ------------------------------------------------------------------------
         2.1         Agreement and Plan of Merger dated as of August 8, 1997, between
                     Metrocall, Inc. and ProNet Inc.(a)
         2.2         Option Agreement dated as of August 8, 1997, between Metrocall, Inc. and
                     ProNet Inc.(a)
         2.3         Amendment to Option Agreement dated as of August 29, 1997, between
                     Metrocall, Inc., and ProNet Inc.(b)
         2.4         Stockholders Voting Agreement dated as of August 8, 1997, among ProNet
                     Inc. and certain stockholders of Metrocall, Inc. listed therein.(a)
         3.1         Amended and Restated Certificate of Incorporation of Metrocall, Inc.
         3.2         Form of Certificate of Amendment of Certificate of Incorporation of
                     Metrocall, Inc.
         3.3         Fifth Amended and Restated Bylaws of Metrocall, Inc.
         4.1         Specimen Certificate representing Metrocall, Inc. Common Stock.(c)
         4.2         Indenture for 10 3/8% Senior Subordinated Notes due 2007, dated
                     September 27, 1995 including form of Notes.(d)
         4.3         Indenture for A+ Network, Inc. 11 7/8% Senior Subordinated Notes due
                     2005 dated October 24, 1995 ("A+ Notes").(e)
         4.4         First Supplemental Indenture dated November 14, 1996, for A+ Notes.(f)
         4.5         Second Supplemental Indenture dated November 15, 1996, for A+ Notes.(f)
         4.6         Indenture for 9 3/4% Senior Subordinated Notes due 2007 dated October
                     21, 1997, including form of Notes.(g)
         5.1         Opinion of Wilmer, Cutler & Pickering as to the legality of the
                     Metrocall, Inc. Common Stock being registered.
         8.1         Opinion of Wilmer, Cutler & Pickering as to certain tax matters.+
         8.2         Opinion of Vinson & Elkins L.L.P. as to certain tax matters.+
        10.1         Noncompetition Agreement dated as of August 8, 1997, between Metrocall,
                     Inc. and Jackie R. Kimzey.*
        10.2         Noncompetition Agreement dated as of August 8, 1997, between Metrocall,
                     Inc. and David J. Vucina.*
        10.3         Letter Agreement dated August 8, 1997, between Metrocall, Inc. and
                     Jackie R. Kimzey.*
        10.4         Letter Agreement dated August 8, 1997, between Metrocall, Inc. and David
                     J. Vucina.*
        10.5         Letter Agreement dated August 8, 1997, between Metrocall, Inc. and Jan
                     E. Gaulding.*
        10.6         Letter Agreement dated August 8, 1997, between Metrocall, Inc. and Mark
                     A. Solls.*
        10.7         Letter Agreement dated August 8, 1997, between Metrocall, Inc. and
                     Jeffery A. Owens.*
        10.8         Metrocall 1996 Stock Option Plan, as amended.(h)
        10.9         Metrocall Inc. Amended Employee Stock Purchase Plan.
        10.10        Second Amended and Restated Loan Agreement ("Loan Agreement") dated as of October 21, 1997, among Metrocall, Inc., the financial institutions signatory thereto, and Toronto-Dominion (Texas), Inc. as "Administrative
                     Agent."
        23.1         Consent of Wilmer, Cutler & Pickering (included in Exhibits 5.1 and
                     8.1).
        23.2         Consent of Morgan Stanley & Co. Incorporated as financial adviser to
                     Metrocall, Inc.
        23.3         Consent of Arthur Andersen LLP, as independent public accountants for
                     Metrocall, Inc.
        23.4         Consent of Arthur Andersen LLP, as independent public accountants for
                     O.R. Estman, Inc. and Dana Paging, Inc. dba Satellite Paging.
        23.5         Consent of Hutton, Patterson & Company, as independent public accountants for Parkway Paging, Inc.
        23.6         Consent of Deloitte & Touche LLP, as independent public accountants for
                     A+ Network, Inc.
        23.7         Consent of Price Waterhouse LLP, as independent public accountants for
                     Network Paging Corporation.

      EXHIBIT
       NUMBER                                      DESCRIPTION
-------------------- ------------------------------------------------------------------------
        23.8         Consent of Ernst & Young LLP, as independent auditors for ProNet Inc.
        23.9         Consent of Salomon Brothers Inc as financial adviser to ProNet Inc.*
        23.10        Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.2).
        24.1         Power of Attorney (included in signature pages of this Registration
                     Statement).


       ----------------------

       (a) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on August 12, 1997.


       (b) Incorporated by reference to Metrocall's Current Report on Form 8-K, as amended, filed with the Commission on September 8, 1997.

       (c) Incorporated by reference to Metrocall's Registration Statement on Form S-1, as amended (File No. 33-63886), filed with the Commission on July 12, 1993.

       (d) Incorporated by reference to Metrocall's Registration Statement on Form S-1, as amended (File No. 33-96042), filed with the Commission on September 27, 1995.

       (e) Incorporated by reference to the Registration Statement on Form S-1 of A+ Communications, Inc., as amended (File No. 33-95208), filed with the Commission on September 18, 1995.

       (f) Incorporated by reference to Metrocall's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 31, 1997.


       (g) Incorporated by reference to Metrocall's Current Report on Form 8-K filed with the Commission on October 23, 1997.



       (h) Incorporated by reference to Metrocall's Proxy Statement filed for the Annual Meeting of Stockholders to be held on May 7, 1997.


        +  To be filed by amendment.


        *  Exhibit previously filed.